    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1996

                                                      REGISTRATION NO. 333-04388
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 6

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          ADVANCED RADIO TELECOM CORP.
              (Currently Advanced Radio Technologies Corporation)
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4812                          52-1348016
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification No.)

                                                             VERNON L. FOTHERINGHAM
                                                             CHIEF EXECUTIVE OFFICER
         ADVANCED RADIO TELECOM CORP.                     ADVANCED RADIO TELECOM CORP.
      500 108TH AVENUE, N.E., SUITE 2600               500 108TH AVENUE, N.E., SUITE 2600
          BELLEVUE, WASHINGTON 98004                       BELLEVUE, WASHINGTON 98004
                (206) 688-8700                                   (206) 688-8700
  (Address, Including Zip Code, and Telephone        (Name, Address, Including Zip Code, and
 Number, Including Area Code, of Registrant's       Telephone Number, Including Area Code, of
         Principal Executive Offices)                          Agent for Service)

                                           COPIES TO:
      JAMES KARDON, ESQ.            JOHN D. WATSON, JR., ESQ.     W. THEODORE PIERSON, JR., ESQ.
       HAHN & HESSEN LLP                LATHAM & WATKINS              PIERSON & BURNETT, LLP
       350 FIFTH AVENUE           1001 PENNSYLVANIA AVE., N.W.    1667 K. STREET, N.W., SUITE 801
   NEW YORK, NEW YORK 10118          WASHINGTON, D.C. 20004           WASHINGTON, D.C. 20006
        (212) 736-1000                   (202) 637-2200                   (202) 466-3044

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


                        CALCULATION OF REGISTRATION FEE



                                                        PROPOSED         PROPOSED
                                                         MAXIMUM          MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO       OFFERING PRICE      AGGREGATE      REGISTRATION
 SECURITIES TO BE REGISTERED       BE REGISTERED        PER SHARE     OFFERING PRICE         FEE
Common Stock, $.001 par          3,162,500 Shares
 value........................          (1)            $18.00 (2)       $56,925,000      $19,628 (3)



(1) Includes 412,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.


(2) Proposed maximum offering price per share to be supplied by amendment. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.


(3) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ADVANCED RADIO TELECOM CORP.
                             CROSS-REFERENCE SHEET
           PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION
           IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

                  ITEM AND CAPTION IN FORM S-1                                    CAPTION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                   Cover Page of Prospectus
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Use of Proceeds
       5.  Determination of Offering Price......................  Outside Front Cover Page of Prospectus; Risk Factors;
                                                                   Underwriting
       6.  Dilution.............................................  Dilution; Shares Eligible for Future Sale
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Underwriting
       9.  Description of Securities to be Registered...........  Outside Front Cover Page of Prospectus; Prospectus
                                                                   Summary; Description of Capital Stock; Shares
                                                                   Eligible for Future Sale
      10.  Interests of Named Experts and Counsel...............  Legal Matters; Experts
      11.  Information with Respect to the Registrant...........  Prospectus Summary; Risk Factors; The Company;
                                                                   Dividend Policy; Capitalization; Selected Historical
                                                                   Combined and Pro Forma Financial Data; Management's
                                                                   Discussion and Analysis of Financial Condition and
                                                                   Results of Operations; Business; Management;
                                                                   Principal Stockholders; Certain Transactions;
                                                                   Description of Capital Stock; Description of Certain
                                                                   Indebtedness; Financial Statements.
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED OCTOBER 16, 1996


PROSPECTUS



                                2,750,000 SHARES


                                     [LOGO]

                                  COMMON STOCK
                               ------------------


    All of the shares of common stock, par value $.001 per share (the "Common Stock"), offered hereby (the "Offering") are being sold by Advanced Radio Telecom Corp. ("ART" or the "Company"). Prior to the Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price for the Common Stock will be between $15.00 and $18.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. The Common Stock has been approved for quotation on The Nasdaq Stock Market under the symbol "ARTT."



    At the Company's request, the Underwriters have reserved up to 275,000 shares for sale at the initial public offering price to certain of the Company's employees, members of their immediate families and other individuals who are business associates of the Company. The number of shares available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares not purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. In addition, certain existing securityholders of the Company, including affiliates of Advent International, Inc., Ameritech Corp. and certain directors of the Company, who hold approximately $4.0 million of the approximately $5.0 million of the March Bridge Notes (as defined) that will be repaid by the Company with a portion of the net proceeds of the Offering, have preliminarily indicated their intent to purchase approximately 242,424 of the shares of Common Stock offered hereby for an aggregate purchase price of approximately $4.0 million (based on the mid-point of the range set forth above), for their respective accounts or those of their affiliates or designees. See "Principal Stockholders" and "Underwriting."



    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                             ---------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                 PRICE TO             UNDERWRITING            PROCEEDS TO
                                                                  PUBLIC              DISCOUNT (1)            COMPANY (2)
Per Share................................................            $                      $                      $
Total (3)................................................            $                      $                      $



(1) The Company has agreed to indemnify the several Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deducting expenses of the Offering payable by the Company estimated
    at $       .


(3) The Company has granted the several Underwriters an option, exercisable within 30 days after the date hereof, to purchase up to an aggregate of 412,500 additional shares of Common Stock, on the same terms as set forth above, solely to cover over-allotments, if any. If all such additional shares are purchased, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $        , $        and $        , respectively.
    See "Underwriting."


                           --------------------------


    The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or
about        , 1996.

                            ------------------------

MERRILL LYNCH & CO.                                     DEUTSCHE MORGAN GRENFELL

                                ---------------


               The date of this Prospectus is             , 1996.

                         [INSIDE FRONT COVER GATE FOLD]

                      38 GHz TECHNOLOGY PROVIDES SUPERIOR
                BANDWIDTH PER CHANNEL WHICH ALLOWS SIGNIFICANTLY
                          FASTER DATA TRANSFER RATES.

                   [GRAPHIC DISPLAYING BANDWIDTH PER CHANNEL
                  OF FREQUENCIES BETWEEN 530 KHz AND 38 GHz.]

                        [GRAPHIC DISPLAYING 38 GHz LINKS
                        BETWEEN METROPOLITAN FIBER RING,
              OFF-FIBER NET BUILDINGS AND ON-FIBER NET BUILDINGS.]


IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES (I) THE COMPLETION OF THE PROPOSED MERGER (THE "MERGER") OF A WHOLLY-OWNED SUBSIDIARY OF ADVANCED RADIO TECHNOLOGIES CORPORATION ("ART") WITH AND INTO ADVANCED RADIO TELECOM CORP. ("TELECOM"), (II) THE CONVERSION (THE "CONVERSION") OF ALL OUTSTANDING SHARES OF PREFERRED STOCK OF ART INTO SHARES OF COMMON STOCK OF ART ON THE DATE OF THIS PROSPECTUS, (III) THE AMENDMENT OF ART'S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME TO "ADVANCED RADIO TELECOM CORP.," ("ART" OR THE "COMPANY"), (IV) THE 29,450.16 FOR ONE SPLIT OF THE COMMON STOCK EFFECTED IN JUNE 1996, (V) THE ONE FOR 2.75 REVERSE SPLIT OF THE COMMON STOCK EFFECTED IN OCTOBER 1996, AND (VI) NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION IN THE OFFERING. AFTER GIVING EFFECT TO THE MERGER, TELECOM WILL BE A WHOLLY-OWNED SUBSIDIARY OF ART. AS USED IN THIS PROSPECTUS, THE TERMS "ART" OR THE "COMPANY" REFER EITHER TO ART ON A STAND-ALONE BASIS OR ON A COMBINED BASIS WITH TELECOM AS THE CONTEXT MAY REQUIRE. SEE "THE COMPANY." SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS AND ACRONYMS USED HEREIN.


                                  THE COMPANY


    Advanced Radio Telecom Corp. ("ART" or the "Company") provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 38 GHz band of the radio spectrum. The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services. Upon completion of its pending acquisition of 129 38 GHz wireless broadband authorizations (the "CommcoCCC Assets") from CommcoCCC, Inc. ("CommcoCCC"), the Company will own or manage a total of 237 authorizations (which are also referred to herein as "licenses") granted by the Federal Communications Commission (the "FCC") covering an aggregate population of approximately 143 million in 169 U.S. markets. ART's footprint will allow it to provide 38 GHz wireless broadband services in 47 of the top 50 markets and 82 of the top 100 markets. Presently, the Company owns or manages 108 licenses (exclusive of the CommcoCCC Assets) that allow it to provide 38 GHz wireless broadband services in 89 markets. See "Risk Factors -- Risk of Non-Consummation of CommcoCCC Acquisition," "Business -- 38 GHz Wireless Broadband Licenses and Authorizations" and "-- Agreements Relating to Licenses and Authorizations -- CommcoCCC Acquisition."



    The ability to access and distribute information quickly has become critical to business and government users of telecommunications services. The rapid growth of local area networks ("LANs"), Internet services, video teleconferencing and other data intensive applications is significantly increasing the volume of broadband telecommunications traffic. The inability of the existing infrastructure to meet this demand is creating a "last mile" bottleneck in the copper wire networks of the incumbent local exchange carriers ("LECs"). This increasing demand, together with changes in the regulatory environment, is creating an opportunity to offer cost effective, high capacity last mile access using both wireline and wireless solutions. See "Business -- Telecommunications Industry Overview."



ART'S WIRELESS BROADBAND SERVICES



    The Company is positioned to solve the need for broadband last mile services, linking end users to facilities of LECs, competitive access providers ("CAPs"), competitive local exchange carriers ("CLECs"), inter-exchange carriers ("IXCs") and Internet service providers ("ISPs"). The Company is also positioned to link cell sites of mobile communications service providers and to link metropolitan area network sites using 38 GHz technology. The Company's wireless broadband links deliver high quality voice and data transmissions at a level of performance which exceeds the performance of copper based networks and is a viable alternative to fiber optic based networks. The Company provides point-to-point wireless digital circuits ranging in capacity from DS-1 (1.544 megabits per second ("Mbps"), capable of carrying 24 simultaneous voice conversations) to DS-3 (45 Mbps, capable of carrying 672 simultaneous voice conversations). The Company believes that it generally owns or manages sufficient

38 GHz bandwidth to satisfy the anticipated service requirements of its target customers in each of the Company's existing markets and the additional 80 markets to be acquired under the CommcoCCC Agreement (as defined). See "Business -- ART's Wireless Broadband Services."



    The Company intends initially to market its services as a carrier's carrier in order to leverage ART's carrier customers' sales forces, channels of distribution and customer bases. The Company believes that its services will be attractive to carrier customers which do not currently have broadband networks that reach the majority of their customers. For example, the Company has entered into a strategic distribution agreement (the "Ameritech Strategic Distribution Agreement") with Ameritech Corp. ("Ameritech") for delivery of the Company's wireless broadband services throughout Ameritech's midwest operating region and for certain large customers located outside its region. Ameritech has announced its intention to initiate sales of ART's wireless broadband services beginning in November 1996. See "Business -- Strategic Alliances -- Ameritech Strategic Distribution Agreement."



    The Company believes that the following factors provide it with certain significant competitive advantages in offering broadband last mile services, including:



    - The characteristics of 38 GHz technology (high data transfer rates, significant channel capacity, rapid deployment, easy installation, very high transmission quality and efficient network design) are ideal for the provision of last mile services. See "Business -- 38 GHz Technology."



    - The Company deploys capital efficiently because of the installation-to-meet-demand and redeployable nature of the Company's wireless broadband equipment, as compared to the significant upfront cost for installation of fiber based networks.



    - As one of the first 38 GHz service providers, the Company enjoys a time-to-market advantage and is therefore well-positioned to capture a large percentage of early adopters, which are generally among the heaviest users. The Company believes it is one of only two 38 GHz service providers currently offering commercial services.



    - The Company is forging strategic alliances with major telecommunications carriers, equipment vendors and technology development companies, thus gaining access to important channels of distribution and early deployment of advanced technologies.



    - The broad scope of the Company's footprint enables it to offer wireless broadband services targeting much of the United States's addressable business market.



    - The Company's network management operational support system provides 24-hour, seven-days-a-week network monitoring and management.



    - The Company is developing proprietary Geographic Information Systems ("GIS") that provide ART with 3-D digital modeling of all of its markets, including all building and landscape features, to reduce the time and expense of engineering its proposed radio locations. These systems will allow the Company to determine line of site for proposed links, produce a list of tenants in the buildings serviceable from such locations and integrate this information with its marketing databases.

BUSINESS STRATEGY



    The Company is seeking to capitalize on its broad footprint of 38 GHz authorizations to become a leading provider of wireless broadband solutions to a diverse group of traditional and emerging telecommunications service providers and end users. See "Business -- Business Strategy." The Company has begun to implement the following strategic initiatives to achieve this objective:



    - CAPITALIZE ON BROAD SPECTRUM POSITION. The Company's spectrum assets provide it with the foundation on which to create a large scale commercial network of 38 GHz wireless broadband operations. The Company plans to continue to build out its infrastructure and to intensify its marketing effort in its market areas in order to exploit the value inherent in its spectrum assets. See "Business -- Agreements Relating to Licenses and Authorizations."



    - ESTABLISH AND EXPAND KEY STRATEGIC ALLIANCES. The Company plans to utilize strategic alliances to bundle its services with those of its partners, to provide for alternative distribution channels and to gain access to technological advancements. The Company has established and will seek to continue to establish key strategic alliances with major service providers, equipment manufacturers and systems integrators. Under the Ameritech Strategic Distribution Agreement, Ameritech is targeting certain sales objectives and has agreed to spend internally up to $7.0 million on its sales and marketing of ART's services. Ameritech owns a 5.6% beneficial equity interest in the Company as of October 11, 1996 (4.5% after giving effect to the Offering without giving effect to any purchases of Common Stock by Ameritech in the Offering). The Company also has agreements with Harris Corporation, Farinon Division ("Harris") for marketing ART's 38 GHz services to PCS providers and with GTE Corporation for installation, field servicing and network monitoring. See "Business-- Strategic Alliances."



    - MARKET INITIALLY AS A CARRIER'S CARRIER. The Company intends to initially market its services as a carrier's carrier in order to leverage ART's carrier customers' sales forces, channels of distribution and customer bases. The Company's initial target customers include LECs, CAPs/CLECs, IXCs, ISPs and mobile communications service providers. The Company believes that its services are particularly attractive to carrier customers who do not currently have broadband networks capable of reaching the majority of their customers.



    - PROACTIVELY IDENTIFY OFF-NET MARKET OPPORTUNITIES FOR CARRIER CUSTOMERS. ART utilizes its proprietary database tools, such as GIS, to analyze a particular carrier's network and identify high density off-net customer locations. The GIS database is then used to pre-clear off-net buildings for line of site, distance and network design alternatives. After a critical mass of sites has been pre-qualified, the Company is able to proactively market to the carrier access to such customer premises and pursue a "team selling" approach to end users. Utilizing this proactive approach with multiple carriers is expected to allow the Company incrementally to build a custom-designed wireless hub network in each of its target markets.



    - PURSUE OPPORTUNITIES TO PROVIDE VALUE-ADDED SERVICES. The Company will also market services such as data, video-conferencing, high resolution imaging and video on demand directly to end users in conjunction with system integrators, telecommunications equipment manufacturers and other service providers. The Company also plans to offer point-to-multipoint wireless broadband services and may also decide to offer switched-data services to end users who desire a single source telecommunications solution.



    - MAINTAIN COMPETITIVE ADVANTAGES THROUGH TECHNOLOGY ADVANCEMENTS. As 38 GHz microwave radios begin to be produced in large volumes with modern manufacturing techniques, the Company believes that the cost of such equipment will decline, thereby allowing the Company to meet anticipated price competition in its markets. In addition, through the Company's internal technology development efforts, as well as on-going participation in equipment manufacturers' research and development activities, the Company continuously seeks to reduce costs by designing equipment that allows it to more efficiently utilize its spectrum. For example, the Company anticipates taking delivery of 38 GHz OC-3 radios SONET compatible (155 Mbps) within 18-24 months.

CUSTOMERS AND APPLICATIONS



    The Company began deploying its links principally on a trial basis in November 1995 and has since been hiring its staff, building its internal infrastructure and developing its marketing plans and relationships with potential customers. The Company has generated only nominal revenues from its operations to date as it is currently finalizing plans to roll out its services on a wide-scale basis. Currently, the Company is providing or has received orders to provide wireless broadband services to LECs, CAPs/ CLECs, ISPs and mobile communications service providers, and is in the process of becoming a qualified vendor to all the major IXCs. The Company currently provides services to carriers such as Ameritech, Bell Atlantic NYNEX Mobile, MFS Communications, UUNet, DIGEX Inc., Electric Lightwave, NEXTLINK Communications LLC, American PCS, L.P., Western Wireless, Commonwealth Telephone, Public Interest Network, Chadwick Telephone, CGX Telecom, and CAIS, Inc., among others. See "Business--Customers and Applications."



38 GHZ TECHNOLOGY



    The 38 GHz band provides for the following additional advantages as compared to other spectrum bands and wireline alternatives:



    - HIGH DATA TRANSFER RATES. The total amount of bandwidth for each 38 GHz channel is 100 MHz, which exceeds the bandwidth of any other present terrestrial wireless channel allotment and supports full broadband capability. For example, one 38 GHz DS-3 link at 45 Mbps today can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8 Kbps) and over 350 times the rate of the fastest integrated services digital network ("ISDN") line currently in use (128 Kbps). In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates allow end users to receive real time, full motion video and 3-D graphics at their workstations and to utilize highly interactive applications on the Internet and other networks.



    - SIGNIFICANT CHANNEL CAPACITY. Because 38 GHz radio emissions have a narrow beam width, a relatively short range and in most instances the capability to intersect without creating interference, 38 GHz service providers can efficiently reuse their bandwidth within a licensed area, thereby increasing the number of customers to which such services can be provided. Management believes that by using technology currently employed by the Company it can serve virtually all of its addressable service market.



    - RAPID DEPLOYMENT. 38 GHz technology can be deployed considerably more rapidly than wireline and other wireless technologies, generally within 72 hours after obtaining access to customer premises. In contrast to the relative ease of installing a 38 GHz transmission link, extending fiber or copper-based networks to reach new customers requires significant time and expense. In addition, unlike providers of point-to-point microwave service in most other spectrum bands, a 38 GHz license holder can install and operate as many transmission links as it can engineer in the licensed area without obtaining additional approvals from the FCC. This is a substantial advantage over other portions of the microwave radio spectrum that must be licensed on a link-by-link basis and that cannot commence service until frequency coordination has been completed.



    - EASE OF INSTALLATION. The equipment used for 38 GHz point-to-point applications (I.E., antennae, transceivers and digital interface units) is smaller, less obtrusive and less expensive than that used for microwave equipment applications at other frequencies, making it less susceptible to zoning restrictions. In addition, 38 GHz equipment can be easily redeployed to meet changing customer requirements.



    - VERY HIGH TRANSMISSION QUALITY. The Company's wireless broadband services are engineered to provide 99.999% availability, with better than a 10-13 (unfaded) bit error rate. This level of availability exceeds the performance of copper based networks and is a viable alternative to fiber based networks. When measured as the total amount of time "out of service" over a year, 99.999% availability equates to less than six minutes per year of down-time, compared to a range of four hours to 44 hours of historical performance of similar copper-based LEC circuits.



    - ADDITIONAL ADVANTAGES OVER OTHER PORTIONS OF RADIO SPECTRUM. At frequencies above 38 GHz, point-to-point applications become less practical because attenuation increases and the maximum distance between transceivers accordingly decreases. Additionally, the FCC has specified the use of many portions of the spectrum for applications other than point-to-point, such as satellite and wireless cable services, and, accordingly, these portions of the radio spectrum often are not available for point-to-point applications.

RECENT DEVELOPMENTS



    There have been a number of recent corporate developments at ART, including:



    - AMERITECH ROLLOUT ANNOUNCEMENT. On September 17, 1996, Ameritech announced that it was planning to initiate wireless digital broadband service using 38 GHz technology supplied by ART. Ameritech will rely on ART for the provision of high speed door-to-door connectivity of voice, data and video to customers in the Midwest beginning in November. See "Business--Strategic Alliances."



    - MASTER SERVICE AGREEMENTS WITH CAPS/CLECS AND ISPS. In September and October 1996, ART entered into various master service agreements with a number of CAPs/CLECs including NEXTLINK Communications LLC, DIGEX, Inc., CAIS, Inc., Astrolink Communications, Inc., American PCS, L.P., Message Center Management, Inc. and GST Telecom, Inc. The Company's master service agreements contain the terms by which customers will place future orders. The terms which are outlined in these agreements include volume discounts, approximate geographic location of links needed and representative pricing. Although a master service agreement is not a take or pay commitment, it lays the groundwork for future orders by a preferred customer and is utilized to facilitate the issuance of purchase orders by a customer without any additional negotiations. See "Business--Strategic Alliances."



    - MFS AGREEMENTS.   In October 1996, ART entered into various agreements
      with MFS Communications Company, Inc. to supply several trial broadband links to connect MFS sites in and around the New York City metropolitan area. Upon successful completion of this trial, ART management believes that it will enter into a broader contractual relationship with MFS; however, there can be no assurance that the Company will be able to do so.



    - TELEPORT CONTRACT. In October 1996, ART entered into an installation services agreement pursuant to which ART will act as a sub-contractor to Teleport to provide transmission facilities construction services. See "Business--Strategic Alliances."



    - MINORITY INVESTMENT IN ADVANTAGE TELECOM.   In October 1996, ART entered
      into a binding preliminary agreement with Advantage Telecom, Inc. ("ATI"), a Canadian company which has applied for licenses to provide 38 GHz service in the 66 major markets in Canada covering a population of approximately 25 million people. Upon consummation of the transactions described in the preliminary agreement, ART will hold a substantial direct and indirect minority interest in ATI and will be a party to a services agreement with ATI pursuant to which ART will construct and operate radio systems based upon licenses granted to ATI subject to control by ATI. ATI is responsible for securing the additional funding necessary to construct the radio systems. The Company believes that pursuant to the recent Industry Canada policy statement, it can apply for provisional licenses, which if granted would permit it immediately to construct and operate one paired 50 MHz 38 GHz channel in up to 66 markets throughout Canada. There can be no assurance that ATI will be granted these licenses or will obtain the funding necessary to construct the radio systems. See "Business--Foreign Markets."

                                  THE OFFERING



Common Stock offered by the Company..........  2,750,000 shares
Common Stock outstanding after the
 Offering....................................  13,690,546 shares (1)
Use of proceeds..............................  To fund capital expenditures, including the purchase of equipment and the acquisition of
                                               certain spectrum rights and the expenses
                                               related to such acquisitions, to repay
                                               outstanding indebtedness and for general
                                               corporate purposes, including the funding of
                                               operating cash flow shortfalls, technology
                                               development and the acquisition of additional
                                               unspecified spectrum rights and, potentially,
                                               related businesses.
Listing......................................  The Common Stock has been approved for quotation on The Nasdaq Stock Market under
                                               the symbol "ARTT," subject to the
                                               consummation of the Offering.


------------------------------


(1) Assumes completion of the Merger and the Conversion. Excludes (i) 318,959 shares of Common Stock subject to the Ameritech Warrant (as defined), (ii) 400,000 shares of Common Stock subject to the March Bridge Warrants (as defined), (iii) 118,181 shares of Common Stock subject to the Indemnity Warrants (as defined), (iv) 116,364 shares of Common Stock subject to the September Bridge Warrants (as defined), (v) 813,342 shares of Common Stock subject to outstanding options under the Equity Incentive Plan (as defined),
    (vi) 7,800 shares of Common Stock anticipated to be subject to options under the Directors Plan (as defined) issuable upon consummation of the Offerings,
    (vii) 87,272 shares subject to the CommcoCCC Warrants (as defined), (viii) 623,783 shares of Common Stock anticipated to be subject to the Initial CIBC Warrants (as defined) and (ix) 6,000,000 shares issuable upon the consummation of the CommcoCCC Acquisition (as defined). As of the effective date of the Offering, an additional 586,658 and 67,200 shares of Common Stock were available for issuance under the Equity Incentive Plan and the Directors Plan, respectively. See "Certain Transactions" and "Management -- Stock Option Plans." In addition, does not give effect to the exercise of
    (i) the over-allotment option granted to the Underwriters by the Company in the Offering and (ii) any Additional CIBC Warrants (as defined) issued after the Initial CIBC Warrants. See "Underwriting" and "Description of Certain Indebtedness -- CIBC Financing."



                                 CIBC FINANCING



    The Company has entered into binding commitment letters (subject to definitive documentation) with certain investors (the "Noteholders") which provide for the issuance of $50,000,000 of the Company's 12.5% Senior Secured Notes due 1998 (the "Senior Secured Notes") at any time, at the Company's option, during the period commencing upon consummation of the Offering until 90 days thereafter (the "CIBC Financing"). The interest rate on the Senior Secured Notes will increase by 0.5% for each three-month period after the consummation of the Offering until such time as the Senior Secured Notes have been repaid. The Company will issue ten-year warrants at a nominal exercise price to the Noteholders upon each of the following events: (i) the consummation of the Offering, (ii) the issuance of the Senior Secured Notes and (iii) if the Senior Secured Notes continue to be outstanding six months after the date of the consummation of the Offering and at various times thereafter. The Senior Secured Notes must be repaid with the proceeds of any future debt and equity financings. See "Description of Certain Indebtedness -- CIBC Financing."


                                  RISK FACTORS


    An investment in the Common Stock offered hereby involves a high degree of risk. See "Risk Factors" beginning on page 11 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA



    The following table presents unaudited summary historical and pro forma financial data which were derived from, and should be read in conjunction with, the audited financial statements of ART and Telecom and the notes thereto, the unaudited interim condensed financial statements of ART and Telecom and the notes thereto, and the unaudited pro forma condensed financial statements of the Company and the notes thereto, included elsewhere in this Prospectus. The pro forma and pro forma as adjusted financial data are not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the six months ended June 30, 1996 and for the year ended December 31, 1995, nor do they purport to represent the Company's future financial position and results of operations.



                                  YEAR ENDED DECEMBER 31, 1995                       SIX MONTHS ENDED JUNE 30, 1996
                       --------------------------------------------------  --------------------------------------------------
                        HISTORICAL                          PRO FORMA       HISTORICAL                          PRO FORMA
                       COMBINED (1)    PRO FORMA (2)     AS ADJUSTED (3)   COMBINED (1)    PRO FORMA (2)     AS ADJUSTED (3)
                       -------------  ----------------  -----------------  -------------  ----------------  -----------------
STATEMENT OF
 OPERATIONS DATA:
Operating revenue....   $     5,793     $      5,793      $      5,793      $    61,520     $     61,520      $      61,520
Non-cash compensation
 expense.............     1,089,605        1,089,605         1,089,605        7,362,726        7,362,726          7,362,726
Depreciation and
 amortization........        15,684           15,684         3,758,877          278,375          278,375          2,149,972
Interest, net........       121,986        3,233,357        30,934,820          578,805        1,654,800         15,595,165
Net loss.............     3,234,843        6,346,214        36,518,185       15,671,864       16,747,859         31,923,479
Pro forma net loss
 per share of Common
 Stock (4)...........            --     $       0.58      $       1.79               --     $       1.52      $        1.57
Pro forma weighted
 average number of
 shares of Common
 Stock outstanding
 (4).................            --       11,000,350        20,374,133               --       11,000,350         20,374,133



                                                 AS OF
                                           DECEMBER 31, 1995                  AS OF JUNE 30, 1996
                                           ------------------  --------------------------------------------------
                                               HISTORICAL       HISTORICAL                          PRO FORMA
                                              COMBINED (1)     COMBINED (1)    PRO FORMA (2)     AS ADJUSTED (3)
                                           ------------------  -------------  ----------------  -----------------
BALANCE SHEET DATA:
Working capital surplus (deficit)........     $ (3,008,510)     $(10,543,499)  $   (9,822,966)   $    63,615,910
Property and equipment, net..............        3,581,561        7,411,547         7,411,547          7,411,547
FCC licenses.............................        4,235,734        4,182,734         4,182,734        149,727,734
Total assets.............................        9,876,559       15,737,368        21,737,368        232,395,194
Short-term debt..........................               --        5,087,534        10,367,001          --
Long-term debt...........................        6,450,000        3,218,207         3,218,207         42,865,923
Total stockholders' equity (deficit).....         (312,860)       1,014,125         1,734,658        149,451,769


------------------------------


(1) The unaudited summary financial data under the caption "Historical Combined" are presented as if the historical financial statements of ART and Telecom had been combined and reflect (i) the elimination of transactions and balances between ART and Telecom and (ii) the elimination of ART's investment in Telecom and Telecom's investment in ART.



(2) The unaudited summary financial data under the caption "Pro Forma" are presented as if the following transactions had occurred as of the beginning of the respective periods for the Statement of Operations Data and as of the balance sheet date for the Balance Sheet Data: (i) the March 1996 issuance of the March Bridge Notes (as defined) and March Bridge Warrants (as defined); (ii) the April 1996 issuance of the Equipment Note (as defined) and Indemnity Warrants (as defined); (iii) the receipt of the remaining $2.0 million (out of a total of $3.0 million) in cash proceeds from the issuance of the CommcoCCC Notes (as defined) and CommcoCCC Warrants (as defined);
    (iv) the receipt of $4.0 million in cash proceeds from the issuance of the September Bridge Notes (as defined) and September Bridge Warrants (as defined); and (v) the Merger, including the issuance of Preferred Stock and Common Stock to Telecom stockholders and the cancellation of all outstanding Telecom preferred and common stock. See "Certain Transactions."



(3) The unaudited summary financial data under the caption "Pro Forma As Adjusted" are presented as if the transactions referred to in (2) above and the following transactions had occurred as of the beginning of the respective periods for the Statement of Operations Data and as of the balance sheet date for the Balance Sheet Data: (i) the sale by the Company of

    2,750,000 shares of Common Stock offered in the Offering (based on an assumed initial public offering price of $16.50 per share) and the immediate drawdown of $50.0 million of gross proceeds from the issuance of Senior Secured Notes and Initial CIBC Warrants to be offered in the CIBC Financing (as defined), in each case, after deducting the estimated underwriting discount and related expenses and, in the case of the CIBC Financing, the value ascribed to the Initial CIBC Warrants of approximately $10.4 million based on an assumed initial issuance of warrants to purchase an aggregate of 3% of Common Stock of the Company on a fully-diluted basis after giving effect to the Offering and the CommcoCCC Acquisition, which increases by issuance of Additional CIBC Warrants to purchase an aggregate of 3% of Common Stock of the Company for each six month period the Senior Secured Notes remain outstanding, (ii) the receipt and application of the net proceeds therefrom to repay the March Bridge Notes, the CommcoCCC Notes and the September Bridge Notes and to acquire the 50% ownership interest of ART West (as defined) held by Extended (as defined) for $6.0 million in cash and the DCT Assets (as defined) for $3.6 million in cash, (iii) the Conversion and (iv) the issuance of 6,000,000 shares of Common Stock based upon an assumed value of $16.50 per share in connection with the CommcoCCC Acquisition (as defined). See "Use of Proceeds."



(4) Pro forma net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period, including the Merger, the Conversion and the issuance of potentially dilutive instruments issued within one year prior to the Offering at exercise prices below the assumed initial public offering price of $16.50 per share. Pro forma as adjusted net loss per share include the items above noted plus the issuance of 2,750,000 shares of Common Stock in the Offering, the issuance of 6,000,000 shares of Common Stock in connection with the CommcoCCC Acquisition and the Initial CIBC Warrants to purchase an aggregate of 623,783 shares of Common Stock in connection with the CIBC Financing (representing 3.0% of the Common Stock outstanding, on a fully-diluted basis, after giving effect to the Offering and the CommcoCCC Acquisition). In measuring the dilutive effect, the treasury stock method was used.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                         BUSINESS AND REGULATORY RISKS

LIMITED OPERATIONS; HISTORY OF NET LOSSES


    Although the Company's business commenced in 1993, the Company has generated only nominal revenues from operations to date. The Company's primary activities have focused on the acquisition of wireless authorizations, the hiring of management and other key personnel, the raising of capital, the acquisition of equipment and the development of operating systems. Prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and an investment in the Common Stock offered hereby. The Company's ability to provide commercial service on a widespread basis and to generate positive operating cash flow will depend on its ability to, among other things, (i) deploy its 38 GHz technology on a market-by-market basis, (ii) attract and retain an adequate customer base, (iii) develop its operational and support systems and (iv) acquire appropriate sites for its operations. See "Business -- Business Strategy." Given the Company's limited operating history, there can be no assurance that it will be able to achieve these goals, to develop a sufficiently large revenue-generating customer base, to service its indebtedness or to compete successfully in the telecommunications industry.



    The development of the Company's business and the deployment of its services and systems will require significant capital expenditures, a substantial portion of which will need to be incurred before the realization of significant revenues. Together with the associated start-up operating expenses, these capital expenditures will result in negative cash flow until an adequate revenue generating customer base is established. On a historical combined basis for the year ended December 31, 1995 and the six-month period ended June 30, 1996, the Company reported net losses of $3.2 million and $15.7 million, respectively. On a historical combined basis, from inception through June 30, 1996, the Company reported net losses of $19.0 million. The financial statements of the Company included in this Prospectus have been prepared on a going concern basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Through December 31, 1997, the Company currently expects to incur capital expenditures of approximately $40.0 million as the development and expansion of its wireless broadband business continues. The Company expects to generate significant operating losses for at least the next several years. There can be no assurance that the Company will develop a revenue-generating customer base or will achieve or sustain profitability in the future.


EMERGING MARKET; UNCERTAIN ACCEPTANCE OF 38 GHZ SERVICES

    The Company has only recently begun to market its wireless broadband services to potential customers and has generated only nominal revenues to date. The provision of wireless broadband services on 38 GHz frequencies represents an emerging sector of the telecommunications industry, and the demand for such services is uncertain. Market acceptance may be adversely affected by historical perceptions of the unreliability and lack of security of previous microwave technologies using frequencies other than 38 GHz. See "Business -- 38 GHz Technology." There can be no assurance that substantial markets will develop for 38 GHz wireless broadband services, or, if such markets were to develop, that the Company would be able to attract and maintain a sufficient revenue-generating customer base or operate profitably.

    The Company's success in providing wireless broadband services is subject to certain factors beyond the Company's control. These factors include, without limitation, changes in general and local economic conditions, availability of equipment, changes in telecommunications service rates charged by other service providers, changes in the supply and demand for wireless broadband services, competition from wireline and wireless operators in the same market area, changes in the federal and state regulatory schemes affecting the operation of wireless broadband systems (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations) and changes in technology that have the potential of rendering obsolete the Company's wireless broadband equipment. In addition, the extent of the potential demand for wireless broadband services in the Company's market areas cannot be estimated with certainty. There can be no assurance that one or more of these factors will not have an adverse effect on the Company's financial condition and results of operations.

RISK OF NON-CONSUMMATION OF COMMCOCCC ACQUISITION


    On July 3, 1996, the Company entered into an agreement (as amended, the "CommcoCCC Agreement") to acquire the CommcoCCC Assets from CommcoCCC (the "CommcoCCC Acquisition") in exchange for 6,000,000 shares of Common Stock. See "Business -- Agreements Relating to Licenses and Authorizations -- CommcoCCC Acquisition." The CommcoCCC Acquisition is subject to various conditions including receipt of FCC and other approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if required), receipt by CommcoCCC of an opinion as to the tax-free nature of the transaction, consummation of the Offering on terms reasonably satisfactory to CommcoCCC, minimum population coverage requirements for the authorizations of ART and CommcoCCC, accuracy of representations and warranties except for breaches that do not have in the aggregate a material adverse effect, no pending or threatened material litigation and other customary closing conditions. There can be no assurance that all such conditions will be satisfied. See "Business -- Agreements Relating to Licenses and Authorizations -- CommcoCCC Acquisition." In particular, to obtain FCC approval, the Company will need to demonstrate that the shareholders of CommcoCCC acquired the authorizations that are to be assigned to the Company with the intent of providing service to the public and not for the speculative purpose of reselling such authorizations and may need certain waivers or consents from the FCC. The FCC may be unwilling to grant its approval or may grant its approval subject to conditions that may be adverse to the Company. There can be no assurance that the FCC will grant such waivers or that there would not be substantial delays in its doing so. If the Company were unable to complete the CommcoCCC Acquisition for any reason, the Company's footprint would be considerably smaller than planned and the Company's growth could be limited.


COMPETITION


    The telecommunications services industry is highly competitive. The Company has only recently begun to market its wireless broadband services to potential customers and is currently providing services on a limited basis. In each market area in which the Company is authorized to provide services, the Company competes or will compete with several other service providers and technologies. The Company expects to compete primarily on the basis of wireless broadband service features, quality, price, reliability, customer service and rapid response to customer needs. The Company faces significant competition from other 38 GHz providers and incumbent LECs, such as the Regional Bell Operating Companies ("RBOCs"). The Company may also compete with CAPs, other wireless service providers, cable television operators, electric utilities, LECs operating outside their current local service areas and IXCs. There can be no assurance that the Company will be able to compete effectively in any of its market areas. See "Business -- Competition."


    COMPETITION FROM 38 GHZ SERVICE PROVIDERS. The Company faces competition from other 38 GHz service providers, such as WinStar Communications, Inc. ("WinStar") and BizTel Communications, Inc. ("BizTel"), within its market areas. In many cases, one or both of these service providers hold licenses to operate in other portions of the 38 GHz band in geographic areas which encompass or overlap the Company's market areas. In certain of the Company's market areas, other 38 GHz service providers may have a longer history of operations, a larger geographic footprint or substantially greater financial resources than the Company. WinStar commenced its 38 GHz operations approximately one year prior to the Company, has raised significant capital and has the competitive advantages inherent in being the first to market 38 GHz services. In addition to WinStar and BizTel, at least one other substantial entity, Milliwave L.P. ("Milliwave"), and several dozen smaller ones have been granted 38 GHz authorizations in geographic regions in which the Company plans to operate. WinStar has recently entered into a definitive agreement with Milliwave to acquire Milliwave's 38 GHz licenses, subject to FCC approval, and has agreed to manage such licenses pending the consummation of such acquisition. Due to the relative ease and speed of deployment of 38 GHz technology, the Company could face intense price competition and competition for customers from other 38 GHz service providers.


    The Company also faces potential competition from new entrants to the 38 GHz market, including LECs and other leading telecommunications companies. The NPRM (as defined) contemplates an auction of certain spectrum assets, including the lower fourteen proposed 100 MHz channels (which are similar to those used by the Company) and four proposed 50 MHz channels in the 38 GHz spectrum band, which have not been previously available for commercial use. See "-- Government Regulation." The grant of additional authorizations by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, could result in increased competition. The Company believes that, assuming that additional channels are made available as proposed by the NPRM, additional entities having greater resources than the Company could acquire authorizations to provide 38 GHz services. See "Business -- Government Regulation -- Federal Regulation -- FCC Rulemaking."


    OTHER WIRELESS COMPETITORS. The Company may also face competition from other terrestrial wireless services, including 2 GHz and 28 GHz "wireless cable" systems (MMDS and LMDS), 18 GHz point-to-point microwave services (DEMS), FCC
Part 15 wireless radio devices, and other services that use existing point-to-point microwave channels on other frequencies. Motorola Satellite Systems, Inc. has filed an application with the FCC for a global network of satellites in the 37.5-40.5 GHz band and the 47.2-50.2 GHz band, which is proposed to be used for broadband voice and data services. Other companies have filed applications for a global broadband satellite system in the 28 GHz band. If developed, these systems could also present significant competition to the Company.



    The FCC is planning to hold an auction for 28 GHz spectrum in all markets for the provision of high capacity wireless cable systems. These auctions are expected to take place in 1997. The 2 GHz wireless cable spectrum may also provide competition for metropolitan wireless broadband services. At present, wireless cable licenses are used primarily (if not exclusively) for the distribution of video programming, and have only a limited capability to provide two-way communications needed for wireless broadband telecommunications services, but there can be no assurance that this will continue to be the case.



    According to press reports and FCC records, Associated Communications Group affiliates and joint venture partners (collectively "ACG") hold licenses in the 18 GHz band in 31 markets. Press reports indicate that ACG plans to use fixed wireless service to provide voice, data, Internet and videoconferencing services.



    The FCC has allocated a number of spectrum blocks for use by wireless devices that do not require site or network licensing. A number of vendors have developed such devices that may provide competition to the Company for certain low data-rate transmission services.



    COMPETITION FROM INCUMBENT LECS. The Company also faces significant competition from incumbent LECs, irrespective of whether they provide 38 GHz services. Incumbent LECs have long-standing relationships with their customers, generally own significant PCS or cellular assets, have the potential to subsidize competitive services with revenues from a variety of businesses and benefit from favorable federal and state policies and regulations. Regulatory decisions and recent legislation, such as the Telecommunications Act of 1996 (the "Telecommunications Act"), have partially deregulated the telecommunications industry and reduced barriers to entry into new segments of the industry. In particular, the Telecommunications Act, among other things, (i) enhances local exchange competition by preempting laws prohibiting competition in the local exchange market, by requiring LECs to provide fair and equal standards for interconnection and by requiring incumbent LECs to provide unbundling of services and (ii) permits an RBOC to compete in the interLATA long distance service market once certain competitive characteristics emerge in such RBOC's service area. The Company believes that this trend towards greater competition will continue to provide opportunities for broader entrance into the local exchange markets. However, as LECs face increased competition, regulatory decisions are likely to provide them with increased pricing flexibility, which in turn may result in increased price competition. There can be no assurance that such increased price competition will not have a material adverse effect on the Company's results of operations.


    A number of companies are developing enhancements to increase the performance of LECs legacy copper networks. These generally come under the description of digital subscriber line products, such as ADSL (asymmetrical digital subscriber line), HDSL (high-speed digital subscriber line) and VDSL (video digital subscriber line). There can be no assurance that the Company will be able to compete effectively with these enhancements.



    OTHER COMPETITORS. The Company may compete with CAPs/CLECs for the provision of last mile access and additional services in most of its market areas. However, the Company believes that many CAPs/CLECs may utilize 38 GHz transmission links to augment their own service offerings to IXCs and end users, and that the Company is well positioned to provide such 38 GHz services to CAPs/CLECs. However, there can be no assurance that CAPs/CLECs will utilize the Company's 38 GHz services or that CAPs/CLECs will not seek to acquire their own 38 GHz licenses or use the 38 GHz licenses of other licensees. Furthermore, the ability of CAPs/CLECs to compete in the local exchange market is limited by lack of parity with LECs in number portability, dialing parity and interconnection. The Telecommunications Act requires the FCC and the states to implement regulations that place CAPs/CLECs on a more equal competitive footing with LECs. To the extent these changes are implemented, CAPs/CLECs may be able to compete more effectively with LECs. However, there can be no assurance that CAPs/CLECs or 38 GHz service providers, such as the Company, will be able to compete effectively for the provision of last mile access and other services.


    The Company may also face competition from cable television operators deploying cable modems, which provide high speed data capability over installed coaxial cable television networks. Although cable modems are not widely available currently, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users cable operators will be required to spend significant time and capital in order to upgrade their existing networks to the next generation of hybrid fiber coaxial network architecture. However, there can be no assurance that cable television operators will not emerge as a source of competition to the Company.


    The Company may also face competition from electric utilities, LECs operating outside their current local service areas, IXCs and other providers. These entities provide transmission services using technologies which may enjoy a greater degree of market acceptance than 38 GHz wireless broadband technology in the provision of last mile broadband services. In addition, the Company may face competition from new market entrants using wireless, fiber optic and enhanced copper based networks to provide local service.


    Many of the Company's competitors have long-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than the Company. As a result, these competitors may be able to more quickly develop and exploit new or emerging technologies, adapt to changes in customer requirements or devote greater resources to the marketing of their services than the Company. The consolidation of telecommunications companies and the formation of strategic alliances and cooperative relationships in the telecommunications and related industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. In such case, there can be no assurance as to the degree to which the Company will be able to compete effectively.

GOVERNMENT REGULATION

    The telecommunications services offered by the Company are subject to regulation by federal, state and local government agencies. At the federal level, the FCC has jurisdiction over the use of the electromagnetic spectrum (I.E., wireless services) and has exclusive jurisdiction over all interstate telecommunications services, that is, those that originate in one state and terminate in another state. State regulatory commissions have jurisdiction over intrastate communications, that is, those that originate and terminate in the same state. Municipalities may regulate limited aspects of the Company's business by, for example, imposing zoning requirements and requiring installation permits. See "Business -- Government Regulation."

    The Company is licensed by the FCC as a common carrier provider of facilities-based local telecommunications services. For many of its intrastate services, the Company will need to seek authorizations from the states and, in most cases, file tariffs. The Company is in the process of filing tariffs for some of its services with the FCC and with certain state authorities on an ongoing basis. Certain of its proposed services have not yet been permitted in most states. Although the Telecommunications Act requires the states to open up all of the Company's services to competition, there can be no assurance that this will occur on a timely basis. Challenges to its applications for authorizations or its tariffs by third parties could cause the Company to incur substantial legal and administrative expenses and time delay in implementing its business plan. Although many of the Company's applications for FCC authorizations were subject to challenge, the Company nonetheless was granted authorizations for a majority of its applications. The Company's remaining applications were either dismissed, voluntarily or involuntarily, or are currently pending before the FCC.


    Twenty of the Company's applications were dismissed by the FCC because they overlapped either with authorizations granted to third parties or with third party applications that held superior rights by virtue of the timing of their filing. Five of the Company's applications were dismissed voluntarily by the Company because they could not be granted under FCC policies. In one instance, the geographic area sought was larger than that permitted by the FCC's September 1994 Policy Statement. In the other four instances, the dismissed applications overlapped with each other and thus could not be granted under then-existing FCC policies. None of the dismissals will impact the financial condition or operations of the Company because they have not been included in the Company's business plan. Some of the pending applications propose use of the same channel in part of the same geographic area as one or more applications filed by third parties and therefore could not be granted under the FCC rules generally prohibiting the grant of mutually-exclusive applications. All of the pending applications are subject to the freeze on the grant of additional authorizations pending completion of the NPRM, which proposes dismissal of all such applications. The Company's business plans do not assume that any of these pending applications will be granted. The Company does not believe that a failure to grant these applications will impair its ability to operate. See "Business -- Government Regulation."



    In its provision of local wireless broadband services, the Company currently is not subject to rate regulation by the FCC, but is subject to regulation by most states. Additionally, the Company is required to comply with all applicable local zoning and other laws governing the installation and operation of its wireless broadband networks.



    Changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz licenses, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company. On November 13, 1995, the FCC released an order barring the acceptance of new applications for 38 GHz authorizations. On December 15, 1995, the FCC announced the issuance of a notice of proposed rulemaking (the "NPRM"), pursuant to which it proposed to amend its current rules to provide for, among other things, (i) the adoption of an auction procedure for the issuance of authorizations in the 38 GHz band, including a possible auction of the lower fourteen proposed 100 MHz channels (which are similar to those used by the Company) and the lower four proposed 50 MHz channels in the 38 GHz band that have not been previously available for commercial use and the possible auction of the unlicensed areas in the upper fourteen 100 MHz channels, (ii) licensing frequencies using predefined geographic service areas ("Basic Trading Areas"), (iii) the imposition of substantially stricter construction requirements for authorizations that are not received pursuant to auctions as a condition to the retention of such authorizations and (iv) the implementation of certain technical rules designed to avoid radio frequency interference among licensees. In addition, the FCC ordered that those applications subject to mutual exclusivity with other applicants or placed on public notice by the FCC after September 13, 1995 would be held in abeyance pending the outcome of the NPRM and might then be dismissed. Final rules issued in connection with the NPRM may require that 38 GHz service providers share the 38 GHz band with satellite services. Motorola Satellite Systems, Inc. ("Motorola Satellite") has filed an application with the FCC with respect to a global network of satellites to be used to provide broadband voice and data services. See "-- Other Wireless Competitors." Motorola Satellite proposes to use 38 GHz frequencies for transmissions from space to earth. If permitted by the FCC, satellite transmissions in the 38 GHz frequencies could adversely effect the Company's existing operations or its future expansions by creating interference or by causing the FCC to impose power and other limitations upon the Company's transmissions. The Motorola Satellite application would require the FCC to change certain rules in order to be granted, and the Company expects that a number of years would elapse before any such system would be launched. The extent of the adverse impact upon the Company's operations if the Motorola Satellite application were to be granted in its current form is unknown. However, there can be no assurance that the Company's operations would not be adversely affected.



    There can also be no assurance that the final rules (if any) issued in connection with the NPRM will resemble the rules proposed in the NPRM, and there can also be no assurance that any proposed or final rules will not have a material adverse effect on the Company. Statutes and regulations which may become applicable to the Company as it expands could require the Company to alter methods of operations at costs which could be substantial or otherwise limit the types of services offered by the Company.


    The Company manages the systems of ART West, DCT, Telecom One and CommcoCCC (during the pendency of certain acquisitions) pursuant to management agreements. See "Business -- Agreements Relating to Licenses and Authorizations." The Company believes that the provisions of these management agreements comply with the FCC's policies concerning licensee control of FCC-licensed facilities. Because the 38 GHz service is a new service, however, there is no FCC precedent addressing the limits of such management arrangements for this service. No assurance can be given that the management arrangements or proposed acquisitions will, if challenged, be found to satisfy the FCC's policies or what modifications, if any, may need to be made to satisfy those policies. If the FCC were to void or require modifications of the management arrangements, the operations of the Company could be adversely affected.

RISK OF FORFEITURE, NON-RENEWAL AND FLUCTUATION IN VALUE OF FCC LICENSES


    Upon completion of the CommcoCCC Acquisition, the Company will own or manage a total of 237 licenses that will allow it to provide 38 GHz wireless broadband services in 169 U.S. markets. The Company currently owns or manages 108 licenses (exclusive of the CommcoCCC Assets) that allow it to provide 38 GHz wireless broadband services in 89 markets, 73 of which are owned by the Company and the remaining 35 of which are managed by the Company through the Company's interests in or arrangements with other companies. Under the current FCC rules, the recipient of a license for 38 GHz microwave facilities is required to construct facilities to place the station "in operation" within 18 months of the date of grant of the authorization. Although under current FCC regulations the term "in operation" is not defined beyond the requirement that the station be capable of providing service, the industry custom is to establish at least one link between two transceivers in each market area for which an authorization is held. In the event that the recipient fails to comply with this construction deadline, the license is subject to forfeiture, absent an extension of the deadline. All of the 108 licenses that the Company owns or manages (exclusive of the CommcoCCC Assets) have met the FCC's construction deadline. Under the terms of the CommcoCCC authorizations and the Company's management agreement with CommcoCCC, the Company has met the construction deadline for 54 licenses and must meet the construction deadline for the remaining 75 licenses between mid-April and mid-August 1997. The Company believes that, in light of current FCC practice, extensions of construction periods are highly unlikely. Although the Company believes that it can meet the construction deadline for all of the CommcoCCC licenses using the proceeds of the Offering and the CIBC Financing within applicable time limits, there can be no assurance that it will be able to do so or that the Company will be able to comply with whatever more stringent construction requirements the FCC ultimately adopts as a result of the NPRM. As a result, some of the Company's licenses could be subject to forfeiture, which could have a material adverse effect on the Company's development and results of operations. In addition, pursuant to rules that became effective August 1, 1996, if a station does not transmit operational traffic (not test or maintenance signals) for a consecutive period of twelve months at any time after construction is complete, or if removal of equipment or facilities renders the station incapable of providing service, the license is subject to forefeiture, absent a waiver of the FCC's rules. Although this rule has not been interpreted by the FCC, it is possible that it could be applied in such a way that would cause one more of the Company's licenses to be subject to forfeiture. See "Business -- Government Regulation" and "-- 38 GHz Wireless Broadband Licenses and Authorizations."



    The FCC's current policy aligns the expiration dates of all 38 GHz licenses so that all licenses expire concurrently. Licenses can be renewed for a period not to exceed ten years. All of the 38 GHz licenses owned or to be acquired by the Company will expire in February 2001. Although the Company currently anticipates that its licenses will be renewed based upon the FCC's custom and practice in connection with other services which have established a presumption in favor of licensees that have complied with regulatory obligations during the initial license period, there can be no assurance that all or any of the licenses will be renewed upon expiration of their initial terms. In the event that the FCC does not renew one or more of the licenses, the Company's business and results of operations could be materially adversely affected.



    The Company plans to use its licenses to develop wireless broadband systems in all of its market areas. In addition, a limited secondary market exists for 38 GHz licenses, and the Company may from time to time purchase such licenses. The value of licenses held or acquired hereafter by the Company will depend upon the success of the Company's wireless broadband operations, fluctuations in the level of supply and demand for such licenses and the telecommunications industry's response to the availability and efficacy of wireless broadband systems. In addition, federal and state regulations limit the ability of licensees to sell their licenses. Assignments of licenses and changes of control involving entities holding licenses require prior FCC and, in some instances, state regulatory approval and are subject to restrictions and limitations on the identity and status of the assignee or successor. These regulatory restrictions on transfer of licenses may adversely affect the value of the Company's licenses.



POTENTIAL RIGHTS TO FOREIGN LICENSES



    Entities in which the Company has a substantial interest have applied or intend to apply for licenses to provide wireless broadband services in Canada and in various Western European countries. Although the Company currently expects that these entities will be financed on a stand-alone basis without recourse to the Company, there can be no assurance that such entities will have access to financing on acceptable terms or at all. See "Business -- Foreign Markets."



    In October 1996, ART entered into a binding letter of intent with Advantage Telecom, Inc. ("ATI"), a Canadian company which has applied for licenses to provide 38 GHz service in the 66 major markets in Canada covering a population of approximately 25 million people. Upon consummation of the transactions described in the letter of intent, ART will hold a substantial direct and indirect minority interest in ATI and will be a party to a services agreement with ATI pursuant to which ART will construct and operate radio systems based upon licenses granted to ATI subject to control by ATI. ATI is responsible for securing the additional funding necessary to construct the radio systems, beyond its initial payment of approximately $300,000 in respect of expenses incurred by the Company in connection with the ATI transaction. The Company believes that pursuant to the recent Industry Canada policy statement, it can apply for provisional licenses, which if granted would permit it immediately to construct and operate one paired 50 MHz 38 GHz channel in up to 66 markets throughout Canada. There can be no assurance that ATI will be granted these licenses or will obtain the funding necessary to construct the radio systems.



    On September 29, 1996 the Company entered into a shareholders agreement with Trond Johannessen, pursuant to which the Company anticipates eventually obtaining licenses and offering its wireless broadband services through separate subsidiaries in the 17 countries comprising the European Union. The Company has caused to be formed subsidiaries in Sweden and the United Kingdom for this purpose. Under the Shareholders Agreement, in consideration for services to be rendered and his proportionate share of the formation costs, Mr. Johannessen is entitled to receive a 20% interest in the initial shareholdings in certain of the subsidiaries in each country, prior to significant funding of each subsidiary. The Company has no further commitment to fund any such subsidiary. Mr. Johannessen is also a consultant to the Company, for which he receives monthly payments of $6,500 plus expenses. The Company is seeking but has not yet received any operating licenses, strategic alliances or customer commitments in Europe. Although each member nation of the European Economic Community is required pursuant to a directive of the European Commission to open its telecommunication markets to competition over the next several years, the timing and extent of a relaxation in entry barriers and the degree of cooperation from the incumbent service providers in such areas as interconnection to customers and the public networks is unknown. There can be no assurance that the Company will be able to acquire the licenses necessary in each European country, to finance and or implement its business plan or to operate in any country on a profitable basis.


MANAGEMENT OF GROWTH

    The Company is currently experiencing a period of rapid growth and is pursuing a business plan that, if successfully implemented, will result in expansion of its operations and the provision of 38 GHz services on a widespread basis over the next two to five years. The Company's success will depend on its ability to manage growth effectively, to enhance its operational and financial control and information systems and to attract, assimilate and retain additional qualified personnel. Failure by the Company to meet the demands of customers and to manage the expansion of its business and operations could have a material adverse effect on the Company's development and results of operations.

LINE OF SIGHT; ROOF RIGHTS; OTHER LIMITATIONS

    Wireless broadband services over 38 GHz frequencies require a direct line of sight between two transceivers comprising a link and are subject to distance and rain attenuation. The maximum length of a single link is generally limited to three to five miles, and, as a result, intermediate links (or "repeaters") are required to permit wireless broadband transmission to extend beyond this limit. In the absence of a direct line of sight, repeaters may be required to circumvent obstacles, such as buildings in urban areas or hills in rural areas. In addition, in areas of heavy rainfall, the intensity of rainfall and the size of raindrops can affect the transmission quality of 38 GHz services. Transmission links in these areas are engineered for shorter distances and greater power to maintain transmission quality. The use of intermediate links to overcome obstructions or rain fade increases the cost of service. While these increased costs may not be significant in all cases, such costs may render wireless broadband services uneconomical in certain circumstances.

    Due to line of sight limitations, the Company currently installs its transceivers and antennas on the rooftops of buildings and on other tall structures. Line of sight and distance limitations generally do not present problems in urban areas due to the ability of the licensee to select unobstructed structures from which to transmit and the concentration of customers within a limited area although the Company may have to install intermediate links. Line of sight and distance limitations in non-urban areas can arise due to lack of structures with sufficient height to clear local obstructions. The Company has generally been able to construct intermediary repeater links and other solutions to reduce line of sight and distance limitations in urban and non-urban areas; however, in a minority of instances the Company has encountered line of sight and distance limitations that could not be solved economically. In such instances, sales to certain potential customers have been or in the future may be adversely affected, and, in some cases, the Company may determine to provide certain services on terms that are uneconomical in the near term as a result of these limitations. While the effect on the financial condition and results of operations of the Company resulting from such cases has been minimal to date, there can be no assurance that such limitations will not have a material adverse effect on the Company's future development and results of operations.

    In order to obtain the necessary access to install its transceivers and antennas, the Company generally must secure roof rights from the owners of each building or other structure on which its equipment is installed. Failure to obtain roof rights in a timely fashion may cause potential customers to use alternative providers of 38 GHz services or to refrain from using 38 GHz services altogether. There can be no assurance that the Company will succeed in obtaining the roof rights necessary to establish wireless broadband services to all potential customers in its market areas on favorable terms, if at all, or that delays in obtaining such rights will not have a material adverse effect on the Company's development and results of operations.

    The relative significance of the size of a market area served depends on the concentration within that area of potential customers. The Company's market areas were defined by the Company in preparing its FCC applications for 38 GHz licenses. The definitions of these areas were based on the Company's analysis of the then existing local demographic characteristics in each market, such as concentrations of employees and income levels. In certain of the Company's market areas, other 38 GHz service providers have larger geographic footprints or greater bandwidth. To the extent that the Company's authorizations do not track the appropriate growth and development patterns of potential customers within its market areas or that other 38 GHz providers have greater geographic coverage or more bandwidth, the Company may have a competitive disadvantage.

RELIANCE ON EQUIPMENT SUPPLIERS; LACK OF INDUSTRY STANDARDS


    The Company currently purchases the majority of its telecommunications equipment pursuant to an agreement with P-Com, Inc. ("P-Com") and also has entered into an equipment purchase agreement with Harris. Any reduction or interruption in supply from either supplier could have a disruptive effect on the Company. Although six manufacturers currently produce or are developing equipment that will meet the Company's current and anticipated requirements, no industry standard or uniform protocol currently exists for 38 GHz equipment. Consequently, a single manufacturer's equipment must be used in establishing a link and generally will be used across an entire market area. As a result, the failure of the Company to procure sufficient equipment produced by a single manufacturer for service in a particular market area could adversely affect the Company's results of operations. See "Business -- Strategic Alliances."


DEPENDENCE ON THIRD PARTIES FOR MARKETING AND SERVICE

    The Company is partly dependent upon third parties for marketing its services and maintaining its operational systems. The Company recently entered into the Ameritech Strategic Distribution Agreement, which allows Ameritech to resell the Company's 38 GHz services to customers within Ameritech's midwestern region and to major Ameritech customers nationwide. The Company also has agreements with subsidiaries of GTE to provide field service and network monitoring and a joint marketing agreement with Harris. The failure of any of these third parties to perform or the loss of any of these agreements could have a material adverse effect on the Company's results of operations or its ability to service its customers. The Company plans to enter into sales and marketing agreements with other companies, and the failure to successfully implement these agreements could have an adverse effect on the Company's development and results of operations. See "Business -- Strategic Alliances."

ACQUISITION OF ADDITIONAL BANDWIDTH IN SELECTED AREAS


    Although the Company believes the 38 GHz authorizations it owns, manages or has agreed to acquire are sufficient in each of its markets to implement its current business strategy, the Company may seek to acquire or lease additional authorizations to expand its geographic footprint or to enhance its ability to provide service to its current target market or customers it may target in the future. The FCC has suspended the acceptance of new applications and the grant of certain additional licenses, subject to resolution of the NPRM. The Company does not believe that the FCC's suspension will have a material effect on the Company's financial condition, results of operation and plans of expansion since the

Company's business plan does not depend on the grant thereof. See "Business -- Government Regulation." However, the Company believes that additional channels may become available by virtue of (i) the obligations of other 38 GHz service providers as common carriers to make their services available and (ii) FCC auctions of and adoption of other licensing procedures for additional 38 GHz authorizations. Nevertheless, there can be no assurance that access to additional 38 GHz authorizations will be acquired on favorable terms, if at all. See "Business -- Business Strategy," "-- 38 GHz Wireless Broadband Licenses and Authorizations" and "-- Government Regulation."

NEW SERVICES; TECHNOLOGICAL CHANGE

    The telecommunications industry has been characterized by rapid technological advances, changes in end user requirements, frequent new service introductions, evolving industry standards and decreases in the cost of equipment. The Company expects these changes to continue, and believes that its long-term success will increasingly depend on its ability to exploit advanced technologies and anticipate or adapt to evolving industry standards. There can be no assurance that (i) the Company's wireless broadband services will not be outmoded by technology or services now existing or developed and implemented in the future, (ii) the Company will have sufficient resources to develop or acquire new technologies or to introduce new services capable of competing with future technologies or service offerings, (iii) the Company's inventory of equipment will not be rendered obsolete or (iv) the cost of 38 GHz equipment will decline as rapidly as that of competitive alternatives. See "Business."

DEPENDENCE ON KEY EMPLOYEES


    The success of the Company is dependent, in part, on its ability to attract and retain qualified technical, marketing, sales and management personnel, especially the Company's executive officers. Competition for such personnel is intense, and the Company's inability to attract and retain additional key employees or the loss of one or more of its current key employees could have a material adverse effect on the Company's business and results of operations. The Company has employment agreements with each of its officers. See "Management."


                                FINANCIAL RISKS

SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR ADDITIONAL FINANCING


    Management anticipates that, based on its current plan of development, assuming that no material new acquisitions are consummated, the net proceeds of the Offering and the CIBC Financing, after the use of approximately $12.0 million to repay existing indebtedness, $9.6 million to complete pending acquisitions of certain spectrum rights and $3.0 million to pay expenses related to the CommcoCCC Acquisition, when consummated, will be sufficient to fund the operations and capital requirements of the Company through at least December 31, 1997. See "Use of Proceeds." Management also believes that the Company's future capital needs will continue to be significant, and management intends to seek additional sources of financing, commencing immediately after the Offering and the CIBC Financing. Management also intends to pursue refinancing of the CIBC Financing, which has a two-year term, at the earliest practicable time. The Company expects to incur capital expenditures of approximately $40.0 million through December 31, 1997 as the development and expansion of its wireless broadband business continues. The Company expects to generate significant operating losses for at least the next several years. The Company will require substantial investment capital for the continued development and expansion of its wireless broadband operations, the continued funding of related operating losses, and the possible acquisition of additional licenses, other assets or other businesses. On a historical combined basis, from its inception through June 30, 1996, the Company reported a net loss of $19.0 million. In addition, if
(i) the Company's plan of development or projections change or prove to be inaccurate, (ii) the proceeds from the Offering and the CIBC Financing (including any refinancing thereof), together with other existing financial resources, prove to be insufficient to fund the operations and capital requirements of the Company through at least December 31, 1997 or (iii) the Company completes any material acquisitions not now under contract, the Company may be required to obtain additional financing earlier than December 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that the Company will be able to refinance the CIBC Financing or to obtain any additional financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. In the event that the Company fails to refinance the CIBC Financing within three months after the Offering, the Company will be obliged to pay an increased interest rate on the Senior Secured Notes and, within six months of the date of the Offering, to issue Additional CIBC Warrants. See "Description of Certain Indebtedness -- CIBC Financing." In the event that the Company fails to obtain additional financing when required, such failure could result in the modification, delay or abandonment of some or all of the Company's development and expansion plans. Any such modification, delay or abandonment is likely to have a material adverse effect on the Company's business, which could adversely affect the value of the Common Stock and may limit the Company's ability to make principal and interest payments on its indebtedness.



RISK OF NON-CONSUMMATION OF CIBC FINANCING



    Under the terms of the binding commitment letters relating to the CIBC Financing, the Company has up to 90 days after consummation of the Offering to draw down the Senior Secured Notes. The Company's ability to draw down the Senior Secured Notes within such period is subject to certain conditions, including the absence of material adverse changes since the date of the note purchase agreements and compliance with certain financial and operating covenants contained in the Senior Secured Notes. In the event the Company is unable to draw down the Senior Secured Notes, the Company will be obliged to seek additional financing sooner than expected. Any inability to draw down the Senior Secured Notes is likely to have a material adverse effect on the Company's business, which could adversely affect the value of the Company's Common Stock and may require the Company to modify, delay or abandon substantial portions of its business plan.



LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS



    Following the CIBC Financing, the Company will be leveraged and will have certain restrictions on its operations. As of June 30, 1996, on a pro forma basis after giving effect to the Equipment Financing, the CommcoCCC Financing, the Merger, the Conversion, the Offering and the CIBC Financing and use of the proceeds therefrom and completion of the CommcoCCC Acquisition, all as if they had occurred on that date, the Company would have had approximately $42.9 million of total indebtedness (which is net of $10.4 million allocated to the Initial CIBC Warrants (as defined)) and stockholders' equity of approximately $149.5 million. See "Capitalization."



    The indebtedness expected to be incurred by the Company (including the CIBC Financing and any refinancing thereof) will have several important consequences to the holders of the Company's securities, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to pay interest with respect to such indebtedness; (ii) the Company's flexibility may be limited in responding to changes in the industry and economic conditions generally; (iii) the Senior Secured Notes or any refinancing thereof will likely contain numerous financial and other restrictive covenants, the failure to comply with which may result in an event of default, which, if not cured or waived, could have a material adverse effect on the Company; (iv) the ability of the Company to satisfy its obligations pursuant to such indebtedness will be dependent upon its future performance which, in turn, will be subject to management, financial, business and other factors affecting the business and operations of the Company; (v) the proceeds of any future financings will be required to be utilized to repay the Senior Secured Notes;
(vi) the Company will be more highly leveraged than many of its competitors, which may put it at a competitive disadvantage and (vii) the Company's leverage may make it more vulnerable in the event of an economic downturn or if the Company's cash flow does not significantly increase. Some of these factors are beyond the control of the Company. See "Unaudited Pro Forma Condensed Financial Statements," "Selected Historical and Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, although the Senior Secured Notes will limit the ability of the Company and its subsidiaries to incur additional indebtedness, the Senior Secured Notes will permit the Company to incur substantial additional indebtedness, which may or may not be secured, to finance the construction of networks, the purchase of equipment and the introduction of new services. See "Description of Certain Indebtedness -- CIBC Financing." Any future indebtedness (including any refinancing of the Senior Secured Notes) may contain covenants that may limit the Company's flexibility in responding to changes in industry and economic conditions generally. The debt service requirements of any additional indebtedness could make it more difficult for the Company to make principal and interest payments on other indebtedness and could exacerbate any of the foregoing consequences.

    There can be no assurance that the Company will be able to generate sufficient cash flow to meet required interest and principal payments associated with the Senior Secured Notes and its other indebtedness. If the Company is unable to generate sufficient cash flow to meet its debt obligations, the Company may be required to renegotiate the payment terms or to refinance all or a portion of its indebtedness, to sell assets or to obtain additional financing. If the Company is unable to refinance such indebtedness, substantially all of the Company's long-term debt would be in default and could be declared immediately due and payable. In the event the Company fails to comply with these various covenants, it could be in default under the Senior Secured Notes. In the event of such default, substantially all of the Company's long-term debt could be declared immediately due and payable. See "Description of Certain Indebtedness -- CIBC Financing."


                            LEGAL AND TRADING RISKS

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE


    Prior to the Offering, there has been no public market for the Common Stock. While the Common Stock has been approved for quotation on The Nasdaq Stock Market, there can be no assurance that an active public trading market will develop or be sustained after the Offering or that the initial public offering price will correspond to the price at which the Common Stock will trade in the public market thereafter. The initial public offering price will be determined solely by negotiations between the Company and the Representatives. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company believes that factors, such as
(i) announcements of developments related to the Company's business, (ii) announcements of new services by the Company or its competitors, (iii) developments in the Company's relationships with its suppliers or customers,
(iv) fluctuations in the Company's results of operations, (v) a shortfall in revenues or earnings compared to analysts' expectations and changes in analysts' recommendations or projections, (vi) sales of substantial amounts of securities of the Company into the marketplace, (vii) regulatory developments affecting the telecommunications industry or 38 GHz services or (viii) general conditions in the telecommunications industry or the worldwide economy, could cause the price of the Common Stock to fluctuate, perhaps substantially.


CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS


    Upon consummation of the Offering, the Company's executive officers, directors and their affiliates, as a group, will beneficially own approximately 20.1% of the Company's outstanding Common Stock excluding shares of Common Stock purchased by directors and certain principal stockholders of the Company in the Offering (19.5% if the Underwriters' over-allotment option is exercised in full and 14.1% upon consummation of the CommcoCCC Acquisition). In addition, upon completion of the CommcoCCC Acquisition, Columbia Capital Corporation, as general partner of two of the stockholders of CommcoCCC, and Commco, L.L.C., the remaining stockholder of CommoCCC, will beneficially own approximately 16.5% and 14.4%, respectively, of the Company's outstanding Common Stock excluding any shares of Common Stock purchased in the Offering (16.2% and 14.1%, respectively, if the Underwriters' over-allotment option is exercised in full), and the Company has agreed to nominate one individual designated by the CommcoCCC stockholders and acceptable to the Company as a director of the Company after the CommcoCCC Acquisition. As a result, these stockholders will have the ability to exercise significant influence over the Company and the election of its directors, the appointment of new management and the approval of any action requiring the approval of the holders of the Company's voting stock, including adopting certain amendments to the Company's Certificate of Incorporation and approving mergers or sales of substantially all of the Company's assets. The directors elected by these stockholders will have the authority to effect decisions affecting the capital structure of the Company, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. See "Principal Stockholders."


ABSENCE OF DIVIDENDS ON COMMON STOCK


    The Company has not paid and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain its earnings, if any, for use in the Company's growth and ongoing operations. In addition, the terms of the Senior Secured Notes will restrict the ability of the Company to pay dividends on the Common Stock. See "Description of Certain Indebtedness -- CIBC Financing."

ANTITAKEOVER PROVISIONS; POSSIBLE FUTURE ISSUANCES OF PREFERRED STOCK


    The Company's Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Law (the "Delaware GCL") contain certain provisions which may have the effect of discouraging, delaying or making more difficult a change in control of the Company or preventing the removal of incumbent directors. The existence of these provisions may have a negative impact on the price of the Common Stock and may discourage third party bidders from making a bid for the Company or may reduce any premiums paid to stockholders for their Common Stock. Furthermore, the Company is subject to
Section 203 of the Delaware GCL, which could have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock -- Change in Control Provisions."


    The Company's Certificate of Incorporation also allows the Board of Directors to issue up to 10,000,000 shares of Preferred Stock and to fix the rights, privileges and preferences of such shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. While the Company has no present intention to issue shares of Preferred Stock, any such issuance could be used to discourage, delay or make more difficult a change in control of the Company. See "Description of Capital Stock -- Preferred Stock."

DILUTION


    Purchasers of shares of Common Stock in the Offering will experience immediate dilution of $14.63 in net tangible book value per share, assuming an initial public offering price of $16.50 per share, excluding the effect of any drawdown of the CIBC Financing and the CommcoCCC Acquisition. To the extent outstanding options and warrants (including any CIBC Warrants (as defined)) are exercised, there will be further dilution. Assuming the issuance of 6,000,000 shares of Common Stock in connection with the CommcoCCC Acquisition as of the date of this Prospectus, the purchasers of shares of Common Stock in the Offering will experience further dilution of $2.43 in net tangible book value per share. See "Dilution."


SHARES ELIGIBLE FOR FUTURE SALE


    Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. Upon consummation of the Offering, the Company will have outstanding 13,690,546 shares of Common Stock, assuming no exercise of outstanding options, warrants, rights or other convertible securities, 10,940,546 of which will be subject to resale restrictions (excluding shares of Common Stock purchased by directors and certain principal stockholders of the Company in the Offering). Beginning 90 days after the date of this Prospectus, approximately 2,807,711 of the restricted shares of Common Stock will become available for sale in the public market pursuant to Rule 144 under the Securities Act, subject in certain cases to volume and other resale limitations under Rule 144. All of the restricted shares are subject to lock-up agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") which expire 180 days after the date of this Prospectus or such earlier time as Merrill Lynch, in its sole discretion, determines. See "Underwriting." An additional 133,864, 635,856 and 53,546 shares of Common Stock will become available for future sale in the public market pursuant to Rule 144 in April and July 1997 and January 1998, respectively. The balance of the outstanding restricted shares of Common Stock (7,309,569 shares) will become available for sale in the public market under Rule 144 approximately two years after the date of this Prospectus. Upon the closing of the CommcoCCC Acquisition, 6,000,000 shares will be issued for the CommcoCCC Assets, which shares will become available for sale in the public market under Rule 144 two years after the date of consummation of the CommcoCCC Acquisition. Under a proposal currently pending before the Securities and Exchange Commission (the "Commission"), the date on which such shares of Common Stock will become available for sale under Rule 144 may be accelerated to one year after the date of this Prospectus (or one year after the date of the closing of the CommcoCCC Acquisition in the case of the 6,000,000 shares issued for the CommcoCCC Assets). Holders of 10,940,546 shares (16,940,546 shares upon consummation of the CommcoCCC Acquisition) of Common Stock and warrants to purchase 1,345,600 shares of Common Stock have contractual rights to have those shares registered with the Commission for resale to the public. See "Shares Eligible For Future Sale."

                                  THE COMPANY


    Advanced Radio Telecom Corp. provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 38 GHz band of the radio spectrum. The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services. The Company's last mile services are a complement and a viable alternative to fiber optic networks and offer rapidly deployable coverage throughout the 89 markets in which the Company is currently authorized by the FCC to provide services.


    The business of the Company is comprised of (i) the business of Advanced Radio Technologies Corporation ("ART" or the "Company"), a company organized by Vernon L. Fotheringham and W. Theodore Pierson, Jr. in 1993 for the purpose of acquiring 38 GHz licenses, and (ii) the business of Advanced Radio Telecom Corp. ("Telecom"), a corporation organized in Delaware in March 1995 under the name Advanced Radio Technology, Ltd. for the purposes of acquiring additional 38 GHz licenses and developing and operating the business of ART and Telecom on a joint basis. In April 1995, ART entered into the ART West Joint Venture Agreement (as defined) to apply for, acquire and develop 38 GHz operations in 13 states in the western United States. In November 1995, the Company completed the EMI Acquisition (as defined), pursuant to which it acquired thirty-two 38 GHz licenses and certain related assets in the northeast United States. In July 1996, the Company entered into the CommcoCCC Agreement to acquire the CommcoCCC Assets and other agreements to acquire authorizations it currently manages. Upon completion of these pending acquisitions, the Company will own or manage a total of 237 authorizations to provide 38 GHz wireless broadband services in 169 U.S. markets. See "Risk Factors -- Risk of Non-Consummation of CommcoCCC Acquisition," "Business -- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture," "-- EMI Acquisition" and " -- CommcoCCC Acquisition."


    To date, the business of ART has been operated and managed (including all FCC licenses and construction permits held by ART and Telecom) pursuant to a services agreement with Telecom. On October 11, 1996, ART and Telecom entered into the Merger Agreement (as defined), pursuant to which a subsidiary of ART will merge with and into Telecom. The FCC has approved the Merger, and the Merger is expected to be completed in October 1996. Upon completion of the Merger, Telecom will become a wholly-owned subsidiary of ART and change its name to "ART Licensing Corp.," and ART will change its name to "Advanced Radio Telecom Corp." See "Business -- Proposed Merger" and "Certain Transactions -- Merger." Prior to completion of the Merger, Telecom will manage the combined businesses of the Company in accordance with the terms of the existing services agreement. See "Business -- Agreements Relating to Licenses and Authorizations -- ART Services Agreement."


    DIGIWAVE, ART, OZ BOX and ADVANCED RADIO TELECOM are service marks of the Company. The Company's principal executive offices are located at 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004 and its telephone number is
(206) 688-8700.

                                USE OF PROCEEDS


    The net proceeds to the Company from the Offering and the CIBC Financing are estimated to be approximately $87.7 million in the aggregate (based on 2,750,000 shares issued in the Offering at an assumed initial public offering price of $16.50 per share and the assumed drawdown of gross proceeds from the CIBC Financing of $50.0 million), after deducting estimated underwriting discount and offering expenses.



    Of the net proceeds from the Offering and the CIBC Financing, approximately $40.0 million (including the cost to complete construction of the remaining CommcoCCC authorizations which have not been perfected, estimated at less than $3.0 million) is expected to be used for capital expenditures through December 31, 1997. An additional $9.6 million will be used for the acquisition of certain spectrum rights from ART West and DCT. See "Business -- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture" and " -- DCT System Purchase Agreements." In addition, approximately $12.0 million will be used for the repayment of indebtedness. Such indebtedness consists of the March Bridge Notes, which were issued on March 8, 1996 and which bear interest at 10% per annum, the CommcoCCC Notes, which were issued on June 27 and July 3, 1996 and which bear interest at 14.75% per annum, and the September Bridge Notes, which were issued between September and October 1996 and which bear interest at 14.75% per annum. See "Certain Transactions" and "Description of Certain Indebtedness -- March Bridge Notes," "-- CommcoCCC Financing" and "-- September Bridge Notes." In addition, approximately $3.0 million of the net proceeds will be used to fund expenses related to the CommcoCCC Acquisition, when consummated. See "Business -- Agreements Relating to Licenses and Authorizations."



    The remainder of the net proceeds (approximately $23.1 million) will be used for general corporate purposes, including the funding of operating cash flow shortfalls, technology development and acquisitions of additional spectrum rights and, potentially, related businesses. Although the Company considers potential acquisitions from time to time, no agreement, agreement in principle, understanding or other arrangement, other than the Extended Agreement (as defined), the DCT Agreements (as defined), the Telecom One Agreements (as defined) and the CommcoCCC Agreement, has been reached with respect to any acquisition. The Company anticipates that it will fund approximately an aggregate of $1.0 million for research and development activities pursuant to a letter of intent with Helioss Communications Corporation. Although the Company does not have other material commitments to fund research and development and to make investments in other companies, the Company expects to incur additional research and development expenses and may make other investments from time to time. Management anticipates that, based on its current plan of development and assuming that no material new acquisitions or investments are consummated, the remaining net proceeds of the Offering and the CIBC Financing will be sufficient to fund the operations of the Company through December 31, 1997. See "Risk Factors -- Significant Capital Requirements; Need for Additional Financing."


                                DIVIDEND POLICY


    The Company has not paid and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain its earnings, if any, for use in the Company's growth and ongoing operations. In addition, the terms of the Senior Secured Notes will restrict the ability of the Company to pay dividends on the Common Stock. See "Description of Certain Indebtedness -- CIBC Financing."

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of June 30, 1996 (i) on a historical combined basis, giving effect to the elimination of balances between ART and Telecom and the elimination of ART's investment in Telecom and Telecom's investment in ART, (ii) on a pro forma basis, giving effect to the Merger and certain other financing transactions occurring subsequent to June 30, 1996 as specified in Note 1 hereto and (iii) on a pro forma as adjusted basis, giving effect to (A) the sale by the Company of (1) 2,750,000 shares of Common Stock offered in the Offering (based on an assumed initial public offering price of $16.50 per share) and (2) the Senior Secured Notes and CIBC Warrants, assuming the drawdown of $50.0 million of gross proceeds, after deducting estimated related fees and expenses, (B) the receipt and application of the aggregate net proceeds therefrom to repay the March Bridge Notes, the CommcoCCC Notes and the September Bridge Notes, to acquire certain spectrum rights from ART West and DCT and to pay expenses related to the CommcoCCC Acquisition, when consummated (see "Use of Proceeds"), (C) the Conversion and (D) the issuance of 6,000,000 shares of Common Stock based upon an assumed value of $16.50 per share in connection with the CommcoCCC Acquisition. The capitalization information set forth in the table below is qualified by the more detailed information contained in, and should be read in conjunction with, the audited financial statements of ART and Telecom and the notes thereto, the unaudited interim condensed financial statements of ART and Telecom and the notes thereto and the unaudited pro forma condensed financial statements of the Company and the notes thereto, all appearing elsewhere in this Prospectus.



                                                                             AS OF JUNE 30, 1996
                                                            -----------------------------------------------------
                                                              HISTORICAL                            PRO FORMA
                                                               COMBINED        PRO FORMA (1)       AS ADJUSTED
                                                            ---------------  ------------------  ----------------
Cash and cash equivalents.................................  $       829,597  $     6,829,597     $     69,901,472
                                                            ---------------  ------------------  ----------------
                                                            ---------------  ------------------  ----------------
Short-term debt:
  March Bridge Notes......................................  $     4,112,534  $     4,112,534     $             --
  CommcoCCC Notes.........................................          975,000        2,680,486                   --
  September Bridge Notes..................................               --        3,573,981                   --
                                                            ---------------  ------------------  ----------------
                                                            $     5,087,534  $    10,367,001     $             --
                                                            ---------------  ------------------  ----------------
                                                            ---------------  ------------------  ----------------
Long-term debt:
  Note payable to EMI.....................................  $     1,500,000  $     1,500,000     $      1,500,000
  Equipment Note..........................................        1,718,207        1,718,207            1,718,207
  Senior Secured Notes (2)................................               --               --           39,647,716
                                                            ---------------  ------------------  ----------------
    Total long-term debt..................................        3,218,207        3,218,207           42,865,923
                                                            ---------------  ------------------  ----------------
Stockholders' equity:
  Preferred Stock (3).....................................               --              921                   --
  Telecom convertible serial preferred stock (4)..........              921               --                   --
  Common Stock (5)........................................            3,641            6,587               19,691
  Telecom common stock (6)................................            6,587               --                   --
  Additional paid-in capital..............................       20,044,897       20,769,071          170,106,998
  Deficit accumulated during the development stage........      (19,041,921)     (19,041,921)         (20,674,920)
                                                            ---------------  ------------------  ----------------
    Total stockholders' equity............................        1,014,125        1,734,658          149,451,769
                                                            ---------------  ------------------  ----------------
      Total capitalization................................  $     4,232,332  $     4,952,865     $    192,317,692
                                                            ---------------  ------------------  ----------------
                                                            ---------------  ------------------  ----------------


------------------------

(1) Reflects pro forma adjustments for the following transactions as if they had occurred as of June 30, 1996: (i) the receipt of $2.0 million (out of a total of $3.0 million) in cash proceeds from the issuance of the CommcoCCC Notes and CommcoCCC Warrants, (ii) the receipt of $4.0 million in cash proceeds from the issuance of the September Bridge Notes and September Bridge Warrants, and (iii) the Merger, including the issuance of preferred stock and Common Stock to Telecom's stockholders and cancellation of all outstanding Telecom preferred and common stock. See "Certain Transactions."



(2) Concurrently with the Offering, the Company has obtained a commitment for the CIBC Financing of $50.0 million. The estimated value of the Initial CIBC Warrants ($10.4 million based on an assumed issuance of Initial CIBC Warrants to purchase in the aggregate 3.0% of the shares of Common Stock of the Company on a fully diluted basis after giving effect to the Offering and the CommcoCCC Acquisition at an assumed price of $16.50 per share). The value ascribed to the Initial

     CIBC Warrants has been reflected both as a debt discount and an element of additional paid-in capital. In order to reflect the pro forma effect of the CIBC Financing, it is assumed that the entire $50.0 million of gross proceeds is funded at the time of the Offering; however, the Company has up to 90 days from the Offering to draw down the Senior Secured Notes.



(3) Consists of Preferred Stock, $.001 par value: 10,000,000 shares authorized; historical combined--no shares issued and outstanding; pro forma--455,550 shares of Series A, 114,679 shares of Series B, 7,363 shares of Series C, 61,640 shares of Series D, 232,826 shares of Series E and 48,893 shares of Series F issued and outstanding; pro forma as adjusted--no shares issued and outstanding.



(4) Consists of Telecom convertible serial preferred stock, $.001 par value per share: 10,000,000 shares authorized; historical combined -- 455,550 shares of Series A, 114,679 shares of Series B, 7,363 shares of Series C, 61,640 shares of Series D, 232,826 shares of Series E and 48,893 shares of Series F issued and outstanding; pro forma and pro forma as adjusted -- no shares issued and outstanding.



(5) Consists of Common Stock, $.001 par value per share: 100,000,000 shares authorized; historical combined -- 3,641,111 shares issued and outstanding; pro forma -- 6,586,958 shares issued and outstanding; pro forma as adjusted -- 19,690,546 issued and outstanding.



(6) Consists of Telecom common stock, $.001 par value per share: 60,000,000 shares authorized; historical combined -- 6,586,958 shares issued and outstanding; pro forma and pro forma as adjusted -- no shares issued and outstanding.

                                    DILUTION


    As of June 30, 1996, the pro forma net tangible deficit of the Company was $4.3 million, or $0.39 per share of Common Stock, after giving effect to the CommcoCCC Financing, the September Bridge Financing, the Merger (including the issuance of ART preferred stock and Common Stock to Telecom's stockholders and cancellation of all Telecom preferred and common stock) and the Conversion. Pro forma net tangible book value per share represents the amount of the Company's total tangible assets comprised of cash and cash equivalents, restricted cash, other current assets, net property and equipment, and equipment and other deposits, less total liabilities divided by the pro forma number of shares of Common Stock outstanding. Without taking into account any other changes in the net tangible book value after June 30, 1996, other than to give effect to the receipt by the Company of net proceeds of approximately $41.2 million from the sale of 2,750,000 shares of Common Stock offered in the Offering based on an assumed initial public offering price of $16.50 per share, after deducting the estimated underwriting discount and offering expenses and the use of the net proceeds therefrom for the repayment of certain indebtedness and completion of certain pending acquisitions of spectrum rights, the pro forma net tangible book value of the Company as of June 30, 1996 would have been approximately $25.7 million, or $1.87 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $2.26 per share to existing stockholders and an immediate dilution of $14.63 per share to new investors. The following table illustrates this per share dilution:



Assumed initial public offering price per share...................             $   16.50
  Pro forma net tangible deficit per share before giving effect to the Offering...................................................  ($  0.39)
  Increase in pro forma net tangible book value per share
   attributable to new investors..................................       2.26
                                                                    ---------
Pro forma net tangible book value per share after the Offering....                  1.87
                                                                               ---------
Dilution per share to new investors...............................             $   14.63
                                                                               ---------
                                                                               ---------



    The following table summarizes, as of June 30, 1996, after giving effect to the Offering, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the existing stockholders and by new investors purchasing shares of Common Stock in the Offering (based on an assumed initial public offering price of $16.50 per share before deducting the estimated underwriting discount and offering expenses). The table below excludes the issuance of 6,000,000 shares of Common Stock in connection with the CommcoCCC Acquisition.



                                         SHARES PURCHASED          TOTAL CONSIDERATION
                                     ------------------------  ---------------------------  AVERAGE PRICE
                                        NUMBER       PERCENT       AMOUNT        PERCENT      PER SHARE
                                     -------------  ---------  --------------  -----------  -------------
Existing stockholders..............     10,940,546       79.9% $    9,622,156        17.5%    $    0.88
New investors......................      2,750,000       20.1      45,375,000        82.5         16.50
                                     -------------  ---------  --------------  -----------
    Total..........................     13,690,546      100.0% $   54,997,156       100.0%
                                     -------------  ---------  --------------  -----------
                                     -------------  ---------  --------------  -----------



    The foregoing computations do not give effect to the exercise of any of the following as of June 30, 1996: (i) 318,959 shares of Common Stock subject to the Ameritech Warrant; (ii) 400,000 shares of Common Stock subject to the March Bridge Warrants; (iii) 118,181 shares of Common Stock subject to the Indemnity Warrants; (iv) 87,272 shares of Common Stock subject to the CommcoCCC Warrants;
(v) 116,364 shares of Common Stock subject to the September Bridge Warrants;
(vi) 813,342 shares of Common Stock subject to outstanding options under the Equity Incentive Plan; (vii) 7,800 shares of Common Stock anticipated to be subject to outstanding options under the Directors Plan upon the date of the Offering; and (viii) the issuance of warrants to purchase Common Stock pursuant to the CIBC Warrants. As of October 15, 1996, an additional 586,658 shares of Common Stock were available for issuance under the Equity Incentive Plan and an additional 67,200 shares of Common Stock were available for issuance under the Directors Plan. See "Certain Transactions," "Description of Certain Indebtedness -- CIBC Financing" and "Management -- Stock Option Plans."



    The computations also do not give effect to the drawdown of $50.0 million of gross proceeds from the CIBC Financing which would result in an increase in net tangible book value of $6.9 million, or $0.51 per share nor do the computations give effect to the issuance of 6,000,000 shares of Common Stock in connection with the CommcoCCC Acquisition based on an assumed value of $16.50 per share which would result in a decrease in pro forma net tangible book value of $36.7 million, or $2.43 per share. In addition, the above does not give effect to the exercise of the over-allotment option granted to the Underwriters by the Company in the Offering. See "Underwriting." To the extent that any outstanding options or warrants are exercised, there will be further dilution to new investors. See "Risk Factors -- Dilution."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

THE COMPANY -- HISTORICAL COMBINED AND PRO FORMA DATA


    The unaudited selected historical combined and pro forma financial data presented below as of and for the six months ended June 30, 1996 and for the year ended December 31, 1995 and the unaudited historical combined financial data presented below as of December 31, 1995 and as of and for the six months ended June 30, 1996 were derived from the unaudited pro forma condensed financial statements of the Company included elsewhere in this Prospectus. For definitions of certain terms and more information about the transactions cited in the notes thereto, see "Certain Transactions."



    The unaudited selected historical combined and pro forma financial data should be read in conjunction with the audited financial statements of ART and Telecom, and the notes thereto, the unaudited condensed interim financial statements of ART and Telecom, and the notes thereto, and the unaudited pro forma condensed financial statements of the Company, and the notes thereto, included elsewhere in the Prospectus. The unaudited selected historical combined, pro forma and pro forma as adjusted financial data are not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the six months ended June 30, 1996 and 1995 and as of and for the year ended December 31, 1995, nor do they purport to represent the Company's future financial position and results of operations.



                                                                     SIX MONTHS
                                                                        ENDED
                             YEAR ENDED DECEMBER 31, 1995           JUNE 30, 1995         SIX MONTHS ENDED JUNE 30, 1996
                     ---------------------------------------------  -------------  ---------------------------------------------
                      HISTORICAL                    PRO FORMA AS     HISTORICAL     HISTORICAL                    PRO FORMA AS
                     COMBINED (1)   PRO FORMA (2)   ADJUSTED (3)    COMBINED (1)   COMBINED (1)   PRO FORMA (2)   ADJUSTED (3)
                     -------------  -------------  ---------------  -------------  -------------  -------------  ---------------
STATEMENT OF
 OPERATIONS DATA:
Operating revenue..   $     5,793    $     5,793    $       5,793     $      --     $    61,520    $    61,520    $      61,520
Non-cash
 compensation
 expense...........     1,089,605      1,089,605        1,089,605            --       7,362,726      7,362,726        7,362,726
Depreciation and
 amortization......        15,684         15,684        3,758,877         6,054         278,375        278,375        2,149,972
Interest, net......       121,986      3,233,357       30,934,820           875         578,805      1,654,800       15,595,165
Net loss...........     3,234,843      6,346,214       36,518,185       371,685      15,671,864     16,747,859       31,923,479
Pro forma net loss
 per share of
 Common Stock (4)..            --   $       0.58   $         1.79            --              --   $       1.52   $         1.57
Pro forma weighted
 average number of
 shares of Common
 Stock outstanding
 (4)...............            --     11,000,350       20,374,133            --              --     11,000,350       20,374,133



                                    AS OF
                                DECEMBER 31,    AS OF JUNE
                                    1995         30, 1995                    AS OF JUNE 30, 1996
                                -------------  -------------  --------------------------------------------------
                                 HISTORICAL     HISTORICAL     HISTORICAL                        PRO FORMA AS
                                COMBINED (1)   COMBINED (1)   COMBINED (1)    PRO FORMA (2)      ADJUSTED (3)
                                -------------  -------------  -------------  ----------------  -----------------
BALANCE SHEET DATA:
Working capital surplus
 (deficit)....................   $(3,008,510)   $   (98,038)   $(10,543,499)  $   (9,822,966)    $  63,615,910
Property and equipment, net...     3,581,561          8,522      7,411,547         7,411,547         7,411,547
FCC licenses..................     4,235,734             --      4,182,734         4,182,734       149,727,734
Total assets..................     9,876,559        366,314     15,737,368        21,737,368       232,395,194
Short-term debt...............            --             --      5,087,534        10,367,001                --
Long-term debt................     6,450,000             --      3,218,207         3,218,207        42,865,923
Deficit accumulated during the
 development stage............    (3,370,057)      (506,579)   (19,041,921)      (19,041,921)      (20,674,920)
Total stockholders' equity
 (deficit)....................      (312,860)       156,851      1,014,125         1,734,658       149,451,769

ART -- HISTORICAL FINANCIAL DATA


    The selected historical financial data of ART below as of and for the years ended December 31, 1995 and 1994, and for the period from August 23, 1993 (date of inception) to December 31, 1993 were derived from and should be read in conjunction with the audited financial statements of ART and the related notes thereto included elsewhere in this Prospectus. The selected financial data of ART below as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 were derived from and should be read in conjunction with the unaudited condensed interim financial statements of ART and the related notes thereto included elsewhere in this Prospectus.



                              AUGUST 23, 1993
                            (DATE OF INCEPTION)                YEAR ENDED                        SIX MONTHS ENDED
                                    TO           --------------------------------------  --------------------------------
                             DECEMBER 31, 1993   DECEMBER 31, 1994   DECEMBER 31, 1995    JUNE 30, 1995    JUNE 30, 1996
                            -------------------  ------------------  ------------------  ---------------  ---------------
STATEMENT OF OPERATIONS
 DATA:
Operating revenue.........       $      --           $  137,489         $         --        $      --      $          --
Depreciation and
 amortization.............             688                8,281               10,378            6,054              6,052
Net loss..................       $   6,594           $  128,620         $  1,267,655        $ 266,204      $   5,349,331
Pro forma net loss per
 share of Common Stock
 (4)......................              --                   --         $       0.12               --      $        0.49
Pro forma weighted average
 number of shares of
 Common Stock outstanding
 (4)......................              --                   --           11,000,350               --         11,000,350



                                                                                                           AS OF JUNE
                                                                 AS OF DECEMBER 31,                            30,
                                             -----------------------------------------------------------  -------------
                                                    1993                 1994                1995             1996
                                             -------------------  ------------------  ------------------  -------------
BALANCE SHEET DATA:
Working capital surplus (deficit)..........       $  13,958           $  (76,556)        $   (976,563)     $  (495,062)
Property and equipment, net................              --                3,448                1,723               --
FCC licenses...............................              --                   --                8,913            8,913
Total assets...............................          74,513               42,611            5,784,624        1,587,232
Long-term debt.............................              --                   --            4,950,000               --
Redeemable Preferred Stock.................              --                   --               44,930           44,930
Deficit accumulated during the development
 stage.....................................          (6,594)            (135,214)          (1,402,869)      (6,752,200)
Total stockholders' equity (deficit).......          54,542              (39,078)            (404,481)       1,041,702

TELECOM -- HISTORICAL FINANCIAL DATA

    The selected historical financial data of Telecom below as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 were derived from and should be read in conjunction with the audited financial statements of Telecom and the related notes thereto included elsewhere in this Prospectus. The selected financial data of Telecom below for the six months ended June 30, 1996 and 1995 and as of June 30,1996 were derived from and should be read in conjunction with the unaudited condensed interim financial statements of Telecom and the related notes thereto included elsewhere in this Prospectus.



                                                                        MARCH 28, 1995
                                                                           (DATE OF
                                                                          INCEPTION)       SIX MONTHS     SIX MONTHS
                                                                              TO              ENDED          ENDED
                                                                      DECEMBER 31, 1995   JUNE 30, 1995  JUNE 30, 1996
                                                                      ------------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Operating revenue...................................................     $      5,793       $      --     $    61,520
Non-cash compensation expense.......................................        1,089,605              --       7,362,726
Depreciation and amortization.......................................            5,306              --         272,323
Net loss............................................................        2,981,073       $ 159,819      15,640,202



                                                                                     AS OF               AS OF
                                                                                  DECEMBER 31,          JUNE 30,
                                                                                      1995                1996
                                                                               ------------------  ------------------
BALANCE SHEET DATA:
Working capital surplus (deficit)............................................     $ (2,031,947)      $  (10,048,437)
Property and equipment, net..................................................        3,579,838            7,411,547
FCC licenses.................................................................        4,226,821            4,173,821
Total assets.................................................................        9,830,615           15,959,468
Short-term debt..............................................................               --            5,087,534
Long-term debt...............................................................        6,500,000            3,218,207
Deficit accumulated during the development stage.............................       (2,981,073)         (18,621,275)
Total stockholders' equity (deficit).........................................         (119,922)           1,238,725


------------------------------
(1) The unaudited selected financial data under the caption "Historical Combined" are presented as if the historical financial statements of ART and Telecom had been combined and reflect (i) the elimination of transactions and balances between ART and Telecom and (ii) the elimination of ART's investment in Telecom and Telecom's investment in ART.


(2) The unaudited selected financial data under the caption "Pro Forma" are presented as if the following transactions had occurred as of the beginning of the respective periods for the Statement of Operations Data and as of the balance sheet date for the Balance Sheet Data: (i) the March 1996 issuance of the March Bridge Notes and March Bridge Warrants; (ii) the April 1996 issuance of the Equipment Note and Indemnity Warrants; (iii) the receipt of $2.0 million (out of a total of $3.0 million) in cash proceeds from the issuance of the CommcoCCC Notes and CommcoCCC Warrants; (iv) the receipt of $4.0 million in cash proceeds from the September Bridge Notes and September Bridge Warrants; and (v) the Merger, including the issuance of ART preferred stock and Common Stock to Telecom stockholders and the cancellation of all outstanding Telecom preferred and common stock. See "Certain Transactions."



(3) The unaudited selected financial data under the caption "Pro Forma As Adjusted" are presented as if the transactions referred to in (2) above and the following transactions had occurred as of the beginning of the respective periods for the Statement of Operations Data and as of the balance sheet date for the Balance Sheet Data: (i) the sale by the Company of 2,750,000 shares of Common Stock offered in the Offering based on an assumed initial public offering price of $16.50 per share and the immediate drawdown of $50.0 million of gross proceeds from the issuance of Senior Secured Notes and Initial CIBC Warrants to be offered in the CIBC Financing, in each case, after deducting the estimated underwriting discount and related expenses, and, in the case of the CIBC Financing, after deducting the value ascribed to the Initial CIBC Warrants of approximately $10.4 million based on an assumed issuance of Initial CIBC Warrants to purchase an aggregate of 3% of Common Stock of the Company (which increases by the issuance of Additional CIBC Warrants to purchase an aggregate of 3% of Common Stock of the Company for each six month period the Senior Secured Notes remain outstanding) on a fully-diluted basis after giving effect to the Offering and the CommcoCCC Acquisition, (ii) the receipt and application of the net proceeds therefrom to repay the March Bridge Notes, the CommcoCCC Notes and the September Bridge Notes, and to acquire the 50% ownership interest of ART West held by Extended for $6.0 million in cash and the DCT Assets for $3.6 million in cash (iii) the Conversion and (iv) the issuance of 6,000,000 shares of Common Stock based upon an assumed value of $16.50 per share in connection with the CommcoCCC Acquisition. See "Use of Proceeds."



(4) Pro forma net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period including the Merger, the Conversion and the issuance of potentially dilutive instruments issued within one year prior to the Offerings at exercise prices below the assumed initial public offering price of $16.50 per share. Pro forma as adjusted net loss per share reflects the items noted above plus the issuance of 2,750,000 shares of Common Stock in the Offering, the issuance of 6,000,000 shares of Common Stock in connection with he CommcoCCC Acquisition and the issuance of Initial CIBC Warrants to purchase an aggregate of 623,783 shares of Common Stock in connection with the CIBC Financing (representing 3.0% of the Common Stock outstanding, on a fully diluted basis). In measuring the dilutive effect, the treasury stock method was used.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL


    The Company provides wireless broadband telecommunications services using point-to-point microwave transmissions primarily in the 38 GHz portion of the radio spectrum. The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services.


    To facilitate a meaningful comparison, the following discussion and analysis is based on the historical combined financial information of Advanced Radio Technologies Corporation ("ART") and Advanced Radio Telecom Corp. ("Telecom") as of all dates and for all periods ending after March 28, 1995, the date of Telecom's inception, and the historical financial statements of ART as of all dates and for all the periods ended prior to March 28, 1995. All of the above financial statements appear elsewhere in this Prospectus. The historical combined financial statements include the elimination of transactions and balances between the two entities as well as ART's investment in Telecom and Telecom's investment in ART.

    The following discussion includes certain forward-looking statements. For a discussion of important factors, including, but not limited to, continued development of the Company's business, actions of regulatory authorities and competitors, and other factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors."

OVERVIEW


    The Company's business commenced in 1993, and the Company has generated only nominal revenues from operations to date. The Company's primary activities have focused on the acquisition of wireless construction permits (authorizations for facilities that are not yet constructed) and licenses (authorizations for facilities that are constructed), the hiring of management and other key personnel, the raising of capital, the acquisition of equipment and the development of its operating and support systems and infrastructure. The Company has obtained radio spectrum rights under FCC issued licenses and construction permits throughout the United States by applying to the FCC directly and through the purchase of such rights held by others. The Company's ability to provide commercial services on a widespread basis and to generate positive operating cash flow will depend on its ability, among other things, to (i) deploy its 38 GHz technology on a market-by-market basis, (ii) attract and retain an adequate customer base, (iii) successfully develop and deploy its operational and support systems and (iv) acquire appropriate sites for its operations. Proper management of the Company's anticipated growth and quality of its service will require the Company to expand its technical, accounting and internal management systems at a pace consistent with the Company's planned business roll-out. This roll-out will require substantial capital expenditures. See "Liquidity and Capital Resources" and "Risk Factors."


    The Company has experienced significant operating and net losses and negative operating cash flow in connection with the development and deployment of its wireless broadband services and systems and expects to continue to experience net losses and negative operating cash flow until such time as it develops a revenue-generating customer base sufficient to fund operating expenses attributable to the Company's wireless broadband operations. See "Risk Factors." The Company expects to achieve positive operating margins over time by
(i) increasing the number of revenue generating customers and responding to growing demand for capacity among its customers without significantly increasing related hardware and roof rights costs and (ii) inducing other telecommunications service providers to utilize and market the Company's wireless broadband services as part of their own services, thereby reducing the Company's related marketing costs. The Company anticipates that operating revenues will increase in 1996; however, the Company also expects that net losses and negative operating cash flow will increase as the Company implements its growth strategy and that, under its current business plan, net losses and negative operating cash flow will continue for at least the next several years. Accordingly, the Company will be dependent on various financing sources to fund its growth as well as continued losses from operations. See "Liquidity and Capital Resources."

ACQUISITIONS, BUSINESS DEVELOPMENT AND CAPITAL EXPENDITURES


    From inception through June 30, 1996, the Company has invested an aggregate of $4.2 million to obtain interests in FCC authorizations and licenses, including those acquired from EMI, and invested $285,000 in the ART West Joint Venture. From inception, expenditures for property and equipment have totalled $7.7 million. In addition, the Company has incurred significant other costs and expenses in the development of its business and has recorded cumulative losses from inception through June 30, 1996 of approximately $19.0 million, including $9.5 million of non-cash compensation and marketing expenses, and used cash in operating activities of approximately $8.0 million. The Company has agreed to acquire, subject to FCC approval and other conditions, additional FCC authorizations and licenses for an aggregate purchase price of $9.6 million in cash and 6,000,000 shares of the Company's Common Stock. The Company may, when and if the opportunity arises, acquire other spectrum rights and, potentially, related businesses, incur expenses in the development of new technologies and expand its wireless broadband services into new market areas.



    The recoverability of property and equipment and intangible assets representing FCC authorizations is dependent upon the successful development of systems in each of the respective markets, or through sale of such assets. Management estimates that it will recover the carrying amounts of those assets from cash flow generated by the systems once they have been developed. However, it is possible that such estimate will change as a result of any failure by the Company to develop its FCC authorizations on a timely basis, or technological, regulatory or other changes. The Company anticipates that it will fund approximately $1.0 million for research and development activities pursuant to a letter of intent with Helioss Communications Corporation. Although the Company does not have other material commitments to fund research and development or to make investments in other companies, the Company expects to incur additional research and development expenses and to make other such investments from time to time.



    In October 1996, ART entered into a binding letter of intent with Advantage Telecom, Inc. ("ATI"), a Canadian company which has applied for licenses to provide 38 GHz service in the 66 major markets in Canada covering a population of approximately 25 million. Upon consummation of the transactions described in the letter of intent, ART will hold a substantial direct and indirect minority interest in ATI and will be a party to a services agreement with ATI pursuant to which ART will construct and operate radio systems based upon licenses granted to ATI subject to control by ATI. ATI is responsible for securing the additional funding necessary to construct the radio systems, beyond its initial payment of approximately $300,000 in respect of expenses incurred by the Company in connection with the ATI transaction. The Company believes that pursuant to the recent Industry Canada policy statement, it can apply for provisional licenses, which if granted would permit it immediately to construct and operate one paired 50MHz 38 GHz channel in up to 66 markets throughout Canada. There can be no assurance that ATI will be granted these licenses or will obtain the funding necessary to construct the radio systems.



    On September 29, 1996 the Company entered into a shareholders agreement with Trond Johannessen, pursuant to which the Company anticipates eventually obtaining licenses and offering its wireless broadband services through separate subsidiaries in the 17 countries comprising the European Union. The Company has caused to be formed subsidiaries in Sweden and the United Kingdom for this purpose. Under the Shareholders Agreement, in consideration for services to be rendered and his proportionate share of the formation costs, Mr. Johannessen is entitled to receive a 20% interest in the initial shareholdings in certain of the subsidiaries in each country, prior to significant funding of each subsidiary. The Company has no further commitment to fund any such subsidiary. Mr. Johannessen is also a consultant to the Company, for which he receives monthly payments of $6,500 plus expenses. The Company is seeking but has not yet received any operating licenses, strategic alliances or customer commitments in Europe. Although each member nation of the European Economic Community is required pursuant to a directive of the European Commission to open its telecommunication markets to competition over the next several years, the timing and extent of a relaxation in entry barriers and the degree of cooperation from the incumbent service providers in such areas as interconnection to customers and the public networks is unknown. There can be no assurance that the Company will be able to acquire the licenses necessary in each European country, to finance and to implement its business plan or to operate in any country on a profitable basis.



    The Company entered into a management consulting agreement in November 1995 with Landover Holdings Corporation ("LHC") to provide strategic planning, corporate development and general management services. Under the agreement, which terminates on the date of the Offering, the Company pays LHC $35,000 per month for an initial one year term. In 1995 the Company paid $140,000 to LHC for consulting services and $391,750 for expenses in connection with the $7.0 million investment made under the LHC Purchase Agreement. See "Certain Transactions."


RESULTS OF OPERATIONS


    The Company has generated nominal revenue from operations to date. From inception through June 30, 1996, the Company has incurred aggregate expenses of approximately $19.2 million, including $9.5 million of non-cash compensation and marketing expenses. The remaining expenses consist of compensation and benefits, sales and marketing expenses, consulting and legal fees, facilities expenses, systems development costs, management consulting expenses and depreciation and amortization related to building the Company's business infrastructure and marketing its wireless broadband services and net interest expense. The Company expects to generate increased revenues beginning in 1996; however, there can be no assurance that this objective will be achieved. The Company expects that it will not achieve profitable operations at least through fiscal 1998. See "Risk Factors -- Limited Operations; History of Net Losses."



    SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO JUNE 30, 1995



    Revenue for the six months ended June 30, 1996 was $61,520 compared to no revenue in 1995. The increase in revenues was due to operating revenues earned from wireless broadband telecommunications services provided by the Company.



    Operating expenses other than interest were $15.2 million for the six months ended June 30, 1996 compared to $370,810 in 1995. The increase was primarily due to $7.4 million of non-cash compensation expense, including $6.8 million arising from the termination of the Escrow Share Arrangement (as defined) and subsequent release of shares to certain employees in connection with the February 1996 Reorganization (as defined), as well as higher general and administrative, increased market development, and research and development expenses. See "Certain Transactions." Excluding the non-cash compensation expense, general and administrative expenses increased primarily due to higher payroll and consulting costs relating to the ramp-up in operations of the Company. Market development expenses increased primarily due to a non-cash marketing expense of $1.1 million related to the Ameritech Strategic Distribution Agreement. Research and development costs were incurred as the Company initiated its research and development of microwave radio technology. The Company expects cash expenses for general and administrative, marketing and research and development to increase substantially in future periods as the development and deployment of the Company's business continues.



    Net interest expense was $578,805 for the six months ended June 30, 1996 compared to $875 in 1995. The increase in interest expense was primarily due to interest on the EMI Note, the Equipment Note and the March Bridge Notes. Interest expense in the third quarter of 1996 will increase primarily due to interest expense on the March Bridge Notes and also due to the Equipment Note executed in April 1996. The Company expects the issuance of these notes and any future financings will cause interest expense to increase substantially in future periods. The write-off of unamortized offering discount and deferred finance costs associated with the March Bridge Notes, the CommcoCCC Notes and the September Bridge Notes is expected to result in a non-cash extraordinary loss of approximately $1.6 million upon repayment at the closing of the Offering.


    FISCAL 1995 COMPARED TO FISCAL 1994

    ART was formed in 1993, and, accordingly, the Company's historical financial statements for 1994 reflect ART's activities in applying for 38 GHz licenses and building operating systems.

    The Company had $137,489 in consulting services income for engineering and management services related to filing of applications for 38 GHz licenses on behalf of others, including Extended, in 1994 and $5,793 in operating revenue in 1995 derived from customers for wireless broadband services attributable to the markets for which licenses were acquired from EMI in November 1995. See "Business -- Agreements Relating to Licenses and Authorizations -- EMI Acquisition."

    Total expenses other than interest increased from $261,734 in 1994 to $3.1 million in 1995 due to the expansion of the business and the recognition of non-cash compensation expenses associated with employee stock options of $287,603 and certain Escrow Shares (as defined) of $802,002 associated with the release to certain employees of the Company as a result of meeting certain performance objectives for an aggregate of $1.1 million of non-cash compensation expenses. See "Certain Transactions -- LHC Purchase Agreement -- February 1996 Reorganization." General and administrative expenses, including these non-cash compensation expenses, increased to $2.9 million for fiscal 1995, from $253,453 for 1994. Market development expenses increased to $191,693 in 1995 from $0 in 1994. Net interest expenses increased to $121,986 in 1995 from $4,375 in 1994. As a result, the net loss for 1995 was $3.2 million, as compared to a net loss of $128,620 in 1994.

    FISCAL 1994 COMPARED TO FISCAL 1993

    The Company had $137,489 in consulting services income in 1994 compared to no revenue in 1993. The increase in 1994 was primarily due to consulting services related to 38 GHz license applications.

    Total expenses other than interest expense increased to $261,734 in 1994 from $6,594 in 1993. The increases were due primarily to consulting and legal fees related to the initial operations of the Company.

LIQUIDITY AND CAPITAL RESOURCES


    The Company's operations have required substantial capital investment for the acquisition of FCC authorizations and related assets, the purchase of telecommunications equipment, staffing, and the development and expansion of the Company's infrastructure to support anticipated growth. From inception through June 30, 1996, the Company used $8.0 million of cash in its operating activities and $7.9 million of cash in its investing activities. These cash outflows were financed primarily through private equity and debt placements, including the issuance of convertible notes payable to the Advent Partnerships which were converted into equity in February 1996. At December 31, 1995 the Company had a working capital deficit of $3.0 million and cash of $633,654, as compared to a working capital deficit of $76,556 and cash of $5,133 at December 31, 1994. The Company had a working capital deficit of $10.5 million and cash of $829,597 at June 30, 1996. Subsequent to June 30, 1996, the Company received the remaining $2.0 million (out of a total of $3.0 million) from the CommcoCCC Financing and $4.0 million in cash from the September Bridge Financing. See "Certain Transactions."



    The Company's total assets increased from $42,611 as of December 31, 1994 to $9.9 million at December 31, 1995 and $15.7 million at June 30, 1996. Property and equipment, net of accumulated depreciation, comprised $3.6 million of total assets at December 31, 1995 and $7.4 million at June 30, 1996. FCC licenses and the investment in the ART West Joint Venture was $4.5 million at December 31, 1995 and June 30, 1996, as compared to $0.0 at December 31, 1994.

    Cash used in operating activities increased by $1.4 million to $1.5 million in 1995 over 1994. The increase in cash used in operating activities resulted primarily from the increase in net loss to $3.2 million, partially offset by non-cash compensation expenses of $1.1 million and increased payables in 1995.

    Cash used in investing activities increased by $4.2 million in 1995 compared to minimal amounts in 1994. The increase was primarily due to $3.0 million paid for the EMI acquisition, and approximately $600,000 used for property and equipment additions in 1995.

    Cash provided by financing activities increased by $6.2 million in 1995 over 1994. The increase was primarily due to the issuances of the Advent/ART Securities of $5.0 million and of Telecom serial preferred stock, net of redemptions of $2.0 million issued in 1995, partially offset by the use of cash for stock and debt issuance costs.

    Capital expenditures, including deposits on equipment for fiscal 1995 and 1994, were $3.9 million and $5,175, respectively. The Company currently purchases the majority of its wireless transmission equipment from a single vendor, P-Com, Inc., under an equipment purchase agreement which expires at the end of 1998. The Company is committed to purchase a total of $13.3 million of equipment under this agreement. The Company has also entered into an equipment purchase agreement, expiring in 1997, with Harris, providing for the purchase of wireless transmission equipment.


    Cash used in operating activities increased to $6.3 million for the six months ended June 30, 1996 compared to $275,566 for the six months ended June 30, 1995. The increase was primarily due to higher operating costs. Cash used in investing activities was approximately $3.7 million for the six months ended June 30, 1996 compared to $302,178 for the six months ended June 30, 1995. The increase was primarily due to additions to property and equipment. Cash provided by financing activities increased to $10.2 million in the six months ended June 30, 1996 compared to $576,040 for the six months ended June 30, 1995. The increase was primarily due to the private equity placement with Ameritech, the issuance of the Equipment Financing, the March Bridge Financing and the CommcoCCC Financing.


    The Company does not currently manufacture, nor does it have or plan to develop the capability to manufacture, any of the wireless transmission equipment necessary to provide its services. Although there are a limited number of manufacturers who have, or are developing, equipment that would meet the Company's requirements, there can be no assurance that such equipment would be available to the Company on comparable terms or on terms more favorable than those included in its current arrangements in the event that such arrangements are terminated. Moreover, a change in vendors could cause a delay in the Company's ability to provide its services, which would affect future operating results adversely.


    The Company funded approximately $400,000 of research and development costs with American Wireless related to wireless transmission equipment. Vernon L. Fotheringham, the Chairman of the Company, is a director and a 6% shareholder of American Wireless. The Company has also entered into a letter of intent with Helioss Communications Corporation ("Helioss") for the development of advanced 38 GHz radios. Under the letter of intent, which is subject to definitive documentation, the Company will fund up to $1.0 million of Helioss' research and development expenses. The Company will have a right of first refusal on production capacity of the radios and will receive a royalty on the sale of a certain number of radios to customers other than the Company. See "Certain Transactions -- American Wireless Development Agreement." Although the Company does not have any other material commitments to fund research and development or to make investments in other companies, it expects to incur additional expenses for research and development and to make other such investments from time to time.



    The Company currently expects that its capital expenditures (excluding the acquisition of certain spectrum rights) will aggregate approximately $40.0 million through December 30, 1997. The Company currently expects capital expenditures through December 31, 1997 to consist of approximately $30.0 million for wireless transmission equipment, approximately $5.0 million for network design and development and related equipment and approximately $5.0 million for computer equipment and other capital requirements. Included in these amounts are the costs of initial construction of the remaining CommcoCCC authorizations which have not yet satisfied the FCC's construction deadline, estimated to be less than $3.0 million, including wireless transmission equipment. Although the Company does not anticipate substantial difficulties in completing such initial construction on a timely basis, the failure to do so could have a material adverse effect on the number of licenses available to the Company to carry out its business. If the Company does not consummate the CommcoCCC Acquisition, the impact upon capital expenditures in 1997 is not expected to be significant, other than capital expenditures for the initial construction of the remaining CommcoCCC authorizations. The Company expects that capital expenditures for the installation of 38 GHz wireless transmission equipment will increase as demand for the Company's 38 GHz services increases in the targeted geographic markets and industry segments over the next several years. In addition, the Company has agreed to acquire authorizations and licenses for $9.6 million from DCT and ART West. The Company has entered into an agreement to acquire 129 38 GHz authorizations from CommcoCCC in exchange for 6,000,000 shares of Common Stock. CommcoCCC has entered into a management agreement with the Company under which the Company will construct, manage and operate the authorizations to be acquired pending consummation of the CommcoCCC Acquisition. See "Business -- Agreements Relating to Licenses and Authorizations -- CommcoCCC Acquisition."


    The Company is obliged to pay all costs and expenses of construction, operation and management of the authorizations managed by the Company. The Company is also obligated under the terms of the service agreements covering such authorizations to pay fees to the current holders of those authorizations approximating 10% to 15% of the revenue generated from such assets. See "Business -- Agreements Relating to Licenses and Authorizations."

    The Company expects that it will continue to have substantial capital requirements in connection with (i) the acquisition of appropriate sites for its operations, (ii) deployment of its 38 GHz technology on a market-by-market basis, (iii) capturing and retaining an adequate revenue generating customer base and (iv) developing and deploying its operational and support systems. The Company believes it has an opportunity to expand its wireless broadband services business significantly and that access to capital will enable it to expand more quickly and effectively. See "Risk Factors -- Significant Capital Requirements; Need for Additional Financing."

    The Company has incurred significant operating and net losses and negative operating cash flow attributable to the development of its wireless broadband services and anticipates that such losses and negative operating cash flow will increase as the Company implements its growth strategy. Accordingly, the Company will be dependent on additional capital to fund its growth, as well as to fund continued losses from operations.


    Management anticipates that, based on current plans of development, assuming that no new material acquisitions (other than those currently under contract) are consummated, the net proceeds of the Offering and the CIBC Financing, after the use of $12.0 million to repay existing indebtedness, $9.6 million to complete pending acquisitions and $3.0 million to pay expenses related to the CommcoCCC Acquisition, when consummated, will be sufficient to fund the operations of the Company through December 31, 1997. See "Description of Certain Indebtedness" and "Certain Transactions -- March Bridge Note Exchange Offer." Management believes that the Company's future capital needs will continue to be significant and that thereafter it will be necessary for the Company to arrange substantial additional sources of financing. Without limiting the foregoing, under the terms of the CIBC Financing, the Company will experience substantial additional costs, including the effect of the increases in the interest rate of the Senior Secured Notes and of the issuance of Additional CIBC Warrants (as defined), if the Company fails to refinance the CIBC Financing within three months or six months after the date of the Offering as the case may be. In addition, if (i) the Company's plan of development or projections change or prove to be inaccurate, (ii) the proceeds of the Offerings, together with other existing financial resources, prove to be insufficient to fund the Company at least through December 31, 1997 or (iii) the Company completes any material acquisitions, other than those now under contract or buys spectrum at auction, the Company may be required to obtain additional financing earlier than December 31, 1997. See "Description of Certain Indebtedness--Credit Facility." There can be no assurance that the Company will be able to refinance the CIBC Financing timely, or at all, or to obtain any additional financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. In the event that the Company fails to refinance the CIBC Financing timely, or at all, or to obtain additional financing, such failure could result in the modification, delay or abandonment of some or all of the Company's development and expansion plans. Any such modification, delay or abandonment is likely to have a material adverse effect on the Company's business, which could adversely affect the value of the Common Stock and may limit the Company's ability to make principal and interest payments on its indebtedness. See "Risk Factors -- Significant Capital Requirements; Need for Additional Financing" and "-- Risk of Non-Consummation of CIBC Financing."


NEW ACCOUNTING PRONOUNCEMENT

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This Statement encourages, but does not require, accounting for stock compensation awards granted to employees based on their fair value at the date the awards are granted. Companies may elect to continue to apply current accounting requirements for employee stock compensation awards, which generally will result in no compensation cost for most fixed stock option plans, such as the Company's Equity Incentive Plan. The expense measurement provisions of the Statement apply to all equity instruments issued for goods and services provided by persons other than employees. All companies are required to comply with the disclosure requirements of the Statement. The Company expects to continue accounting for employee stock compensation awards using current accounting requirements.

INFLATION

    Management does not believe that its business is impacted by inflation to a significantly different extent than is the general economy.

                                    BUSINESS


    Advanced Radio Telecom Corp. ("ART" or the "Company") provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 38 GHz band of the radio spectrum. The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services. Upon completion of its pending acquisition of 129 38 GHz wireless broadband authorizations (the "CommcoCCC Assets") from CommcoCCC, Inc. ("CommcoCCC"), the Company will own or manage a total of 237 authorizations (which are also referred to herein as "licenses") granted by the Federal Communications Commission (the "FCC") covering an aggregate population of approximately 143 million in 169 U.S. markets.


TELECOMMUNICATIONS INDUSTRY OVERVIEW


    The current telecommunications landscape is being reshaped by the convergence of three major trends: (i) the accelerating growth in demand for high speed, high capacity digital telecommunications services, (ii) the deregulation of telecommunications markets and (iii) the rapid advances in wireless technologies. The growth in demand for high speed digital telecommunications services is being driven by the revolution in microprocessor power and advances in new multimedia and on-line applications such as the Internet. The ability to access and distribute information quickly has become critical to business and government users of telecommunications services. The rapid growth of local area networks ("LANs"), Internet services, video teleconferencing and other data intensive applications is significantly increasing the volume of broadband telecommunications traffic. The inability of the existing infrastructure to meet this demand is creating a "last mile" bottleneck in the copper wire networks of the incumbent local exchange carriers ("LECs"). This increasing demand, together with changes in the regulatory environment, is creating an opportunity to offer cost effective, high capacity last mile access using both wireline and wireless solutions.



    The present structure of the U.S. telecommunications industry was shaped principally by the 1984 court-directed divestiture of the Bell System (the "Divestiture"). As part of the Divestiture, seven Regional Bell Operating Companies ("RBOCs") were created and separated from the long distance service provider, AT&T, resulting in two distinct telecommunications industries: local exchange and inter-exchange (commonly known as long distance). Local exchange services typically involve the carriage of telecommunications within defined local access and transport areas ("LATAs"), and the provision of access, or connections, between LECs and inter-exchange carriers ("IXCs") for the completion of long distance calls.



    Since the Divestiture, the local exchange segment of the telecommunications market, with total 1995 revenues estimated by the FCC at over $95.0 billion, has remained the domain of LECs. Recently, however, regulatory policy has shifted away from monopoly protection of the LECs. U.S. court decisions, FCC actions and, most recently, the Telecommunications Act of 1996 (the "Telecommunications Act") have dramatically changed the regulatory environment. These changes have permitted increased competition in the local exchange market and created opportunities for new companies, such as competitive access providers ("CAPs").



    In the late 1980s, CAPs emerged to compete with LECs by providing dedicated private line transmission and access services. Beginning in 1994, a few states permitted CAPs to also operate as "competitive local exchange carriers" ("CLECs"), by providing local exchange services to business customers in addition to transmission and access services. These CAP/CLEC networks typically consist of fiber optic facilities connecting IXC points of presence ("POPs") with customer locations and LEC switches within a limited metropolitan area. Initially, demand for alternative local access was driven by access charges of approximately 40% to 45% of the cost of a long distance call levied by LECs on the IXCs. In addition to providing lower access charges, CAP/CLEC fiber optic services, where available, have generally been considered to provide superior quality and higher capacity services than those available from LECs' legacy copper wire networks. A leading research company estimates that in 1994

CAPs/CLECs captured approximately $1.3 billion of the revenues generated by the local exchange market. Such research company also projects that, as a result of increased competition and the growth of enhanced services, CAPs/CLECs' revenues will grow in excess of 150% per year over the next two years. In addition to CAPs/CLECs, a wide range of alternative access providers, including cable television operators, wireless local loop service providers and others, are expected to emerge.


    Continued growth in the quality and number of competitors in the local telecommunications market will be driven principally by (i) the growing interest among business customers for an alternative to the LEC networks in order to obtain higher capacity and better pricing, (ii) the increases in data applications and capacity requirements for local and wide area network connections, high speed Internet access and videoconferencing, (iii) the LECs' inability to upgrade their copper networks quickly, (iv) the preference of competing telecommunications providers to control the points of connection to their customers and prevent LECs from obtaining confidential marketing information and (v) new state and federal legislation mandating interconnection and competition in the local exchange market.

    Wireless broadband telecommunications services are developing rapidly to handle these growing needs for alternative access. In particular, the successful deployment of 38 GHz links by European cellular service providers and recent advances in 38 GHz technology, coupled with metropolitan-wide footprint licensing, has enabled the provision of greater capacity and reliability at a lower cost per customer than traditional copper wire networks. Furthermore, 38 GHz facilities can be installed, deinstalled and reinstalled elsewhere with minimal time and cost compared to both fiber optic and copper wire facilities.


ART'S WIRELESS BROADBAND SERVICES



    The Company is positioned to solve the need for broadband last mile services, linking end users to facilities of LECs, CAPs/CLECs, IXCs and Internet Service Providers ("ISPs"). The Company is also positioned to link cell sites of mobile communications service providers and to link metropolitan area network sites using 38 GHz technology. The Company's wireless broadband links deliver high quality voice and data transmissions at a level of performance which exceeds the performance of copper based networks and is a viable alternative to fiber optic based networks. The Company provides point-to-point wireless digital circuits ranging in capacity from DS-1 (1.544 Megabits per second ("Mbps"), capable of carrying 24 simultaneous voice conversations) to DS-3 (45 Mbps, capable of carrying 672 simultaneous voice conversions). The Company believes that it generally owns or manages sufficient 38 GHz bandwidth to satisfy the anticipated service requirements of its target customers in each of the Company's existing markets and the additional 80 markets to be acquired under the CommcoCCC Agreement (as defined).



    The Company intends initially to market its services as a carrier's carrier in order to leverage ART's carrier customers' sales forces, channels of distribution and customer bases. The Company believes that its services will be attractive to carrier customers which do not currently have broadband networks that reach the majority of their customers. For example, the Company has entered into a strategic distribution agreement (the "Ameritech Strategic Distribution Agreement") with Ameritech ("Ameritech") for delivery of the Company's wireless broadband services throughout Ameritech's midwest operating region and for certain large customers located outside its region. Ameritech has announced its intention to initiate sales of ART's wireless broadband services beginning in November 1996. See "-- Strategic Alliances -- Ameritech Strategic Distribution Agreement."



    Each of ART's wireless broadband links consists of paired millimeter wave radio transceivers installed at a distance of up to five miles from one another within a direct line of sight. The transceivers currently used by the Company are installed primarily on rooftops. In order to deploy its links quickly, the Company plans to obtain roof rights on buildings with fiber optic points of termination for transceiver sites. To accomplish this objective, the Company is developing proprietary site selection and network design software which will significantly reduce the amount of time necessary to select optimal network sites. In coordination with its marketing plans, the Company will dispatch site acquisition specialists locations to obtain renewable site access options at targeted locations. The Company uses a combination of its own employees and independent contractors for site acquisition.



    Significant features of the Company's wireless broadband services include
(i) sufficient bandwidth and flexibility in each channel for most present day applications, (ii) minimal channel interference from other sources, resulting from dedicated spectrum, (iii) range of up to five miles between transmission links (depending upon path engineering factors), (iv) performance engineered to provide a minimum of 99.999% availability, (v) transmission accuracy engineered to provide bit error rates of better than 10-13 (unfaded), (vi) optional forward error correction for even higher data reliability, insuring the integrity of transmitted data over wireless broadband paths, (vii) rapid deployment, (viii) 24-hour, seven-days-a-week network monitoring by the Company's network management control center, (ix) available nationwide four-hour emergency restoral time in most circumstances and (x) optional "hot" standby links that remain powered up and switch "on line" if the primary link fails.



    The Company believes that the following factors provide it with certain significant competitive advantages in offering broadband last mile services, including:



    - The characteristics of 38 GHz technology (high data transfer rates, significant channel capacity, rapid deployment, easy installation, very high transmission quality and efficient network design) are ideal for the provision of last mile services. See "-- 38 GHz Technology."



    - The Company deploys capital efficiently because of the installation-to-meet-demand and redeployable nature of the Company's wireless broadband equipment, as compared to the significant upfront cost for installation of fiber based networks.



    - As one of the first 38 GHz service providers, the Company enjoys a time-to-market advantage and is therefore well-positioned to capture a large percentage of early adopters, which are generally among the heaviest users. The Company believes it is one of only two 38 GHz service providers currently offering commercial services.



    - The Company is forging strategic alliances with major telecommunications carriers, equipment vendors and technology development companies, thus gaining access to important channels of distribution and early deployment of advanced technologies.



    - The broad scope of the Company's footprint enables it to offer wireless broadband services targeting much of the United States's addressable business market.



    - The Company's network management operational support system that provides 24-hour, seven-days-a-week network monitoring and management. The system is designed to provide provisioning, link alarm monitoring, link performance reporting, historical link performance data, remote link diagnosis, remote link restoral and coordination and testing with associated network operating centers.



    - The Company is developing proprietary Geographic Information Systems ("GIS") that provide ART with 3-D digital modeling of all of its markets, including all building and landscape features, to reduce the time and expense of engineering its proposed radio locations. These systems will allow the Company to determine line of site for proposed links, produce a list of tenants in the buildings serviceable from such locations and integrate this information with its marketing databases. The GIS development enables the Company to remotely determine line-of-sight availability and provide immediate information regarding network design alternatives. These systems further provide the Company with a powerful tool to market its services to telecommuni-
     cations service providers seeking to offer broadband connectivity to their customers.

BUSINESS STRATEGY


    The Company is seeking to capitalize on its broad footprint of 38 GHz authorizations to become a leading provider of wireless broadband solutions to a diverse group of traditional and emerging telecommunications service providers and end users. The Company has begun to implement the following strategic initiatives to achieve this objective:



    - CAPITALIZE ON BROAD SPECTRUM POSITION. The Company's spectrum assets provide it with the foundation on which to create a large scale commercial network of 38 GHz wireless broadband operations. The Company plans to continue to build out its infrastructure and to intensify its marketing effort in its market areas in order to exploit the value inherent in its spectrum assets. See " -- Agreements Relating to Licenses and Authorizations."



    - ESTABLISH AND EXPAND KEY STRATEGIC ALLIANCES. The Company plans to utilize strategic alliances to bundle its services with those of its partners, to provide for alternative distribution channels and to gain access to technological advancements. The Company has established and will seek to continue to establish key strategic alliances with major service providers, equipment manufacturers and systems integrators. Under the Ameritech Strategic Distribution Agreement, Ameritech is targeting certain sales objectives and has agreed to spend internally up to $7.0 million on its sales or marketing of ART's services. Ameritech owns a 5.6% beneficial equity interest in the Company as of October 11, 1996 (4.5% after giving effect to the Offering without giving effect to any purchases of Common Stock by Ameritech in the Offering). The Company also has agreements with Harris Corporation, Farinon Division ("Harris") for marketing ART's 38 GHz services to PCS providers and with GTE Corporation for installation, field servicing and network monitoring. See "-- Strategic Alliances."



    - MARKET INITIALLY AS A CARRIER'S CARRIER. The Company intends to initially market its services as a carrier's carrier in order to leverage ART's carrier customers' sales forces, channels of distribution and customer bases. The Company's initial target customers include LECs, CAPs/CLECs, IXCs, ISPs and mobile communications service providers. The Company believes that its services are particularly attractive to carrier customers who do not currently have broadband networks capable of reaching the majority of their customers.



    - PROACTIVELY IDENTIFY OFF-NET MARKET OPPORTUNITIES FOR CARRIER CUSTOMERS. ART utilizes its proprietary database tools, such as GIS, to analyze a particular carrier's network and identify high density off-net customer locations. The GIS database is then used to pre-clear off-net buildings for line-of-site, distance and network design alternatives. After a critical mass of sites has been pre-qualified, the Company is able to proactively market to the carrier access to such customer premises and pursue a "team selling" approach to end users. Utilizing this proactive approach with multiple carriers is expected to allow the Company incrementally to build a custom-designed wireless hub network in each of its target markets.



    - PURSUE OPPORTUNITIES TO PROVIDE VALUE-ADDED SERVICES. The Company will also market services such as data, video-conferencing, high resolution imaging and video on demand directly to end users in conjunction with system integrators, telecommunications equipment manufacturers and other service providers. The Company also plans to offer point-to-multipoint wireless broadband services and may also decide to offer switched-data services to end users who desire a single source telecommunications solution.



    - MAINTAIN COMPETITIVE ADVANTAGES THROUGH TECHNOLOGY ADVANCEMENTS. As 38 GHz microwave radios begin to be produced in large volumes with modern manufacturing techniques, the Company believes that the cost of such equipment will decline, thereby allowing the Company to meet anticipated price competition in its markets. In addition, through the Company's internal technology development efforts, as well as on-going participation in equipment manufacturers' research and development activities, the Company continuously seeks to reduce costs by designing equipment that allows it to more efficiently utilize its spectrum. For example, the Company anticipates taking delivery of 38 GHz OC-3 SONET compatible radios (155 Mbps) within 18-24 months.

MARKETING PLANS



    ART is addressing its initial target markets as a carrier's carrier, while expanding its marketing efforts to include direct sales to end users of its services. The Company is augmenting its marketing and sales channels through resale agreements with strategic marketing partners and through alliances with selected LECs, CAPs/CLECs, ISPs, IXCs, interconnect providers (PBX suppliers), LAN, MAN and WAN systems integrators and other telecommunications equipment manufacturers and service providers.



    To develop the market potential of its wireless broadband authorizations, ART has organized its operations into four geographic regions: Northeastern, Central, Southern and Western. Each region has its own General Manager in charge of operations, field service and sales and marketing. Factors that determine the extent of proactive sales activity in each market include (i) number of license areas, (ii) geographic size of license areas, (iii) end user density within license areas, (iv) radio link design variables such as precipitation patterns and topography and (v) the strategies of the incumbent LECs and CAPs/CLECs. Organizing its markets into regions provides ART with significant operating cost efficiencies through the centralization of its administrative functions, and allows ART to provide superior service to its key customers.



    The Company's internal salesforce is currently marketing the Company's wireless broadband services by (i) team selling with the carriers' sales forces
(ii) performing field demonstrations of 38 GHz service, (iii) making presentations at industry trade shows, (iv) providing an interactive Internet home page, (v) running promotional advertisements in selected trade media and
(vi) conducting extensive one-on-one presentations and demonstrations through its carrier sales force. The sales organization is supported by the product marketing group which has developed programs for each of the targeted sectors.



    As a non-dominant carrier, ART does not have to cost-justify its rates to regulatory bodies and therefore has a wide latitude to exercise individual case based pricing, subject to certain policies against discriminatory treatment. As a result, ART expects to enter into customer-specific and service-specific arrangements, which include volume, capacity and term discounts and customized billing and payment options. The services offered by ART are expected to be competitively priced with those of the incumbent LECs. The Company also intends to charge for installation and network monitoring services where appropriate. The Company also anticipates offering metered services to various end users at an appropriate point in the future.


CUSTOMERS AND APPLICATIONS


    The Company began deploying its links principally on a trial basis in November 1995 and has since been hiring its staff, building its internal infrastructure and developing its marketing plans and relationships with potential customers. The Company has generated only nominal revenues from its operations to date as it is currently finalizing plans to roll out its services on a wide-scale basis. Currently, the Company is providing or has received orders to provide wireless broadband services to LECs, CAPs/ CLECs, ISPs and mobile communications service providers and is in the process of becoming a qualified vendor to all the major IXCs. The Company currently provides services to carriers such as Ameritech, Bell Atlantic NYNEX Mobile, MFS Communications, UUNet, Digex, Inc., Electric Lightwave, NEXTLINK Communications LLC, American PCS, L.P., Western Wireless, Commonwealth Telephone, Public Interest Network, Chadwick Telephone, CGX Telecom and CAIS, Inc., among others.


    The Company currently provides, or anticipates providing, wireless broadband services to the following types of customers, among others:

    LOCAL EXCHANGE CARRIERS AND COMPETITIVE ACCESS PROVIDERS/COMPETITIVE LOCAL EXCHANGE CARRIERS. Currently, CAPs/CLECs compete with LECs by installing fiber optic cable rings in the highest density business locations to connect with long distance carriers and for intra-ring transmissions. Due to the high cost inherent in building fiber networks, CAPs/CLECs generally target densely populated areas with high concentrations of large end-users. In order to reach "off-net" customers, CAPs/CLECs must either lease or purchase facilities and services from LECs or alternative suppliers until such time as it becomes economical to extend the CAP/CLEC fiber networks to these customers.



    CAPs/CLECs face certain implementation obstacles that the Company's wireless broadband services can assist in solving. CAPs/CLECs need to reach new customers that are off-net quickly and inexpensively, and are expected to prefer to obtain additional network facilities from (and share proprietary information with) someone other than a direct competitor, such as a LEC. CAPs/CLECs can utilize the Company's wireless broadband services as an alternative to copper, fiber-based or other such network facilities provided to the CAPs/CLECs by LECs (see diagram below), to extend their own networks to reach areas where such extension is neither cost-efficient nor feasible, because of rights-of-way or other restrictions, or to provide redundant and back-up capacity to their existing networks.



    LECs are encountering many of the same obstacles CAPs/CLECs are encountering in seeking to enhance their networks to deliver broadband services. Certain LECs have sought to utilize 38 GHz technology to expand the range of their service offerings to match those offered by CAPs/CLECs. Further, as LECs are permitted to provide inter-LATA long distance services, they may seek to use 38 GHz technology to bypass other LECs outside of their region. See "-- Strategic Alliances -- Ameritech Strategic Distribution Agreement."


                                   [GRAPHIC]

    INTERNET SERVICE PROVIDERS. The expanding demand for Internet access, the growing importance of audio, video and graphic Internet applications to both business and residents and the lack of high capacity access through local telephone company facilities has created a growing market for wireless broadband services similar to ART's services. The Company offers ISPs timely, reliable and affordable access at the required high speed data rates -- both 45 Mbps and
1.544 Mbps -- allowing ISPs to keep pace with their customers' need for increased capacity. The Company provides wireless broadband links between customers and their ISPs and between ISP POPs and the Internet backbone. A single 38 GHz DS-1 circuit linking a corporate user to an ISP's POP is approximately 53 times faster than a 28.8 Kbps dial-up modem and 12 times faster than the fastest ISDN connection. Each of the Company's 38 GHz DS-3 links can support 28 DS-1 circuits per channel, or one DS-3 circuit per channel, which can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modems currently in use (28 Kbps) and over 350 times the rate of the fastest ISDN lines currently in use (128 Kbps).


                           [GRAPHIC]

    MOBILE COMMUNICATIONS SERVICE PROVIDERS. ART's wireless broadband services have begun to help cellular, wireless dispatch and emerging PCS carriers compete in expanding domestic mobile communications markets by providing cost-effective backbone network connections between cell sites, base stations and wireline networks, regardless of location. Similar 38 GHz mobile communications connections have been proven effective in Europe, and ART's easily installed, economical wireless broadband links have begun to give domestic mobile carriers, such as American Personal Communications and Western Wireless, a competitive edge in building or expanding their networks through reduced construction time and installation costs.


                               [GRAPHIC]

    INTER-EXCHANGE CARRIERS. To minimize costly LEC access charges and to gain more direct contact with the consumer, IXCs have begun to utilize the Company's wireless broadband services to connect call origination or termination points either directly to the IXCs' POPs or by way of CAP intermediate fiber rings. These providers have also begun to use 38 GHz services to connect two or more of their respective POPs in a single market area. By utilizing the Company's wireless broadband services, IXCs are able to avoid the capacity barriers inherent in copper wire connections, which have typically prevented them from providing their customers with the end-to-end, high bandwidth, full digital services available from a fiber optic or wireless-based system. Wireless broadband services also may be utilized to provide carriers with viable, cost-efficient physical diversity routes (I.E., back-up capacity) for traffic in situations when primary routes become incapacitated or network reliability concerns demand alternate telecommunications paths.


                                [GRAPHIC]

    PRIVATE USER NETWORKS. ART's wireless broadband services enable business, government and other heavy usage customers to create efficient, high speed, high capacity private voice, data and video communications networks within and among their local facilities and buildings. These customers include universities, hospitals, hotels, shopping centers and multi-location manufacturing, business and governmental institutions. Working directly with ART or through ART resellers, customers will be able to access cost-effective alternatives to LEC copper networks.


    Providing high speed data and video transmission and real time communications services by linking customer computers in local, metropolitan and wide area network configurations will be an important part of ART's private networking business. The ability to send large amounts of data quickly and efficiently and to interconnect personal computers both within and among buildings in campus settings is a growing customer need. ART's wireless broadband services are designed to serve this rapidly expanding market.


                               [GRAPHIC]

    INTERACTIVE VIDEO SERVICES USERS. ART's wireless broadband services provide high speed, high capacity access to communications networks for customers who require reliable videoconferencing, video on demand, and Internet video services. The Company believes the increasing popularity and use of these services, particularly by large business and government customers, provide a promising market for ART's wireless links. Videoconferencing requires high speed communications both to and from the participants. The Company's services meet this requirement for high bandwidth, full duplex communications.


                                   [GRAPHIC]

38 GHZ TECHNOLOGY



    The FCC has allocated the 37.0-40.0 GHz (the "38 GHz") band for wireless broadband transmissions. The FCC has authorized the use of fourteen 100 MHz channels between 38.6 GHz and 40.0 GHz, which enables licensees to provide point-to-point wireless telecommunications services within a specified geographic footprint usually of up to a 50-mile radius inscribed within a rectangle.



    38 GHz technology was first widely deployed in Europe by cellular telephone service providers for the interconnection of cell sites with switches. In the early 1990s, technological advances resulted in a substantial reduction in the cost and size of millimetric microwave components with a simultaneous increase in reliability and quality, allowing for the provision of wireless broadband telecommunication links at competitive prices. By 1993, advances in 38 GHz technology, combined with its growing use in Europe and Central America, led to increasing awareness of and interest in the potential uses of 38 GHz in the United States.



    The 38 GHz band provides for the following additional advantages as compared to other spectrum bands and wireline alternatives:



    - HIGH DATA TRANSFER RATES. The total amount of bandwidth for each 38 GHz channel is 100 MHz, which exceeds the bandwidth of any other present terrestrial wireless channel allotment and supports full broadband capability. For example, one 38 GHz DS-3 link at 45 Mbps today can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8 Kbps) and over 350 times the rate of the fastest integrated services digital network ("ISDN") line currently in use (128 Kbps). In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates allow end users to receive real time, full motion video and 3-D graphics at their workstations and to utilize highly interactive applications on the Internet and other networks.



    - SIGNIFICANT CHANNEL CAPACITY. Because 38 GHz radio emissions have a narrow beam width, a relatively short range and in most instances the capability to intersect without creating interference, 38 GHz service providers can efficiently reuse their bandwidth within a licensed area, thereby increasing the number of customers to which such services can be provided. Management believes that by using technology currently employed by the Company it can serve virtually all of its addressable service market.



    - RAPID DEPLOYMENT. 38 GHz technology can be deployed considerably more rapidly than wireline and other wireless technologies, generally within 72 hours after obtaining access to customer premises. In contrast to the relative ease of installing a 38 GHz transmission link, extending fiber or copper-based networks to reach new customers requires significant time and expense. In addition, unlike providers of point-to-point microwave service in most other spectrum bands, a 38 GHz license holder can install and operate as many transmission links as it can engineer in the licensed area without obtaining additional approvals from the FCC. This is a substantial advantage over other portions of the microwave radio spectrum that must be licensed on a link-by-link basis and that cannot commence service until frequency coordination has been completed.



    - EASE OF INSTALLATION. The equipment used for 38 GHz point-to-point applications (I.E., antennae, transceivers and digital interface units) is smaller, less obtrusive and less expensive than that used for microwave equipment applications at other frequencies, making it less susceptible to zoning restrictions. In addition, 38 GHz equipment can be easily redeployed to meet changing customer requirements.



    - VERY HIGH TRANSMISSION QUALITY. The Company's wireless broadband services are engineered to provide 99.999% availability, with better than a 10-13 (unfaded) bit error rate. This level of availability exceeds the performance of copper based networks and is a viable alternative to fiber based networks. When measured as the total amount of time "out of service" over a year, 99.999% availability equates to less than six minutes per year of down-time, compared to a range of four hours to 44 hours of historical performance of similar copper-based LEC circuits.



    - ADDITIONAL ADVANTAGES OVER OTHER PORTIONS OF RADIO SPECTRUM. At frequencies above 38 GHz, point-to-point applications become less practical because attenuation increases and the maximum distance between transceivers accordingly decreases. Additionally, the FCC has specified the use of many portions of the spectrum for applications other than point-to-point, such as satellite and wireless cable services, and, accordingly, these portions of the radio spectrum often are not available for point-to-point applications.


38 GHZ WIRELESS BROADBAND LICENSES AND AUTHORIZATIONS


    The Company was granted the first of its authorizations to construct and operate 38 GHz wireless broadband facilities in February 1995. Upon completion of the CommcoCCC Acquisition, the Company will own or manage a total of 237 authorizations that will allow it to provide 38 GHz wireless broadband services in 169 U.S. markets. The Company currently owns or manages 108 licenses (exclusive of the CommcoCCC Assets) that allow it to provide 38 GHz wireless broadband services in 89 markets, 73 of which are owned by the Company and the remaining 35 of which are managed by the Company through the Company's interests in or arrangements with other companies.

    The table below lists the amount of bandwidth covered by authorizations which the Company owns, manages or has a definitive agreement to acquire in the top 100 U.S. markets, in descending order of size based on the estimated population of the market:


                                                  BANDWIDTH COVERED BY AUTHORIZATIONS (MHZ)
                                           --------------------------------------------------------
                                                                             UNDER
                                                                          DEFINITIVE
                                                                         AGREEMENT TO
                 MARKET                       OWNED       MANAGED (1)       ACQUIRE        TOTAL
-----------------------------------------  -----------  ---------------  -------------     -----
300 MHZ OR MORE MARKETS
New York, NY                                      300         --              --               300
Washington, D.C.                                  300         --              --               300
Boston, MA                                        200         --                 100           300
Baltimore, MD                                     200            100          --               300
Cincinnati, OH                                    100         --                 200           300
Portland, OR                                   --                100             200           300
Norfolk/Virginia Beach, VA                     --                100             300           400
Columbus, OH                                   --                100             200           300
Providence, RI/Fall River, MA                     200         --                 200           400
Memphis, TN                                       100         --                 200           300
Oklahoma City, OK                              --                100             200           300
Birmingham, AL                                    100         --                 200           300
Buffalo/Niagara Falls, NY                         300         --                 100           400
Dayton/Springfield, OH                            100            100             100           300
Richmond/Petersburg, VA                           100         --                 200           300
Rochester, NY                                     300         --                 200           500
Hartford, CT                                      200            100             200           500
Albany/Schenectady, NY                            300         --                 200           500
Knoxville, TN                                     100         --                 200           300
New Haven/Waterbury, CT                           200         --                 100           300
Syracuse, NY                                      200         --                 100           300
Harrisburg, PA                                    200         --                 100           300
Scranton/Wilkes-Barre, PA                         300         --                 100           400
Springfield/Holyoke, MA                           200         --                 200           400
Jackson, MS                                       100         --                 200           300
Shreveport, LA                                    100         --                 200           300

                                                  BANDWIDTH COVERED BY AUTHORIZATIONS (MHZ)
                                           --------------------------------------------------------
                                                                             UNDER
                                                                          DEFINITIVE
                                                                         AGREEMENT TO
                 MARKET                       OWNED       MANAGED (1)       ACQUIRE        TOTAL
-----------------------------------------  -----------  ---------------  -------------     -----
200 MHZ MARKETS
Philadelphia, PA/Trenton, NJ                      200         --              --               200
Miami/Fort Lauderdale, FL                         100         --                 100           200
Cleveland/Akron, OH                               100         --                 100           200
Seattle/Tacoma, WA                             --                100             100           200
St. Louis, MO                                     100         --                 100           200
Pittsburgh, PA                                    200         --              --               200
Charlotte/Gastonia, NC                         --             --                 200           200
Nashville, TN                                     100         --                 100           200
Indianapolis, IN                                  100         --                 100           200
Louisville, KY                                    100         --                 100           200
Greensboro/Winston-Salem, NC                   --                100             100           200
Las Vegas, NV                                  --                100             100           200
Austin, TX                                     --                100             100           200
Grand Rapids, MI                               --                100             100           200
Omaha, NE                                      --             --                 200           200
Honolulu, HI                                   --                100             100           200
Albuquerque, NM                                --                100             100           200
Des Moines, IA                                    100         --                 100           200
Tucson, AZ                                     --                100             100           200
El Paso, TX                                    --             --                 200           200
Worcester, MA                                     200         --                  --           200
Allentown/Bethlehem, PA                           200         --              --               200
Baton Rouge, LA                                   100         --                 100           200
Charleston, SC                                    100            100          --               200
Mobile, AL                                        100            100          --               200

100 MHZ MARKETS
Chicago, IL                                       100             --              --           100
Detroit, MI                                        --             --             100           100
Dallas/Fort Worth, TX                             100             --              --           100
Houston, TX                                       100             --              --           100
Atlanta, GA                                       100             --              --           100
Minneapolis, MN                                   100             --              --           100
Phoenix, AZ                                        --            100              --           100
San Diego, CA                                      --            100              --           100
Tampa-St. Petersburg, FL                           --             --             100           100
Denver, CO                                         --            100              --           100
Kansas City, MO                                   100             --              --           100
Sacramento, CA                                     --            100              --           100
Milwaukee, WI                                      --             --             100           100
San Antonio, TX                                   100             --              --           100
Salt Lake City, UT                                 --            100              --           100
Orlando, FL                                        --             --             100           100
New Orleans, LA                                   100             --              --           100
Raleigh-Durham, NC                                 --             --             100           100
Little Rock, AR                                    --             --             100           100
Tulsa, OK                                          --             --             100           100
Greenville/Spartanburg, SC                         --             --             100           100

                                                  BANDWIDTH COVERED BY AUTHORIZATIONS (MHZ)
                                           --------------------------------------------------------
                                                                             UNDER
                                                                          DEFINITIVE
                                                                         AGREEMENT TO
                 MARKET                       OWNED       MANAGED (1)       ACQUIRE        TOTAL
-----------------------------------------  -----------  ---------------  -------------     -----
Toledo, OH                                         --             --             100           100
Spokane, WA                                        --            100              --           100
Kingsport, TN/Bristol, VA                          --             --             100           100
Fort Wayne, IN                                     --             --             100           100
Madison, WI                                       100             --              --           100
Wichita, KS                                       100             --              --           100
Springfield, MO                                    --             --             100           100
Sarasota/Bradenton, FL                             --             --             100           100
Corpus Christi, TX                                 --             --             100           100
Chattanooga, TN                                    --             --             100           100

------------------------------
(1) Includes authorizations (i) held by ART West, (ii) managed by ART under the DCT services agreement and (iii) managed under the Telecom One services agreement pursuant to a revenue-sharing arrangement. Does not include authorizations included in the CommcoCCC Assets which are managed by the Company on a short-term basis, pending the CommcoCCC Acquisition. The Company recently has entered into definitive agreements to acquire all outstanding interests in the authorizations held by ART West, DCT and Telecom One. See "Business -- Agreements Relating to Licenses and Authorizations."


    In addition to the above authorizations, the Company has 71 applications pending before the FCC for additional authorizations. However, due to the "freeze" imposed by the FCC and the conflicts with other applicants in same markets, there can be no assurance that it or any other company will receive additional authorizations with respect to any pending applications. See "Risk Factors -- Government Regulation" and "-- Government Regulation."


    Excluding the CommcoCCC Assets, the Company presently owns or manages between 100 and 300 MHz of transmission capacity within each of its markets. Because 38 GHz paths are very narrow and because certain microwave paths can intersect each other without creating interference, each market area can accommodate thousands of paths. The Company believes it generally owns or manages sufficient 38 GHz bandwidth to satisfy the anticipated service requirements of its target customers in each of the Company's existing markets and the additional 80 markets to be acquired under the CommcoCCC Agreement. Consistent with the Company's growth strategy, the Company may seek to obtain additional spectrum by either leasing excess capacity from other 38 GHz licensees, entering into management agreements or acquiring interests in other 38 GHz authorizations. See "Risk Factors -- Acquisition of Additional Bandwidth in Selected Areas."


    Under the terms of the CommcoCCC authorizations and the Company's management agreement with CommcoCCC, the Company must meet the FCC's construction deadline for 75 licenses between mid-April and mid-August 1997. The Company has met the construction deadline for 54 authorizations on a timely basis and expects it will meet its other FCC deadlines. All of the 38 GHz licenses owned or to be acquired by the Company are due to expire in February 2001. The Company believes that, in keeping with common FCC practices, the licenses will be renewed for successive 10-year periods upon expiration.


AGREEMENTS RELATING TO LICENSES AND AUTHORIZATIONS


    COMMCOCCC ACQUISITION. On July 3, 1996, the Company entered into an agreement (as amended, the "CommcoCCC Agreement") to acquire 129 38 GHz wireless broadband authorizations (the "CommcoCCC Assets") from CommcoCCC, Inc. ("CommcoCCC") in exchange for 6,000,000 shares of Common Stock (the "CommcoCCC Acquisition"). CommcoCCC was formed in a transaction arranged by Columbia Capital Corporation to acquire, own and operate the 38 GHz authorizations owned by Columbia Capital Corporation and its affiliates and those owned by Commco, L.L.C. The CommcoCCC

Acquisition is subject to various conditions including receipt of FCC and other approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if required), receipt by CommcoCCC of an opinion as to the tax-free nature of the transaction, consummation of the Offering on terms reasonably satisfactory to CommcoCCC, minimum population coverage requirements for the authorizations of the Company and CommcoCCC, accuracy of representations and warranties except for breaches that do not have in the aggregate a material adverse effect, no pending or threatened material litigation and other customary closing conditions. There can be no assurance that all such conditions will be satisfied. In particular, to obtain FCC approval, the Company will need to demonstrate that the shareholders of CommcoCCC acquired the authorizations that are to be assigned to the Company with the intent of providing service to the public and not for the speculative purpose of reselling such authorizations and may need certain waivers or consents from the FCC. The FCC may be unwilling to grant its approval or may grant its approval subject to conditions that may be adverse to the Company. The CommcoCCC Agreement, as amended, may be terminated by CommcoCCC if the Offering is not completed by November 30, 1996 or by either party if the CommcoCCC Acquisition is not consummated before October 15, 1997. See "Risk Factors -- Risk of Non-Consummation of CommcoCCC Acquisition."


    In the CommcoCCC Agreement, the Company and Telecom have each agreed that, prior to the consummation of the transaction, except in certain circumstances or with the consent of CommcoCCC, they will not issue equity, incur debt, acquire spectrum, make investments, consolidate, merge or sell all or substantially all of its assets. CommcoCCC has entered into a management agreement with the Company pursuant to which the Company bears the responsibility during the pendency of the CommcoCCC Acquisition to construct, manage and operate the CommcoCCC Assets, consistent with FCC rules. Under the management agreement, CommcoCCC is obligated to reimburse ART for up to $100,000 of operating expenses, which obligation will be cancelled if the CommcoCCC Acquisition is consummated. In the event the management agreement is terminated other than as a result of the consummation of the CommcoCCC Acquisition, CommcoCCC is obligated to purchase and ART is obligated to sell at the Company's original cost the equipment purchased by ART necessary to meet the FCC construction requirements for the CommcoCCC authorizations.


    The stockholders of CommcoCCC loaned the Company $3.0 million payable December 31, 1996 pursuant to a subordinated bridge financing facility (the "CommcoCCC Financing") and, in connection therewith, received three-year warrants to purchase 18,182 shares of Common Stock at a price of $24.75 per share. In connection with an October 1996 amendment to the CommcoCCC Agreement the Company modified the terms of such warrants, reduced the exercise price of such warrants to $17.1875 per share and increased the number of shares issuable upon exercise thereof to 87,272 shares (the "CommcoCCC Warrants"). The CommcoCCC Financing is secured by a security interest in all of the assets of the Company, including a pledge of the Company's stock in Telecom. The CommcoCCC Financing will be repaid with the proceeds of the Offering.



    The Company has given Commco, L.L.C., a stockholder of CommcoCCC, an option (the "Commco Option") to purchase one authorization in each of 12 specified market areas in which the Company will have more than one authorization, which authorizations cover in the aggregate approximately 19 million people. The Commco Option will be exercisable only if (i) the CommcoCCC Acquisition is consummated and (ii) Commco, L.L.C. obtains authorizations pursuant to certain pending applications frozen under the NPRM in market areas covering an aggregate population of at least 40 million people, and will terminate on the date nine months after the consummation of the Offering. The purchase price for any authorizations acquired under the Commco Option is determined by a formula based upon the fair market value at the time the Commco Option is exercised of up to 945,455 shares of Common Stock depending upon the number of authorizations purchased. The purchase price is payable in cash or, if the Commco Option is exercised within the later of 120 days after the closing of the CommcoCCC Acquisition or the date of grant by the FCC of the authorizations necessary to exercise the Commco Option, with a two-year note secured by shares of Common Stock having a value on the date of exercise equal to two times the principal amount of the note. In addition, if the Commco Option becomes exerciseable, an affiliate of Commco LLC will have the right to sublease channel capacity from the Company in the New York and Washington, D.C. markets on terms agreed to by the Company and Commco LLC.


    In arranging the CommcoCCC Acquisition, Columbia Capital Corporation and its affiliates agreed not to compete with the Company in the provision of wireless broadband telecommunication services in the 38 GHz band of the radio spectrum for a five-year period commencing upon the closing of the CommcoCCC Acquisition and have granted the Company a right of first offer to acquire any 38 GHz authorizations that Columbia Capital Corporation or its affiliates may acquire in the future with respect to their pending applications.


    Promptly upon closing of the CommcoCCC Acquisition, the Company has agreed to nominate one individual designated by CommcoCCC's stockholders and acceptable to the Company as a director of the Company. CommcoCCC has designated James B. Murray, Jr. as a director of the Company effective upon the consummation of the CommcoCCC Acquisition.


    In late 1994 and 1995, Columbia Capital Corporation and certain of its affiliates ("Columbia") entered into several letter agreements (the "Letter Agreements") with Video/Phone Systems, Inc. ("Video/Phone"). In consideration for services to be rendered under the Letter Agreements, Columbia granted or agreed to grant to Video/Phone options to purchase minority equity interests in entities formed or to be formed to apply for 38 GHz licenses. Columbia agreed not to assign these licenses to any person controlling, controlled by or under common control with Columbia unless such transferee granted to Video/Phone an equivalent option. The CommcoCCC Assets include 67 authorizations transferred by Columbia to CommcoCCC, subject to FCC approval. Columbia and Video/Phone are in a dispute with respect to the performance and obligations of the parties under the Letter Agreements. Columbia has agreed to indemnify and hold harmless the Company with respect to any loss or damage resulting from the Letter Agreements.


    In connection with the CommcoCCC Acquisition, Montgomery Securities has been retained by the Company as its financial adviser for which it will receive fees of up to approximately $2.7 million and the reimbursement of reasonable out-of-pocket expenses incurred in connection therewith.



    EMI ACQUISITION. On April 4, 1995, ART entered into an agreement with EMI Communications Corporation ("EMI") to acquire EMI's thirty two 38 GHz wireless broadband licenses and related assets in the northeastern United States (the "EMI Assets") in exchange for $3.0 million in cash and a $1.5 million three-year non-negotiable and non-transferable promissory note (the "EMI Note"). In November 1995, ART assigned all of its rights and obligations under the purchase agreement to Telecom. The FCC subsequently approved the transfer of the EMI Assets to Telecom, and the EMI Assets were acquired by Telecom in November 1995. ART has also agreed to provide wireless broadband services to EMI for a period of five years from the date of the agreement and to certain of EMI's customers on behalf of EMI for the terms provided in such EMI service agreements, and EMI agreed to provide certain services to Telecom for an initial period of one year from the date of the agreement. See "Description of Certain Indebtedness -- EMI Note."



    ART WEST JOINT VENTURE. On April 4, 1995, ART and Extended Communications, Inc. ("Extended") entered into a joint venture agreement (the "ART West Agreement") resulting in the formation of ART West Joint Venture ("ART West"), a Delaware partnership equally owned by ART and Extended. Under the terms of the ART West Agreement, ART and Extended transferred to ART West all of their respective interests in all of their 38 GHz authorizations (currently, 12 authorizations) in Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming (the "ART West Markets"). Under a separate management agreement between ART and ART West, ART is obligated to bear all costs and expenses relating to construction, operation and management of the ART West Markets and has agreed to utilize the ART West authorizations before other authorizations owned or managed by ART in the ART West Markets. As compensation, ART receives 90% of the recurring revenues of ART West, with ART West receiving the remaining 10%. To date, Extended has had no significant responsibilities with respect to ART West, and is not expected to invest in or contribute any services to ART West pending the proposed acquisition of Extended's interest described below. See "Certain Transactions -- ART West Joint Venture."


    In June 1996, the Company entered into an agreement (the "Extended Agreement") to acquire Extended's interest in ART West for an aggregate of $6.0 million in cash, subject to adjustment and subject to closing conditions including final FCC approval. Of the $6.0 million purchase price, $3.0 million is payable upon consummation of the Offering as a non-refundable deposit (the "ART West Deposit") and the balance is payable upon consummation of the transaction. Under this agreement, upon payment by ART of the ART West Deposit, Extended has agreed to surrender its rights under the ART West Agreement (i) to participate in the acquisition of additional licenses or authorizations in certain of the ART West Markets through ART West and (ii) to prohibit the acquisition by ART of additional licenses or authorizations in certain other ART West Markets.



    DCT SYSTEM SERVICES AND PURCHASE AGREEMENTS. On July 1, 1996 the Company entered into a definitive agreement (the "DCT Agreement") with DCT to acquire DCT's interest in certain 38 GHz licenses (the "DCT Systems") in exchange for $3.6 million in cash, subject to FCC approval, consummation of the DCT Agreement by September 1, 1997 and other customary closing conditions including accuracy of representations and warranties; absence of litigation and receipt of opinion of counsel. ART has entered into a services agreement with DCT pursuant to which ART bears the responsibility for the construction, operation and management of the DCT Systems. The agreement expires on December 31, 1998 and may be terminated earlier by DCT if the DCT Agreement terminates. Under the terms of the services agreement, ART is obligated to bear all costs and expenses relating to construction, operation and management of the DCT Systems. As compensation, ART is entitled to receive all of the revenues generated by the DCT Systems until December 31, 1996. From January 1, 1997 until the later of January 1, 1998 and the termination of the DCT Agreement, a license fee equal to 15% of the gross revenue generated by the DCT Systems will be paid to DCT, and thereafter a license fee based on the number and types of circuits operated by ART over the DCT Systems will be paid to DCT. After December 31, 1997, DCT has the right to market to third parties utilizing the DCT Systems. The services agreement terminates with respect to each DCT 38 GHz license upon the acquisition by ART of such license. The Company has completed construction of all of the DCT authorizations.



    TELECOM ONE SERVICES AGREEMENT. On April 24, 1996, the Company and Telecom One, Inc. ("Telecom One") entered into a services agreement (the "Telecom One Services Agreement") pursuant to which the Company constructed, and has agreed to operate and manage, all 38 GHz wireless broadband licenses and related telecommunications systems owned by Telecom One that are granted by the FCC. At present Telecom One has been granted two authorizations. The Company has completed construction of the two authorizations. Under the Telecom One Services Agreement, the Company is obligated to pay all costs and expenses related to construction, operation and management of the systems. As compensation, the Company receives 90% of the net revenues generated by the systems and Telecom One receives the remaining 10% for ten years. On June 27, 1996, the Company and Telecom One entered into an agreement pursuant to which the Company will acquire, subject to FCC approval, from Telecom One the two currently granted authorizations that are the subject of the Telecom One Services Agreement for approximately $111,000 in cash. In addition, the Company will have a right of first refusal on all future grants of 38 GHz authorizations to Telecom One or its current stockholders.


STRATEGIC ALLIANCES


    AMERITECH STRATEGIC DISTRIBUTION AGREEMENT. On April 29, 1996, the Company and Ameritech entered into a three-year strategic distribution agreement (the "Ameritech Strategic Distribution Agreement") pursuant to which the Company provides 38 GHz services to Ameritech, who will in turn market the Company's services under the Ameritech name. Ameritech has agreed to be the primary provider of the Company's services in the midwest. Ameritech has announced that in November 1996 it will launch its "Ameritech Wireless Broadband Service," which will be a local access component of Ameritech's

GlobalDesk Managed Access Service, allowing seamless high-speed connectivity for LAN interconnection, desktop videoconferencing and Internet access. Under the Ameritech Strategic Distribution Agreement, Ameritech is targeting certain sales objectives and will spend internally up to $7.0 million on its sales and marketing of the Company's services. The Company believes that Ameritech's sales and marketing expertise and its access to extensive distribution channels within its region will accelerate the rollout of the Company's business plan. The Ameritech Strategic Distribution Agreement is subject to termination at any time by either party on 90 days' notice. See "Risk Factors -- Dependence on Third Parties for Marketing and Service."


    GTE SERVICES AGREEMENT. On April 25, 1996, the Company entered into a two-year agreement with GTE Government Systems Corporation, a subsidiary of GTE Corporation ("GTE"). GTE will provide equipment staging and outfitting, site preparation, equipment installation and maintenance for the Company's wireless broadband services. Under the agreement, it is anticipated that GTE will perform at least 75% of the Company's installations. The Company will pay a fee equal to $1,550 for the installation of each link and a maintenance fee equal to $85 per hour. The aggregate amount of the fee will depend on the Company's rate of growth. The Company believes that GTE's nationwide presence and experience will provide the Company with efficient, quality installation and maintenance for its nationwide services. See "Risk Factors -- Dependence on Third Parties for Marketing and Service."


    GTE SOFTWARE LICENSE AGREEMENT. On March 29, 1996, the Company entered into a software license agreement with GTE's Network Management Organization. Under this agreement, the Company purchased software and developed its network management and provisioning functions to produce a reliable network management system and increase system performance. GTE's "Integrated Network Management Products" enable the Company to quickly identify service interruptions and to simultaneously alert the field service teams, who are able to restore services in a timely manner. The Company will pay a license fee of approximately $1.9 million and an annual maintenance support fee of approximately $145,000. The license fee will be paid in monthly installments commencing January 1, 1997 of $67,000 per month, including interest. After the first year, fees are subject to renegotiation based on market prices and conditions. See "Risk Factors -- Dependence on Third Parties for Marketing and Service."


    HARRIS AGREEMENTS. On April 26, 1996, the Company and Harris Corporation, Farinon Division ("Harris") entered into a one-year PCS marketing agreement (the "Harris Marketing Agreement") pursuant to which the Company granted to Harris the right to use its 38 GHz authorizations, including associated coordination services, installation and network monitoring and field services. Pursuant to the Harris Marketing Agreement, Harris agreed to market the Company's services in the emerging PCS market. The Harris Marketing Agreement is automatically renewable for successive one-year terms unless either party delivers notice of non-renewal at least 60 days prior to the end of the initial term or any successive term. The agreement is also subject to termination at any time by either party on 90 days' notice.

    Concurrently with the Harris Marketing Agreement, the parties entered into a one-year purchase agreement (the "Harris Purchase Agreement") pursuant to which the Company agreed to purchase certain microwave transmission equipment, software and services relating thereto (the "Harris Products"). The agreement sets minimum purchase goals for the purchase by the Company of Harris Products. If either the Harris Purchase Agreement or the Harris Marketing Agreement shall terminate, the other shall also terminate.


    TECHNOLOGY DEVELOPMENT AGREEMENTS. The Company has had discussions with several microwave equipment or technology development companies for development of technologies owned by such companies, for advanced 38 GHz radios highspeed converters and other technologies. The Company will continue to monitor new developments in technology and may elect to fund research and development activity in such new technology.

    The Company has entered into a letter of intent with Helioss Communications Corporation ("Helioss") for the development of advanced 38 GHz radios. Under the letter of intent, which is subject to definitive documentation, the Company will fund up to $1.0 million of Helioss' research and development expenses. The Company will have a right of first refusal on production capacity of the radios for three years from delivery of the first radios produced, and will receive a royalty on the sale of a certain number of radios to customers other than the Company; however, the Company will have no other rights to any technology developed.



    Through October 1, 1996, the Company has incurred approximately $650,000 of research and development expenses, including amounts incurred with American Wireless and Helioss. There can be no assurance that the Company can complete a definitive agreement with Helioss or that Helioss can develop technologies with commercial value for the Company. Although the Company does not have any other material commitments to fund research and development or to make investments in other companies, the Company expects to incur additional research and development expenses or to make other such investments from time to time.



    MASTER SERVICE AGREEMENTS. The Company's master service agreements contain the terms by which customers will place future orders. The terms which are outlined in these agreements include volume discounts, approximate geographic location of links needed and representative pricing. Although a master service agreement is not a take or pay commitment, it lays the groundwork for future orders by a preferred customer and is utilized to facilitate the issuance of purchase orders by a customer without any additional negotiations between the companies.



    ART has entered into master service agreements with a number of CAPs/CLECs, including NEXTLINK Communications LLC, DIGEX, Inc., CAIS, Inc., Astrolink Communications, Inc., American PCS, L.P., Message Center Management, Inc., Telecom, Inc. and GST.



    SITE ACQUISITION AGREEMENTS. In order to reduce the lag time in the provisioning of services and ensure that the Company can respond rapidly to customer orders, the Company has initiated a program to obtain access to antenna sites in advance of receiving a customer order in those situations where it can be anticipated that there may be difficulty in obtaining such rights through the customer's contracts and where the sites fit within the Company's marketing and network development plans. The Company has signed an agreement with MCM which will give the Company access to 4800 roof tops nationwide.



    TCG INSTALLATION AGREEMENT. Under an Installation Services Agreement dated October 2, 1996, the Company will act as a sub-contractor to Teleport to provide transmission facilities construction services. Total payments to the Company under this agreement are expected to be approximately $2.6 million.


FOREIGN MARKETS


    Entities in which the Company has a substantial interest have applied or intend to apply for licenses to provide wireless broadband services in Canada and in various European countries. See "Risk Factors--Potential Rights to Foreign Licenses."



    In October 1996, ART entered into a binding letter of intent with Advantage Telecom, Inc. ("ATI"), a Canadian company which has applied for licenses to provide 38 GHz service in the 66 major markets in Canada covering a population of approximately 25 million people. Upon consummation of the transactions described in the letter of intent, ART will hold a substantial direct and indirect minority interest in ATI and will be a party to a services agreement with ATI pursuant to which ART will construct and operate radio systems based upon licenses granted to ATI subject to control by ATI. ATI is responsible for securing the additional funding necessary to construct the radio systems, beyond its initial payment of approximately $300,000 in respect of expeneses incurred by the Company in connection with the ATI transaction. The Company believes that pursuant to the recent Industry Canada policy statement, it can apply for provisional licenses, which if granted would permit it immediately to construct and operate one paired 50 MHz 38 GHz channel in up to 66 markets throughout Canada. There can be no assurance that ATI will be granted these licenses or will obtain the funding necessary to construct the radio systems.



    On September 29, 1996 the Company entered into a shareholders agreement with Trond Johannessen, pursuant to which the Company anticipates eventually obtaining licenses and offering its wireless broadband services through separate subsidiaries in the 17 countries comprising the European Union. The Company has caused to be formed subsidiaries in Sweden and the United Kingdom for this purpose. Under the Shareholders Agreement, in consideration for services to be rendered, and his proportionate share of the formation costs, Mr. Johannessen is entitled to receive a 20% interest in the initial shareholdings in certain of the subsidiaries in each country, prior to significant funding of each subsidiary. The Company has no further commitment to fund any such subsidiary. Mr. Johannessen is also a consultant to the Company, for which he receives monthly payments of $6,500 plus expenses. The Company is seeking but has not yet received any operating licenses, strategic alliances or customer commitments in Europe. Although each member nation of the European Economic Community is required pursuant to a directive of the European Commission to open its telecommunication markets to competition over the next several years, the timing and extent of a relaxation in entry barriers and the degree of cooperation from the incumbent service providers in such areas as interconnection to customers and the public networks is unknown. There can be no assurance that the Company will be able to acquire the licenses necessary in each European country, to finance and implement its business plan or to operate in any country on a profitable basis.


COMPETITION


    The telecommunications services industry is highly competitive. The Company has only recently begun to market its wireless broadband services to potential customers and is currently providing services on a limited basis. In each market area in which the Company is authorized to provide services, the Company competes or will compete with several other service providers and technologies. The Company expects to compete primarily on the basis of wireless broadband service features, quality, price, reliability, customer service and response to customer needs. The Company faces significant competition from other 38 GHz providers and incumbent LECs, such as the RBOCs. The Company may also compete with CAPs/CLECs, other wireless service providers, cable television operators, electric utilities, LECs operating outside their current local service areas and IXCs. There can be no assurance that the Company will be able to compete effectively in any of its market areas.



    COMPETITION FROM 38 GHZ SERVICE PROVIDERS. The Company faces competition from other 38 GHz service providers, such as WinStar and BizTel, within its market areas. In many cases, one or both of these service providers hold licenses to operate in other portions of the 38 GHz band in geographic areas which encompass or overlap the Company's market areas. In certain of the Company's market areas, other 38 GHz service providers may have a longer history of operations, a larger geographic footprint or substantially greater financial resources than the Company. WinStar commenced its 38 GHz operations approximately one year prior to the Company, has raised significant capital and has the competitive advantages inherent in being the first to market 38 GHz services. In addition to WinStar and BizTel, at least one other substantial entity, Milliwave, L.P. ("Milliwave"), and several dozen smaller ones have been granted 38 GHz authorizations in geographic regions in which the Company plans to operate. WinStar has recently entered into a definitive agreement with Milliwave to acquire Milliwave's 38 GHz licenses, subject to FCC approval, and has agreed to manage such licenses pending the consummation of such acquisition. Due to the relative ease and speed of deployment of 38 GHz technology, the Company could face intense price competition and competition for customers (including other telecommunications service providers) from other 38 GHz service providers.


    The Company also faces potential competition from new entrants to the 38 GHz market, including LECs and other leading telecommunications companies. The NPRM contemplates an auction of certain spectrum assets, including the lower fourteen proposed 100 MHz channels (which are similar to those used by the Company) and four proposed 50 MHz channels in the 38 GHz spectrum band, which have not been previously available for commercial use. See "Risk Factors -- Government Regulation." The grant of additional authorizations by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, could result in increased competition. The Company believes that, assuming that additional channels are made available as proposed by the NPRM, additional entities having greater resources than the Company could acquire authorizations to provide 38 GHz services.


    OTHER WIRELESS COMPETITORS. The Company may also face competition from other terrestrial wireless services, including 2 GHz and 28 GHz wireless cable systems (MMDS and LMDS), 18 GHz point-to-point microwave services (DEMS), FCC
Part 15 wireless radio devices, and other services that use existing point-to-point microwave channels on other frequencies. Motorola Satellite Systems, Inc. has filed an application with the FCC for a global network of satellites in the 37.5-40.5 GHz band and the 47.2-50.2 GHz band, which is proposed to be used for broadband voice and data services. Other companies have filed applications for a global broadband satellite system in the 28 GHz band. If developed, these systems could also present significant competition to the Company.



    The FCC is planning to hold an auction for 28 GHz spectrum in all markets for the provision of high capacity "wireless cable" systems. These auctions are expected to take place in 1997. The 2 GHz wireless cable spectrum may also provide competition for metropolitan wireless broadband services. At present, wireless cable licenses are used primarily (if not exclusively) for the distribution of video programming, and have only a limited capability to provide two-way communications needed for wireless broadband telecommunications services but there can be no assurance that this will continue to be the case.



    According to press reports and FCC records Associated Communications Group, affiliates and joint venture partners (collectively "ACG") hold licenses in the 18 GHz band in 31 markets. Press reports indicate that ACG plans to use fixed wireless service to provide voice, data, Internet and videoconferencing services.



    The FCC has allocated a number of spectrum blocks for use by wireless devices that do not require site or network licensing. A number of vendors have developed such devices that may provide competition to the Company for certain low data-rate transmission services.



    COMPETITION FROM INCUMBENT LECS. The Company also faces significant competition from incumbent LECs, irrespective of whether they provide 38 GHz services. Incumbent LECs have long-standing relationships with their customers, generally own significant PCS or cellular assets, have the potential to subsidize competitive services with revenues from a variety of businesses and benefit from favorable federal and state policies and regulations. Regulatory decisions and recent legislation, such as the Telecommunications Act, have partially deregulated the telecommunications industry and reduced barriers to entry into new segments of the industry. In particular, the Telecommunications Act, among other things, (i) enhances local exchange competition by preempting laws prohibiting competition in the local exchange market, by requiring LECs to provide fair and equal standards for interconnection and by requiring incumbent LECs to provide unbundling of services and (ii) permits an RBOC to compete in the interLATA long distance service market once certain competitive characteristics emerge in such RBOC's service area. The Company believes that this trend towards greater competition will continue to provide opportunities for broader entrance into the local exchange markets. However, as LECs face increased competition, regulatory decisions are likely to provide them with increased pricing flexibility, which in turn may result in increased price competition. There can be no assurance that such increased price competition will not have a material adverse effect on the Company's results of operations.



    A number of companies are in the process of developing enhancements to increase the performance of LECs legacy copper networks. These generally come under the description of digital subscriber line products, such as ADSL (asymmetrical digital subscriber line), HDSL (high-speed digital subscriber line), and VDSL (video digital subscriber line). There can be no assurance that the Company will be able to compete effectively with these enhancements.



    OTHER COMPETITORS. The Company may compete with CAPs/CLECs for the provision of last mile access and additional services in most of its market areas. However, the Company believes that many CAPs/CLECs have begun to utilize 38 GHz transmission links to augment their own service offerings to IXCs and end users, and that the Company is well positioned and has begun to provide such 38 GHz services to CAPs/CLECs. However, there can be no assurance that CAPs/CLECs will utilize the Company's 38 GHz services or that CAPs/CLECs will not seek to acquire their own 38 GHz licenses or use the 38 GHz licenses of other licensees. Furthermore, the ability of CAPs/CLECs to compete in the local exchange market is limited by lack of parity with LECs in number portability, dialing parity and reasonable interconnection. The Telecommunications Act requires the FCC and the states to implement regulations that place CAPs/CLECs on a more equal competitive footing with LECs. To the extent these changes are implemented, CAPs/CLECs may be able to compete more effectively with LECs. However, there can be no assurance that CAPs/CLECs or 38 GHz service providers, such as the Company, will be able to compete effectively for the provision of last mile access and other services.



    The Company may also face competition from cable television operators deploying cable modems, which provide high speed data capability over installed coaxial cable television networks. Although cable modems are not widely available currently, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users, cable operators will be required to spend significant time and capital in order to upgrade their existing networks to the next generation of hybrid fiber coaxial network architecture. However, there can be no assurance that cable television operators will not emerge as a source of competition to the Company.



    The Company may also face competition from electric utilities, LECs operating outside their current local service areas, IXCs and other providers. These entities provide transmission services using technologies which may enjoy a greater degree of market acceptance than 38 GHz wireless broadband technology in the provision of last mile broadband services. In addition, the Company may face competition from new market entrants using fiber optic and enhanced copper based networks to provide local service.


    Many of the Company's competitors have long-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than the Company. As a result, these competitors may be able to more quickly develop and exploit new or emerging technologies, adapt to changes in customer requirements, or devote greater resources to the marketing of their services than the Company. The consolidation of telecommunications companies and the formation of strategic alliances and cooperative relationships in the telecommunications and related industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. In such case, there can be no assurance as to the degree to which the Company will be able to compete effectively.

GOVERNMENT REGULATION

    The Company's wireless broadband services are subject to regulation by federal, state and local governmental agencies. The Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all authorizations, tariffs and approvals necessary and appropriate to conduct its operations. Nevertheless, changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz and/or the future granting of 38 GHz authorizations, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company.

    FEDERAL REGULATION

    At the federal level, the FCC has jurisdiction over the use of the electromagnetic spectrum (I.E., wireless services) and has exclusive jurisdiction over all interstate telecommunications services, that is, those that originate in one state and terminate in another state. State regulatory commissions have jurisdiction over intrastate communications, that is, those that originate and terminate in the same state. Municipalities may regulate limited aspects of the Company's business by, for example, imposing zoning requirements and requiring installation permits. The Company also is subject to taxation at the federal and state levels and may be subject to varying taxes and fees from local jurisdictions.


    FCC LICENSING. The Communications Act of 1934 (the "Communications Act") imposes certain requirements relating to licensing, common carrier obligations, reporting and treatment of competition. Under current FCC rules, the recipient of an authorization for 38 GHz microwave facilities is required to construct facilities to place the station "in operation" within 18 months of the date of grant of the authorization. Although, under current FCC regulations, the term "in operation" is not defined beyond the requirement that the station be capable of providing service, the industry custom is to establish at least one link between two transceivers in each market area for which it holds a license. In the event that the recipient fails to comply with the construction deadline, the license is subject to forfeiture, absent an extension of the deadline. Upon completion of the CommcoCCC Acquisition, the Company will own or manage a total of 237 authorizations that will allow it to provide 38 GHz wireless broadband services in 169 U.S. markets. The Company currently owns or manages 108 licenses (exclusive of the CommcoCCC Assets) that allow it to provide 38 GHz wireless broadband services in 89 markets to construct and operate 38 GHz wireless broadband facilities, 73 of which are owned by the Company and the remaining 35 of which are managed by the Company through the Company's interests in or arrangements with other companies. All of the 108 licenses (exclusive of the CommcoCCC Assets) which the Company owns or manages have met the FCC's construction deadline. Under the terms of the CommcoCCC authorizations and the Company's management agreement with CommcoCCC, the Company has met the construction deadline for 54 licenses and must meet the construction deadline for the remaining 75 licenses between mid-April and August 1997. The Company believes that, in light of current FCC practice, extensions of construction periods are highly unlikely. In addition, pursuant to rules that became effective August 1, 1996, if a station does not transmit operational traffic (not test or maintenance signals) for a consecutive period of twelve months at any time after construction is complete, or if removal of equipment or facilities renders the station incapable of providing service, the license is subject to forfeiture, absent a waiver of the FCC's rules. Although this rule has not been interpreted by the FCC, it is possible that it could be applied in such a way that would cause one more of the Company's licenses to be subject to forfeiture. See "Risk Factors -- Risk of Forfeiture, Non-Renewal and Fluctuation in Value of FCC Licenses."


    COMMON CARRIER REGULATION. Under the terms of its licenses, the Company is classified as a common carrier, and as such is required to offer service on a non-discriminatory basis at just and reasonable rates to anyone reasonably requesting such service. Although the Communications Act prohibits the Company from discriminating among its customers, the Communications Act, as currently interpreted by the FCC, does permit the Company substantial discretion in classifying its customers and discriminating among such classifications. The Company generally is obligated to furnish service to its competitors and might be obligated to allow other 38 GHz providers to install links within one of the Company's market areas for a non-discriminatory fee. Under the FCC's streamlined regulation of non-dominant carriers, the Company, as a non-dominant carrier, must file tariffs with the FCC for certain interstate services on an ongoing basis. The Company is in the process of filing tariffs with the FCC, to the extent required, with respect to its provision of interstate service. The FCC has recently initiated a rulemaking proceeding to eliminate the tariff filing requirement pursuant to new forbearance authority contained in the Telecommunications Act. The Company, as a non-dominant carrier, is not currently subject to rate regulation.


    The Company manages the systems of ART West, DCT, Telecom One and CommcoCCC (during the pendency of certain acquisitions) pursuant to management agreements. See "Business -- Agreements Relating to Licenses and Authorizations." The Company believes that the provisions of these management agreements comply with the FCC's policies concerning licensee control of FCC-licensed facilities. Because the 38 GHz service is a new service, however, there is no FCC precedent addressing the limits of such management arrangements for these services. No assurance can be given that the management arrangements or proposed acquisitions will, if challenged, be found to satisfy the FCC's policies or what modifications, if any, may need to be made to satisfy those policies. If the FCC were to void or require modifications of the management arrangements, the Company's operating results would be adversely affected.


    FCC REPORTING. The Company, as an operator of millimeter wave radio facilities, was subject to the FCC's semiannual reporting requirements with respect to the deployment of wireless local telecommunications services in its licensed areas. The Company believes that it fully complied with its reporting obligation. Since August 1, 1996, the FCC rules have not required semiannual reporting.



    COMPETITION. Over the last several years, the FCC has issued a series of decisions and Congress has recently enacted legislation making the interstate access services market more competitive by requiring reasonable and fair interconnection by LECs. Concomitant with its decision to require such interconnection, the FCC has provided LECs with a greater degree of pricing flexibility between services (such as the ability to reduce local access charges paid by long distance carriers utilizing LECs' local networks) and between geographic markets (such as cross-subsidizing price cuts across geographic markets). The Company anticipates that this pricing flexibility will result in LECs lowering their prices in high density zones. To the extent that LECs choose to take advantage of increased pricing flexibility to lower their rates, the ability of the Company and CAP customers of the Company to compete for certain markets and services and the Company's operating results may be adversely affected.


    THE TELECOMMUNICATIONS ACT. The Telecommunications Act substantially departs from prior legislation in the telecommunications industry by establishing local exchange competition as a national policy through the removal of state regulatory barriers to competition and the preemption of laws restricting competition in the local exchange market. The Telecommunications Act, among other things, mandates that LECs (i) permit resale of their services and facilities on reasonable and nondiscriminatory terms and at wholesale rates,
(ii) allow customers to retain the same telephone number ("number portability") when they switch carriers, (iii) permit interconnection by competitors to a LEC's network at any technically feasible point on the same terms as LEC charges for its own services, (iv) unbundle their network services and facilities by permitting competitors and others to use some but not all of their facilities at cost-based and nondiscriminatory rates and (v) ensure that the end user does not have to dial any more digits to reach local competitors than to reach the LEC to the extent technically feasible ("dialing parity"). The Telecommunications Act also allows RBOCs to provide interLATA services once certain competitive characteristics emerge in their local exchange markets. The provisions of the Telecommunications Act are designed to ensure that RBOCs take affirmative steps to level the playing field for their competitors so that CAPs and others can compete effectively. The FCC, with advice from the United States Department of Justice, and the states are given jurisdiction to enforce these requirements. There can be no assurance, however, that the states and the FCC will implement the Telecommunications Act in a manner favorable to the Company and its customers.

    FCC RULEMAKING. On November 13, 1995, the FCC released an order barring the acceptance of new applications for 38 GHz authorizations. On December 15, 1995, the FCC announced the issuance of the NPRM, pursuant to which it proposed to amend its current rules to provide for, among other things, (i) the adoption of an auction procedure for the issuance of authorizations in the 38 GHz band, including a possible auction of the lower fourteen proposed 100 MHz channels (which are similar to those used by the Company) and the lower four proposed 50 MHz channels in the 38 GHz band that have not been previously available for commercial use and a possible auction of the unlicensed areas in the upper fourteen 100 MHz channels, (ii) licensing frequencies using predefined geographic service areas ("Basic Trading Areas"),
(iii) the imposition of substantially stricter construction requirements for authorizations that are not received pursuant to auctions as a condition to the retention of such authorizations and (iv) the implementation of certain technical rules designed to avoid radio frequency interference among licensees. In addition, the FCC ordered that those applications subject to mutual exclusivity with other applicants or placed on public notice by the FCC after September 13, 1995 would be held in abeyance pending the outcome of the NPRM and might then be dismissed. Final rules issued in connection with the NPRM may require that 38 GHz service providers share the 38 GHz band with satellite services. Motorola Satellite Systems, Inc. has filed an application with the FCC for a global network of satellites to be used for broadband voice and data services. Motorola proposes to use 38 GHz frequencies for transmissions from space to earth. Satellite transmissions in the 38 GHz frequencies could adversely effect the Company's existing operations or its future expansions by creating interference or by inducing the FCC to impose power and other limitations upon the Company's transmissions. However, the Motorola application would require changes in the FCC's rules to be granted, and it would likely be a number of years before any such system could be launched. The extent of the adverse impact upon the Company's operations if the Motorola application were to be granted in its current form is unknown, and there can be no assurance that the Company's operations would not be adversely effected. The NPRM proposes substantial strengthening of the current rules concerning the steps that a grantee of a 38 GHz authorization must take to satisfy the FCC's construction requirements. At present, the holder of a construction permit is only required to certify that it is operational. Although under current FCC regulations the term "operational" is not specifically defined, the industry custom is to install one link, which may be only temporary and may not be producing revenue for the operator. The NPRM expresses concern that this lenient standard might allow the warehousing of 38 GHz spectrum. As a consequence, the NPRM proposes much more stringent construction requirements for authorizations other than those received pursuant to an auction. There can be no assurance that the final rules (if any) issued in connection with the NPRM will resemble the rules proposed in the NPRM. There also can be no assurance that any proposed or final rules will not have a material adverse effect on the Company. Statutes and regulations which may become applicable to the Company as it expands could require the Company to alter methods of operations at costs which could be substantial or otherwise limit the types of services offered by the Company.



    The NPRM also proposes that 38 GHz authorizations be awarded by auction. The NPRM would specify the geographic areas that could be licensed instead of continuing to allow the applicants to design the geographic circumferences of the licenses. The Company has not determined whether to seek additional licenses in the event of an auction. The Company believes that the FCC is likely to award 38 GHz authorizations by auction, but there can be no assurance that this will occur. The Company does not believe that awards by auction will adversely effect the Company and that the auction of additional spectrum could enable the Company to broaden its geographic reach as desired.


    STATE REGULATION

    Many of the Company's services, either now or in the future, may be classified as intrastate and therefore may be subject to state regulation. The Company is in the process of obtaining state authorizations deemed to be sufficient to conduct most, if not all, of its proposed business in the near-term, but there can be no assurance that some portion of the Company's proposed transmissions might not be considered to be subject to state jurisdiction in a state in which the Company does not have appropriate authority. The Company expects that as its business and product lines expand and the requirements of the Telecommunications Act favoring competition in the provision of local communications services are implemented, it will offer an increased number and type of intrastate services. The Company is implementing a program to expand the scope of its intrastate certifications in various state jurisdictions as its product line expands and as the Telecommunications Act is implemented.

    Under current state regulatory schemes, entities can compete with LECs in the provision of (i) local access services, (ii) dedicated access services,
(iii) private network services, including WAN services, for businesses and other entities and (iv) long distance toll services. The remaining local telecommunications services, including switched local exchange services encompassing calls originating and terminating within a single LATA, are not currently subject to competition in most states. The Telecommunication Act requires each of these states to remove these barriers to competition. No assurance can be given as to how quickly and how effectively each state will act to implement the new legislation.

INTELLECTUAL PROPERTY RIGHTS


    The Company has one registered service mark, ART, and has filed for protection for three other service marks: DigiWave (the Company's wireless broadband trademark), OZ Box (the Company's proprietary network management interface) and Advanced Radio Telecom. These first filings are block mark applications, which if allowed by the Patent and Trademark Office, would protect future variations. The Company will seek the maximum protection for its future service marks. There can be no assurance that the service marks applied for will be granted nor that the Company's future efforts will be successful. Although the Company is developing various proprietary processes, software products and databases and intends to protect its rights vigorously and to continue to develop such proprietary systems and databases, there can be no assurance that these measures will be successful in establishing its proprietary rights in such assets.


EMPLOYEES


    As of October 11, 1996, the Company had a total of 100 employees, including 30 in engineering and field services, 38 in sales and marketing, 6 in administration and finance, 14 in operations and 12 in corporate development and advanced services. None of the Company's employees is represented by a collective bargaining agreement. The Company has never experienced a work stoppage and believes that its employee relations are good.


PROPERTIES

    The Company leases approximately 22,000 square feet of office, technical operations and engineering field services depot space in Bellevue, Washington. The Company's corporate headquarters, network operations center and western regional sales office occupy approximately 15,000 square feet under a sublease expiring in January 2000. The Company's engineering department leases approximately 5,000 square feet and 2,000 square feet for technical operations and an engineering field services depot, respectively, pursuant to leases expiring in May 1997. In addition the Company leases 1,100 square feet of office space in Portland, Oregon for sales and marketing personnel pursuant to a lease expiring in March 1998. The Company also leases temporary office space in Washington, D.C. under a sub-lease from Pierson & Burnett, L.L.P. See "Certain Transactions -- Pierson & Burnett Transactions."

LITIGATION


    The Company is not a party to any litigation. A holder of 10% of the March Bridge Notes has indicated that it reserved its right to assert a claim for additional March Bridge Warrants to purchase up to 20,000 shares of Common Stock under the terms of the March Bridge Notes arising out of a delay and alleged default in payment of interest due in September 1996.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers, directors and certain other key officers of the Company, their ages and their positions are as follows (after giving effect to the Merger):


NAME                                              AGE      POSITION
--------------------------------------------      ---      -------------------------------------------------------
Vernon L. Fotheringham (1)(2)(3)............          48   Chairman of the Board of Directors and Chief Executive
                                                            Officer
Steven D. Comrie............................          40   President, Chief Operating Officer and Director
Thomas A. Grina.............................          39   Executive Vice President and Chief Financial Officer
W. Theodore Pierson, Jr.....................          59   Executive Vice President, Secretary and General Counsel
James D. Miller.............................          54   Senior Vice President, Sales and Marketing
James C. Cook (6)(7)(8).....................          36   Director Designate
J.C. Demetree, Jr. (3)(4)(5)................          38   Director
Mark C. Demetree (1)(2).....................          39   Director
Andrew I. Fillat (2)(3)(4)..................          48   Director
Matthew C. Gove (2)(4)(5)...................          31   Director
James B. Murray, Jr. (9)....................          50   Director Designate
Laurence S. Zimmerman (1)(3)(5).............          36   Director


------------------------------
(1)  Member of Option Committee.

(2)  Member of Compensation Committee.

(3)  Member of Finance Committee.

(4)  Member of Audit Committee.


(5) These directors will resign effective on the date of this Prospectus, and James C. Cook will be elected to the Board of Directors. See " -- Board Composition."


(6) These directors have been elected effective on the date of this Prospectus. See "-- Board Composition."

(7)  Member of Option Committee effective on the date of this Prospectus.


(8)  Member of Audit Committee effective on the date of this Prospectus.



(9) Designated by CommcoCCC for election upon consummation of the CommcoCCC Acquisition.


     VERNON L. FOTHERINGHAM has served as Chairman of the Board of Directors, Chief Executive Officer of the Company and Telecom since inception. From 1993 to 1995, Mr. Fotheringham served as president and chief executive officer of Norcom Networks Corporation, a nationwide provider of mobile satellite services. In 1992, Mr. Fotheringham co-founded Digital Satellite Broadcasting Corporation ("DSBC"), a development stage company planning to provide satellite radio services nationwide, served as its chairman from 1992 to 1993 and currently serves as one of its directors. From 1988 to 1994, Mr. Fotheringham served as senior vice president of The Walter Group, Inc. ("TWG"), a wireless telecommunications consulting and project management firm. From 1983 to 1986, Mr. Fotheringham served as vice president of marketing of Omninet Corporation, which was the original developer of the current Qualcomm Omni TRACS network. Over the last ten years, Mr. Fotheringham has advised several businesses in the telecommunications industry, including American Mobile Satellite Corporation, ClairCom Communications ("ClairCom") and McCaw Cellular Communications, Inc.

    STEVEN D. COMRIE has served as President, Chief Operating Officer and a director of the Company since July 1995. From 1992 to 1995, Mr. Comrie served as vice president and general manager of Cypress Broadcasting Inc., a California-based television subsidiary of Ackerley Communications Inc., a diversified media company based in Seattle, Washington. From 1990 to 1992, Mr. Comrie served as president of First Communication Media Inc. and as an investor, advisor and manager of satellite, broadcast and telecommunications businesses in the United States and Canada. In 1986, Mr. Comrie co-founded Netlink, the first commercial direct broadcast satellite service operating in the U.S. which was subsequently acquired by Tele-Communications Inc. ("TCI"). Previously, Mr. Comrie served in a variety of management positions with cable and media companies.

    THOMAS A. GRINA has served as Executive Vice President and Chief Financial Officer of the Company since April 1996. From June 1989 to April 1996, Mr. Grina was Executive Vice President, Finance and Chief Financial Officer of DialPage, Inc. and Executive Vice President of its wholly-owned subsidiary, Dial Call Communications, Inc., a wireless communications company operating in the southeastern U.S.


    W. THEODORE PIERSON, JR. has served as Executive Vice President and General Counsel of the Company and Telecom since inception. He served as a director of the Company from its inception until July 1996. For more than three years, Mr. Pierson has been a partner of the firm of Pierson & Burnett, L.L.P. (and its predecessor firms) in Washington, D.C., which specializes in telecommunications law. Prior to becoming a partner at Pierson & Burnett, L.L.P., Mr. Pierson was a partner of the law firm Reed, Smith Shaw & McClay. In his 32 years of practicing law, Mr. Pierson has advised a number of start-up telecommunications companies, including Home Box Office, Satellite Business Systems, Omninet Corporation and DSBC. Mr. Pierson currently serves as a director of DSBC. Mr. Pierson was also counsel to the Competitive Telecommunications Association (the largest association of long distance carriers) from 1984 to 1988 and the Association for Local Telecommunications Services from 1993 to 1995.


    JAMES D. MILLER has served as Senior Vice President, Sales and Marketing of the Company since December 1995. From 1993 to 1995, Mr. Miller was vice president and general manager of U.S. Intelco Wireless. Mr. Miller served as executive vice president of Atlas Telecom from 1987 to 1993 and as national sales manager of Sidereal Corporation from 1977 to 1987.

    JAMES C. COOK will become a director of the Company upon the date of this Prospectus. Mr. Cook is currently senior vice president of First Union Capital Partners, Inc. ("FUCPI"), the private equity investment affiliate of First Union Corporation, where he has been employed since 1989. Prior to joining FUCPI, Mr. Cook served in various capacities at The Bank of New York from 1982 to 1987 and at Kidder, Peabody & Co. Inc. in 1988.


    J.C. DEMETREE, JR. has served as a director of the Company since May 1995. Since 1987, Mr. Demetree has served as president of Demetree Brothers, Inc., a real estate service company. Since 1980, he has been a partner and trustee of Pentagon Properties, a privately-held trust with investments in commercial real estate and other operating businesses including banking and chemical. Mr. Demetree has served since 1995 as a director and officer of CFB Bancorp.


    MARK C. DEMETREE has served as a director of the Company since May 1995. Since 1993, Mr. Demetree has been president of North American Salt Company, the second largest salt producer in North America. From 1991 through 1993, Mr. Demetree served as president of Trona Railway Company, a shortline railroad division of North American Chemical Company. Mr. Demetree currently is a director of J.C. Nichols Company, a real estate company, and serves on the Board of Governors of the Canadian Chamber of Maritime Commerce for the Great Lakes/St. Lawrence Seaway and is the current chairman of the CEO Council of the Salt Institute.

    ANDREW I. FILLAT has served as a director of the Company since November 1995. Mr. Fillat has been employed since 1989 by Advent International Corporation ("Advent"), a global venture capital and private equity management firm and currently serves as senior vice president. Prior to 1989, Mr. Fillat was a partner at Fletcher and Company, a consulting firm specializing in assisting venture-backed enterprises, and was an operating executive with Fidelity Investments. Mr. Fillat is also a director of:

Interlink Computer Sciences, a systems management and communications software company; Lightbridge, Inc., a company providing customer acquisition and marketing related services for cellular and PCS carriers; Voxware, Inc., a software company providing advanced voice compression and processing; and several private companies in the Advent portfolio.



    MATTHEW C. GOVE has served as a director of the Company since May 1995. Since 1991, Mr. Gove has been, through Hedgerow Corporation of Maine ("Hedgerow"), a consultant to certain corporations, specializing in domestic and international telecommunications transactions, spreadsheet modeling and financial analysis. Former clients include LHC, among others. In May of 1993, he received an MBA from the Columbia University Graduate School of Business. Prior to 1991, he was custodial manager of foreign currency derivative funds at The Boston Company.



    JAMES B. MURRAY, JR. will become a director of the Company upon consummation of the CommcoCCC Acquisition. Since its inception in March 1989, Mr. Murray has been a Managing Director of Columbia Capital Corporation and since January 1995, has been a director of The Columbia Group Incorporated. From January 1990 to January 1993, Mr. Murray was also the President of Randolph Cellular Corp., a cellular communications company. Mr. Murray is a member of the Board of Directors of Saville Systems, a publicly-traded entity providing billing solutions for service providers in the telecommunications industry as well as several privately-held telecommunications companies, including GO Communications Corporation, Merrick Tower Corporation, Contact New Mexico, Inc. and Columbia Spectrum Management, Inc.



    LAURENCE S. ZIMMERMAN has served as a director of the Company since May 1995. Since 1985, Mr. Zimmerman has been President of Landover Holdings Corporation ("LHC"), of which he is the founder and beneficial owner. LHC is a private investment firm with interests in wireless cable, wireless telephone, cellular and managed healthcare and specialty retail companies as well as other investments in the United States and abroad. From 1989 to 1990, Mr. Zimmerman was a managing director of Renaissance Capital Group Inc., a leveraged buyout firm which concentrated on emerging market and middle market telecommunications and healthcare opportunities. In 1993, Mr. Zimmerman was a founder of, and provided the seed capital for, National Wireless Holdings Inc., a wireless cable company serving markets in Southern Florida. On February 1, 1995, Mr. Zimmerman consented to the entry of an order of the Securities and Exchange Commission, without admitting or denying the matters referred to therein, barring him from association with any broker, dealer, municipal securities dealer, investment company or investment adviser during the period February 1, 1995 to February 1, 1996 and requiring him not to violate certain provisions of the Federal securities laws. The order relates to alleged violations arising out of alleged conduct by Mr. Zimmerman in 1986 as a broker for Breuer Capital, in connection with trading and selling shares of Balchem Corporation. See "Principal Stockholders -- Voting Trust Agreement."



BOARD COMPOSITION



    Under the terms of the Stockholders Agreement (as described in "Certain Transactions -- February 1996 Reorganization"), (i) the Landover Stockholders (as defined in the Stockholders Agreement) have the right to designate two members of the Board of Directors of the Company and have designated Messrs. Gove and Zimmerman as directors, (ii) an affiliate of Messrs. J.C. Demetree, Jr. and Mark C. Demetree has the right to designate two members of the Board of Directors of the Company and has designated Messrs. J.C. Demetree, Jr., and Mark
C. Demetree as directors and (iii) the Advent Partnerships (as defined in the Stockholders Agreement) and Ameritech, as holders of Series E and F preferred stock respectively, have the right to designate one member of the Board of Directors of the Company and have designated Mr. Fillat as a director. Pursuant to the Stockholders Agreement, the right of the Advent Partnerships to designate a director terminates at such time as the Advent Partnerships cease to own at least 50% of the aggregate amount of equity securities of the Company currently owned by them. See "Certain Transactions -- LHC Purchase Agreement -- Advent Private Placement." The Stockholders Agreement will terminate upon consummation of the Offering.

    All directors hold office until their successors have been elected and qualified. Effective as of the date of this Prospectus, Messrs. J.C. Demetree, Jr., Gove and Zimmerman will resign as directors, and James C. Cook will be elected to the Board. After consummation of the Offering, Mr. Zimmerman may attend meetings of the Board of Directors as an observer, at the invitation of the Board of Directors. In addition, upon consummation of the Offering, the Company's Board of Directors will be divided into three classes, with each class of directors to serve three-year staggered terms (after their initial terms). Mr. Comrie will be elected as a Class I director for an initial one-year term expiring in 1997. Messrs. Cook and Fotheringham will be elected as Class II directors for an initial two-year term expiring in 1998. Messrs. Mark C. Demetree and Fillat will be elected as Class III directors for an initial three-year term expiring in 1999.



    Promptly after closing of the CommcoCCC Acquisition, the Company has agreed to nominate Mr. Murray, who was designated by the CommcoCCC stockholders, as a Class III director of the Company.



    Upon the consummation of the Offering, there will be one vacant seat on the Company's Board of Directors. The Company intends to fill such vacancy with an unaffiliated person within 90 days after the consummation of the Offering, which new director will be elected as a Class I director.



DIRECTOR COMPENSATION



    Upon consummation of the Offering, directors who are not employees of the Company will receive $4,000 per year for services rendered as a director and $500 for attending each meeting of the Board of Directors or one of its Committees. In addition, directors may be reimbursed for certain expenses incurred in connection with attendance at any meeting of the Board of Directors or Committees. Other than reimbursement of expenses, directors who are employees of the Company receive no additional compensation for service as a director.



    In April 1996, the Company adopted the Directors Plan (as defined) which provides for automatic grants of options to purchase an aggregate of 75,000 shares of Common Stock to non-employee directors of the Company. See "-- Stock Option Plans." Upon consummation of the Offering, options to purchase an aggregate of 7,800 shares at an exercise price equal to the initial offering price of the Common Stock are anticipated to be granted to non-employee directors under the Directors Plan.



BOARD COMMITTEES



    The Company's bylaws, as amended (the "Bylaws"), provide that the Board of Directors may establish committees to exercise certain powers delegated by the Board of Directors. Pursuant to that authority, the Board of Directors has established an Option Committee, Compensation Committee, Finance Committee and Audit Committee.



    The Option Committee reviews, interprets and administers the Equity Incentive Plan (as defined), prescribes rules and regulations relating thereto and determines the stock options to be granted by the Company to its employees. Messrs. Mark C. Demetree, Fotheringham and Zimmerman currently serve on the Option Committee. Upon consummation of the Offering, Messrs. Cook, Mark C. Demetree and Fillat will serve on the Option Committee.



    The Compensation Committee has responsibility for reviewing and administering the Company's program with respect to the compensation of its officers, employees and consultants and reviewing transactions with its officers, directors and affiliates. As a policy, the Compensation Committee directs the Company to pay officers, directors and affiliates of the Company for services rendered outside the scope of their respective obligations to the Company, in accordance with industry standards for such services, which may include introducing major transactions or providing legal services to the Company. Messrs. Mark C. Demetree, Fillat, Fotheringham and Gove currently serve on the Compensation Committee. Upon consummation of the Offering, Messrs. Mark
C. Demetree, Fillat and Fotheringham will serve on the Compensation Committee.

    The Finance Committee has responsibility for reviewing and negotiating financing proposals for the Company and submitting such proposals to the Board of Directors for approval. Messrs. J.C. Demetree, Jr., Fillat, Fotheringham and Zimmerman currently serve on the Finance Committee. Upon consummation of the Offering, the Finance Committee will be disbanded.



    The Audit Committee recommends the engagement of independent accountants to audit the Company's financial statements and perform services related to the audit, reviews the scope and results of the audit with the accountants, reviews with management and the independent accountants the Company's year-end operating results, and considers the adequacy of internal accounting procedures. Messrs. J.C. Demetree, Jr., Fillat and Gove currently serve on the Audit Committee. Upon consummation of the Offering, Messrs. Cook and Fillat will serve on the Audit Committee.


RELATED PARTY TRANSACTIONS

    On February 2, 1996, the Company adopted a policy that all transactions, including compensation, between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and shall be approved by a majority of the disinterested members of the Compensation Committee or by a majority of the disinterested members of the Board of Directors.

EXECUTIVE COMPENSATION

    The following table sets forth all compensation received by (i) the Company's Chief Executive Officer and (ii) each person serving as an executive officer of the Company whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered to the Company in all capacities during the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                  --------------
                                                         ANNUAL COMPENSATION        SECURITIES
                                                     ---------------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                              SALARY         BONUS       OPTIONS(#)     COMPENSATION
---------------------------------------------------  --------------  -----------  --------------  --------------
Vernon L. Fotheringham, Chief Executive Officer      $    90,000             --              --   $      6,400(1)
Steven D. Comrie, President and Chief Operating
 Officer(2)                                               70,000             --         275,160         33,200(1)(3)
W. Theodore Pierson, Jr., Executive Vice President        77,000             --              --        216,400(1)(4)
James D. Miller, Senior Vice President, Sales and
 Marketing (2)                                                --             --          18,182             --


------------------------------
(1) Automobile reimbursement benefits equal to $6,400 in the case of Messrs. Fotheringham and Pierson and $3,200 in the case of Mr. Comrie.

(2) Reflects compensation for a partial year. See "-- Employment and Consulting Agreements."

(3) Represents the forgiveness of a loan on January 1, 1996 that has been accounted for as compensation expense on the 1995 statement of operations of the Company.

(4) The Company paid Pierson & Burnett, L.L.P., of which Mr. Pierson is a partner, $210,000 for services rendered to the Company through December 31, 1995.

     OPTION GRANTS. The following table sets forth certain information regarding stock option grants made to the Named Executive Officers in fiscal year 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                 INDIVIDUAL GRANTS (2)                    POTENTIAL REALIZABLE
                                  ----------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                   NUMBER OF      PERCENT OF                              RATES OF STOCK PRICE
                                   SECURITIES    TOTAL OPTIONS                          APPRECIATION FOR OPTION
                                   UNDERLYING     GRANTED TO     EXERCISE                       TERM (1)
                                    OPTIONS      EMPLOYEES IN    PRICE PER  EXPIRATION  ------------------------
NAME                                GRANTED       FISCAL YEAR      SHARE       DATE         5%           10%
--------------------------------  ------------  ---------------  ---------  ----------  -----------  -----------
Steven D. Comrie                      275,160          71.9%     $  1.6244   6/17/05    $   179,428  $   427,102
James D. Miller                        18,182           4.8%         4.543   12/29/00            --       14,031


------------------------------
(1) The potential realizable value is calculated based on the term of the option at its time of grant (five years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. The actual realizable value of the options based on the price to public in the Common Stock Offering will substantially exceed the potential realizable value shown in the table. The exercise prices were determined by the Option Committee, which considered the fair market value of the Company's securities at the time of grant based upon analysis of recent private placements of securities. Subsequently, the Company engaged an independent appraisal firm who conducted a more thorough analysis of the value of the Company's securities considering such placements as well as comparable market transactions and other relevant factors specific to the placements (such as underlying security interest and liquidity). In all cases, the exercise price was equal to, or in excess of, the estimated fair value of the Company's Common Stock at the date of grant as determined by the independent appraisal firm.

(2)  See "-- Stock Option Plans -- Equity Incentive Plan -- Grants."

     AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value as of December 31, 1995 of shares underlying unexercised options held by each of the Named Executive Officers. As of December 31, 1995, no stock options had been exercised by any Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES


                                                              NUMBER OF SHARES
                                                           UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR END            FISCAL YEAR END (1)
                                                         ---------------------------  ---------------------------
NAME                                                     EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------  -----------  --------------  -----------  --------------
Steven D. Comrie                                            110,064        165,096     $ 184,420    $    276,631
James D. Miller                                               3,636         14,546            --              --


------------------------------

(1) Based on the estimated fair market value of the Company's Common Stock as of December 31, 1995 of $3.30 per share, less the exercise price payable upon exercise of such options. Such estimated fair market value as of December 31, 1995 is substantially lower than the price to the public in the Common Stock Offering.


STOCK OPTION PLANS

    EQUITY INCENTIVE PLAN.


    The Equity Incentive Plan was adopted by the Company on May 30, 1996 and amended on October 10, 1996 and approved by the stockholders on June 25, 1996 and October 14, 1996.



    The Equity Incentive Plan is designed to advance the Company's interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. The Equity Incentive Plan provides for the grant of incentive stock options ("ISOs"), non-statutory stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, unrestricted stock, deferred stock grants, and performance awards, loans to participants in connection with awards, supplemental grants and combinations of the above. A total of 1,400,000 shares of common stock are reserved for issuance under the Equity Incentive

Plan. The maximum number of shares as to which options or SARs may be granted to any participant in any one calendar year is 300,000. The shares of Common Stock issuable under the Equity Incentive Plan are subject to adjustment for stock dividends and similar events. Awards under the Equity Incentive Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award.


    The Equity Incentive Plan is administered by the Option Committee of the Board of Directors (the "Option Committee"). The Option Committee shall consist of at least two directors. If the Common Stock is registered under the Securities Exchange Act of 1934, all members of the Option Committee shall be "outside directors" as defiined. All employees of the Company and any of its subsidiaries and other persons or entities (including non-employee directors of the Company and its subsidiaries) who, in the opinion of the Option Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to participate in the Equity Incentive Plan.

    STOCK OPTIONS. The exercise price of an ISO granted under the Equity Incentive Plan may not be less than 100% (110% in the case of 10% shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Equity Incentive Plan is determined by the Option Committee. The term of each option may be set by the Option Committee but cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a 10% shareholder), and each option will be exercisable at such time or times as the Option Committee specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Option Committee and subject to certain additional limitations, by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or a combination of the foregoing.

    STOCK APPRECIATION RIGHTS. SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value in cash or common stock at the date of exercise over the share's fair market value on the date the SAR was granted. The Option Committee may also grant SARs which provide that following a change in control of the Company as determined by the Option Committee, the holder of such right will be entitled to receive an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR granted in tandem with an ISO may be exercised only when the market price of common stock subject to the option exceeds the exercise price of such option. SARs not granted in tandem shall be exercisable at such time, and on such conditions, as the Option Committee may specify.

    STOCK AWARDS. The Equity Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Awards may provide for acquisition of restricted and unrestricted Common Stock for a purchase price specified by the Option Committee, but in no event less than par value. Restricted Common Stock is subject to repurchase by the Company at the original purchase price or to forfeiture if no cash was paid by the participant if the participant ceases to be an employee before the restrictions lapse. Other awards under the Equity Incentive Plan may also be settled with restricted Common Stock. Restricted securities shall become freely transferable upon the completion of the Restricted Period including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Option Committee, in its sole discretion, may waive all or part of the restrictions and conditions at any time.

    The Equity Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Option Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Option Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Equity Incentive Plan.

    A loan may be made under the Equity Incentive Plan either in connection with the purchase of Common Stock under an award or with the payment of any federal, state and local tax with respect to income recognized as a result of an award. The Option Committee will determine the terms of any loan, including the interest rate (which may be zero). No loan may have a term exceeding ten years in duration. In connection with any award, the Option Committee may also provide for and grant a cash award to offset federal, state and local income taxes or to make a participant whole for certain taxes.

    Except as otherwise provided by the Option Committee, if a participant dies, options and SARs held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Option Committee, options and SARs not exercisable at a participant's death terminate. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant's death and, similarly, deferred Common Stock grants, performance awards and supplemental awards to which a participant was not irrevocably entitled prior to death will be forfeited, except as otherwise determined by the Option Committee.

    In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of restricted Common Stock must be resold to the Company, and other awards to which the participant was not irrevocably entitled prior to termination will be forfeited, unless otherwise determined by the Option Committee. If any such association is terminated due to the participant's discharge for cause which, in the opinion of the Option Committee, casts such discredit on the participant as to justify immediate termination of any award under the Equity Incentive Plan, such participant's options and SARs may be terminated immediately.

    In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company's assets, the Option Committee may determine that (i) each outstanding option and SAR will become immediately exercisable unless otherwise provided at the time of grant, (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions, (iii) all conditions on deferred grants, performance awards and supplemental grants which relate only to the passage of time and continued employment will be removed and (iv) all loans under the Equity Incentive Plan will be forgiven. The Committee may also arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control by the Company without cause, or in the case of certain officers designated from time to time by the Option Committee resigns under certain circumstances, within two years following the change in control, all unvested options will vest and all options will be exercisable for the shorter of four years or their original duration and all other awards will vest. If the option committee makes no such determination, outstanding awards to the extent not fully vested will be forfeited.


    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion, which is based on the law as in effect on October 1, 1996, summarizes certain federal income tax consequences of participation in the Equity Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.


    In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a corresponding deduction is available to the company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

    In general, in the case of a nonstatutory option the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price, a corresponding deduction is available to the Company, and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

    Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Equity Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.


    GRANTS. Mr. Comrie has been granted NQSOs expiring on various dates through June 17, 2005 to purchase 275,160 shares of Common Stock at a price of $1.6244 per share. Of the NQSOs, 151,888 are currently exercisable, and 40,724 will become exercisable on July 17, 1997 and up to an additional 82,548 shares (the "Additional Shares") will become exercisable on June 17, 2000. The vesting of NQSOs to purchase 20,637 Additional Shares will be accelerated in each year based upon the attainment of certain performance goals as determined by the Board of Directors. Each of Mr. Comrie's options are exercisable for a period of five years from the date of vesting.



    Mr. Grina has been granted NQSOs expiring on various dates through April 26, 2004 to purchase 109,091 shares of Common Stock at a price of $17.1875 per share. The NQSOs are subject to vesting over a three-year period, of which 36,364 are fully vested and currently exercisable. NQSOs to purchase 72,727 shares will become exercisable on April 26, 1999; however, the vesting of 36,364 of such shares will be accelerated on each of the first and second anniversary of the date of grant based upon attainment of certain performance goals as determined by the Board of Directors. Each of Mr. Grina's options are exercisable for a period of five years from the date of vesting. All of the foregoing options will be fully vested, notwithstanding the attainment of performance goals, on April 26, 1999. In addition, Mr. Grina has been granted NQSOs expiring on various dates through October 11, 2005 to purchase 72,727 shares of Common Stock at a price of $17.1875 per share. These NQSOs vest at a rate of 25% on each anniversary of the date of grant commencing October 11, 1997. In addition, all of his options become immediately exercisable, without regard to the vesting period, upon a Change of Control (as defined in the Equity Incentive Plan) and upon other corporate changes described in the agreement evidencing his options.



    Mr. Miller has been granted NQSOs expiring December 29, 2000 to purchase 18,182 shares of Common Stock at a price of $4.543 per share. The NQSOs vest at a rate of 20% on each anniversary of the date of grant. In addition, Mr. Miller has been granted NQSOs expiring on various dates through October 11, 2005 to purchase 36,364 shares of Common Stock at a price of $17.1875 per share. These NQSOs vest at a rate of 25% on each anniversary of the date of grant commencing October 11, 1997.

    THE DIRECTORS PLAN.


    On May 30, 1996, the Company adopted the 1996 Non-Employee Directors Automatic Stock Option Plan, as amended (the "Directors Plan"), which provides for the automatic grant of stock options to non-employee directors to purchase up to an aggregate of 75,000 shares. Under the Directors Plan, options to acquire 2,200 shares of Common Stock are automatically granted to each non-employee director who is a director on January 1 of each year. In addition, each non-employee director serving on the Board of Directors effective on the date of the Common Stock Offering will receive, and in the future each newly elected non-employee director on the date of his or her first appointment or election to the Board of Directors will receive, an automatic grant of options to acquire 2,600 shares of Common Stock.



    Although grants of the options under the Directors Plan are automatic, and the Directors Plan is intended to be largely self-administering, the Directors Plan will be administered by either the Board of Directors or a committee designated by the Board of Directors, which will, to the extent necessary, administer and interpret the Directors Plan (the "Plan Administrator"). Stock options awarded under the Directors Plan are priced automatically at an exercise price equal to the market price of the Common Stock on the date of grant. If at any time no public market for the Common Stock exists, the Plan Administrator is empowered to determine the fair market value. Under the Directors Plan, initial option grants vest over a three-year period and are exercisable for a period of 10 years from the date of grant. On the date of the Offering, options to purchase an aggregate of 7,800 shares at an exercise price equal to the initial offering price of the Common Stock will be granted to non-employee directors under the Directors Plan.


EMPLOYMENT AND CONSULTING AGREEMENTS

    The Company has entered into a three-year employment agreement with Mr. Fotheringham providing for full-time employment at an annualized base salary of $250,000 for 1996, $275,000 for 1997 and $300,000 for 1998. In addition, Mr.
Fotheringham is entitled to receive an annual bonus of up to $100,000 depending on the achievement of specified annual link installation goals. The goal for each year will be established based on the operating budget approved by the Board of Directors. The agreement precludes Mr. Fotheringham from competing with the Company for one year after the cessation of his employment, regardless of the reason for such cessation.

    The Company has entered into a three-year employment agreement with Mr. Comrie providing for full time employment at an annualized base salary of $160,000 through December 31, 1995, $200,000 from January 1, 1996 to July 16,
1997 and $240,000 from July 17, 1997 to July 16, 1998. Mr. Comrie is entitled to receive an annual bonus of up to $100,000 depending on the achievement of specified annual link installation goals. The goal for each year will be established based on the operating budget approved by the Board of Directors. As part of the employment agreement, the Company provided Mr. Comrie an interest-free loan in the amount of $30,000 and forgave payment of such loan on January 1, 1996. The forgiveness of such loan has been accounted for as compensation expense on the 1995 statement of operations of the Company. The agreement also precludes Mr. Comrie from competing with the Company for one year after the cessation of employment, regardless of the reason for such cessation. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Comrie without cause or Mr. Comrie's employment is terminated due to his disability or death, Mr. Comrie will be entitled to continue to receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of one year from the date of such termination. See "-- Stock Option Plans" regarding stock options granted to Mr. Comrie pursuant to his employment agreement.

    The Company has entered into an employment agreement with Mr. Grina, providing for full time employment on an at will basis at an annualized base salary of $190,000 through April 30, 1997. In addition, Mr. Grina is entitled to receive an annual bonus of up to $100,000 depending upon the achievement of specified annual link installation goals. The goal for each year will be established based on the operating budget approved by the Board of Directors. The agreement precludes Mr. Grina from competing with the Company for one year after the cessation of his employment, regardless of the reason for such cessation. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Grina without cause or Mr. Grina's employment is terminated due to his disability or death, Mr. Grina will be entitled to continue to receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of six months from the date of such termination. See "-- Stock Option Plans" regarding stock options granted to Mr. Grina pursuant to his employment agreement.

    The Company has also entered into an employment agreement with Mr. Miller, providing for full time employment at an annual base salary equal to $150,000. His employment agreement provides for the payment by the Company of an annual bonus in designated amounts based upon the achievement of specified performance goals. The agreement has a term of three years and precludes him from competing with the Company for one year after the cessation of employment, regardless of the reason for such cessation. See "-- Stock Option Plans" regarding stock options granted to Mr. Miller pursuant to his employment agreement. The employment agreement may be terminated at any time by the Company or Mr. Miller and provides that, if the Company terminates Mr. Miller's employment without cause or his employment is terminated due to his disability or death, Mr. Miller may continue to receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of six months from the date of such termination.

    The Company has entered into a three-year consulting agreement with Mr. Pierson on May 8, 1995, under which Mr. Pierson agreed to provide strategic, business and other advisory services to the Company for base fees of $80,000 for 1995, $140,000 for 1996 and $80,000 for 1997, subject to extension at the option of the Company. The agreement also precludes Mr. Pierson from competing with the Company for one year after termination of the agreement, regardless of the reason for such termination. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Pierson without cause or Mr. Pierson terminates his consulting agreement for "good reason" (as specified in the agreement), Mr. Pierson will be entitled to continue to receive the full amount of his base fees and any other benefits to which he would have otherwise been entitled for a period of one year from the date of such termination. See "Certain Transactions -- Pierson & Burnett Transactions."

                             PRINCIPAL STOCKHOLDERS



    The following table sets forth certain information, as of October 11, 1996, regarding the beneficial ownership of the Company's Common Stock by (i) the directors and executive officers of the Company, (ii) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock and (iii) all executive officers and directors as a group assuming, in each case, that the Merger has been completed and the Landover Partnerships (as defined) have been dissolved.



                                                         BENEFICIAL OWNERSHIP         BENEFICIAL OWNERSHIP AFTER
                                                           PRIOR TO OFFERING                  OFFERING+
                                                       -------------------------  ----------------------------------
NAME                                                      NUMBER       PERCENT           NUMBER           PERCENT
-----------------------------------------------------  -------------  ----------  --------------------  ------------
Vernon L. Fotheringham (1)...........................      1,289,114       11.8%       1,289,114               9.4%
W. Theodore Pierson, Jr. (2).........................        873,741        8.0          873,741               6.4
High Sky Inc. (3)....................................        654,990        6.0          654,990               4.8
Landover Holdings Corporation (4)....................      2,936,938       26.8        2,936,938              21.4
Advent International Corporation (5).................      1,173,178       10.7        1,173,178               8.5
Ameritech Development Corp. (6)......................        631,908        5.6          631,908               4.5
Steven D. Comrie (7).................................        151,888        1.4          151,888               1.1
James C. Cook (8)....................................         48,702          *           51,302(16)             *
J.C. Demetree, Jr. (9)...............................        383,741        3.5          383,741               2.8
Mark C. Demetree (10)................................        383,741        3.5          386,341(16)           2.8
Andrew I. Fillat (11)................................          2,204          *            4,804(16)             *
Matthew C. Gove (12).................................        160,637        1.5          160,637               1.2
James Murray (13)....................................              0          0                0                 0
Laurence S. Zimmerman (4)............................      2,936,938       26.8        2,936,938              21.4
Thomas A. Grina (14).................................         36,364          *           36,364                 *
James D. Miller (15).................................          3,636          *            3,636                 *
All executive officers and directors as a group
 (1)(2)(4)(7)(8)(9)(10)(11)(12)(14)(15)..............      6,222,004       55.8%       2,797,190(8)(15  17)       20.1%


------------------------

Unless otherwise indicated, the business address of each director and executive officer named above is c/o Advanced Radio Telecom Corp., 500 108th Avenue N.E., Suite 2600, Bellevue, Washington 98004.



*   Less than 1.0%.



+ Amounts (i) assume no exercise of the Underwriters' over-allotment option and (ii) exclude, based on preliminary indications of interest, up to an aggregate of 133,333 shares of Common Stock expected to be purchased by James C. Cook, the Advent Partnerships, Ameritech Development Corp. and affiliates of J.C. Demetree, Jr. and Mark C. Demetree upon surrender of March Bridge Notes. See "Underwriting."



 (1) Includes 37,917 shares of Common Stock subject to an option owned by SERP. See "Certain Transactions -- SERP Agreement."



 (2) Includes 16,252 shares of Common Stock subject to an option owned by SERP. See "Certain Transactions -- SERP Agreement." Mr. Pierson's address is c/o Pierson & Burnett L.L.P., 1667 K. Street, N.W., Washington, D.C. 20006.



 (3) High Sky Inc. is the general partner of High Sky and High Sky II and may be deemed the beneficial owner of all shares held by such partnerships. Includes 527,819 and 127,171 shares of Common Stock owned by High Sky and High Sky II, respectively. Also includes 43,335 and 10,835 shares of Common Stock held by High Sky and High Sky II, respectively, subject to an option owned by SERP. See "Certain Transactions -- SERP Agreement." High Sky Inc.'s address is c/o Frank S. Phillips Company, 6106 MacArthur Blvd., Bethesda, Maryland 20816.



 (4) Includes 2,819,995 shares of Common Stock issuable upon the Merger, including 145,685 shares of Common Stock subject to an option owned by holders of Telecom Series D preferred stock. Also includes 13,636 shares and 2,909 shares of Common Stock issuable upon exercise of Indemnity Warrants and September Bridge Warrants, respectively. Does not include 36,364 shares of Common Stock issuable upon the Merger owned by the wife and 36,364 shares of Common Stock issuable upon the Merger owned by a family trust of Laurence
    S. Zimmerman, of which shares LHC and Mr. Zimmerman disclaim beneficial ownership. Does not include 107,087 shares, 500,254 shares, and 34,807 shares of Common Stock issuable upon the Merger held by E1, E2 and E2-3, respectively, each a limited partnership whose general partner is controlled by LHC. Upon the effectiveness of the Merger, these partnerships will dissolve. Including the shares owned by such partnerships, LHC beneficially owns 3,579,086 shares of Common Stock constituting 32.7% of the Company's outstanding securities prior to the

    Offering. Does not reflect the contingent effect of the Series D Option covering 145,685 shares. LHC is controlled by Mr. Zimmerman. LHC's address is 667 Madison Avenue, New York, New York 10021. See "-- Voting Trust Agreement" and "Certain Transactions -- Series D Preferred Stock Issuance."



 (5) Includes 1,048,240 shares, 1,101 shares and 51,291 shares of Common Stock issuable upon the Merger and 55,239 shares, 58 shares and 2,703 shares of Common Stock issuable upon exercise of March Bridge Warrants, respectively owned by Global Private Equity II, L.P., Advent International II, L.P. and Advent Partners, L.P. (collectively, the "Advent Partnerships"), each a limited partnership whose general partner is controlled by Advent International Corporation ("Advent"). Also includes 13,868 shares and 678 shares of Common Stock issuable upon exercise of September Bridge Warrants, respectively owned by Global Private Equity II, L.P. and Advent Partners, L.P. Mr. Fillat is an officer of Advent. The address of Advent and each of the Advent Partnerships is 101 Federal Street, Boston, Massachusetts 02110.



 (6) Includes 318,959 shares, 60,000 shares and 21,818 shares of Common Stock issuable upon exercise of the Ameritech Warrant, March Bridge Warrants and September Bridge Warrants, respectively. The address of Ameritech is 30 South Wacker Drive, Chicago, Illinois 60601. See "Certain Transactions -- Ameritech Financing; Ameritech Strategic Distribution Agreement."



 (7) Consists of 151,888 shares of Common Stock currently issuable upon exercise of options. Does not include 123,272 shares of Common Stock issuable upon exercise of the non-vested portion of options. See "Management -- Stock Option Plans."



 (8) Consists of 48,702 shares beneficially owned by James C. Cook including 8,000 shares of Common Stock issuable upon exercise of March Bridge Warrants and 26,779 shares and 13,923 shares of Common Stock as a limited partner in E2 and E2-3, respectively. Mr. Cook will become a director of the Company upon the date of this Prospectus.



 (9) Does not include 56,000 shares and 2,909 shares of Common Stock issuable upon exercise of March Bridge Warrants and September Bridge Warrants, respectively, 59,090 shares of Common Stock issuable upon exercise of Indemnity Warrants or 1,534,964 shares of Common Stock beneficially owned in each case by E2-2 members of Mr. Demetree's family or a trust for their benefit, of which he disclaims beneficial ownership. J.C. Demetree, Jr.'s address is c/o Demetree Brothers, 3740 Beach Boulevard, Suite 300, Jacksonville, Florida 32207. E2-2, which is currently managed jointly by J.C. Demetree, Jr. and Mark C. Demetree, will be dissolved on the date of this Prospectus.



(10) Does not include 56,000 shares and 2,909 shares of Common Stock issuable upon exercise of March Bridge Warrants and September Bridge Warrants, respectively, 59,090 shares of Common Stock issuable upon exercise of Indemnity Warrants or 1,534,964 shares of Common Stock beneficially owned in each case by E2-2 members of Mr. Demetree's family or a trust for their benefit, of which he disclaims beneficial ownership. E2-2, which is currently managed jointly by J.C. Demetree, Jr. and Mark C. Demetree, will be dissolved on the date of this Prospectus. Mark C. Demetree's address is 505 Lancaster Street, #8AB, Jacksonville, FL 32204.



(11) Mr. Fillat disclaims beneficial ownership of the shares of Common Stock held by the Advent Partnerships, except for 2,204 shares.



(12) Includes 160,637 shares of Common Stock issuable upon the Merger owned by Hedgerow Corporation of Maine ("Hedgerow"), which is controlled by Mr. Gove. Mr. Gove's address is 215 West 84th Street, New York, New York 10024.



(13) Mr. Murray will become a director upon consummation of the CommcoCCC Acquisition. He is a managing director of Columbia Capital Corporation, which, upon consummation of the CommcoCCC Acquisition, will beneficially own shares of Common Stock, including 46,627 shares and 15,543 shares issuable upon exercise of the CommcoCCC Warrants and the September Bridge Warrants, respectively. Upon becoming a director, he will receive an option to purchase 2,600 shares of Common Stock under the Directors Plan.



(14) Includes 36,364 shares of Common Stock currently issuable upon exercise of an option.



(15) Includes 3,636 shares of Common Stock currently issuable upon exercise of an option.



(16) Includes 2,600 shares of Common Stock issuable upon exercise of options anticipated to be granted under the Directors Plan upon the consummation of the Offering.



(17) Reflects the resignations of Messrs. J.C. Demetree, Jr., Gove and Zimmerman and the election of Mr. Cook as a director upon the date of this Prospectus. Does not include 2,936,938 shares of Common Stock beneficially owned by LHC and held in trust by trustees, all of whom are directors of the Company, pursuant to a Voting Trust Agreement, of which such trustees disclaim beneficial ownership. See "-- Voting Trust Agreement." Includes 2,600 shares of Common Stock beneficially owned by each of Messrs. Mark C. Demetree, Fillat and Cook issuable upon exercise of options to be granted under the Directors Plan upon the consummation of the Offering.



    Upon completion of the CommcoCCC Acquisition, Columbia Capital Corporation, as general partner of two of the stockholders of CommcoCCC, and Commco, L.L.C., the remaining stockholder of CommcoCCC, will beneficially own 3,267,784 and 2,848,579 shares, respectively, of Common Stock, including 46,627 and 40,645 shares, respectively, issuable upon exercise of the CommcoCCC Warrants and 15,543 and 13,548 shares, respectively, issuable upon exercise of the September Bridge Warrants, constituting 16.5% and 14.4%, respectively, of the Company's Common Stock after the Offering (assuming the Underwriters' over-allotment option is not exercised and excluding any shares of Common Stock purchased in the Offering). Assuming the consummation of the Offering and the CommcoCCC Acquisition as of the date of this Prospectus, the Company would have 19,690,546 shares of Common Stock outstanding.

VOTING TRUST AGREEMENT



    Pursuant to a proposed Voting Trust and Irrevocable Proxy Agreement, effective on the date of this Prospectus, LHC and the wife and a trust for the benefit of the family of Laurence S. Zimmerman will deposit all of their shares of ART Common Stock in trust with Messrs. Mark C. Demetree, Andrew I. Fillat and Vernon L. Fotheringham with irrevocable instructions to vote such shares on all matters submitted to a vote of the stockholders of the Company in proportion to the vote of other stockholders of the Company. The voting trust will expire on the tenth anniversary of the date of this Prospectus, but is subject to early termination in the event of (i) a business combination in which ART stockholders own less than 50%, and ART directors constitute less than 50% if the board of directors, of the combined entity and LHC owns less than 5% of the voting power of such entity, (ii) the death of Laurence S. Zimmerman or (iii) the sale by LHC of such shares to unaffiliated parties. The trustees of the trust will be indemnified by the Company.

                              CERTAIN TRANSACTIONS

FORMATION OF ART


    The Company was organized in August 1993 by Vernon L. Fotheringham and W. Theodore Pierson, Jr., for the purpose of obtaining 38 GHz licenses from the FCC. The initial stockholders, including Messrs. Fotheringham and Pierson, purchased for $.01 per share ART Common Stock in a private placement which, net of certain subsequent transfers, currently constitute an aggregate of 2,162,855 shares of Common Stock.


HIGH SKY PRIVATE PLACEMENTS


    In November 1993 and March 1994, ART raised $60,000 and $30,000 through the sale of its common stock (which, net of sales and acquisitions of additional shares, now constitute an aggregate of 527,819 shares and 127,171 shares of Common Stock, respectively) to High Sky Limited Partnership and High Sky II Limited Partnership ("High Sky II" and, collectively, the "High Sky Partnerships"). In March 1994, ART borrowed $70,000 from High Sky II. The loan was evidenced by a promissory note executed by ART and payable to High Sky II (the "High Sky Note"). Pursuant to an Agreement dated March 1, 1995, High Sky II sold the High Sky Note to Vernon L. Fotheringham and W. Theodore Pierson, Jr. in exchange for two new promissory notes, bearing interest at 7.5% per annum, executed by Messrs. Fotheringham and Pierson in the principal amounts of $52,675 and $22,575, respectively (the "Fotheringham/Pierson Notes"), with payment secured by pledges of shares of Common Stock owned by them. The terms of the notes were as favorable as could be negotiated with unrelated third parties. After the assignment and exchange, Messrs. Fotheringham and Pierson transferred the High Sky Note to the Company as a capital contribution. The Fotheringham/Pierson Notes, which are due in August 1997 and which are now unsecured, are currently held by LHC (as defined below).


ART WEST JOINT VENTURE


    The Company is party to the ART West Management Agreement, pursuant to which it manages the business and assets of ART West, a joint venture between ART and Extended. Mark T. Marinkovich, Vice President and General Manager, Western Region of the Company is also the President and a stockholder of Extended. See "Business -- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture" and "Principal Stockholders." In connection with the ART West Joint Venture, ART issued to Extended 133,864 shares of Common Stock. Of these 133,864 shares, 5,701 shares are subject to an option owned by Southeast Research Partners. See "-- SERP Agreement." In June 1996, the Company agreed to acquire Extended's interest in ART West for $6,000,000 in cash, subject to FCC approval.


ORGANIZATION OF TELECOM


    ART and Landover Holdings Corporation ("LHC") organized Advanced Radio Telecom Corp. ("Telecom") on March 28, 1995, and purchased for $.001 per share 340,000 shares of Class A common stock and 640,000 shares of Class B common stock of Telecom, respectively, which, after giving effect to anti-dilution adjustments resulting from issuances of preferred stock as described in "-- LHC Purchase Agreement," certain transfers and the transactions described in "-- February 1996 Reorganization" and "-- Merger," currently are equivalent to 3,641,111 shares and 2,650,414, shares respectively, after giving effect to the November 1995 redemption of shares of Common Stock. In addition, Hedgerow Corporation of Maine ("Hedgerow") and Toro Financial Corp. ("Toro") purchased for $.001 per share 15,000 shares and 5,000 shares, respectively, of Telecom Class A common stock which, after such anti-dilution adjustments and the Merger, currently are equivalent to 160,637 shares and 53,546 shares of Common Stock, respectively. LHC is controlled by Laurence S. Zimmerman. Hedgerow is controlled by Matthew C. Gove, a director of the Company. From May 1994 until August 1996 Hedgerow and, from May 1994 through the present, Toro provided management and strategic consulting services to LHC, including services relating to analysis and negotiation of acquisitions.

LHC PURCHASE AGREEMENT


    GENERAL. Pursuant to a Purchase Agreement, dated April 21, 1995 (the "LHC Purchase Agreement") among ART, LHC and Telecom, LHC, on behalf of itself and its designees, agreed to purchase additional securities of Telecom (the "LHC Stock") for an aggregate purchase price of $7,000,000 (the "Purchase Price"), which additional securities would dilute only LHC's interest in the Company. In addition, ART and Telecom entered into the ART Services Agreement. Moreover, ART and its stockholders agreed with Telecom and its stockholders to enter into a revised stockholders agreement (the "May 1995 Stockholders Agreement"), a registration rights agreement and a merger agreement. Messrs. Fotheringham and Pierson deposited 733,711 and 662,495 shares of Common Stock, respectively (the "Escrow Shares"), under such agreement to be released upon achievement by the Company of certain performance goals (the "Escrow Arrangement"). The Escrow Shares were released to Messrs. Fotheringham and Pierson in part on November 13, 1995 as a result of the EMI Asset Acquisition, and the balance was released on February 2, 1996 in connection with the February 1996 Reorganization (as defined).



    Upon the first closing under the LHC Purchase Agreement, on May 8, 1995, Telecom received $700,000 from E2-2 Holdings, L.P. ("E2-2") and E2 Holdings, L.P. ("E2"). In addition, E2-2 committed to subscribe for up to 50.0% of the Purchase Price, matching other investors under the LHC Purchase Agreement with protection from dilution to the extent such matching funds were not required. The general partner of E2-2 and E2 is controlled by LHC. E2-2's limited partners include J.C. Demetree, Jr. and Mark C. Demetree, directors of the Company, and their affiliates. In addition, E2-2 granted to LHC an option to purchase from E2-2 35,873 shares of Series A preferred stock (which convert into 169,581 shares of Common Stock simultaneously with the Offering). This option was exercised in November 1995. See "Principal Stockholders."


    The additional payments on the Purchase Price were made by the Landover Partnerships (as defined below) as follows: $700,000 on August 22, 1995 and $600,000 on October 19, 1995. On November 13, 1995, the Advent Partnerships (as described below) paid the $5.0 million balance of the Purchase Price and the Company paid LHC an aggregate of $391,750 for expenses. Also, on November 13, 1995, Telecom, ART and LHC agreed that the LHC Purchase Agreement was substantially completed.

    ART SERVICES AGREEMENT. Pursuant to the LHC Purchase Agreement, ART and Telecom entered into a Services Agreement, dated May 8, 1995 (the "ART Services Agreement") pursuant to which, for a 20-year term, Telecom provides management services for, and receives 75.0% of the cash flow from operations after deducting certain related direct expenses under wireless licenses held by ART.


    LANDOVER PARTNERSHIPS. Between May 8, 1995 and November 13, 1995, the LHC Stock was diluted by purchases of series of Telecom preferred stock by E2-2, E2, E1 Holdings L.P. ("E1") and E2-3 Holdings, L.P. ("E2-3" and collectively with E1, E2 and E2-2, the "Landover Partnerships"), each a limited partnership whose general partner is controlled by LHC, in separate private placements. E2-2, which committed to purchase up to $3.5 million of Telecom preferred stock matching other investors under the LHC Purchase Agreement, purchased 405,880 shares of Telecom Series A preferred stock (which convert into 1,918,705 shares of Common Stock simultaneously with the Offering) for an aggregate of $946,600, and LHC purchased 35,873 shares of such Series A preferred stock from E2-2 for $1.1 million pursuant to an option. E2 purchased an aggregate of 105,823 shares of Telecom Series B preferred stock (which convert into 500,254 shares of Common Stock simultaneously with the Offering) for an aggregate of $842,400. E1 purchased 13,797 shares of Telecom Series A preferred stock (which convert into 65,222 shares of Common Stock simultaneously with the Offering) for an aggregate of $60,000 and 8,856 shares of Telecom Series B preferred stock (which convert into 41,865 shares of Common Stock simultaneously with the Offering) for an aggregate of $38,300. E2-3 purchased an aggregate of 7,363 shares of Telecom Series C preferred stock (which convert into 34,807 shares of


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

Common Stock simultaneously with the Offering) for an aggregate of $112,700. Control of E2-2 was transferred to an affiliate of J.C. Demetree, Jr. and Mark
C. Demetree in August 1996. All of the Landover Partnerships will liquidate upon the date of this Prospectus. See "Principal Stockholders."



    ADVENT PRIVATE PLACEMENT. On November 13, 1995, ART sold, for an aggregate of $5.0 million, $4.95 million principal amount of 10% notes due May 13, 1997 (the "Advent Notes") and $50,000 stated amount of ART Series A Preferred Stock (collectively, with the Advent Notes, the "Advent/ART Securities") to Global Private Equity II, L.P., Advent International Investors II, L.P. and Advent Limited Partnership (collectively the "Advent Partnerships"), each a limited partnership whose general partner is controlled by Advent International Corp. ("Advent") pursuant to a Securities Purchase Agreement, dated November 13, 1995, among the Advent Partnerships, ART, Telecom, Vernon L. Fotheringham and W. Theodore Pierson, Jr. (the "Advent Agreement"). The Advent Agreement provided among other things that the Advent/ART Securities were convertible into, and in the February 1996 Reorganization described below, were converted into, 232,826 shares of Telecom Series E preferred stock (which convert into 1,100,632 shares of Common Stock simultaneously with the Offering). The Telecom Series E preferred stock provides, among other things, that the holders thereof have a right to designate a director of Telecom (and, after the Merger, the Company), which director's term was extended to an initial term of three years pursuant to the Stockholders Agreement, as described below.


LHC AGREEMENTS

    Pursuant to the LHC Purchase Agreement, LHC and Telecom entered into a strategic and financial consulting agreement, dated May 8, 1995, under which LHC agreed to provide financial and strategic planning and other advisory and management services to the Company for a fee of $10,000 per month. The strategic and financial consulting agreement was terminated on November 13, 1995, and Telecom entered into a management consulting agreement with LHC, dated November 13, 1995, for an initial term of one year under which the Company will pay LHC $420,000 per year and may pay a fee in the event LHC provides other services, such as merger and acquisition advisory services to the Company. Upon the date of this Prospectus, this agreement will be terminated and LHC will receive amounts otherwise due under this agreement through November 13, 1996.

SERP AGREEMENT


    Pursuant to a letter agreement, dated July 12, 1995, among Southeast Research Partners ("SERP") ART, Vernon L. Fotheringham, W. Theodore Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership and Extended (the "SERP Agreement"), SERP agreed to procure additional capitalization or financial assistance on behalf of ART. Under the SERP Agreement, SERP received options from the other parties to such agreement to purchase, for an aggregate consideration of $210,000, 114,040 shares of Common Stock after giving effect to the Merger and $245,000 in cash as a fee for introducing LHC to ART.


SERIES D PREFERRED STOCK ISSUANCE


    On November 9, 1995, Telecom sold 61,640 shares of Telecom Series D preferred stock (which convert into 291,390 shares of Common Stock simultaneously with the Offering) for $2.0 million in a private placement. Telecom simultaneously redeemed 293,791 shares of Telecom common stock from LHC for $2.0 million. In connection with the February 1996 Reorganization described below, LHC granted to the holders of such Series D preferred stock a contingent option to purchase 145,685 shares of Telecom common stock owned by LHC at a nominal price.


FEBRUARY 1996 REORGANIZATION

    On February 2, 1996, Telecom, ART and their respective stockholders agreed (the "February 1996 Reorganization") to an amendment and restatement of the May 1995 Stockholders Agreement (as amended, the "Stockholders Agreement") providing for (i) termination effective on consummation of

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the Offering, (ii) reorganization of the capital structure of Telecom, including providing for the conversion of Telecom Class A and Class B common stock into Telecom common stock, the revision of the terms and conversion into Telecom common stock (upon consummation of the Offering) of the Telecom Series A, B, C, D, E and F preferred stock and a 13 for 1 stock split, (iii) the exchange of the Advent/ART Securities for Telecom Series E preferred stock, (iv) revision of provisions for election of directors, (v) amendment and restatement of the Company's registration rights agreement, including waiver of registration rights relating to this offering, (vi) release of the remaining Escrow Shares to the original owners thereof, (vii) the change of name of Telecom to Advanced Radio Telecom Corp. and (viii) approval of a revised merger agreement (the "Old Merger Agreement") providing for the merger of ART into Telecom (the "Old Merger").


AMERITECH FINANCING; AMERITECH STRATEGIC DISTRIBUTION AGREEMENT


    On February 2, 1996, Ameritech Development Corp. ("Ameritech") purchased for an aggregate of $2.5 million 48,893 shares of Telecom Series F preferred stock, par value $0.001 per share, (the "Ameritech Financing") which convert into 231,131 shares of Common Stock simultaneously with the Offering. In addition, Telecom entered into a letter of intent with Ameritech Corp., the parent of Ameritech, to enter into the Ameritech Strategic Distribution Agreement and in connection therewith granted to Ameritech a ten-year warrant to purchase 318,959 shares of Common Stock of the Company exercisable at a nominal price per share (the "Ameritech Warrant"). On April 29, 1996, Telecom entered into the Ameritech Strategic Distribution Agreement. See "Business -- Strategic Alliances -- Ameritech Strategic Distribution Agreement."



MARCH BRIDGE FINANCING



    On March 8, 1996, Telecom entered into a financing (the "March Bridge Financing") pursuant to which it issued $5.0 million of 10% unsecured notes due in 1998 (the "March Bridge Notes") and five-year warrants to purchase up to an aggregate of 400,000 shares of Telecom common stock at a price of $17.1875 per share (the "March Bridge Warrants") to private investors including (i) affiliates of J.C. Demetree, Jr. and Mark C. Demetree, directors of the Company,
(ii) the Advent Partnerships and (iii) Ameritech, who invested $700,000, $725,000 and $750,000, respectively, in the March Bridge Notes and March Bridge Warrants. See "Principal Stockholders.'


EQUIPMENT FINANCING


    On April 1, 1996 CRA, Inc. ("CRA") provided the Company with $2.5 million in equipment financing (the "Equipment Financing") for the purchase from P-Com of 38 GHz radio equipment secured by the equipment, the Company's $1.0 million letter of credit and a $500,000 letter of credit provided by J.C. Demetree, Jr. and Mark C. Demetree, directors of the Company, and LHC, a principal stockholder of the Company (the "Indemnitors"). To evidence its obligations under the Equipment Financing the Company executed in favor of CRA its $2.5 million Promissory Note (the "Equipment Note") which note is payable in 24 monthly installments of $92,694 with a final payment of $642,305 due April 1, 1998. The Indemnitors also agreed to provide the Company with funds and support for up to $2.0 million of its obligations in the event of default on the Equipment Note or draw against the Company's letter of credit. Pursuant to an arrangement approved by the Company's disinterested directors on February 16, 1996, the Company paid to the Indemnitors or their designees an aggregate of $225,000 in cash and five-year warrants to purchase an aggregate of 118,181 shares of Common Stock (the "Indemnity Warrants") on terms substantially similar to the March Bridge Warrants as compensation for such indemnity. LHC has assigned Indemnity Warrants to purchase 45,455 shares of Common Stock to a consultant to LHC.



SEPTEMBER BRIDGE FINANCING



    In August 1996, the Company received commitments for $3.0 million of 14.75% unsecured notes due March 1998 (the "September Bridge Notes"). The September Bridge Notes were funded from August 1996 to October 1996. In October 1996, the Company also received a commitment for an


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

additional $1.0 million. The Company also issued five-year warrants to purchase up to an aggregate of 116,364 shares of Common Stock at a price of $17.1875 per share (the "September Bridge Warrants") to private investors who participated in the financing, including the Advent Partnerships, Ameritech, affiliates of CommcoCCC, LHC and affiliates of J.C. Demetree, Jr. and Mark C. Demetree. The September Bridge Warrants are not exercisable for a period of one year following their date of issuance.


PIERSON & BURNETT TRANSACTIONS

    W. Theodore Pierson, Jr., Executive Vice President, General Counsel and Secretary of the Company is a principal in the law firm of Pierson & Burnett, L.L.P., which regularly provides legal services to the Company. During the year ended December 31, 1995, the Company paid Pierson & Burnett, L.L.P. $210,000 for such services. The Company believes that the terms of its relationship with Pierson & Burnett, L.L.P. are at least as favorable to the Company as could be obtained from an unaffiliated party. See "Management -- Executive Compensation" and "Principal Stockholders" for a description of Mr. Pierson's consulting agreement with the Company and for information regarding his share ownership. The Company subleases office space for its regional office in Washington, D.C. from Pierson & Burnett, L.L.P. The Company believes that the terms of its sublease are at least as favorable to the Company as could be obtained from an unaffiliated party. See "Business -- Properties."

AMERICAN WIRELESS DEVELOPMENT AGREEMENT


    In early 1996 ART entered into a memorandum of understanding with American Wireless Corporation ("American Wireless") to jointly develop a quick-to-market 38 GHz Receive Only Radio. Discoveries made as a result of this initial directed work served to define ART's requirements for a series of low cost 38 GHz Transmit/Receive link equipment, ranging from 4 x DS-1 to DS-3 payload capacity. In response to this requirement American Wireless did extensive design, performance, and cost modelling that has enabled ART to accelerate its planned implementation of more cost effective shared network topologies. The Company has funded approximately $400,000 of research and development costs with American Wireless related to the development of the 38 GHz Receive Only Radio. Vernon L. Fotheringham, the Chairman of the Company, is a director and a 6.0% stockholder of American Wireless. Mr. Fotheringham has recused himself in all negotiations regarding agreements between the Company and American Wireless.


COMMCOCCC ACQUISITION


    On July 3, 1996, the Company entered into the CommcoCCC Agreement with CommcoCCC which provides for the acquisition, subject to FCC approval, of 129 38 GHz wireless broadband authorizations in exchange for 6,000,000 shares of Common Stock, or 30.5% of the Company on a fully diluted basis after giving effect to the Offering. The stockholders of CommcoCCC simultaneously loaned $3.0 million to the Company, bearing interest at the prime rate and payable on September 30, 1996, and received three-year warrants to purchase up to an aggregate of 18,182 shares of Common Stock at a price of $24.75 per share. In connection with an October 1996 amendment to the CommcoCCC Agreement, the Company modified the terms of such warrants, reduced the exercise price of such warrants to $17.1875 per share and increased the number of shares issuable upon exercise thereof to 87,272 shares and increased the interest rate of the CommcoCCC Notes to 14.75% and extended the maturity date thereof to December 31, 1996. The CommcoCCC Financing is secured by a security interest in all of the assets of the Company, including a pledge of the Company's stock in Telecom. After closing of the CommcoCCC Acquisition, the Company has agreed to nominate one individual designated by CommcoCCC's stockholders and acceptable to the Company as a director of the Company. See "Management -- Executive Officers and Directors."


MERGER


    On October 11, 1996, Telecom, ART and a wholly-owned subsidiary of ART ("Merger Sub") entered into a revised merger agreement (the "Merger Agreement"), which provides for the Merger of Merger Sub into Telecom. Upon completion of the Merger, the holders of Telecom Common Stock will


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

receive 2,945,848 shares of Common Stock, the holders of Telecom serial preferred stock will receive 4,353,587 shares of Preferred Stock and Telecom will become a wholly-owned subsidiary of ART and change its name to "ART Licensing Corp." The consummation of the Merger is contingent on receipt of FCC approval therefor, approval of the holders of Telecom capital stock and all ART stockholders and receipt of a tax opinion. The FCC has approved the Merger, and the Company expects to complete the Merger in October 1996. The Merger Agreement further provides that if the Merger is not effective for any reason by May 13, 1997, the shares of Telecom common stock owned by ART will be surrendered to Telecom for nominal consideration, and the ART Services Agreement will be amended to provide that (i) the term thereof will be extended to 40 years, (ii) ART will receive, in the event of any dividends paid by Telecom to its stockholders, an amount equal to the percentage share that the ART stockholders would have owned of the combined corporation after giving effect to the Merger of such aggregate dividends, (iii) ART would have a right of co-sale, subject to FCC approval, in accordance with such percentage share of the aggregate consideration payable to Telecom and ART in such transaction in the event of any merger or sale of substantial assets by Telecom and (iv) in the event ART agrees to merge into another entity or to sell substantially all its assets to another entity, Telecom shall, upon the request of the Company, use its best efforts, subject to FCC approval, to merge into such entity or sell substantially all its assets to such entity for aggregate consideration equal to the percentage share of the aggregate consideration to be paid for ART and Telecom in such transaction.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company currently consists of 100,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Serial Preferred Stock, $0.001 par value (the "Preferred Stock").

COMMON STOCK


    As of October 11, 1996, there were 3,641,111 shares of Common Stock outstanding held of record by 11 stockholders (without giving effect to the Merger or any exercise of outstanding warrants or options). The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to the outstanding share of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock then outstanding. The Common Stock has no preemptive conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock to be outstanding upon consummation of the Common Stock Offering will be fully paid and non-assessable.


PREFERRED STOCK


    As of October 11, 1996, there was one share of ART Series A Preferred Stock outstanding held of record by Telecom. Upon the completion of the Merger, there will be 920,951 shares of Preferred Stock outstanding held of record by 17 stockholders. Upon the consummation of the Offering, all outstanding shares of Preferred Stock will automatically convert to shares of Common Stock, and 4,353,587 shares of Preferred Stock will be retired. See "Principal Stockholders." See "Certain Transactions -- Merger." The Board of Directors will have the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock and to fix the number of shares constituting any series in the designations of such series, without any further vote or action by the stockholders. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company does not presently intend to issue Preferred Stock.


CHANGE IN CONTROL PROVISIONS


    Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of preventing, discouraging or delaying any change in the control of the Company any may maintain the incumbency of the Board of Directors and management. The authorization of Preferred Stock makes it possible for the Board of Directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of the Company. In addition, on the effectiveness of the Offering, certain provisions of the Certificate of Incorporation will create three classes of directors serving for staggered three-year terms and prevent any amendment to such provisions without the consent of holders of at least two-thirds of the then outstanding shares of Common Stock. These provisions could also impede the success of any attempt to effect a change in control of the Company.


    The Company is subject to Section 203 ("Section 203") of the Delaware General Corporation Law (the "Delaware GCL"). Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approves either the business combination or the transaction which

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
resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (excluding certain shares held by persons who are both directors and officers of the corporation and certain employee stock plans), or
(iii) on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. For purposes of Section 203, a "business combination" includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is generally a person who, together with affiliates and associates, owns (or within three years, owned) 15% or more of the corporation's voting stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF DIRECTOR LIABILITY

    The Company's Certificate of Incorporation contains provisions that eliminate the personal liability of its directors to the fullest extent permitted by the Delaware GCL for monetary damages resulting from breaches of their fiduciary duty. The Certificate of Incorporation also contains provisions requiring the indemnification of the Company's directors and officers to the fullest extent permitted by the Delaware GCL against all losses or liabilities which he or she may sustain or incur on or about the execution of the duties of his or her office or otherwise in relation thereto. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is Continental Stock Transfer & Trust Company.

LISTING


    The Common Stock has been approved for quotation on The Nasdaq Stock Market under the symbol "ARTT."


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
                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL


    Upon consummation of the Offering, the Company will have outstanding 13,690,546 shares of Common Stock (assuming no exercise of the Underwriters' over-allotment option and options or warrants after October 15, 1996). Of these shares, the 2,750,000 shares being sold in the Offering will be freely tradable without restriction under the Securities Act, unless purchased by "affiliates" of the Company.



    The remaining 10,940,546 shares of Common Stock held by existing stockholders are "restricted" shares under the Securities Act (the "Restricted Shares"), all of which are also subject to certain lock-up agreements between certain stockholders and the Representatives (as defined). Beginning 90 days after the date of this Prospectus, 2,807,711 shares (excluding shares of Common Stock purchased by directors and certain principal stockholders of the Company in the Offering) will become available for immediate sale to the public market subject to certain volume and other resale restrictions pursuant to Rule 144 promulgated under the Securities Act, as described below, unless such shares are registered. See "Registration Rights." An additional 133,864, 635,856 and 53,546 shares of Common Stock will become available for sale in the public market pursuant to Rule 144 in April and July 1997 and January 1998, respectively. Upon the closing of the CommcoCCC Acquisition, 6,000,000 shares will be issued for the CommcoCCC Assets, which shares will become available for sale in the public market under Rule 144 two years after the date of consummation of the CommcoCCC Acquisition. In addition, under a proposal currently pending before the Securities and Exchange Commission, the date on which shares of Common Stock become available for sale under Rule 144 may be significantly accelerated.



    As of October 15, 1996, an aggregate of 2,158,942 shares of Common Stock will be subject to outstanding options and warrants and an aggregate of 586,658 shares are reserved for future issuance pursuant to the Company's Equity Incentive Plan and Directors Plan (collectively, the "Plans"). As of October 15 , 1996, 233,602 of such shares were vested, and, 180 days following the date of the Offering, an additional 64,365 of such shares will be vested. The Company intends to file a Registration Statement on Form S-8 to register the shares of Common Stock to be issued and issuable pursuant to the Plans. Thereafter, shares of Common Stock issued under the Plans will be available for sale in the public market upon vesting of such shares, subject, with respect to affiliates of the Company, to certain volume limitations under Rule 144.



    In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least two years, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the number of shares of Common Stock then outstanding (approximately 136,905 shares immediately after the Offering assuming no exercise of the Underwriters' over-allotment option) and (ii) the average weekly trading volume of the Company's Common Stock in the Nasdaq National Market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned Restricted Shares for at least three years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations and requirements described above.



    All holders of the Company's Common Stock, as well as all holders of warrants or options to purchase Common Stock, have agreed not to sell, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase Common Stock, or any securities convertible or exchangeable for Common Stock, owned directly by such holders or with respect to which they have power of disposition for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch. Merrill Lynch may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, the Company has agreed not to sell, offer to sell, contract to sell or otherwise sell or dispose of any shares of Common Stock or any rights to acquire Common Stock, other than pursuant to the Restated Equity Incentive Plan, upon exercise of outstanding warrants and options or pursuant to the CommcoCCC Agreement for a period of 180 days after the date of this Prospectus without the prior consent of Merrill Lynch. See "Underwriting."



    Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through the sale of its equity securities.


REGISTRATION RIGHTS


    Under the terms of an amended and restated registration rights agreement, dated as of July 3, 1996, among the Company, Telecom, their respective stockholders and the holders of the Bridge Warrants, Indemnity Warrants, CommcoCCC Warrants and Initial CIBC Warrants (as amended, the "Registration Rights Agreement"), following the consummation of the Offering, such stockholders and the holders of the March Bridge Warrants, Indemnity Warrants, the September Bridge Warrants, CommcoCCC Warrants and Initial CIBC Warrants, who are the holders of an aggregate 12,286,146 shares of Common Stock on a fully-diluted basis (the "Registrable Securities"), will be entitled to certain demand rights with respect to the registration of such shares under the Securities Act. In addition, under the Registration Rights Agreement, if the Company proposes to register any of its securities under the Securities Act, either for its own account or the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to include their Registrable Securities in any such registration; PROVIDED, that, among other things, that the underwriters have the right, subject to certain limitations, to limit the number of such shares included therein.



    Upon the consummation of the CommcoCCC Acquisition, the 6,000,000 shares to be issued in connection therewith will also be subject to the Registration Rights Agreement.


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                      DESCRIPTION OF CERTAIN INDEBTEDNESS



CIBC FINANCING



    The Company has entered into note purchase agreements with the Noteholders which provide that upon consummation of the Offering the Company may draw down $50.0 million of 12.5% Senior Secured Notes, due in two years. The interest rate on the Senior Secured Notes increases by 0.50% three months after the closing of the Offering and by an additional 0.50% for each three-month period thereafter.



    The Senior Secured Notes are secured by a first priority security interest in substantially all the assets of the Company, including a pledge of the Company's stock in its domestic subsidiaries. The Senior Secured Notes are guaranteed by the Company's subsidiaries. The Senior Secured Notes contain covenants that restrict the ability of the Company to pay dividends and make other restricted payments, to incur additional debt, guarantees and liens, to sell its assets, to enter into mergers and consolidations, to conduct sale and leaseback transactions and to enter into affiliate transactions, among other restrictions. See "Risk Factors--Risk of Non-Consummation of CIBC Financing."



    The Company must apply the net proceeds received by it or any of its subsidiaries from the net cash proceeds of any bank financing, sale of senior or subordinated debt securities (excluding vendor financing and indebtedness assumed in acquisitions) or any sale of equity securities (other than the Offering and equity issuances in permitted acquisitions) to prepay the Senior Secured Notes. Upon a Change of Control, the Company must make an offer to repurchase the Senior Secured Notes at 101% of principal. The Company may prepay the Senior Secured Notes at any time at a par plus accrued interest.



    The Company has the right to defer drawing the Senior Secured Notes for up to 90 days after this Offering. Based on an assumed initial offering price of the Common Stock in the Offering of $16.50 per share, the Company has agreed to deliver to the Noteholders upon the date of the Offering warrants to purchase 1.5% of the fully diluted Common Stock of the Company (after giving effect to the Offering and the CommcoCCC Acquisition) at a nominal exercise price (the "First CIBC Warrants") and additional warrants to purchase 1.5% of the fully diluted Common Stock upon first drawing down of the Senior Secured Notes (the "Second CIBC Warrants", collectively with the First CIBC Warrants, the "Initial CIBC Warrants"). If the Senior Secured Notes are outstanding six months after the consummation of the Offering, the Company shall issue to the Noteholders additional such warrants to purchase 3% of the fully diluted Common Stock (the "Third CIBC Warrants"), and if the Senior Secured Notes are outstanding after such initial six month period, the Company will issue to the Noteholders additional such warrants (the "Fourth CIBC Warrants", and collectively with the Third CIBC Warrants, the "Additional CIBC Warrants") until the repayment date of the Senior Secured Notes on the basis of 3% of the fully diluted Common Stock for every six month period, pro-rated for any partial periods. The Initial CIBC Warrants and Additional CIBC Warrants are referred to collectively as the "CIBC Warrants." The CIBC Warrants have anti-dilution protection and demand and piggyback registration rights under the Company's Registration Rights Agreement. See "Shares Eligible for Future Sale--Registration Rights." For every $2.75 that the initial offering price is below $16.50 per share, the Initial CIBC Warrants and Additional CIBC Warrants issuable shall increase by 0.5% of the fully-diluted Common Stock of the Company. For every $2.75 that the initial offering price is above $16.50 per share, up to and including $22.00 per share, the Initial CIBC Warrants and Additional CIBC Warrants issuable shall decrease by 0.5% of the fully-diluted Common Stock of the Company. Following the first full $2.75 adjustment, such adjustments shall be made on a pro rata basis based upon the initial offering price.



    The sale of the Senior Secured Notes and the CIBC Warrants (the "CIBC Financing") was arranged by CIBC Wood Gundy Securities Corp. ("CIBC"). In connection with the CIBC Financing, the Company will pay to CIBC a structuring/placement fee of 5% of the principal amount of the Senior Secured Notes and will pay to the Noteholders a commitment fee of 2% of the principal amount of the Senior Secured Note, payable 50% on consummation of this Offering and 50% upon the earlier of draw down or March 31, 1997. Under an exclusive placement agent agreement, the Company has agreed to indemnify CIBC and its affiliates for liabilities resulting from the CIBC Financing and certain future financings.


EMI NOTE

    In connection with the acquisition by Telecom of the EMI Assets, Telecom issued to EMI a $1.5 million principal amount non-negotiable and non-transferable, unsecured promissory note (the "EMI Note"). Interest on the EMI Note accrues at a rate equal to the prime rate plus 2%. The Company is obligated to make quarterly principal repayments of $187,500, commencing January 1, 1997. The EMI Note matures on November 14, 1998. See "Business -- Agreements Relating to Licenses and Acquisitions -- EMI Acquisition."

EQUIPMENT FINANCING


    On April 1, 1996, CRA, Inc. ("CRA") entered into secured Equipment Financing with the Company for the purchase from P-Com of 38 GHz radio equipment. To evidence its obligations under the Equipment Financing, the Company issued in favor of CRA a $2,445,000 Equipment Note, payable in twenty four monthly installments of $92,694 with a final payment equal to $642,305 due April 1, 1998. See "Certain Transactions -- Equipment Financing."



MARCH BRIDGE FINANCING



    On March 8, 1996, the Company issued $5.0 million principal amount of March Bridge Notes in connection with the March Bridge Financing. See "Certain Transactions -- March Bridge Financing." The March Bridge Notes are subordinated in right of payment to the EMI Note and will be repaid with proceeds from the Offering. See "Use of Proceeds."


COMMCOCCC FINANCING


    On June 27 and July 3, 1996, the Company issued to stockholders of CommcoCCC, in connection with the CommcoCCC Agreement $3.0 million principal amount of subordinated bridge notes (the "CommcoCCC Notes"), bearing interest at the prime rate and payable September 30, 1996. In connection with an October 1996 amendment to the CommcoCCC Agreement, the Company modified the terms of the CommcoCCC Notes to increase the interest rate to 14.75% and extend the maturity date to December 31, 1996. The CommcoCCC Notes are secured by a security interest in all of the assets of the Company, including a pledge of the Company's stock in Telecom. See "Certain Transactions -- CommcoCCC Acquisition." The CommcoCCC Notes are subordinated in right of payment to the EMI and the Bridge Notes and will be repaid with proceeds from the Offering. See "Use of Proceeds."



SEPTEMBER BRIDGE FINANCING



    From August, 1996 to October, 1996, the Company issued $4.0 million principal amount of September Bridge Notes in connection with the September Bridge Financing. See "Certain Transactions -- September Bridge Financing." The September Bridge Notes will be repaid with the proceeds from the Offering.

                                  UNDERWRITING



    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") between the Company and each of the underwriters named below (the "Underwriters"), the Company has agreed to sell to each of the Underwriters, and each of the Underwriters, and each of the Underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Morgan Grenfell Inc. are acting as representatives (the "Representatives"), severally has agreed to purchase from the Company, the aggregate number of Common Stock set forth opposite its name below.



                                                                   NUMBER OF
           UNDERWRITERS                                             SHARES
                                                                   ---------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..........................................
Deutsche Morgan Grenfell Inc.....................................

                                                                   ---------
              Total..............................................  2,750,000
                                                                   ---------
                                                                   ---------



    In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock being sold are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased under the Purchase Agreement.



    The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock offered hereby to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ per share of Common Stock, and that the Underwriters may allow, and such dealers may reallow, a discount not in excess of $ per share of Common Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.



    The Company has granted to the Underwriters an option to purchase up to an aggregate of 412,500 shares of Common Stock at the initial public offering price, less the underwriting discount. Such option, which will expire 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter is of the 2,750,000 shares of Common Stock initially purchased by the Underwriters.



    At the Company's request, the Underwriters have reserved up to 275,000 shares for sale at the initial public offering price to certain of the Company's employees, members of their immediate families and other individuals who are business associates of the Company. The number of shares available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares not purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. In addition, certain existing stockholders of the Company, including affiliates of Advent International, Inc., Ameritech Corp. and certain directors of the Company, who hold approximately $4.0 million of the approximately $5.0 million of the March Bridge Notes (as defined) that will be repaid by the Company with a portion of the net proceeds of the Offering, have preliminarily indicated their intent to purchase approximately 242,424 of the shares of Common Stock offered hereby for an aggregate purchase price of approximately $4.0 million (based on the mid-point of the range set forth above), for their respective accounts or those of their affiliates or designees. See "Principal Stockholders."

    The Company has granted to Merrill Lynch a right of first refusal with respect to the performance of certain investment banking services for which Merrill Lynch will receive customary compensation.



    All holders of the Company's Common Stock prior to the Offering, as well as all holders of options, warrants or other rights to purchase Common Stock (other than employee stock options), have agreed not to sell, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase Common Stock, or any securities convertible or exchangeable for Common Stock, owned directly by such holders or with respect to which they have power of disposition for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch. Merrill Lynch may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, the Company has agreed not to sell, offer to sell, contract to sell or otherwise sell or dispose of any shares of Common Stock or any rights to acquire Common Stock, other than pursuant to the Equity Incentive Plan, upon exercise of outstanding options and warrants or pursuant to the CommcoCCC Agreement, for a period of 180 days after the Effective Date without the prior consent of Merrill Lynch.



    The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.



    Prior to the Offering, there has been no public market for the shares of Common Stock. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations, in addition to prevailing market conditions, will be current market valuations of publicly-traded companies that the Company and the Underwriters believe to be reasonably comparable to the Company, an assessment of the Company's results of operations in recent periods, estimates of the business potential and earnings prospects of the Company, the current state of the Company's development and the current state of the Company's industry and the economy as a whole. The initial public offering price set forth on the cover of the Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price will be subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.



    The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.


                                 LEGAL MATTERS


    The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Company by Hahn & Hessen LLP, New York, New York. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Latham & Watkins, Washington, D.C. As of the date of this Prospectus, a member of Hahn & Hessen LLP owns $25,000 of the March Bridge Notes and beneficially owns 6,952 shares of Common Stock (including 2,000 shares issuable upon exercise of March Bridge Warrants). Latham & Watkins, Washington, D.C., currently represents the Company with respect to certain FCC matters.


                                    EXPERTS

    The historical financial statements of Advanced Radio Technologies Corporation as of December 31, 1995 and 1994, for the years then ended, and for the period from August 23, 1993 (date of inception) to December 31, 1993 and of Advanced Radio Telecom Corp. as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 included in this Prospectus, have been included herein in reliance on the reports, each of which includes an explanatory paragraph regarding the substantial doubt which exists about the respective entity's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION


    The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10007; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information that registrants file with the Commission.



    Immediately following the Offerings, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. Such reports may be inspected and copied at the public reference facilities at the addresses set forth above and at the Public Reference Section of the Commission at the address set forth above. The Company intends to furnish its stockholders with annual reports containing financial statements audited by independent certified public accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS



    Certain statements contained or incorporated by reference in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the limited nature of the Company's operations and its history of net losses; the uncertain acceptance of 38 GHz services; competition; the risk of the Company's failure to consummate the CommcoCCC Acquisition or the CIBC Financing; existing government regulations and changes in, or the failure to comply with, government regulations; the risk of loss, non-renewal or fluctuation in value of the Company's FCC licenses; the ability of the Company to sustain, manage or forecast its growth; technological limitations with respect to 38 GHz technology; dependence on significant suppliers and marketers and the potential loss thereof; the availability of additional 38 GHz bandwidth; the changing nature of wireless broadband services and the telecommunications industry; the ability to attract and retain qualified personnel; the Company's significant capital requirements and need for additional financing; the Company's leverage and ability to service its indebtedness; ownership of Common Stock; volatility of stock price; the use of proceeds of the Offering; retention of earnings; dilution; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Risk Factors," "Use of Proceeds," "Dividend Policy," "Capitalization," "Dilution," "Selected Historical and Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Principal Stockholders." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

                                    GLOSSARY


    38 GHZ -- The fourteen 100 MHz channels between 38.6 GHz and 40.0 GHz and the frequency between 37.0 and 38.5 GHz allocated by the FCC for wireless broadband transmissions.



    10-13 BIT ERROR RATE -- The measurement of a transmission path's ability to pass data in an uncorrupted format. Bit error rate ("BER") is defined as the number of erroneous bits ("errors"), divided by the number of bits over a stipulated period of time. In the example of a BER of 10-13, a BER tester (a test and measurement instrument), placed in line to measure the transmission path (in real time) would have to measure, and analyze, ten trillion bits of data before it detected one bit of erroneous data.


    ACCESS CHARGES -- The fees paid by long distance carriers to LECs for originating and terminating long distance calls on their local networks.


    ATM (ASYNCHRONOUS TRANSFER MODE) -- A data transmission protocol that achieves network efficiency through the use of standard 53 bit packets. The transmission rate is scalable depending upon the underlying capacity of the network media.


    BANDWIDTH -- At any given level of compression, the amount of information transportable over a link per unit of time. A DS-1, or Digital Service 1, circuit will carry up to 1,544,000 bits (or 1.544 megabits) per second.

    BPS -- Bits per second. A bit is the basic unit of information, yes-or-no, on-or-off, 1-or-0 in the binary (base 2) system which is the basis of digital computing. In contrast, a voice telephone signal over a copper wire is analog, reflecting a continuous range of vocal tone (frequency) and volume (amplitude).

    BROADBAND -- Data streams of at least 1.544 megabits per second. Broadband communications systems can transmit large quantities of voice, data and video by way of digital or analog signals. Examples of broadband communication systems include DS-3 systems, which can transmit 672 simultaneous voice conversations, or a broadcast television station signal that transmits high resolution audio and video signals into the home. Broadband connectivity is an essential element for interactive multimedia applications.

    BTA (BASIC TRADING AREA) -- An area erected by Rand McNally based upon various business demographics to establish a contiguous urban area, without reference to political or similar boundaries. The FCC has proposed to use BTAs to auction 38 GHz authorizations.

    CAP (COMPETITIVE ACCESS PROVIDER) -- A company that provides its customers with an alternative to the local telephone company for local and interstate transport of private line, special access and switched access telecommunications services. CAPs are also referred to in the industry as competitive local exchange carriers (CLECs), alternative local telecommunications service providers (ALTs) and metropolitan area network providers (MANs) and were formerly referred to as alternative access vendors (AAVs).

    CELLULAR -- Characterized by "cells," the area accessible by transceiver(s) typically located at one site. A cellular phone connects to the transceiver in its current cell, then the connection is handed-off as and when the user moves to any other cell.


    COMPRESSION -- Any process that transforms a signal to a more compact form (fewer bits) for easier transfer, and then restores the signal after transfer.



    CLEC (COMPETITIVE LOCAL EXCHANGE CARRIER) -- A company that provides local exchange services in competition with the incumbent local exchange carrier.


    CMRS -- Commercial mobile radio services.

    COPPER WIRE -- A shorthand reference to traditional telephone lines using electric current to carry signals over copper wire.

    DIGITAL -- A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary code digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent infomation as opposed to the continously variable analog signal. Digital transmission and switching technologies offer a threefold improvement in speed and capacity over analog techniques, allowing much more efficient and cost-effective transmission of voice, video, and data.


    DIALING PARITY -- Dialing parity is one of the changes, intended to level the competitive playing field, that is required by the Telecommunication Act. Dialing parity when implemented will enable customers to dial only 1+ or 0+ for service no matter which local or long distance carrier they choose.


    DS-0, DS-1, DS-3 -- Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). DS-0 service has a bit rate of 64 kilobits per second. DS-1 service has a bit rate of 1.544 megabits per second and DS-3 service has a bit rate of 45 megabits per second.

    ESMR (ENHANCED SPECIALIZED MOBILE RADIO) -- A recent mobile radio services category involving technical and service enhancements to traditional "push to talk" dispatch services.


    ETHERNET -- A data transmission protocol that operates at 10 megabits per second using a carrier sense multiple access with collision detection scheme to support large numbers of users of a shared network facility.



    FAST ETHERNET -- Ethernet that operates at 100 megabits per second.


    FCC -- Federal Communications Commission.

    FIBER OPTICS -- Fiber optic cable largely immune to electrical interference and environmental factors that affect copper wiring and satellite transmission. Fiber optic technology involves sending laser light pulses across glass strands in order to transmit digital information.


    GHZ (GIGAHERTZ) -- Billions of cycles or hertz per second.



    HERTZ -- Cycles per second. A Hertz is one full cycle (an s-shaped sine curve with one peak and one valley).


    INTER-LATA LONG DISTANCE -- Inter-LATA long distance calls are calls that pass from one LATA to another. Typically, these calls are simply referred to as "long distance" calls although intra-LATA calls can also be long distance calls.

    INTERNET -- An array of interconnected networks using a common set of protocols defining the information coding and processing requirements that can communicate across hardware platforms and over many links now operated by a consortium of telecommunications service providers and others.

    ISP -- Internet service provider.

    ITC (INDEPENDENT TELEPHONE COMPANY) -- A telephone company not associated or formerly associated with the Bell Telephone system.

    IXC (INTER-EXCHANGE CARRIERS) -- Usually referred to as long distance providers. There are many facilities-based IXCs, including AT&T, MCI, WorldCom, Sprint and Frontier.


    KILOBIT -- One thousand bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "kilobits per second".


    KBPS -- Kilobits per second.

    LANS (LOCAL AREA NETWORKS) -- The interconnection of computers for the purpose of sharing files, programs and various devices such as work stations, printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs. Most office computer networks use a LAN to share files, printers, modems and other items. Where computers are separated by greater distances, a Metropolitan Area Net (MAN) or other Wide Area Net (WAN) may be used.

    LAST MILE -- A shorthand reference to the last section of a telecommunications path to the ultimate end user which may be less than or greater than a mile.

    LATAS (LOCAL ACCESS AND TRANSPORT AREAS) -- The geographically defined areas in which RBOCs were authorized by the MFJ to provide local exchange services. These LATAs roughly reflect the population density of their respective states (California has 11 LATAs while Wyoming has only one). There are 164 LATAs in the United States. LATAs have one or more area codes and may cross state lines.

    LEC (LOCAL EXCHANGE CARRIER) -- A company providing local exchange services. The traditional local telephone companies (also known as incumbent local exchange carriers), such as the RBOCs, which until recently were monopolies.


    LINE OF SIGHT -- An unobstructed view between two transceivers.


    LINK -- A transmission link between two transceivers.

    MAN -- Metropolitan Area Network.

    MARKET -- The potential and actual customers within the boundaries of a wireless license. For simplicity, the definition of the market in this Prospectus has been based on Basic Trading Areas, though each application as granted defines its own actual boundaries.

    MEGABIT -- One million bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "megabits per second."


    MFJ (MODIFIED FINAL JUDGMENT) -- The MFJ was a settlement of an antitrust suit reached made in 1982 between AT&T and the Department of Justice which forced the breakup of the old Bell System. This judgment, also known as the Divestiture of AT&T, established seven separate RBOCs and enhanced the establishment of two distinct segments of telecommunications service: local and long distance. This laid the groundwork for intense competition in the long distance industry. The MFJ has been superseded by the Telecommunications Act of 1996.


    MICROWAVE -- A portion of the radio spectrum having radio waves that are physically very short, ranging in length between about 30 cm and 0.3 cm and generally used to refer to frequencies above 2 GHz.

    MILLIMETRIC MICROWAVE OR MILLIMETER WAVE -- Those portions of the microwave radio spectrum having wave lengths measured in millimeter lengths and generally used to refer to frequencies above 20 GHz. A shorter wave length means a higher frequency and vice versa.

    MHZ (MEGAHERTZ) -- Millions of cycles or hertz per second.

    MBPS -- Megabits per second.

    NARROWBAND -- Data streams less than 64 kilobits per second.

    NPRM (NOTICE OF PROPOSED RULEMAKING) -- A term used in governmental, principally FCC, rulemaking proceedings to refer to initiation of the process.


    NUMBER PORTABILITY -- The ability of an end user to change local exchange or long distance carriers while retaining the same telephone number. If number portability does not exist, customers will have to change phone numbers when they change carriers.



    OC-3 RADIOS -- A transmission protocol most often deployed on fiber optic SONET networks that operates at 155 megabits per second when provisioned using electronic rather than optical media referred to as STS-3.

    OFF-NET CUSTOMERS -- A customer that is not physically connected to a carrier's network but who is accessed through interconnection with a LEC network or an alternative provider such as a 38 GHz licensee.



    ON-NET CUSTOMERS -- A customer that is physically connected to a carrier's network.



    PCS (PERSONAL COMMUNICATIONS SERVICES) -- Cellular-like services provided at the 2 GHz band of the radio spectrum rather than 800 MHz. A type of wireless telephone system that uses light, inexpensive handheld sets and communicates via low power antennas.


    PIPE -- A generic term for telecommunications transmission media, whether wired or wireless, used to carry signals between the signal generating unit and the user.

    POPS (POINTS OF PRESENCE) -- Locations where a carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that carrier.


    PSTN (PUBLIC SWITCHED TELEPHONE NETWORK) -- The traditional LEC networks that switch calls between different customers.


    RBOCS (REGIONAL BELL OPERATING COMPANIES) -- The holding companies owning LEC affiliates of the old AT&T or Bell system.


    REPEATER -- An intermediate transceiver between two transceivers each of which is connected to end users and established to circumvent obstacles in the line of sight between communication ports, such as buildings in urban areas and hills in rural areas.


    RESELLERS -- Companies which purchase telecommunications services wholesale from underlying carriers and resell them to end users at retail rates.


    ROOF RIGHTS -- The legal right to locate, maintain and operate equipment (most commonly antennas and transceivers) on the roofs of buildings, on special towers or even on utility poles or pylons.



    SONET (SYNCHRONOUS OPTICAL NETWORK) -- A set of standards for optical communications transmission systems that define the optical rates and formats, signal characteristics, performance, management and maintenance information to be embedded within the signals and the multiplexing techniques to be employed in optical communications transmission systems. SONET facilitates the interoperability of dissimilar vendors equipment. SONET benefits business customers by minimizing the equipment necessary for various telecommunications applications and supports networking diagnostic and maintenance features.



    WIDEBAND -- Data streams between 64 kilobits and 1.544 megabits per second.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                              PAGE
                                                                                                            ---------
Advanced Radio Technologies Corporation
  Unaudited Pro Forma:
    Unaudited Pro Forma Condensed Balance Sheets as of December 31, 1995 and June 30, 1996................        F-3
    Unaudited Pro Forma Condensed Balance Sheets -- Supplementary Combining Balance Sheet Data as of
     December 31, 1995 and June 30, 1996..................................................................        F-4
    Unaudited Pro Forma Condensed Statement of Operations for the six months ended June 30, 1996 and for
     the year ended December 31, 1995.....................................................................        F-5
    Notes to Unaudited Pro Forma Condensed Financial Statements...........................................        F-6
  Historical:
    Report of Independent Accountants.....................................................................        F-9
    Balance Sheets as of December 31, 1995 and 1994.......................................................       F-10
    Statements of Operations for the years ended December 31, 1995 and 1994, for the period from August
     23, 1993 (date of inception) to December 31, 1993 and cumulative for the period from August 23, 1993
     (date of inception) to December 31, 1995.............................................................       F-11
    Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995 and 1994, for the period from August 23, 1993 (date of inception) to December 31, 1993 and cumulative for the period
     from August 23, 1993 (date of inception) to December 31, 1995........................................       F-12
    Statements of Cash Flows for the years ended December 31, 1995 and 1994, for the period from August
     23, 1993 (date of inception) to December 31, 1993 and cumulative for the period from August 23, 1993
     (date of inception) to December 31, 1995.............................................................       F-13
    Notes to Financial Statements.........................................................................       F-14
    Unaudited Interim Condensed Balance Sheets as of June 30, 1996 and 1995...............................       F-25
    Unaudited Interim Condensed Statements of Operations for the six months ended June 30, 1996 and
     1995.................................................................................................       F-26
    Unaudited Interim Condensed Statements of Cash Flows for the six months ended June 30, 1996 and
     1995.................................................................................................       F-27
    Notes to Unaudited Interim Condensed Financial Statements.............................................       F-28

Advanced Radio Telecom Corp.

  Historical:
    Report of Independent Accountants.....................................................................       F-33
    Balance Sheet as of December 31, 1995.................................................................       F-34
    Statement of Operations for the period from March 28, 1995 (date of inception) to December 31, 1995...       F-35
    Statement of Stockholders' Deficit for the period from March 28, 1995 (date of inception) to December
     31, 1995.............................................................................................       F-36
    Statement of Cash Flows for the period from March 28, 1995 (date of inception) to December 31, 1995...       F-37
    Notes to Financial Statements.........................................................................       F-38
    Unaudited Interim Condensed Balance Sheets as of June 30, 1996 and 1995...............................       F-50
    Unaudited Interim Condensed Statements of Operations for the six months ended June 30, 1996 and for
     the period from March 28, 1995 (date of inception) to June 30, 1995..................................       F-51
    Unaudited Interim Condensed Statement of Stockholders' Equity (Deficit) for the six months ended June
     30, 1996.............................................................................................       F-52
    Unaudited Interim Condensed Statements of Cash Flows for the six months ended June 30, 1996 and for
     the period from March 28, 1995 (date of inception) to June 30, 1995..................................       F-53
    Notes to Unaudited Interim Condensed Financial Statements.............................................       F-54

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed financial statements are presented as if all of the following transactions had occurred: (i) the March 1996 issuance of the March Bridge Notes and March Bridge Warrants; (ii) the April 1996 issuance of the Equipment Note and Indemnity Warrants; (iii) the receipt of $2,000,000 (out of a total of $3,000,000) in cash proceeds from the issuance of the CommcoCCC Notes and the CommcoCCC Warrants; (iv) the receipt of $4,000,000 in cash proceeds from the September Bridge Financing and the September Bridge Warrants; and (v) the Merger, including the issuance of ART Preferred Stock and Common Stock to Telecom stockholders and the cancellation of all outstanding Telecom preferred and common stock.



    The following unaudited pro forma as adjusted condensed financial statements reflect further adjustments assuming (i) the sale by the Company of 2,750,000 shares of Common Stock offered in the Offering based on an assumed initial public offering price of $16.50 per share and the immediate drawdown of $50,000,000 in gross proceeds from the CIBC Financing, in each case, after deducting the estimated underwriting discount and related expenses and, in the case of the CIBC Financing, the value ascribed to the Initial CIBC Warrants of approximately $10.4 million based on an assumed initial issuance of warrants to purchase an aggregate of 3% of the Common Stock of the Company on a fully-diluted basis after giving effect to the Offering and the CommcoCCC Acquisition;
(ii) the receipt and the application of the net proceeds therefrom to repay the March Bridge Notes, the CommcoCCC Notes and the September Bridge Notes, to acquire the 50% ownership interest of ART West held by Extended for $6.0 million in cash and the DCT Assets for $3.6 million in cash; (iii) the Conversion; and
(iv) the consummation of the acquisition by the Company of the CommcoCCC Assets in exchange for 6,000,000 shares of Common Stock at an assumed value of $16.50 per share and the payment of $3.0 million of expenses related to the CommcoCCC Acquisition.


    All such transactions are reflected as if they had occurred as of the beginning of the respective periods for the unaudited pro forma condensed statements of operations and at the respective balance sheet date for the unaudited pro forma condensed balance sheet.


    These unaudited pro forma condensed financial statements were derived from and should be read in conjunction with the audited financial statements and unaudited interim condensed financial statements of ART and Telecom and the related notes thereto, included elsewhere herein. In management's opinion, all adjustments necessary to reflect the foregoing and related transactions have been made.


    The unaudited pro forma condensed financial statements are not necessarily indicative of what the actual financial position or results of operations would have been assuming that the transactions described in the preceding paragraphs had occurred on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS


                         AS OF
                      DECEMBER 31,   AS OF JUNE
                          1995        30, 1996
                      ------------  ------------
                       HISTORICAL    HISTORICAL
                      COMBINED (A)  COMBINED (A)
                      ------------  ------------

                     ASSETS
Current assets:
  Cash and cash
   equivalents......  $ 633,654     $   829,597
  Other current
   assets...........     52,325         131,940
                      ------------  ------------
    Total current
     assets.........    685,979         961,537
Restricted cash.....     --           1,000,000
Property and
 equipment, net.....  3,581,561       7,411,547
Equity
 investments........    285,000         285,000
FCC licenses........  4,235,734       4,182,734
Deferred financing
 costs, net.........    778,897       1,540,678
Equipment and other
 deposits...........    284,012         334,393
Other assets........     25,376          21,479
                      ------------  ------------
                      $9,876,559    $15,737,368
                      ------------  ------------
                      ------------  ------------

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable
   and accrued
   liabilities......  $3,694,489    $ 6,417,502
  March Bridge
   Notes............     --           4,112,534
  CommcoCCC Notes...     --             975,000
  September Bridge
   Notes............     --             --
                      ------------  ------------
    Total current
     liabilities....  3,694,489      11,505,036
Convertible notes
 payable............  4,950,000         --
Note payable to
 EMI................  1,500,000       1,500,000
Equipment financing
 note payable.......     --           1,718,207
Senior Secured
 Notes..............     --             --
Deferred tax
 liability..........     --             --
                      ------------  ------------
    Total
     liabilities....  10,144,489     14,723,243
                      ------------  ------------
Redeemable Preferred
 Stock..............     44,930         --
                      ------------  ------------
Stockholders'
 equity:
  Serial preferred
   stock, $.001
   par..............        488             921
  Common stock,
   $.001 par........      9,202          10,228
  Additional paid-in
   capital..........  3,047,507      20,044,897
  Accumulated
   deficit..........  (3,370,057  ) (19,041,921)
                      ------------  ------------
    Total
     stockholders'
     equity
     (deficit)......   (312,860   )   1,014,125
                      ------------  ------------
                      $9,876,559    $15,737,368
                      ------------  ------------
                      ------------  ------------


                         PRO FORMA                      OFFERING       PRO FORMA
                      ADJUSTMENTS (B)    PRO FORMA    ADJUSTMENTS (C) AS ADJUSTED
                      ---------------   ------------  -------------   -----------

Current assets:
  Cash and cash
   equivalents......    $2,000,000(2)
                         4,000,000(3)   $  6,829,597  41,17$1,875(1)
                                                      46,500,000(2)
                                                      (12,000,000)(3)
                                                      (3,000,000)(4)
                                                      (6,000,000)(5)
                                                      (3,600,000)(6)   69$,901,472
  Other current
   assets...........                         131,940                      131,940
                      ---------------   ------------  -------------   -----------
    Total current
     assets.........     6,000,000         6,961,537  63,071,875       70,033,412
Restricted cash.....                       1,000,000                    1,000,000
Property and
 equipment, net.....                       7,411,547                    7,411,547
Equity
 investments........                         285,000    (285,000)(5)      --
FCC licenses........                       4,182,734  135,660,000(4)
                                                       6,285,000(5)
                                                       3,600,000(6)   149,727,734
Deferred financing
 costs, net.........                       1,540,678  (1,174,049)(1)
                                                       3,500,000(2)     3,866,629
Equipment and other
 deposits...........                         334,393                      334,393
Other assets........                          21,479                       21,479
                      ---------------   ------------  -------------   -----------
                        $6,000,000      $ 21,737,368  210,6$57,826    232$,395,194
                      ---------------   ------------  -------------   -----------
                      ---------------   ------------  -------------   -----------
 LIABILITIES AND STO
Current liabilities:
  Accounts payable
   and accrued
   liabilities......                    $  6,417,502                    6$,417,502
  March Bridge
   Notes............                       4,112,534  (4,11$2,534)(3)     --
  CommcoCCC Notes...    $1,705,486(2)      2,680,486  (2,680,486)(3)      --
  September Bridge
   Notes............     3,573,981(3)      3,573,981  (3,573,981)(3)      --
                      ---------------   ------------  -------------   -----------
    Total current
     liabilities....     5,279,467        16,784,503  (10,367,001)      6,417,502
Convertible notes
 payable............                         --                           --
Note payable to
 EMI................                       1,500,000                    1,500,000
Equipment financing
 note payable.......                       1,718,207                    1,718,207
Senior Secured
 Notes..............                         --       39,647,716(2)    39,647,716
Deferred tax
 liability..........                         --       33,660,000(4)    33,660,000
                      ---------------   ------------  -------------   -----------
    Total
     liabilities....     5,279,467        20,002,710  62,940,715       82,943,425
                      ---------------   ------------  -------------   -----------
Redeemable Preferred
 Stock..............                         --                           --
                      ---------------   ------------  -------------   -----------
Stockholders'
 equity:
  Serial preferred
   stock, $.001
   par..............            --(1)            921        (921)(1)      --
  Common stock,
   $.001 par........        (3,641) (1)        6,587       2,750(1)
                                                           4,354(1)
                                                           6,000(4)        19,691
  Additional paid-in
   capital..........         3,641(1)
                           294,514(2)
                           426,019(3)     20,769,071  39,995,076(1)
                                                          (3,433)(1)
                                                      10,352,284(2)
                                                      98,994,000(4)   170,106,998
  Accumulated
   deficit..........                     (19,041,921) (1,632,999)(3)  (20,674,920)
                      ---------------   ------------  -------------   -----------
    Total
     stockholders'
     equity
     (deficit)......       720,533         1,734,658  147,717,111     149,451,769
                      ---------------   ------------  -------------   -----------
                        $6,000,000      $ 21,737,368  210,6$57,826    232$,395,194
                      ---------------   ------------  -------------   -----------
                      ---------------   ------------  -------------   -----------


 See accompanying notes to unaudited pro forma condensed financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
                   SUPPLEMENTARY COMBINING BALANCE SHEET DATA


                                           AS OF DECEMBER 31, 1995
                      -----------------------------------------------------------------
                                                 HISTORICAL
                      -----------------------------------------------------------------
                      ADVANCED RADIO   ADVANCED RADIO
                       TECHNOLOGIES       TELECOM                           HISTORICAL
                      CORPORATION (D)    CORP. (E)      ELIMINATIONS (F)     COMBINED
                      --------------   --------------   ----------------   ------------
                                        ASSETS
Current assets:
  Cash and cash
   equivalents......   $     6,069      $    627,585                       $    633,654
  Due from ART......       --                738,680      $  (738,680)          --
  Other current
   assets...........       --                 52,325                             52,325
                      --------------   --------------   ----------------   ------------
    Total current
     assets.........         6,069         1,418,590         (738,680)          685,979
Restricted cash.....       --               --                                  --
Note receivable from
 Telecom............     5,000,000          --             (5,000,000)          --
Property and
 equipment, net.....         1,723         3,579,838                          3,581,561
Equity investments..       285,000          --                                  285,000
FCC licenses........         8,913         4,226,821                          4,235,734
Deferred financing
 costs, net.........       457,543           321,354                            778,897
Equipment and other
 deposits...........       --                284,012                            284,012
Investment in ART...       --               --                                  --
Other assets........        25,376          --                                   25,376
                      --------------   --------------   ----------------   ------------
                       $ 5,784,624      $  9,830,615      $(5,738,680)     $  9,876,559
                      --------------   --------------   ----------------   ------------
                      --------------   --------------   ----------------   ------------
                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable
   and accrued
   liabilities......   $   243,952      $  3,450,537                       $  3,694,489
  Due to Telecom....       738,680          --            $  (738,680)          --
  March Bridge
   Notes............       --               --                                  --
  CommcoCCC Notes...       --               --                                  --
                      --------------   --------------   ----------------   ------------
    Total current
     liabilities....       982,632         3,450,537         (738,680)        3,694,489
Convertible notes
 payable............     4,950,000          --                                4,950,000
Losses in excess of
 equity investment..       211,543          --               (211,543)          --
Note payable to
 ART................       --              5,000,000       (5,000,000)          --
Note payable to
 EMI................       --              1,500,000                          1,500,000
Equipment Note......       --               --                                  --
                      --------------   --------------   ----------------   ------------
    Total
     liabilities....     6,144,175         9,950,537       (5,950,223)       10,144,489
                      --------------   --------------   ----------------   ------------
Redeemable Preferred
 Stock..............        44,930          --                                   44,930
                      --------------   --------------   ----------------   ------------
Stockholders'
 equity:
  Preferred stock,
   par..............       --                    488                                488
  Common stock,
   par..............         3,641             5,561                              9,202
  Additional paid-in
   capital..........       994,747         2,855,102         (802,342)        3,047,507
  Accumulated
   deficit..........    (1,402,869)       (2,981,073)       1,013,885        (3,370,057)
                      --------------   --------------   ----------------   ------------
    Total
     stockholders'
     equity
     (deficit)......      (404,481)         (119,922)         211,543          (312,860)
                      --------------   --------------   ----------------   ------------
                       $ 5,784,624      $  9,830,615      $(5,738,680)     $  9,876,559
                      --------------   --------------   ----------------   ------------
                      --------------   --------------   ----------------   ------------

                                           AS OF JUNE 30, 1996
                      -------------------------------------------------------------

                                               HISTORICAL
                      -------------------------------------------------------------
                                          ADVANCED
                      ADVANCED RADIO       RADIO
                       TECHNOLOGIES       TELECOM                       HISTORICAL
                      CORPORATION (D)    CORP. (E)    ELIMINATIONS (F)   COMBINED
                      ---------------   ------------  ---------------   -----------

Current assets:
  Cash and cash
   equivalents......    $    5,538      $ 824,059                          $829,597
  Due from ART......       --             498,100       (49$8,100)          --
  Other current
   assets...........       --             131,940                           131,940
                      ---------------   ------------  ---------------   -----------
    Total current
     assets.........         5,538      1,454,099       (498,100)           961,537
Restricted cash.....       --           1,000,000                         1,000,000
Note receivable from
 Telecom............       --              --                               --
Property and
 equipment, net.....       --           7,411,547                         7,411,547
Equity investments..     1,551,302                    (1,266,302)           285,000
FCC licenses........         8,913      4,173,821                         4,182,734
Deferred financing
 costs, net.........       --           1,540,678                         1,540,678
Equipment and other
 deposits...........       --             334,393                           334,393
Investment in ART...       --              44,930        (44,930)           --
Other assets........        21,479         --                                21,479
                      ---------------   ------------  ---------------   -----------
                        $1,587,232      $15,959,468   (1,80$9,332)       15$,737,368
                      ---------------   ------------  ---------------   -----------
                      ---------------   ------------  ---------------   -----------

Current liabilities:
  Accounts payable
   and accrued
   liabilities......    $    2,500      $6,415,002                        6$,417,502
  Due to Telecom....       498,100         --           (49$8,100)          --
  March Bridge
   Notes............       --           4,112,534                         4,112,534
  CommcoCCC Notes...       --             975,000                           975,000
                      ---------------   ------------  ---------------   -----------
    Total current
     liabilities....       500,600      11,502,536      (498,100)        11,505,036
Convertible notes
 payable............       --              --                               --
Losses in excess of
 equity investment..       --              --                               --
Note payable to
 ART................       --              --                               --
Note payable to
 EMI................       --           1,500,000                         1,500,000
Equipment Note......       --           1,718,207                         1,718,207
                      ---------------   ------------  ---------------   -----------
    Total
     liabilities....       500,600      14,720,743      (498,100)        14,723,243
                      ---------------   ------------  ---------------   -----------
Redeemable Preferred
 Stock..............        44,930         --            (44,930)           --
                      ---------------   ------------  ---------------   -----------
Stockholders'
 equity:
  Preferred stock,
   par..............       --                 921                               921
  Common stock,
   par..............         3,641          6,587                            10,228
  Additional paid-in
   capital..........     7,790,261      19,852,492    (7,597,856)        20,044,897
  Accumulated
   deficit..........    (6,752,200)     (18,621,275 )  6,331,554        (19,041,921)
                      ---------------   ------------  ---------------   -----------
    Total
     stockholders'
     equity
     (deficit)......     1,041,702      1,238,725     (1,266,302)         1,014,125
                      ---------------   ------------  ---------------   -----------
                        $1,587,232      $15,959,468   (1,80$9,332)       15$,737,368
                      ---------------   ------------  ---------------   -----------
                      ---------------   ------------  ---------------   -----------


 See accompanying notes to unaudited pro forma condensed financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                                      SIX MONTHS ENDED JUNE 30, 1996
                       --------------------------------------------------------------------------------------------
                                                 HISTORICAL
                       --------------------------------------------------------------
                        ADVANCED RADIO   ADVANCED RADIO
                         TECHNOLOGIES       TELECOM                                       PRO FORMA
                       CORPORATION (D)     CORP. (E)     ELIMINATIONS (F)  COMBINED    ADJUSTMENTS (B)   PRO FORMA
                       ----------------  --------------  ---------------  -----------  ---------------  -----------
Operating revenue....    $    --          $     61,520                    $    61,520                   $    61,520
                       ----------------  --------------                   -----------                   -----------
Expenses:
  General and
   administrative
   (H)...............          24,939       13,276,859                     13,301,798                    13,301,798
  Market development
   (I)...............         --             1,053,000                      1,053,000                     1,053,000
  Research &
   development.......         --               521,406                        521,406                       521,406
  Depreciation and
   amortization......           6,052          272,323                        278,375                       278,375
  Interest, net......             671          578,134                        578,805    $   198,425(4)
                                                                                             157,316(5)
                                                                                             327,755(6)
                                                                                             437,006(7)
                                                                                             (44,507)(8)   1,654,800
                       ----------------  --------------                   -----------  ---------------  -----------
    Total expenses...          31,662       15,701,722                     15,733,384      1,075,995     16,809,379
Equity loss in
 Telecom.............       5,317,669          --          $(5,317,669)       --                            --
                       ----------------  --------------  ---------------  -----------  ---------------  -----------
Pretax loss..........       5,349,331       15,640,202      (5,317,669)    15,671,864      1,075,995     16,747,859
Deferred tax
 benefit.............         --               --                             --                            --
                       ----------------  --------------  ---------------  -----------  ---------------  -----------
      Net loss.......    $  5,349,331     $ 15,640,202     $(5,317,669)   $15,671,864    $ 1,075,995    $16,747,859
                       ----------------  --------------  ---------------  -----------  ---------------  -----------
                       ----------------  --------------  ---------------  -----------  ---------------  -----------
Pro forma net loss
 per share of Common
 Stock (G)...........    $       0.49                                                                   $      1.52
                       ----------------                                                                 -----------
                       ----------------                                                                 -----------
Pro forma weighted
 average number of
 shares of Common
 Stock outstanding
 (G).................      11,000,350                                                                    11,000,350
                       ----------------                                                                 -----------
                       ----------------                                                                 -----------


                           OFFERING       PRO FORMA
                       ADJUSTMENTS (C)   AS ADJUSTED
                       ----------------  ------------
Operating revenue....                    $     61,520
                                         ------------
Expenses:
  General and
   administrative
   (H)...............                      13,301,798
  Market development
   (I)...............                       1,053,000
  Research &
   development.......                         521,406
  Depreciation and
   amortization......    $  1,871,597(8)    2,149,972
  Interest, net......

                             (264,658)(3)
                             (327,755)(3)
                             (437,006)(3)
                           14,969,784(7)   15,595,165
                       ----------------  ------------
    Total expenses...      15,811,962      32,621,341
Equity loss in
 Telecom.............                         --
                       ----------------  ------------
Pretax loss..........      15,811,962      32,559,821
Deferred tax
 benefit.............        (636,342)(8)     (636,342)
                       ----------------  ------------
      Net loss.......    $ 15,175,620    $ 31,923,479
                       ----------------  ------------
                       ----------------  ------------
Pro forma net loss
 per share of Common
 Stock (G)...........                    $       1.57
                                         ------------
                                         ------------
Pro forma weighted
 average number of
 shares of Common
 Stock outstanding
 (G).................                      20,374,133
                                         ------------
                                         ------------


                                       YEAR ENDED DECEMBER 31, 1995
                      --------------------------------------------------------------
                                                HISTORICAL
                      --------------------------------------------------------------
                      ADVANCED RADIO     ADVANCED
                       TECHNOLOGIES    RADIO TELECOM
                      CORPORATION (D)    CORP. (E)     ELIMINATIONS (F)    COMBINED
                      --------------   -------------   ----------------   ----------
Operating revenue...    $  --           $     5,793                       $   5,793
                      --------------   -------------                      ----------
Expenses:
  General and
   administrative
   (G)..............       204,937        2,706,336                       2,911,273
  Market
   development......       --               191,693                         191,693
  Depreciation and
   amortization.....        10,378            5,306                          15,684
  Interest, net.....        38,455           83,531                         121,986
                      --------------   -------------                      ----------
    Total
     expenses.......       253,770        2,986,866                       3,240,636
Equity loss in
 Telecom............     1,013,885          --           $(1,013,885)        --
                      --------------   -------------   ----------------   ----------
Pretax loss.........     1,267,655        2,981,073       (1,013,885)     3,234,843
Deferred tax
 benefit............       --               --                               --
                      --------------   -------------   ----------------   ----------
      Net loss......    $1,267,655      $ 2,981,073      $(1,013,885)     $3,234,843
                      --------------   -------------   ----------------   ----------
                      --------------   -------------   ----------------   ----------
Pro forma net loss
 per share of Common
 Stock (G)..........    $     0.12
                      --------------
                      --------------
Pro forma weighted
 average number of
 shares of Common
 Stock outstanding
 (G)................    11,000,350
                      --------------
                      --------------


                         PRO FORMA                     OFFERING        PRO FORMA
                      ADJUSTMENTS (B)   PRO FORMA   ADJUSTMENTS (C)   AS ADJUSTED
                      ---------------   ----------  ---------------   -----------
Operating revenue...                    $   5,793                       $5,793
                                        ----------                    -----------
Expenses:
  General and
   administrative
   (G)..............                    2,911,273                     2,911,273
  Market
   development......                      191,693                      191,693
  Depreciation and
   amortization.....                       15,684    3,7$43,193(8)    3,758,877
  Interest, net.....  $1,019,145(4)
                         673,534(5)
                         655,512(6)
                         874,008(7)
                        (110,828)(8)    3,233,357   (1,019,145)(3)
                                                      (655,512)(3)
                                                      (874,008)(3)
                                                    30,250,128(7)     30,934,820
                      ---------------   ----------  ---------------   -----------
    Total
     expenses.......   3,111,371        6,352,007   31,444,656        37,796,663
Equity loss in
 Telecom............                       --                            --
                      ---------------   ----------  ---------------   -----------
Pretax loss.........   3,111,371        6,346,214   31,444,656        37,790,870
Deferred tax
 benefit............                       --       (1,272,685)(8)    (1,272,685)
                      ---------------   ----------  ---------------   -----------
      Net loss......  $3,111,371        $6,346,214  30,1$71,971       36$,518,185
                      ---------------   ----------  ---------------   -----------
                      ---------------   ----------  ---------------   -----------
Pro forma net loss
 per share of Common
 Stock (G)..........                    $    0.58                       $ 1.79
                                        ----------                    -----------
                                        ----------                    -----------
Pro forma weighted
 average number of
 shares of Common
 Stock outstanding
 (G)................                    11,000,350                    20,374,133
                                        ----------                    -----------
                                        ----------                    -----------


 See accompanying notes to unaudited pro forma condensed financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(A) Represents the historical combined balance sheets of ART and Telecom. See supplementary combining balance sheet data on page F-4.

(B) Pro forma adjustments:


    (1) Conversion of Telecom serial preferred stock into ART Prefered Stock, issuance of ART Common Stock to Telecom common stockholders, and cancellation of the outstanding Telecom common stock and the ART Redeemable Preferred Stock in connection with the Merger.



    (2) The receipt of the remaining $2,000,000 out of a total of $3,000,000 in cash from the CommcoCCC Financing in exchange for the CommcoCCC Notes and CommcoCCC Warrants. The value ascribed to the CommcoCCC Warrants was $294,514 (total of $319,514).



    (3) Proceeds of $4,000,000 in cash from the September Bridge Financing in exchange for the September Bridge Notes and September Bridge Warrants. The value ascribed to the September Bridge Warrants totaled $426,019.



    (4) Interest expense from the March Bridge Financing, at the effective interest rate after giving effect to the value ascribed to the March Bridge Warrants, as if the March Bridge Notes were issued as of the beginning of the respective periods.



    (5) Interest expense from the Equipment Financing, at the effective interest rate after giving effect to the value ascribed to the Indemnity Warrants, as if the Equipment Notes were issued as of the beginning of the respective periods.



    (6) Interest expense from the CommcoCCC Financing, at the effective interest rate after giving effect to the value ascribed to the CommcoCCC Warrants, as if the CommcoCCC Notes were issued as of the beginning of the respective periods.



    (7) Interest expense from the September Bridge Financing, at the effective interest rate after giving effect to the value ascribed to the September Bridge Warrants, as if the September Bridge Notes were issued as of the beginning of the respective periods.



    (8) Elimination of interest expense from the Advent Notes that were converted into shares of Telecom stock on February 2, 1996.


(C) Offering adjustments:


    (1) Issuance of 2,750,000 shares of Common Stock offered in the Offering, based on an assumed initial public offering price of $16.50 per share, after deducting the estimated offering discount and related expenses of $5,377,174, and the conversion of the ART Preferred Stock into ART Common Stock.



    (2) Assumed gross proceeds of the immediate drawdown of $50,000,000 from the CIBC Financing in exchange for the Senior Secured Notes and the CIBC Warrants and the estimated related expenses of approximately $3,500,000. The value ascribed to the Initial CIBC Warrants totaled $10,352,284 based on an assumed initial issuance of warrants to purchase an aggregate of 3% of Common Stock of the Company on a fully diluted basis after giving effect to the Offering and the CommcoCCC Acquisition. The number of warrants to purchase shares of Common Stock increases by an additional 3% of Common Stock of the Company for each six month period the Senior Secured Notes remain outstanding. The value of such Additional CIBC warrants will be recognized as issued.



    (3) Repayment of the March Bridge Financing, CommcoCCC Financing and the September Bridge Financing out of the net proceeds from the Offering and the reversal of the related interest expense. The unamortized offering discount and deferred finance costs associated with the March Bridge Financing, CommcoCCC Financing and the September Bridge Financing will result in an extraordinary loss of approximately $1,633,000, which has been excluded from the pro forma as adjusted condensed statement of operations.



    (4) The acquisition of the CommcoCCC Assets, accounted for as a business combination, in exchange for 6,000,000 shares of Common Stock of the Company based on an assumed value of $16.50 per share, the related deferred tax liabilities and the estimated related expenses of $3,000,000.



    (5) The acquisition of the 50% ownership interest of ART West held by Extended for $6 million in cash, to be paid out of the net proceeds from the Offering.



    (6) The acquisition of the DCT assets for $3.6 million in cash, to be paid out of the net proceeds from the Offering.



    (7) Interest expense on Senior Secured Notes, at the effective interest after giving effect to the value ascribed to the CIBC Warrants and related fees as if the Senior Secured Notes were issued as of the beginning of the respective periods and were to be outstanding for the entire two year term. Interest expense includes $10,352,284 and $21,015,136 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, related to the value ascribed to the CIBC Warrants. Refinancing of the Senior Secured Notes at the end of the respective periods would result in an extraordinary loss of approximately $1,860,000 and $2,790,000 for the year ended December 31, 1995 and six months ended June 30, 1996, respectively, which has been excluded from the pro forma as adjusted presentation.


    (8) Depreciation and amortization expense related to the acquisition of the CommcoCCC Assets, the 50% ownership interest in ART West, the DCT Assets and the related deferred taxes.


(D) Represents the historical amounts of ART as of and for the six months ended June 30, 1996 and as of and for the year ended December 31, 1995.



(E) Represents the historical amounts of Telecom as of and for the six months ended June 30, 1996, as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995.



(F) Represents the elimination of inter-entity transactions and balances consisting of (i) receivables and payables, (ii) ART's investment in Telecom, Telecom's corresponding paid-in capital and the recognition by ART of its equity in losses of Telecom and (iii) Telecom's investment in ART Redeemable Preferred Stock.



(G) Pro forma net loss per share and the weighted average number of shares of Common Stock reflect (i) the conversion of all shares of Telecom serial preferred stock to ART Serial Preferred Stock; (ii) issuance of ART Common Stock to Telecom common stockholders, (iii) the cancellation of the outstanding Telecom common stock and the ART Series A Redeemable Preferred Stock; (iv) the conversion of the ART Serial Preferred Stock into ART Common Stock; and (v) the issuance of potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the assumed initial public offering price of $16.50 per share as if they were outstanding as of the beginning of the respective periods.



Pro Forma:
  Weighted average number of shares of Common Stock outstanding for
   primary computation..............................................       3,641,111(1)
  Issuances of shares of Telecom serial preferred stock as converted
   into shares of ART Common Stock..................................       3,777,829
  Issuances of shares of Telecom common stock as converted into
   shares of ART Common Stock.......................................       2,945,785(2)
  Options and warrants issued and outstanding.......................         635,625
                                                                      --------------
  Pro forma weighted average number of shares of Common Stock.......      11,000,350(3)
                                                                      --------------
                                                                      --------------
Pro Forma As Adjusted:
  Pro forma weighted average number of shares of Common Stock.......      11,000,350
  Common Stock issued in connection with the Offering and the
   acquisition of the CommcoCCC Assets..............................       8,750,000
  Warrants to purchase shares of Common Stock issued in connection
   with the CIBC Financing..........................................         623,783(4)
                                                                      --------------
  Pro forma as adjusted weighted average number of shares of Common
   Stock............................................................      20,374,133(3)
                                                                      --------------
                                                                      --------------


    (1) The weighted average number of shares of Common Stock for primary computation exclude all common stock equivalents, which are anti-dilutive.

    (2) Excludes shares of Telecom common stock owned by ART.


    (3) The Securities and Exchange Commission requires that potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the expected initial public offering price be treated as outstanding for the entire period presented. The weighted average number of shares of Common Stock on a pro forma and a pro forma as adjusted basis reflects those potentially dilutive instruments assuming the sale of shares of Common Stock offered in the Offering based on an assumed initial public offering price of $16.50 per share. In measuring the dilutive effect, the treasury stock method was used.



    (4) Represents warrants to purchase shares of Common Stock, equal to 3.0% of the fully diluted shares of Common Stock, in connection with the CIBC Financing, after giving effect to the Offering and the CommcoCCC Acquisition.



(H) General and administrative expense includes non-recurring, non-cash compensation expense of $802,002 and $6,795,514 for the year ended December 31, 1995 and for the six months ended June 30, 1996, respectively, associated with the release of Escrow Shares in 1995 and the termination of the Escrow Shares arrangement in 1996.



(I) Market development expense for the six months ended June 30, 1996 represents the value ascribed to the Ameritech Strategic Distribution Agreement in connection with the February 1996 investment in Telecom by Ameritech.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Advanced Radio Technologies Corporation:

    We have audited the accompanying balance sheets of Advanced Radio Technologies Corporation (a development stage company) as of December 31, 1995 and 1994, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1995 and 1994, for the period from August 23, 1993 (date of inception) to December 31, 1993 and for the cumulative period from August 23, 1993 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Radio Technologies Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, and for the period from August 23, 1993 (date of inception) to December 31, 1993, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. As described in
Note 1, the Company has a substantial working capital deficit at December 31, 1995, has incurred operating losses since inception and does not expect to generate significant operating revenues until fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial capital requirements, operating expenses and other working capital needs. In addition, as set forth in Notes 5, 7, 8, and 11, the Company has significant financial commitments. The Company's continued funding of its initial capital requirements, operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. Management's plans in this regard are discussed in Note 1. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          COOPERS & LYBRAND L.L.P.


New York, New York
April 26, 1996, except for Note 5B
  as to which the date is June 26, 1996 and except for the first paragraph of Note 2A, Note 2C and the second paragraph of Note 9 as to which the date is October 11, 1996

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994


                                                                                           1995           1994
                                                                                      --------------  ------------
                                                      ASSETS
Current assets:
  Cash..............................................................................  $        6,069  $      5,133
                                                                                      --------------  ------------
      Total current assets..........................................................           6,069         5,133
Note receivable from Telecom (Note 4)...............................................       5,000,000
Equity investments (Note 5).........................................................         285,000
Deferred financing costs, net.......................................................         457,543
FCC licenses........................................................................           8,913
Property and equipment, net.........................................................           1,723         3,448
Other assets........................................................................          25,376        34,030
                                                                                      --------------  ------------
      Total assets..................................................................  $    5,784,624  $     42,611
                                                                                      --------------  ------------
                                                                                      --------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..........................................  $      243,952  $     11,689
  Due to Telecom (Note 11)..........................................................         738,680
  Note payable to related party (Note 11)...........................................                        70,000
                                                                                      --------------  ------------
      Total current liabilities.....................................................         982,632        81,689
Equity loss in excess of investment (Note 5)........................................         211,543
Convertible note payable (Note 4)...................................................       4,950,000
                                                                                      --------------  ------------
      Total liabilities.............................................................       6,144,175        81,689
                                                                                      --------------  ------------
Redeemable Preferred Stock, $.01 par value; 1,000 shares authorized; 1 share issued and outstanding at December 31,
 1995 (Note 4)......................................................................          44,930
                                                                                      --------------  ------------
Commitments and contingencies (Notes 1, 5, 7, 8, 11 and 12).........................

Stockholders' deficit (Note 9):
  Common Stock, $.001 par value; 58,900,320 shares authorized; 3,641,111 and
   2,141,830 shares issued and outstanding..........................................           3,641         2,142
  Additional paid-in capital........................................................         994,747        93,994
  Deficit accumulated during the development stage..................................      (1,402,869)     (135,214)
                                                                                      --------------  ------------
      Total stockholders' deficit...................................................        (404,481)      (39,078)
                                                                                      --------------  ------------
        Total liabilities and stockholders' deficit.................................  $    5,784,624  $     42,611
                                                                                      --------------  ------------
                                                                                      --------------  ------------


    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
            FOR THE PERIOD FROM AUGUST 23, 1993 (DATE OF INCEPTION)
               TO DECEMBER 31, 1993 AND CUMULATIVE FOR THE PERIOD
         FROM AUGUST 23, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995


                                                                                                        CUMULATIVE
                                                                                         PERIOD FROM    FROM AUGUST
                                                                                         AUGUST 23,      23, 1993
                                                                   YEARS ENDED          1993 (DATE OF    (DATE OF
                                                                   DECEMBER 31,         INCEPTION) TO  INCEPTION) TO
                                                            --------------------------  DECEMBER 31,   DECEMBER 31,
                                                                1995          1994          1993           1995
                                                            -------------  -----------  -------------  -------------
Consulting income.........................................  $    --        $   137,489    $  --         $   137,489
                                                            -------------  -----------  -------------  -------------
Expenses:
  General and administrative expenses.....................        204,937      253,453        5,906         464,296
  Depreciation and amortization...........................         10,378        8,281          688          19,347
  Interest expense, net (Note 11).........................         38,455        4,375                       42,830
                                                            -------------  -----------  -------------  -------------
      Total expenses......................................        253,770      266,109        6,594         526,473
Equity loss on investment in Telecom (Note 5).............      1,013,885                                 1,013,885
                                                            -------------  -----------  -------------  -------------
      Net loss............................................  $   1,267,655  $   128,620    $   6,594     $ 1,402,869
                                                            -------------  -----------  -------------  -------------
                                                            -------------  -----------  -------------  -------------
Pro forma net loss per share (unaudited)..................  $        0.12
                                                            -------------
                                                            -------------
Pro forma weighted average number of shares of Common
 Stock outstanding (unaudited)............................     11,000,350
                                                            -------------
                                                            -------------


    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
            FOR THE PERIOD FROM AUGUST 23, 1993 (DATE OF INCEPTION)
               TO DECEMBER 31, 1993 AND CUMULATIVE FOR THE PERIOD
         FROM AUGUST 23, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995


                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                                         ADDITIONAL       DURING
                                                               COMMON      PAID-IN     DEVELOPMENT
                                                                STOCK      CAPITAL        STAGE           TOTAL
                                                              ---------  -----------  --------------  --------------
Net issuance of 1,070,915 shares of Common Stock for cash...  $   1,071  $    60,065                  $       61,136
Net loss....................................................                          $       (6,594)         (6,594)
                                                              ---------  -----------  --------------  --------------
Balance, December 31, 1993..................................      1,071       60,065          (6,594)         54,542
Issuance of 1,070,915 shares of Common Stock for cash.......      1,071       33,929                          35,000
Net loss....................................................                                (128,620)       (128,620)
                                                              ---------  -----------  --------------  --------------
Balance, December 31, 1994..................................      2,142       93,994        (135,214)        (39,078)
Issuance of 26,773 shares of Common Stock to ART West.......         27       24,973                          25,000
Issuance of 1,472,508 shares of Common Stock to existing
 shareholders...............................................      1,472       (1,472)
Conversion of note payable and interest to paid-in
 capital....................................................                  75,250                          75,250
Investment in Telecom as a result of the release of escrow
 shares.....................................................                 802,002                         802,002
Net loss....................................................                              (1,267,655)     (1,267,655)
                                                              ---------  -----------  --------------  --------------
Balance, December 31, 1995..................................  $   3,641  $   994,747  $   (1,402,869) $     (404,481)
                                                              ---------  -----------  --------------  --------------
                                                              ---------  -----------  --------------  --------------


    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
            FOR THE PERIOD FROM AUGUST 23, 1993 (DATE OF INCEPTION)
               TO DECEMBER 31, 1993 AND CUMULATIVE FOR THE PERIOD
         FROM AUGUST 23, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                            PERIOD FROM     CUMULATIVE
                                                                                            AUGUST 23,     FROM AUGUST
                                                                     YEARS ENDED           1993 (DATE OF  23, 1993 (DATE
                                                                    DECEMBER 31,           INCEPTION) TO  OF INCEPTION)
                                                            -----------------------------  DECEMBER 31,    TO DECEMBER
                                                                 1995           1994           1993          31, 1995
                                                            --------------  -------------  -------------  --------------
Cash flows from operating activities:
  Net loss................................................  $   (1,267,655) $    (128,620)  $    (6,594)  $   (1,402,869)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Non-cash interest expense.............................         110,828                                       110,828
    Depreciation and amortization.........................          10,378          8,281           688           19,347
    Equity loss on investment in Telecom..................       1,013,885                                     1,013,885
  Changes in operating assets and liabilities:
    Accounts payable and accrued liabilities..............          (3,939)        (8,282)       19,971            7,750
                                                            --------------  -------------  -------------  --------------
      Net cash (used in) provided by operating
       activities.........................................        (136,503)      (128,621)       14,065         (251,059)
                                                            --------------  -------------  -------------  --------------
Cash flows from investing activities:
  Additions to property and equipment.....................                         (5,175)                        (5,175)
  Investment in ART West and Telecom......................        (255,340)                                     (255,340)
  Note receivable from Telecom............................      (5,000,000)                                   (5,000,000)
  Acquisition of FCC Licenses.............................         (13,912)                                      (13,912)
  Increase in other assets................................                                      (41,272)         (41,272)
                                                            --------------  -------------  -------------  --------------
      Net cash used in investing activities...............      (5,269,252)        (5,175)      (41,272)      (5,315,699)
                                                            --------------  -------------  -------------  --------------
Cash flows from financing activities:
  Proceeds from issuance of Common Stock..................                         35,000        61,136           96,136
  Proceeds from loan and note payable.....................           8,500         70,000                         78,500
  Proceeds from issuance of Preferred Stock...............          50,000                                        50,000
  Preferred Stock issuance costs..........................          (5,070)                                       (5,070)
  Repayment of loan.......................................          (8,500)                                       (8,500)
  Proceeds from convertible note payable..................       4,950,000                                     4,950,000
  Deferred financing costs................................        (326,919)                                     (326,919)
  Due to Telecom..........................................         738,680                                       738,680
                                                            --------------  -------------  -------------  --------------
      Net cash provided by financing activities...........       5,406,691        105,000        61,136        5,572,827
                                                            --------------  -------------  -------------  --------------
      Net increase (decrease) in cash.....................             936        (28,796)       33,929            6,069
Cash, beginning of period.................................           5,133         33,929
                                                            --------------  -------------  -------------  --------------
Cash, end of period.......................................  $        6,069  $       5,133   $    33,929   $        6,069
                                                            --------------  -------------  -------------  --------------
                                                            --------------  -------------  -------------  --------------
Supplemental cash flow information:
Non-cash investing and financing activities:
  Release of escrow shares and increase in the investment
   in Telecom.............................................  $      802,002                                $      802,002
  Issuance of stock and contribution of licenses to ART
   West...................................................  $       30,000                                $       30,000
  Conversion of note payable and interest to Common
   Stock..................................................  $       75,250                                $       75,250
  Accrued deferred financing costs........................  $      175,000                                $      175,000

    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION:

THE COMPANY

    Advanced Radio Technologies Corporation ("ART" or the "Company") was organized as a Delaware corporation on August 23, 1993, to provide broadband wireless digital telecommunications services to the domestic telecommunications market. The Company's operations to date include the application for and acquisition of certain 38 GHz licenses granted by the Federal Communications Commission ("FCC") and costs incurred for the deployment of such services.


    During 1995 the Company established a strategic alliance with Extended Communications, Inc. ("Extended") to form the ART West joint venture. ART West was formed on April 4, 1995 to develop and expand the Company's wireless digital telecommunications services in various markets throughout the western United States (see Note 5).


    During 1995, Advanced Radio Telecom Corp. ("Telecom") was organized by the Company and Landover Holdings Corporation ("Landover") with one of its initial objectives to acquire certain 38 GHz licenses in the northeastern United States from EMI Communications, Corp. ("EMI"). Under the terms of a purchase agreement between the Company, Landover, and Telecom dated April 21, 1995, (the "Purchase Agreement") Landover was obligated to purchase $7,000,000 of securities of Telecom. Pursuant to the Purchase Agreement and a stockholders' agreement between the Company, Telecom and their respective shareholders dated May 8, 1995 (the "Stockholders' Agreement"), the Company and Telecom were to merge once approval from the FCC had been granted. (See Note 2).

INITIAL CAPITALIZATION


    The Company was formed on August 23, 1993 by two of its executives (the "Founding Stockholders") by issuing 1,070,915 shares of Common Stock in exchange for $1,136. During November 1993, ART redeemed 428,366 shares of Common Stock from the Founding Stockholders and through a private placement issued 428,366 shares of Common Stock to High Sky Limited Partnership ("High Sky") in exchange for $60,000. During March 1994, High Sky II Limited Partnership ("High Sky II"), an affiliate of High Sky (collectively referred to as the "High Sky Partnerships") contributed $100,000 to the Company in exchange for 214,183 shares of Common Stock and a $70,000 Promissory Note. In connection with the High Sky II financing, ART issued an additional aggregate of 856,732 shares to the Founding Stockholders and High Sky whereby the Founding Stockholders and the High Sky Partnerships would each own a 50% interest in ART. Additionally, during 1994, one of the Founding Stockholders contributed an additional $5,000 for which contribution there were no shares issued.


    Pursuant to an agreement dated March 1, 1995, High Sky II agreed to assign the $70,000 Promissory Note, plus accrued interest, to the Founding Stockholders in exchange for two new promissory notes executed by the Founding Stockholders. Concurrent with the exchange of the promissory notes, the Founding Stockholders contributed the $70,000 Promissory Note plus accrued interest of $5,250 to the Company, for which contribution there were no additional shares issued.

BASIS OF PRESENTATION

    The financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has a substantial working capital deficit, has incurred operating losses since inception and does not expect to recognize significant operating revenues until the commencement of its commercial services, which is anticipated to occur in fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial operating expenses and other working capital needs, including

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION, CONTINUED:
consulting, service and purchase commitments set forth in Notes 5, 7, 8 and 11. The Company's continued funding of its initial operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. The Company and Telecom have engaged various investment bankers to assist them in raising financing through a public equity and debt offering. There can be no assurance that the Company and Telecom will be successful in their effort to raise additional financing through these offerings or, if available, that the Company and Telecom will be able to obtain it on acceptable terms. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  PURCHASE AGREEMENT:


A -- INITIAL CAPITALIZATION OF TELECOM



    Pursuant to the Purchase Agreement, as its initial capitalization, an aggregate of 3,120,000 shares of Class B and Class A common stock were issued by Telecom to Landover and consultants to Landover, respectively, for an aggregate cash consideration of $1,020. Such shares of Class B and Class A common stock represented 64% and 2%, respectively, of the total number shares of capital stock of Telecom then outstanding. Concurrently, the Company received 1,607,273 shares of Class A common stock, representing 34% of the total number of shares of capital stock of Telecom then outstanding in exchange for $340. All of the above references to shares of common stock of Telecom have been adjusted to reflect a 13 for 1 stock split which occurred in February 1996 and a 1 for 2.75 reverse stock split which occurred in October 1996, but are prior to the issuance of anti-dilutive shares described below.


    Under the Purchase Agreement, Landover agreed to invest or cause to be invested $7,000,000 in ART, Telecom and their affiliates (the "Landover Funding Commitment"). In consideration for this $7,000,000 investment, Telecom agreed to issue preferred stock, the number of shares of which would be designated by Landover. Under the anti-dilution provisions of the Class A common stock, in respect of each such preferred stock issuance, Telecom agreed to issue, for no consideration, additional shares of Class A common stock in number necessary to maintain the 36% ownership interest in Telecom of the holders of Class A common stock.


    Under the Purchase Agreement, the individual shareholders of the Company were required to place 1,874,101 shares of Common Stock in the Company in escrow (the "Escrow Shares") to be released upon the completion of the then pending EMI Asset acquisition (see Note 8), Telecom's attainment of specific operating income levels for the years 1997 through 1999 and the acquisition of interests in a specified number of FCC license authorizations by April 30, 2000. As a result of the consummation of the EMI Asset acquisition, in November 1995, 681,102 of the Escrow Shares of ART were released. The fair value of the Escrow Shares released in 1995, amounting to $802,002, has been accounted for as an equity investment in Telecom, the effect of which has been recognized as additional paid-in capital in the Company. Pursuant to the February 2, 1996 Reorganization, the Escrow Shares arrangement was terminated and all of the remaining Escrow Shares were released to the stockholders of the Company. The fair value of the remaining Escrow Shares released, in the amount of approximately $6.8 million, will be accounted for in the same manner during 1996.


B -- MERGER

    Under the terms of the Purchase Agreement, the Company and Telecom intend to operate both companies as a single enterprise and are committed to merge if and when permitted by the FCC.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

2.  PURCHASE AGREEMENT, CONTINUED:
Concurrent with the Purchase Agreement, the Company and Telecom entered into an exclusive 20-year services agreement (the "Services Agreement") for the construction, development and operation of systems in the Company's markets (see
Note 6).

    On February 2, 1996, the Company, Telecom and their respective shareholders agreed to an amendment and restatement of the Stockholders' Agreement providing for (i) termination effective on the closing of a public share offering, (ii) amendment and restatement of the Certificate of Incorporation and reorganization of the capital structure of Telecom; (iii) the exchange of the Advent Notes and one share of ART Series A Redeemable Preferred Stock for shares of Series E preferred stock of Telecom (see Note 4); (iv) revision of provisions for election of directors; (v) amendment and restatement of ART's registration rights agreements; (vi) release of shares escrowed in connection with the original Stockholders' Agreement; and (vii) approval of a definitive agreement to merge the Company and Telecom (the "Reorganization").

C -- AMENDED MERGER


    The definitive merger agreement, as entered into on February 2, 1996 and subsequently restated and amended on June 26, 1996 and October 11, 1996, (the "Merger Agreement") provides for the merger of a newly-formed wholly-owned subsidiary of the Company ("Merger Sub") into Telecom (the "Merger") subject to certain conditions, including the receipt of FCC approval. Prior to the Merger, each outstanding share of each series of Telecom's serial preferred stock will be converted into a share of a similar series of the Company's Preferred Stock. Upon an initial public offering, all series of the Company's Preferred Stock shall automatically convert into shares of the Company's Common Stock. Such shares of preferred stock of Telecom outstanding at October 11, 1996 (920,951) shall convert into 4,353,587 shares of Common Stock. In the Merger, each outstanding share of common stock of Telecom will be exchanged for the right to receive an equal number of shares of Common Stock of the Company. As a result, Telecom will become a wholly owned subsidiary of the Company. The Merger Agreement provides that if the Merger is not consummated by May 13, 1997, the shares of Telecom's common stock owned by the Company will be surrendered to Telecom, and the Services Agreements is to be revised to, among other revisions, extend the term to 40 years and provide for a proportionate participation by the Company's stockholders in any dividends paid by Telecom or the proceeds from any sale of Telecom. The Merger Agreement also provides for the assignment of Telecom's interests in all of its agreements, including the various services agreements, employment agreements, equipment purchase agreements and purchase option agreements, to the Company. Further, upon the Merger, the holders of warrants to purchase an aggregate of 1,040,776 shares of Telecom common stock will be entitled to purchase an equivalent number of shares of Common Stock. Employee stock options to purchase 813,342 shares of Telecom's common stock will be replaced by stock options to purchase an equivalent number of shares of Common Stock of the Company. The terms of the warrants and stock options are similar except that the exercise price of the warrants and options, and the number of shares subject thereto, have been adjusted on a proportional basis to reflect the 1 for 2.75 reverse stock split.


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DEVELOPMENT STAGE ENTERPRISE

    The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The financial statements have been prepared on the going concern basis of accounting.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of three years.

INVESTMENTS

    The Company accounts for its 50% interest in the ART West joint venture and its 34% interest in Telecom under the equity method.

FCC LICENSES

    The Company has obtained radio spectrum rights under FCC issued authorizations and licenses throughout the United States by petitioning the FCC directly and through the purchase of such rights held by others. Such licenses are issued for an initial term of six years and are renewable subject to review by the FCC. The costs associated with the acquisition of such licenses are capitalized and amortized on a straight-line basis over a 40-year period beginning upon commencement of operations in the related market. The 40-year period is based upon management's license renewal expectations.

RECOVERABILITY OF LONG-LIVED ASSETS

    The recoverability of property and equipment and capitalized FCC authorizations and licenses is dependent upon the successful development of systems in each of the respective markets, or through sale of such assets. Management estimates that it will recover the carrying amount of those costs from cash flow generated by the systems once they have been developed. However, it is reasonably possible that such estimate will change as a result of the failure to develop the FCC authorizations on a timely basis, or technological, regulatory or other changes.

    The Company's policy is to assess annually any impairment in value based upon a comparison of projected operating cash flows from each market over its expected period of operation, on an undiscounted basis, to the carrying amount of the property and equipment, licenses and other capitalized costs related to the market.

FINANCING COSTS

    Direct costs associated with obtaining debt financing are deferred and charged to interest expense using the effective interest rate method over the term of the debt. Direct costs associated with obtaining equity financing are deferred and charged to additional paid-in capital as the related funds are raised. Deferred costs associated with unsuccessful financings are charged to expense.

    Accumulated amortization of deferred financing costs totaled $44,376 at December 31, 1995.

REVENUE RECOGNITION

    Revenue from telecommunications services are recognized ratably over the period such services are provided.

    During 1994, the Company recognized income from consulting fees associated with the application of FCC licenses on behalf of third parties, including consulting fees of approximately $80,000 from Extended.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
INCOME TAXES

    The Company accounts for income taxes under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

NET LOSS PER SHARE

    Historical net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period. Historical net loss per share and the weighted average number of shares of Common Stock outstanding are as follows:


                                                                                       FOR THE PERIOD
                                                           FOR THE YEARS ENDED        FROM AUGUST 23,
                                                              DECEMBER 31,             1993 (DATE OF
                                                      -----------------------------    INCEPTION) TO
                                                           1995           1994       DECEMBER 31, 1993
                                                      --------------  -------------  ------------------
Net loss per share..................................  $         0.35  $        0.04    $     --
                                                      --------------  -------------  ------------------
                                                      --------------  -------------  ------------------
Weighted average number shares of Common Stock
 outstanding........................................       3,641,111      3,337,685         1,820,555
                                                      --------------  -------------  ------------------
                                                      --------------  -------------  ------------------



    The Securities and Exchange Commission requires that potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the expected initial public offering price be treated as outstanding for all periods presented. Accordingly, an additional 7,359,239 shares are reflected in the weighted average number of shares of Common Stock outstanding in computing the unaudited pro forma net loss per share for the year ended December 31, 1995.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.  NOTE RECEIVABLE FROM TELECOM AND CONVERTIBLE NOTES PAYABLE TO ADVENT:
    The Company, Telecom and several entities affiliated with Advent International Corp. (collectively, "Advent"), entered into a securities purchase agreement (the "Advent Purchase Agreement") dated November 13, 1995 under which Advent agreed to acquire a 10% interest in the combined entities of the Company, Telecom and certain specified affiliates. Pending the merger of these entities (see Note 2), the Company issued promissory notes (the "Advent Notes") with an aggregate principal amount of $4,950,000 and one share of the Company's Series A Redeemable Preferred Stock in exchange for $5,000,000 in cash.

    The Advent Notes carried interest at a rate of 10% per annum and were payable on demand at any time on or after May 13, 1997. The Advent Notes were collateralized by certain assets of the Company and Telecom. The Advent Notes were convertible into that number of shares of preferred stock which represented in the aggregate at least 10% of the fully diluted capital stock of the combined entities

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.  NOTE RECEIVABLE FROM TELECOM AND CONVERTIBLE NOTES PAYABLE TO
ADVENT, CONTINUED:
described above, as defined in the Advent Purchase Agreement. The Advent Notes were convertible either (i) immediately prior to an initial public offering with aggregate gross proceeds of at least $10,000,000 or (ii) at Advent's election.

    At December 31, 1995, the Company accrued interest expense of $66,542 on the Advent Notes, which has been included in accounts payable and accrued liabilities.

    On November 13, 1995, the gross proceeds of $5,000,000 received by the Company from Advent were transferred to Telecom in exchange for a note with terms equivalent to the terms of the Advent Notes. On February 2, 1996, the Company, Telecom and Advent entered into an exchange agreement under which the Advent Notes, including accrued interest, and the one share of ART Series A Redeemable Preferred Stock held by Advent were exchanged for 232,826 shares of Series E preferred stock of Telecom, and the note was canceled. As a result, the Advent Notes were canceled and Telecom became the owner of the one share of the ART Series A Redeemable Preferred Stock.

5.  EQUITY INVESTMENTS:

A -- INVESTMENT IN ART WEST JOINT VENTURE


    On April 4, 1995, the Company entered into an agreement with Extended to form ART West, a jointly controlled general partnership established to acquire, develop, and operate radio systems using 38 GHz licenses in certain western states of the U.S. The ART West joint venture will continue until December 31, 2055, unless terminated earlier. The Company's initial capital contribution consisted of $255,000 in cash, FCC licenses and related assets with a carrying value of approximately $5,000, and 26,773 shares of Common Stock of ART. Extended's initial capital contribution consisted of $5,000 in cash and FCC licenses. The combined systems are collectively referred to as the ART West Systems. Additionally, Extended received distributions of $250,000 in cash and the 26,773 shares of Common Stock contributed by the Company to ART West. As a result of these contributions and distributions, the Company and Extended share equally in the partnership interests of ART West. The Company recorded its investment in ART West in the amount of $285,000. The excess of the Company's share of the underlying net assets of ART West over the Company's recorded investment will be amortized over the life of the ART West Systems.


    On October 1, 1994, ART entered into an exclusive services agreement with Extended, whereby ART is responsible for the construction, operation and management of Extended's telecommunications systems. The term of the Agreement is for five years. In connection with the formation of ART West, Extended assigned its interest in the services agreement to ART West. Under the terms of the services agreement, ART will incur all costs and expenses related to construction, operation and management of the systems. As compensation, ART will receive all revenues generated by the systems after deducting certain related direct expenses, less 45% which is to be paid to ART West. ART's interest in this service agreement was subsequently assigned to Telecom (Note 6). An officer of ART is also the President and a shareholder of Extended.

B -- ART WEST JOINT VENTURE ACQUISITION AND MANAGEMENT AGREEMENTS

    In June 1996, the Company agreed to acquire Extended's 50% ownership interest in ART West for $6,000,000 in cash upon consummation of public equity and debt offerings with aggregate net proceeds of $125.0 million to the Company and receipt of FCC approval. In addition, the Company entered into a ten-year management agreement which, effective June 1, 1996, replaces the services agreement referred to above with an arrangement whereby the Company agrees to construct, operate and manage the ART West Systems in exchange for a license fee equal to 10% of recurring operating revenues.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

5.  EQUITY INVESTMENTS, CONTINUED:
C -- INVESTMENT IN TELECOM


    The Company acquired 1,607,273 shares of Class A common stock of Telecom, or 34% of the outstanding and issued shares, for cash of $340 (see Note 2). The Company also recorded $802,002 as an investment in Telecom based upon the fair value of Escrow Shares released in 1995 (see Note 2). The excess of the Company's share of the underlying net assets of Telecom over the Company's recorded investment will be amortized over the estimated useful life of Telecom's FCC licenses.


    The Company recognizes its proportionate share of the losses of Telecom in excess of its investment to the extent of its funding and financial commitments. During 1995, the Company recognized its proportionate share of Telecom's loss in the amount of $1,013,885. Summarized financial information for Telecom as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 is as follows:

                                                                                          DECEMBER 31,
                                                                                              1995
                                                                                         ---------------
Total current assets...................................................................   $   1,418,590
Property and equipment, net............................................................       3,579,838
FCC licenses...........................................................................       4,226,821
Other assets...........................................................................         605,366
                                                                                         ---------------
  Total assets.........................................................................   $   9,830,615
                                                                                         ---------------
                                                                                         ---------------
Total current liabilities..............................................................   $   3,450,537
Note payable to EMI....................................................................       1,500,000
Note payable to ART....................................................................       5,000,000
Total stockholders' deficit............................................................        (119,922)
                                                                                         ---------------
  Total liabilities and stockholders' deficit..........................................   $   9,830,615
                                                                                         ---------------
                                                                                         ---------------


                                                                                         MARCH 28, 1995
                                                                                            (DATE OF
                                                                                          INCEPTION) TO
                                                                                          DECEMBER 31,
                                                                                              1995
                                                                                         ---------------
Operating revenue......................................................................   $       5,793
Expenses...............................................................................       2,986,866
                                                                                         ---------------
Net loss...............................................................................   $   2,981,073
                                                                                         ---------------
                                                                                         ---------------

6.  TELECOM SERVICES AGREEMENT:
    The Company entered into an exclusive Services Agreement with Telecom, for the construction, operation and management of the FCC licenses and related telecommunications systems that are owned by ART or for which ART has existing services agreements. Under the Services Agreement, Telecom will incur all costs and expenses related to construction, operation and management of the systems. As compensation, Telecom will receive all revenues generated by the systems after deducting certain related direct expenses, less 25% which is to be paid to the Company. The Services Agreement is for a period of 20 years.

    Through this Services Agreement, the Company has assigned its interests in other similar services agreements with ART West (see Note 5) and DCT (see Note
7). There have been no services provided through December 31, 1995 on any of the services agreements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

7.  DCT AGREEMENTS:


SYSTEM PURCHASE AGREEMENT


    On September 1, 1994, the Company entered into an agreement with DCT Communications, Inc. ("DCT"), in which the Company obtained the option to purchase certain FCC licenses (the "Systems") from DCT for $500,000 and shares of ART Common Stock that represent 5% of its fully diluted equity as of the date of transfer. The option is exercisable at any time after December 31, 1995 and up to the date that is three years after the FCC issues DCT's first license. At any time after December 31, 1995, DCT may require that the Company purchase the Systems for $50,000, plus reimbursement of certain costs defined in the agreement.

SERVICES AGREEMENT


    On September 1, 1994, the Company entered into an exclusive services agreement with DCT whereby the Company is responsible for the construction, operation and management of DCT's Systems. The term of the agreement is for five years. Under the terms of the services agreement, the Company will incur all costs and expenses related to construction, operation and management of the systems. As compensation, the Company will receive all revenues generated by the systems after deducting certain related direct expenses, less 45% which is to be paid to DCT.


CONSULTING AND LOAN AGREEMENT

    On March 13, 1995, the Company entered into a consulting and loan agreement (the "Consulting and Loan Agreement"). Under the terms of the Consulting and Loan Agreement, DCT agreed to loan the Company $8,500, bearing interest at 9% per annum. The loan, including interest of $431, was due and paid on August 31, 1995.

DCT PRELIMINARY AGREEMENT

    On April 25, 1996, the Company and Telecom entered into a preliminary agreement with DCT to acquire DCT's interest in certain FCC authorizations and licenses in exchange for $3.6 million in cash, subject to the completion of a definitive purchase agreement and services agreement. The definitive purchase agreement will supersede and replace all other existing agreements between DCT and the Company. The definitive purchase agreement must be signed by June 28, 1996 and the closing of the transaction is subject to FCC approval.

8.  COMMITMENTS:

ACQUISITION OF ASSETS OF EMI

    On April 4, 1995, the Company entered into a purchase option agreement with EMI to acquire EMI's interest in certain 38 GHz radio spectrum licenses and related assets in the northeastern United States (the "EMI Assets") in exchange for $3,000,000 in cash and a three year non-negotiable promissory note in the amount of $1,500,000. Pursuant to the Purchase Agreement (see Note 1), in November, 1995, the Company assigned its rights and obligations under the purchase option agreement to Telecom. The FCC subsequently approved the transfer of the EMI licenses and Telecom directly acquired the EMI Assets in November 1995. The Company has also issued a guarantee to EMI of the obligations of Telecom under the promissory note.

TELECOM ONE OPTION

    On May 25, 1995, the Company entered into an agreement with TeleCom One Incorporated ("TeleCom One") whereby the Company agreed to assist TeleCom One in its applications for certain

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.  COMMITMENTS, CONTINUED:
FCC licenses (the "TeleCom One Agreement"). Under the terms of the TeleCom One Agreement, in exchange for its services, the Company acquired options to purchase a 49% interest in each of the FCC licenses obtained by TeleCom One at a purchase price of $.0133 per person covered by the geographic license area. The term of the TeleCom One Agreement is five years. The Company has not exercised any of its options.

EMPLOYMENT AND CONSULTING AGREEMENTS

    On May 8, 1995, the Company and Telecom jointly entered into consulting agreements with two executive officers of the Company and Telecom, effective as of January 1, 1995 and continuing for a term of three years, with minimum payments aggregating approximately $170,000 annually. The costs associated with these contracts have been recorded by Telecom and no amounts have been charged to the Company.

    On December 16, 1995, one of the executive officers of the Company and Telecom, previously a party to one of the consulting agreements described above, entered into a full-time employment agreement. The employment agreement is for a three-year term with an annual salary of $250,000 in the first year, $275,000 in the second year and $300,000 in the third year. In addition, the agreement provides for a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives. The costs associated with this contract have been recorded by Telecom and no amounts have been charged to the Company.

    On July 11, 1995, the Company and Telecom entered into an employment agreement, as amended January 8, 1996, with an officer of the Company and Telecom. The term of the agreement is three years at an annual salary of $160,000 in the first year, $200,000 in the second year and $240,000 in the third year. Options to purchase shares of Telecom common stock were awarded to this officer equivalent to 2.5% of the outstanding capital stock of Telecom. The agreement also provides for an engagement bonus of $17,000 upon execution of the agreement and a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives. The costs associated with this contract have been recorded by Telecom and no amounts have been charged to the Company.

    The Company and Telecom have also entered into employment agreements with other executives that provide for annual base salaries and cash bonuses based on achievement of specific performance goals. These contracts may be terminated at any time by management.

FINANCING AGREEMENT


    During 1994, the Company entered into an agreement with Southeast Research Partners ("SERP"), a subsidiary of Josephthal, Lyons & Ross, a Florida broker dealer, to procure additional financing for the Company in exchange for cash and options to purchase capital stock of the Company. Pursuant to a letter agreement dated July 12, 1995, the Company and Telecom paid SERP $245,000 and the shareholders of the Company granted SERP options to purchase 114,041 shares of the Company's Common Stock directly from the Founding Stockholders for an aggregate consideration of $210,000.


    As of December 31, 1995, the Company and Telecom have accounted for the fee of $245,000 as part of the financing provided by Landover and, accordingly, $175,000 has been recorded as deferred financing costs related to the issuance of the Advent Notes (See Note 4) and the balance of $70,000 has been recognized as an offset against the proceeds from the issuance of the serial preferred stock of Telecom.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

9.  COMMON STOCK:

    On April 5, 1994, the Board of Directors authorized a 5 for 1 stock split. Subsequently, on April 5, 1995, the Board of Directors authorized a 1 for 5 reverse stock split and simultaneously issued an additional 1,472,508 shares of Common Stock.



    On May 30, 1996, the Board of Directors authorized a 29,450.16 for 1 stock split, increased the number of authorized shares of Preferred Stock and Common Stock to 10,000,000 and 100,000,000, respectively, and changed the par value per share from $.01 to $.001. On October 11, 1996, the Board of Directors authorized a 1 for 2.75 reverse stock split of shares of Common Stock issued and outstanding. All references to the number of shares and per share amounts of the Company's Common Stock in the accompanying financial statements have been restated to reflect the 5 for 1 stock split, the 1 for 5 reverse stock split, the 29,450.16 for 1 stock split and the 1 for 2.75 reverse stock split, unless otherwise indicated. All par value amounts have been restated to reflect the change in par value to $.001 per share.


10. INCOME TAXES:
    As of December 31, 1995 and 1994, the Company has net operating loss carry-forwards for income tax purposes of approximately $390,000 and $134,000, respectively, which will expire between 2008 and 2010. Deferred tax assets of approximately $130,000 and $46,000 at December 31, 1995 and 1994, respectively, principally comprised of such net operating tax loss carry-forwards, have been offset in full by a valuation allowance.

11. RELATED PARTY TRANSACTIONS:
    On May 8, 1995, the Company and Telecom entered into a consulting agreement with Landover as a strategic and financial consultant. Telecom paid Landover $70,000 for services under this agreement during 1995. The consulting agreement was terminated on November 13, 1995.

    On November 13, 1995, the Company and Telecom entered into a management consulting agreement with Landover to provide strategic planning, corporate development and general management. Under the agreement, the Company and Telecom will pay Landover $35,000 per month for an initial one year term, renewable by the Company and Telecom for two additional one year terms. The aggregate expense recognized by Telecom under this agreement during 1995 amounted to $70,000. These expenses have been recorded by Telecom and no portion of such costs have been charged to the Company. The agreement also provides that in the event Landover arranges financing, acquisitions or certain other transactions for the Company and Telecom, Landover will be paid a fee in accordance with industry standards.

    Pursuant to the Purchase Agreement, the Company and Telecom paid Landover $391,750 for expenses in connection with the Landover Funding Commitment, of which $250,000 has been capitalized as deferred financing costs by the Company and the balance of $141,750 has been charged to paid-in capital of Telecom.

    Telecom has funded certain expenses and investments of the Company, including the Company's investment in ART West and payments of financing and other operating costs. The amounts funded by Telecom to date totaling $805,803, offset by accrued interest income of $67,123 related to the note receivable from Telecom (see Note 4) have been included in the amount due to Telecom.

    In 1994, the Company shared office space with a law firm in which a principal of the law firm was also one of the Founding Stockholders. The Company paid rent in the amount of $6,353 to the law firm for the use of their office space. The law firm also regularly provides legal services to the Company. During 1995 and 1994, the Company incurred fees of $34,770 and $74,550, respectively, for such services.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

12. FAIR VALUES OF FINANCIAL INSTRUMENTS
    The carrying amounts and fair values of the Company's financial instruments at December 31 were as follows:

                                                                          1995                      1994
                                                              ----------------------------  --------------------
                                                                CARRYING                    CARRYING     FAIR
                                                                 AMOUNT       FAIR VALUE     AMOUNT      VALUE
                                                              -------------  -------------  ---------  ---------
Note receivable from Telecom................................  $   5,000,000  $   5,000,000     --         --
Notes payable...............................................      4,950,000      4,950,000  $  70,000  $  70,000

    Note receivable from Telecom: The carrying amounts reported in the balance sheet are a reasonable estimate of fair values.

    Notes payable: The carrying amounts reported in the balance sheet approximate fair values based upon interest rates that are currently available to the Company for issuance of similar debt with similar terms and maturities.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   UNAUDITED INTERIM CONDENSED BALANCE SHEETS

                          AS OF JUNE 30, 1996 AND 1995



                                                                                           1996           1995
                                                                                      --------------  ------------
                                                      ASSETS
Current assets:
  Cash..............................................................................  $        5,538  $      2,989
                                                                                      --------------  ------------
      Total current assets..........................................................           5,538         2,989
Equity investments..................................................................       1,551,302       150,000
FCC licenses........................................................................           8,913
Property and equipment, net.........................................................                         6,344
Other assets........................................................................          21,479        29,703
                                                                                      --------------  ------------
      Total assets..................................................................  $    1,587,232  $    189,036
                                                                                      --------------  ------------
                                                                                      --------------  ------------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued liabilities..........................................  $        2,500  $     25,070
  Due to Telecom....................................................................         498,100       315,000
                                                                                      --------------  ------------
      Total current liabilities.....................................................         500,600       340,070
Equity loss in excess of investment.................................................                        53,998
                                                                                      --------------  ------------
      Total liabilities.............................................................         500,600       394,068
                                                                                      --------------  ------------
Redeemable Preferred Stock, $.01 par value; 10,000,000 shares authorized; 1 share
 issued and outstanding at June 30, 1996............................................          44,930
                                                                                      --------------  ------------
Commitments and contingencies

Stockholders' equity (deficit):
  Common Stock, $.001 par value; 100,000,000 shares authorized; 3,641,111 shares
   issued and outstanding...........................................................           3,641         3,641
  Additional paid-in capital........................................................       7,790,261       192,745
  Deficit accumulated during the development stage..................................      (6,752,200)     (401,418)
                                                                                      --------------  ------------
      Total stockholders' equity (deficit)..........................................       1,041,702      (205,032)
                                                                                      --------------  ------------
        Total liabilities and stockholders' equity (deficit)........................  $    1,587,232  $    189,036
                                                                                      --------------  ------------
                                                                                      --------------  ------------


    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
              UNAUDITED INTERIM CONDENSED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995



                                                                                              1996          1995
                                                                                         --------------  -----------
Expenses:
  General and administrative...........................................................  $       24,939  $   204,937
  Depreciation and amortization........................................................           6,052        6,054
  Interest expense, net................................................................             671          875
                                                                                         --------------  -----------
      Total expenses...................................................................          31,662      211,866
Equity loss on investment in Telecom...................................................       5,317,669       54,338
                                                                                         --------------  -----------
      Net loss.........................................................................  $    5,349,331  $   266,204
                                                                                         --------------  -----------
                                                                                         --------------  -----------
Pro forma net loss per share...........................................................  $         0.49
                                                                                         --------------
                                                                                         --------------
Pro forma weighted average number of shares of Common Stock outstanding................      11,000,350
                                                                                         --------------
                                                                                         --------------


    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
              UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995



                                                                                               1996           1995
                                                                                          --------------  ------------
Cash flows from operating activities:
  Net loss..............................................................................  $   (5,349,331) $   (266,204)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Non-cash interest expense...........................................................          44,507
    Depreciation and amortization.......................................................           6,052         6,054
    Equity loss on investment in Telecom................................................       5,317,669        54,338
  Changes in operating assets and liabilities:
    Accounts payable and accrued liabilities............................................         (19,428)       14,008
                                                                                          --------------  ------------
      Net cash used in operating activities.............................................            (531)     (191,804)
                                                                                          --------------  ------------
Cash flows from investing activities:
  Investment in ART West................................................................                      (125,000)
                                                                                          --------------  ------------
      Net cash used in investing activities.............................................                      (125,000)
                                                                                          --------------  ------------
Cash flows from financing activities:
  Due to Telecom........................................................................                       315,000
  Investment in Telecom.................................................................                          (340)
                                                                                          --------------  ------------
      Net cash provided by financing activities.........................................                       314,660
                                                                                          --------------  ------------
      Net decrease in cash..............................................................            (531)       (2,144)
Cash, beginning of period...............................................................           6,069         5,133
                                                                                          --------------  ------------
Cash, end of period.....................................................................  $        5,538  $      2,989
                                                                                          --------------  ------------
                                                                                          --------------  ------------
Supplemental cash flow information:
Non-cash investing and financing activities:
  Investment in ART West................................................................                  $     25,000
  Conversion of note payable and interest into Common Stock.............................  $       75,250
  Release of escrow shares and increase in investment in Telecom........................  $    6,795,514
  Exchange of Advent Notes and ART Notes for Telecom serial preferred stock, net of
   deferred financing costs.............................................................  $    4,673,186


    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION:

THE COMPANY
    Advanced Radio Technologies Corporation ("ART" or the "Company") was organized as a Delaware corporation on August 23, 1993, to provide broadband wireless digital telecommunications services to the domestic telecommunications market.

BASIS OF PRESENTATION


    The unaudited interim condensed financial statements included herein have been prepared by the Company. The foregoing statements contain all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of the Company's management, necessary to present fairly the financial position of the Company as of June 30, 1996 and 1995, and the results of its operations and its cash flows for the six months ended June 30, 1996 and 1995.


    Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the Company's December 31, 1995 audited financial statements and notes thereto.

    The financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has limited financial resources, incurred operating losses since inception and does not expect to recognize material operating revenues until the commencement of its commercial services, which is anticipated to occur in fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial operating expenses and other working capital needs, including consulting, service and purchase commitments. The Company's continued funding of its initial operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. The Company and Advanced Radio Telecom Corp. ("Telecom") (see Note 2) have engaged various investment bankers to assist them in raising financing through a public equity and debt offering. There can be no assurance that the Company and Telecom will be successful in their effort to raise additional financing through this public offering or, if available, that the Company and Telecom will be able to obtain it on acceptable terms. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  STOCKHOLDERS' AGREEMENT:
    On February 2, 1996, the Company, Telecom and their respective shareholders agreed to an amendment and restatement of the Stockholders' Agreement providing for (i) termination effective on the closing of a public share offering, (ii) amendment and restatement of the Certificate of Incorporation and reorganization of the capital structure of Telecom; (iii) the exchange of the Advent Notes and one share of ART Series A Redeemable Preferred Stock for shares of Series E preferred stock of Telecom; (iv) revision of provisions for election of directors; (v) amendment and restatement of ART's registration rights agreements; (vi) release of shares escrowed in connection with the original Stockholders' Agreement; and (vii) approval of the definitive merger agreement.


    The definitive merger agreement, as entered into on February 2, 1996 and subsequently restated and amended on June 26, 1996 and October 11, 1996 (the "Merger Agreement"), provides for the merger of a newly-formed wholly owned subsidiary of the Company ("Merger Sub") into Telecom (the "Merger") subject to certain conditions, including the receipt of FCC approval. Prior to the Merger, each outstanding share of each series of Telecom's serial preferred stock will be converted into a share of a similar series of the Company's Preferred Stock. Upon an initial public offering, all shares of all series of the Company's Preferred Stock shall automatically convert into shares of the Company's Common Stock. Such shares of preferred stock of Telecom outstanding at October 11, 1996 (920,951) shall

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED

2.  STOCKHOLDERS' AGREEMENT: CONTINUED:

convert into 4,353,587 shares of Common Stock. In the Merger, each outstanding share of common stock of Telecom will be exchanged for the right to receive an equal number of shares of Common Stock of the Company. As a result, Telecom will become a wholly owned subsidiary of the Company. The Merger Agreement provides that if the Merger is not consummated by May 13, 1997, the shares of Telecom's common stock owned by the Company will be surrendered to Telecom and the Services Agreement is to be revised to, among other revisions, extend the term to 40 years and provide for a proportionate participation by the Company's stockholders in any dividends paid by Telecom or the proceeds from any sale of Telecom. The Merger Agreement also provides for the assignment of Telecom's interests in all of its agreements, including the various services agreements, employment agreements, equipment purchase agreements and purchase option agreements, to the Company. Further, upon the Merger, the holders of warrants to purchase an aggregate of 1,040,776 shares of Telecom common stock will be entitled to purchase an equal number of shares of Common Stock. Employee stock options to purchase 813,342 shares of Telecom's common stock will be replaced by stock options to purchase an equal number of shares of common stock of the Company. The terms of the warrants and stock options are similar except that the exercise price of the warrants and stock options and the number of shares subject thereto, have been adjusted on a proportional basis to reflect the 1 for
2.75 reverse stock split.


3.  NET LOSS PER SHARE
    Historical net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period. Historical net loss per share and the weighted average number of shares of Common Stock outstanding are as follows:


                                                                    FOR THE SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                  ----------------------------
                                                                      1996           1995
                                                                  -------------  -------------
Net loss per share..............................................  $        1.47  $         .07
                                                                  -------------  -------------
                                                                  -------------  -------------
Weighted average number shares of Common Stock outstanding......      3,641,111      3,641,111
                                                                  -------------  -------------
                                                                  -------------  -------------



    The Securities and Exchange Commission requires that potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the expected initial public offering price be treated as outstanding for all periods presented. Accordingly, an additional 7,359,239 shares are reflected in the weighted average number of shares of Common Stock outstanding in computing the unaudited pro forma net loss per share for the six months ended June 30, 1996.


4.  NOTES RECEIVABLE FROM TELECOM AND CONVERTIBLE NOTE PAYABLE TO ADVENT:
    On February 2, 1996, the Company, Telecom and Advent entered into an exchange agreement under which the Advent Notes, including accrued interest, and the one share of ART's Series A Redeemable Preferred Stock held by Advent were exchanged for 232,826 shares of Series E preferred stock of Telecom, and the notes payable by the Company to Advent and by Telecom to the Company were canceled, the related interest forgiven, and Telecom became the owner of the one share of ART Series A Redeemable Preferred Stock.

5.  INVESTMENTS:
    The Company accounts for its 50% interest in the ART West joint venture and its 34% interest in Telecom under the equity method.

    In June 1996, the Company agreed to acquire Extended's 50% ownership interest in ART West for $6 million in cash upon consummation of public equity and debt offerings with aggregate net proceeds

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED

5.  INVESTMENTS: CONTINUED:
of $125 million to the Company and receipt of FCC approval. In addition, the Company entered into a ten-year management agreement which, effective June 1, 1996, replaced the services agreement with ART West with an arrangement whereby the Company agrees to construct, operate, and manage the ART West systems in exchange for a license fee equal to 10% of recurring operating revenues.

    During 1995, the Company recorded $802,002 as an investment in Telecom based upon the fair value of Escrow Shares released in 1995, the effect of which was recognized as additional paid-in capital in the Company. On February 2, 1996, the Company recorded an additional $6,795,514 based on the fair value of the remaining Escrow Shares released, which was accounted for in the same manner.


    The Company recognizes its proportionate share of the losses of Telecom to the extent of its investment, funding and financial commitments. During 1996 and 1995, the Company has recognized its proportionate share of the losses of Telecom in the amount of $5,317,669 and $54,338, respectively.



6.  COMMCOCCC ASSET ACQUISITION:


    During July 1996, the Company entered into an agreement with CommcoCCC, Inc. ("CommcoCCC") to acquire CommcoCCC's interests in certain 38 GHz FCC authorizations (the "CommcoCCC Assets") in exchange for 6.0 million shares of Common Stock. The acquisition of the CommcoCCC Assets is subject to various conditions including (i) minimum population coverage of the authorizations of the Company and CommcoCCC, (ii) receipt of final FCC and other approvals, (iii) receipt by CommcoCCC of an opinion as to the tax-free nature of the transaction
(iv) the accuracy of representations and warranties except for breaches that do not have in the aggregate a material adverse effect, (v) no pending or threatened material litigation, (vi) consummation of public equity and debt offerings on terms reasonably satisfactory to CommcoCCC and (vii) other customary closing conditions. Pending the completion of the acquisition, the Company has agreed to construct, manage and operate the CommcoCCC Assets.


    The Company has given a stockholder ("Commco LLC") of CommcoCCC an option (the "Option") to purchase FCC authorizations in specified market areas in which the Company will have more than one authorization. The Option is exercisable only in the event that the CommcoCCC Acquisition is consummated and Commco LLC receives authorizations pursuant to pending applications covering a minimum specified population and expires nine months after the consummation of the Common Stock Offering. The price of authorizations to be purchased under the Option is based upon a formula that considers the market price of Common Stock on the date of exercise.


    In connection with the agreement to acquire the CommcoCCC Assets, certain stockholders of CommcoCCC loaned the Company and Telecom $3,000,000 in cash in exchange for notes due September 30, 1996 (the "CommcoCCC Notes") with interest at the prime rate and received three year warrants to purchase 18,182 shares of Common Stock at a price of $17.1875 per share, as adjusted. The CommcoCCC Notes are collateralized by all of the assets of the Company and, if not paid in full when due, the unpaid balance is convertible into Common Stock, at the option of each holder, at stipulated per share prices based upon the timing of exercise. As a result of a delay in the September 30, 1996 repayment, the Company and Telecom have obtained waivers from the lenders to extend the payment terms until the earlier of the effective date of an initial public offering of the Company's Common Stock or December 31, 1996. In exchange the Company and Telecom agreed to issue additional warrants to purchase 69,090 shares of the Company's Common Stock at a price of $17.1875 per share and increase the interest rate to 14.75%.



7.  RELATED PARTY TRANSACTIONS:


    Telecom has funded the payment of certain expenses of the Company, including financing costs. The amounts funded by Telecom during the six months ended June 30, 1996 totaled $175,000. The

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED


7.  RELATED PARTY TRANSACTIONS: CONTINUED:

balance resulting from the funding activities, offset by the net effect of the conversion of the Advent Notes and the cancellation of the note receivable from Telecom (Note 3), is shown as due to Telecom in the accompanying balance sheet.


8.  FINANCINGS:





A -- CIBC FINANCING



    During October 1996, the Company entered into a commitment letter which provides that upon consummation of an initial public offering (the "IPO") the Company may draw down $50.0 million of 12.5% Senior Secured Notes, due in two years. The interest rate on the Senior Secured Notes increases by 0.50% three months after the closing of the IPO and by an additional 0.50% for each three-month period thereafter.



    The Senior Secured Notes are collateralized by a first priority security interest in substantially all the assets of the Company, including a pledge of the Company's stock in its subsidiaries. The Senior Secured Notes contain covenants that restrict the ability of the Company to pay dividends and make other restricted payments, to incur additional debt, guarantees and liens, to sell its assets, to enter into mergers and consolidations, to conduct sale and leaseback transactions and to enter into affiliate transactions, among other restrictions.



    Subject to completion of the IPO, the Company has agreed to deliver warrants to purchase 1.5% of the fully diluted Common Stock of the Company (after giving effect to the IPO and the CommcoCCC Acquisition) at a nominal exercise price and additional warrants to purchase 1.5% of the fully diluted Common Stock upon the first draw down of the Senior Secured Notes. If the Senior Secured Notes are outstanding six months after the IPO, the Company shall issue to the lenders additional warrants to purchase 3% of the fully diluted Common Stock, and if the Senior Secured Notes are outstanding after such initial six month period.



    The total number of warrants issued under the CIBC Financing is also subject to adjustment based on the actual price per share in the initial public offering. For every $2.75 that the price is below $16.50 per share, the warrants will increase by 0.5% and every $2.75 that the price is above $16.50 per share, the warrants will decrease by 0.5%, subject to certain limitations.



    In connection with the CIBC Financing, the Company will pay a placement fee and a commitment fee equal to 5% and 2%, respectively, of the principal amount of the Senior Secured Notes.



B -- SEPTEMBER BRIDGE FINANCING



    Subsequent to June 30, 1996, the Company and Telecom issued in a private placement $4,000,000 in notes due March 1998 with interest at 14.75%, payable quarterly, and warrants to purchase 116,364 shares of Common Stock at a purchase price of $17.1875 per share. In the event of non-payment or default, the Company would be required to issue additional warrants to purchase shares of Common Stock at a price ranging from $8.25 to $17.1875 per share.



C -- MARCH BRIDGE FINANCING



    On March 8, 1996, Telecom issued in a private placement, $5,000,000 of two year, 10% notes, interest payable on a semi annual basis, and warrants to purchase up to an aggregate of 400,000 shares of common stock at a price of $17.1875 per share to certain holders of serial preferred stock. In the event of default, Telecom is required to issue additional warrants to purchase additional shares of common stock of Telecom (the "Default Warrants"). As a result of a delay of its September interest payment, Telecom obtained waivers from holders of $4,500,000 of the Notes to extend the interest

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED


8.  FINANCINGS: CONTINUED:


payment terms. One holder of the Notes was tendered payment of the September interest payment but has reserved his right to claim Default Warrants to purchase 20,000 shares of common stock at a price of $17.1875 per share. The Company believes that such holder will not be able to successfully maintain its claim.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Advanced Radio Telecom Corp.:

    We have audited the accompanying balance sheet of Advanced Radio Telecom Corp. (a development stage company) as of December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the period from March 28, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Radio Telecom Corp. as of December 31, 1995, and the results of its operations and its cash flows for the period from March 28, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.


    The accompanying financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. As described in
Note 1, the Company has a substantial working capital deficit at December 31, 1995, has incurred operating losses since inception and does not expect to generate significant operating revenues until fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial capital requirements, operating expenses and other working capital needs. In addition, as set forth in Notes 8 and 12, the Company has significant financial commitments. The Company's continued funding of its initial capital requirements, operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. Management's plans in this regard are discussed in Note 1. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                          COOPERS & LYBRAND L.L.P.


New York, New York
April 26, 1996, except for the second paragraph of Note 1B and Note 2B as to which the date is October 11, 1996

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               DECEMBER 31, 1995


                                           ASSETS
Current assets:
  Cash and cash equivalents....................................................  $   627,585
  Due from ART (Note 12).......................................................      738,680
  Other current assets.........................................................       52,325
                                                                                 -----------
    Total current assets.......................................................    1,418,590
Property and equipment, net (Note 5)...........................................    3,579,838
FCC licenses (Note 4)..........................................................    4,226,821
Equipment and other deposits (Note 8)..........................................      284,012
Deferred financing costs.......................................................      321,354
                                                                                 -----------
      Total assets.............................................................  $ 9,830,615
                                                                                 -----------
                                                                                 -----------

                           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities (Note 6)............................  $ 3,450,537
                                                                                 -----------
      Total current liabilities................................................    3,450,537
Note payable to ART (Note 7)...................................................    5,000,000
Note payable to EMI (Note 4)...................................................    1,500,000
                                                                                 -----------
      Total liabilities........................................................    9,950,537
                                                                                 -----------
Commitments and contingencies (Notes 1, 8, 12 and 14)
Stockholders' deficit (Note 9):
  Serial preferred stock, $.001 par value, 488,492 shares issued and
   outstanding.................................................................          488
  Class A common stock, $.001 par value, 2,828,776 shares issued and
   outstanding.................................................................        2,829
  Class B common stock, $.001 par value, 2,731,664 shares issued and
   outstanding.................................................................        2,732
  Additional paid-in capital...................................................    2,855,102
  Deficit accumulated during the development stage.............................   (2,981,073)
                                                                                 -----------
      Total stockholders' deficit..............................................     (119,922)
                                                                                 -----------
        Total liabilities and stockholders' deficit............................  $ 9,830,615
                                                                                 -----------
                                                                                 -----------


    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995

Operating revenue..............................................................  $    5,793
                                                                                 ----------
Expenses:
  General and administrative expenses (Notes 8, 9 and 10)......................   2,706,336
  Market development expenses..................................................     191,693
  Depreciation and amortization................................................       5,306
  Interest expense, net (Notes 4 and 7)........................................      83,531
                                                                                 ----------
    Total expenses.............................................................   2,986,866
                                                                                 ----------
      Net loss.................................................................  $2,981,073
                                                                                 ----------
                                                                                 ----------

    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
             FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995

                                        COMMON STOCK                             PREFERRED STOCK
                                    --------------------  -------------------------------------------------------------
SHARES                               CLASS A    CLASS B    SERIES A     SERIES B     SERIES C     SERIES D      TOTAL
----------------------------------  ---------  ---------  -----------  -----------  -----------  -----------  ---------
Issuance of common stock to ART
 for cash.........................  1,607,273
Issuance of common stock to
 Landover and affiliates for
 cash.............................     94,545  3,025,455
Issuance of preferred stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................                           332,091                                            332,091
  Series B........................                                         82,318                                82,318
  Series C........................                                                       5,402                    5,402
Issuance of Series D preferred
 stock for cash...................                                                                   61,640      61,640
Shares issued to reflect
 anti-dilution adjustments........  1,126,958                  2,852        4,189                                 7,041
Redemption of common stock from
 Landover.........................              (293,791)
                                    ---------  ---------  -----------  -----------       -----   -----------  ---------
Balance at December 31, 1995......  2,828,776  2,731,664     334,943       86,507        5,402       61,640     488,492
                                    ---------  ---------  -----------  -----------       -----   -----------  ---------
                                    ---------  ---------  -----------  -----------       -----   -----------  ---------

SHARES
----------------------------------
Issuance of common stock to ART
 for cash.........................
Issuance of common stock to
 Landover and affiliates for
 cash.............................
Issuance of preferred stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................
  Series B........................
  Series C........................
Issuance of Series D preferred
 stock for cash...................
Shares issued to reflect
 anti-dilution adjustments........
Redemption of common stock from
 Landover.........................
Balance at December 31, 1995......


                                                                               PAR VALUE
                                    -----------------------------------------------------------------------------------------------
                                          COMMON STOCK                                   PREFERRED STOCK
                                    ------------------------  ---------------------------------------------------------------------
AMOUNTS                               CLASS A      CLASS B     SERIES A      SERIES B       SERIES C       SERIES D        TOTAL
----------------------------------  -----------  -----------  -----------  -------------  -------------  -------------  -----------
Issuance of common stock to ART
 for cash.........................   $   1,607
Issuance of common stock to
 Landover and affiliates for
 cash.............................          95    $   3,026
Issuance of preferred stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................                             $     332                                                 $     332
  Series B........................                                           $      82                                          82
  Series C........................                                                          $       5                            5
Issuance of Series D preferred
 stock for cash...................                                                                         $      62            62
Shares issued to reflect
 anti-dilution adjustments........       1,127                         3             4                                           7
Serial preferred stock issuance
 costs............................
Redemption of common stock from
 Landover.........................                     (294)
Investment by ART as a result of
 the release of escrow shares.....
Accrued stock option
 compensation.....................
Net loss..........................
                                                                                                   --
                                    -----------  -----------       -----           ---                           ---         -----
Balance at December 31, 1995......   $   2,829    $   2,732    $     335     $      86      $       5      $      62     $     488
                                                                                                   --
                                                                                                   --
                                    -----------  -----------       -----           ---                           ---         -----
                                    -----------  -----------       -----           ---                           ---         -----


                                    ADDITIONAL
                                      PAID-IN     ACCUMULATED
AMOUNTS                               CAPITAL       DEFICIT        TOTAL
----------------------------------  -----------  -------------  -----------
Issuance of common stock to ART
 for cash.........................  $    (1,267)                $       340
Issuance of common stock to
 Landover and affiliates for
 cash.............................       (2,101)                      1,020
Issuance of preferred stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................    1,006,268                   1,006,600
  Series B........................      880,618                     880,700
  Series C........................      112,695                     112,700
Issuance of Series D preferred
 stock for cash...................    1,999,938                   2,000,000
Shares issued to reflect
 anti-dilution adjustments........       (1,134)
Serial preferred stock issuance
 costs............................     (229,814)                   (229,814)
Redemption of common stock from
 Landover.........................   (1,999,706)                 (2,000,000)
Investment by ART as a result of
 the release of escrow shares.....      802,002                     802,002
Accrued stock option
 compensation.....................      287,603                     287,603
Net loss..........................                $(2,981,073)   (2,981,073)

                                    -----------  -------------  -----------
Balance at December 31, 1995......  $ 2,855,102   $(2,981,073)  $  (119,922)

                                    -----------  -------------  -----------
                                    -----------  -------------  -----------


    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995

Cash flows from operating activities:
  Net loss.....................................................................  $(2,981,073)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..............................................        5,306
    Non-cash compensation expense..............................................    1,089,605
    Changes in operating assets and liabilities:
      Deposits.................................................................       (4,012)
      Accounts payable and accrued liabilities.................................      567,290
      Other current assets.....................................................      (52,325)
                                                                                 -----------
        Net cash used in operating activities..................................   (1,375,209)
                                                                                 -----------
Cash flows from investing activities:
  Acquisition of EMI licenses and property and equipment.......................   (3,023,971)
  Additions to property and equipment..........................................     (621,364)
  Advances to ART..............................................................     (738,680)
  Deposits on equipment........................................................     (280,000)
                                                                                 -----------
        Net cash used in investing activities..................................   (4,664,015)
                                                                                 -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock.......................................        1,360
  Proceeds from issuance of serial preferred stock.............................    4,000,000
  Stock issuance costs.........................................................     (208,814)
  Proceeds from issuance of note payable to ART................................    5,000,000
  Advances from Landover and affiliates........................................      175,000
  Payments on advances from Landover and affiliates............................     (175,000)
  Redemption of common stock...................................................   (2,000,000)
  Additions to deferred financing costs........................................     (125,737)
                                                                                 -----------
        Net cash provided by financing activities..............................    6,666,809
                                                                                 -----------
          Net increase in cash and cash equivalents and balance at end of
           period..............................................................  $   627,585
                                                                                 -----------
                                                                                 -----------
Supplemental cash flow information:
  Non-cash financing and investing activities:
    Additions to property and equipment........................................  $ 2,666,630
    Issuance of promissory note payable to EMI.................................    1,500,000
    Accrued stock issuance costs...............................................       21,000
    Accrued deferred financing costs...........................................      195,617

    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION:


A. -- THE COMPANY


    Advanced Radio Telecom Corp. ("Telecom"), formerly named Advanced Radio Technology Ltd., was incorporated in Delaware as a subsidiary of Advanced Radio Technologies Corporation ("ART") on March 28, 1995, to develop, market and deliver broadband telecommunication and information services throughout the United States. The Company's business objective is to organize and finance local operating facilities, establish strategic alliances with other businesses, acquire new wireless telecommunications technologies, and market broadband wireless services to telecommunications service providers and end users.

    Telecom was organized by ART and Landover Holdings Corporation ("Landover") with one of its initial objectives to acquire certain 38 GHz licenses in the Northeastern United States from EMI Communications Corp. ("EMI") (see Note 4). Under the terms of a purchase agreement between Telecom, Landover and ART dated April 21, 1995 (the "Purchase Agreement"), Landover was obligated to purchase $7.0 million of securities of Telecom. Pursuant to the Purchase Agreement and a stockholders' agreement between Telecom, ART and their respective shareholders dated May 8, 1995 (the "Stockholders' Agreement"), Telecom and ART will merge once approval from the Federal Communications Commission (the "FCC") has been granted. On February 2, 1996, Telecom and ART entered into a definitive merger agreement (the "Merger Agreement") providing for a merger of Telecom and ART (the "Merger"). (See Note 2).


B. -- INITIAL CAPITALIZATION



    As its initial capitalization, Telecom issued 3,025,455 shares of Class B common stock to Landover and 94,545 shares of Class A common stock to consultants to Landover, for aggregate cash consideration of $1,020. Such shares of Class B common stock and Class A common stock represented 64% and 2%, respectively, of the total number of shares of capital stock of Telecom then outstanding. Concurrently, Telecom issued 1,607,273 shares of Class A common stock, representing 34% of the total number of shares of capital stock, to ART for $340.



    On February 2, 1996 and October 11, 1996, the Board of Directors authorized a 13 for 1 stock split and a 1 for 2.75 reverse stock split, respectively. The number of shares of Class A and Class B common stock issued at the initial capitalization of Telecom shown above give effect to the 13 for 1 stock split and the 1 for 2.75 reverse stock split (see Note 2B) but are prior to the issuance of anti-dilutive shares (see Note 9). All references to number of shares of common stock and per share amounts in the accompanying financial statements and footnotes have been restated to reflect the 13 for 1 stock split and the 1 for 2.75 reverse stock split unless otherwise indicated.


    Under the Purchase Agreement, Landover agreed to invest or cause to be invested $7.0 million in Telecom and its affiliates (the "Landover Funding Commitment"). In consideration for this $7.0 million investment, Telecom agreed to issue serial preferred stock, the number of shares of which would be designated by Landover.


C. -- BASIS OF PRESENTATION


    The financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Telecom has limited financial resources, has incurred operating losses since inception and does not expect to generate significant operating revenues until the commencement of its commercial services, which is anticipated to occur in fiscal 1996. Telecom estimates that revenues in 1996 will not be sufficient

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION, CONTINUED:
to fund its initial operating expenses and other working capital needs, including consulting, service and purchase commitments set forth in Notes 8 and
2. Telecom's funding of its initial operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. Telecom and ART have engaged various investment bankers to assist them in raising financing through a public equity and debt offering of ART. There can be no assurance that Telecom and ART will be successful in its effort to raise additional financing through these offerings or, if available, that Telecom and ART will be able to obtain it on acceptable terms. These conditions raise substantial doubt about Telecom's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  REORGANIZATION AND PENDING MERGER WITH ART:

A -- MERGER

    Under the terms of the Purchase Agreement, Telecom and ART intend to operate both companies as a single enterprise and were committed to merge if and when permitted by the FCC. Concurrent with the Purchase Agreement, Telecom and ART entered into an exclusive 20-year services agreement (the "Services Agreement") for the construction, development and operation of systems in ART markets (see
Note 8).

    On February 2, 1996, Telecom, ART and their respective shareholders agreed to an amendment and restatement of the Stockholders' Agreement providing for (i) termination effective on the closing of a public share offering; (ii) amendment and restatement of the Certificate of Incorporation and reorganization of the capital structure of Telecom (see Note 9); (iii) the exchange of the Advent Notes and one share of ART Series A Redeemable Preferred Stock for Series E preferred stock of Telecom (see Note 7); (iv) revision of provisions for election of directors; (v) amendment and restatement of Telecom's registration rights agreements; (vi) release of shares escrowed in connection with the original Stockholders' Agreement (see Note 9); and (vii) approval of a definitive agreement to merge ART and Telecom (the "Reorganization").

B -- AMENDED MERGER


    The definitive merger agreement, as entered into on February 2, 1996 and subsequently restated and amended on June 26, 1996 and October 11, 1996, (the "Merger Agreement") provides for the merger of a newly-formed wholly owned subsidiary of ART ("Merger Sub") into Telecom (the "Merger") subject to certain conditions, including the receipt of FCC approval. Prior to the Merger, each outstanding share of each series of Telecom's serial preferred stock will be converted into a share of a similar series of ART's Preferred Stock. Upon an initial public offering, all series of ART's Preferred Stock shall automatically convert into shares of ART's Common Stock. Such shares of preferred stock outstanding at October 11, 1996 (920,951) shall convert into 4,353,587 shares of ART Common Stock. In the Merger, each outstanding share of common stock of Telecom will be exchanged for the right to receive an equal number of shares of Common Stock of ART. As a result, Telecom will become a wholly owned subsidiary of ART. The Merger Agreement provides that if the Merger is not consummated by May 13, 1997, the shares of Telecom's common stock owned by ART will be surrendered to Telecom and the Services Agreement is to be revised to, among other revisions, extend the term to 40 years and provide for a proportionate participation by ART's stockholders in any dividends paid by Telecom or the proceeds from any sale of Telecom. The Merger Agreement also provides for the assignment of Telecom's interests in all of its agreements, including the various services agreements, employment agreements, equipment purchase agreements and purchase option agreements, to ART. Further, upon the Merger,

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

2.  REORGANIZATION AND PENDING MERGER WITH ART: CONTINUED:

the holders of warrants to purchase an aggregate of 1,040,776 shares of Telecom common stock will be entitled to purchase an equivalent number of shares of ART Common Stock on the same terms. Employee stock options to purchase 813,342 shares of Telecom's common stock will be replaced by stock options to purchase an equivalent number of shares of ART Common Stock. The terms of the warrants and stock options and the number of shares subject thereto, are similar except that the exercise price of the warrants and stock options have been adjusted on a proportional basis to reflect the 1 for 2.75 reverse stock split.


3.  SIGNIFICANT ACCOUNTING POLICIES:

DEVELOPMENT STAGE ENTERPRISE

    Telecom is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The financial statements have been prepared on the going concern basis of accounting.

CASH AND CASH EQUIVALENTS

    Telecom considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows: wireless transmission equipment - 5 years; office furniture and equipment - 3 years.

FCC LICENSES

    Telecom has obtained radio spectrum rights under FCC issued licenses throughout the United States through the purchase of such rights held by others and by petitioning the FCC directly. Such licenses are issued for an initial term of six years and are renewable subject to review by the FCC. The costs associated with the acquisition of such licenses are capitalized and amortized on a straight-line basis over a 40-year period beginning upon commencement of operations in the related market. The 40-year period is based upon management's license renewal expectations.

RECOVERABILITY OF LONG-LIVED ASSETS

    The recoverability of property and equipment and capitalized FCC authorizations and licenses is dependent upon the successful development of systems in each of the respective markets, or through sale of such assets. Management estimates that it will recover the carrying amounts of those assets from cash flow generated by the systems once they have been developed. However, it is reasonably possible that such estimate will change as a result of the failure to develop the FCC authorizations on a timely basis, technological, regulatory or other changes.

    Telecom's policy is to assess annually any impairment in value based upon a comparison of projected operating cash flows from each market over its expected period of operation, on an undiscounted basis, to the carrying amount of the property and equipment, FCC licenses and other capitalized costs related to the market.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
FINANCING COSTS

    Direct costs associated with obtaining equity financing are deferred and charged to additional paid-in capital as the related funds are raised. Direct costs associated with obtaining debt financing are deferred and amortized using the effective interest rate method commencing when the related funds are raised. Deferred costs associated with unsuccessful financings are charged to expense.

REVENUE RECOGNITION

    Revenue from telecommunications services are recognized ratably over the period such services are provided.

INCOME TAXES

    Telecom accounts for income taxes under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

NET LOSS PER SHARE


    Net loss per share of $0.51 is computed based on the loss for the period from March 28, 1995 (date of inception) to December 31, 1995 divided by the weighted average number of shares of common stock outstanding of 5,788,944.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISKS

    Telecom places its temporary cash investments with major financial institutions. At December 31, 1995, the Company's temporary cash investments are principally placed in one entity. Other financial instruments which expose Telecom to potential credit risk include the amount due from ART (Note 12) and deposits on equipment (Note 8).

4.  ACQUISITION OF ASSETS OF EMI:
    On April 4, 1995, ART entered into a purchase option agreement with EMI to acquire EMI's interest in certain 38 GHz radio spectrum licenses and related assets in the Northeastern United States (the "EMI Assets") in exchange for $3.0 million in cash and a three year non-negotiable promissory note in the amount of $1.5 million. Pursuant to the terms of the Purchase Agreement, in November 1995, ART assigned its rights and obligations under the EMI purchase option agreement to Telecom. The

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.  ACQUISITION OF ASSETS OF EMI, CONTINUED:
FCC subsequently approved the transfer of the EMI licenses and Telecom directly purchased the EMI Assets in November 1995. The total purchase price, including expenses, was allocated to the acquired assets as follows:

Property and equipment.........................................  $  297,150
FCC licenses...................................................   4,226,821
                                                                 ----------
                                                                 $4,523,971
                                                                 ----------
                                                                 ----------

    The promissory note issued by Telecom, with a guarantee by ART, is payable in quarterly installments of principal of $187,500 beginning January 1, 1997. Interest is payable quarterly at a major commercial bank's prime rate plus 2.0%, or 10.5% as of December 31, 1995.

    On November 8, 1995 Landover advanced $175,000 to Telecom to fund a portion of the initial payment to EMI. Telecom repaid such advance later in the same month.

5.  PROPERTY AND EQUIPMENT:

PROPERTY AND EQUIPMENT COMPRISE:

Wireless transmission equipment................................  $3,496,905
Office furniture and equipment.................................      88,239
                                                                 ----------
                                                                  3,585,144
Accumulated depreciation.......................................      (5,306)
                                                                 ----------
                                                                 $3,579,838
                                                                 ----------
                                                                 ----------

    As of December 31, 1995, excluding the property and equipment acquired from EMI (Note 4), the wireless transmission equipment acquired to date has not been placed into service.

6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES COMPRISE:

Accrued interest payable.......................................  $   20,712
Salaries and other employee related costs......................     267,091
Trade accounts payable.........................................     496,104
Wireless transmission equipment payable........................   2,666,630
                                                                 ----------
                                                                 $3,450,537
                                                                 ----------
                                                                 ----------

7.  NOTE PAYABLE TO ART:
    ART, Telecom and several entities referred to as the Advent Group ("Advent"), entered into a securities purchase agreement (the "Advent Purchase Agreement") dated November 13, 1995 under which Advent agreed to acquire a 10% interest in the combined entities of ART, Telecom and certain specified affiliates. Pending the merger of these entities (see Note 2), ART issued promissory notes (the "Advent Notes") with an aggregate principal amount of $4,950,000 and one share of ART's Series A Redeemable Preferred Stock in exchange for $5.0 million in cash.

    The Advent Notes carried interest at a rate of 10% per annum and were payable on demand at any time on or after May 13, 1997. The Advent Notes were collateralized by certain assets of ART and Telecom. The Advent Notes were convertible into that number of shares of preferred stock which

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

7.  NOTE PAYABLE TO ART: CONTINUED:
represented in the aggregate at least 10% of the fully diluted capital stock of the combined entities described above, as defined in the Advent Purchase Agreement. The Advent Notes were convertible either (i) immediately prior to an initial public offering with aggregate gross proceeds of at least $10.0 million or (ii) at Advent's election.

    On November 13, 1995, the gross proceeds of $5.0 million received by ART from Advent were transferred to Telecom in exchange for a note with terms equivalent to the terms of the Advent Notes. In connection with the Reorganization on February 2, 1996, ART, Telecom and Advent entered into an exchange agreement under which the Advent Notes, including accrued interest, and the one share of ART's Series A Redeemable Preferred Stock held by Advent were exchanged for 232,826 shares of Series E preferred stock of Telecom, the note was canceled, and Telecom became the owner of the one share of ART Series A Redeemable Preferred Stock.

8.  COMMITMENTS:

EQUIPMENT PURCHASE AGREEMENT

    On August 11, 1995, Telecom entered into an agreement to purchase wireless transmission equipment from a vendor. Under the terms of the agreement, Telecom is obligated to purchase a specified number of wireless transmission units between August 11, 1995 and December 31, 1998, subject to termination upon 90 days advance notice by either party. Telecom's initial non-cancelable purchase order amounts to $13,260,000. Through December 31, 1995, Telecom has purchased and paid for $522,812 of equipment under this contract. In addition, Telecom has made a $280,000 deposit under this agreement which is to be applied against future purchases after Telecom has purchased a specified amount of equipment, which is expected to occur in 1996.

    Telecom currently purchases the majority of its wireless transmission equipment from this vendor. Any reduction or interruption in supply from this vendor could have a material adverse effect on Telecom until alternative supply sources are established. Telecom does not manufacture, nor does it have the capability to manufacture, any of the wireless transmission equipment necessary to provide its services. Although there are a limited number of other manufacturers who have, or are developing, equipment that would meet Telecom's requirements, there can be no assurance that such equipment would be available to Telecom on comparable terms or on terms more favorable to those included in its current arrangements. Moreover, a change in vendors could cause a delay in Telecom's ability to provide its services, which would affect future operating results adversely.

SERVICES AGREEMENTS

    Under the Services Agreement, Telecom has agreed to construct, operate and manage the FCC licenses and related telecommunications systems that are owned by ART or for which ART has existing services agreements. Under the Services Agreement, Telecom will incur all costs and expenses related to construction, operation and management of the systems. As compensation, Telecom will receive all revenues generated by the systems after deducting certain related direct expenses, less 25% which is to be paid to ART.

    Telecom, through its Services Agreement with ART, has two other exclusive services agreements, one with ART West, a joint venture in which ART has a 50% ownership interest, and one with DCT Communications, Inc. ("DCT"). The terms of these two services agreements are substantially identical to the terms in the Services Agreement between ART and Telecom, except that the services agreements are for five years and compensation to the Company is based on all revenues generated by the systems

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.  COMMITMENTS, CONTINUED:
after deducting certain related direct expenses, less 45% which is paid to ART West and DCT. There have been no services provided under these agreements through December 31, 1995. One of the officers of Telecom is the President and a shareholder of ART's joint venture partner in ART West.

    On April 24, 1996, Telecom entered into a services agreement with TeleCom One on terms substantially identical to the terms of the Services Agreement between ART and Telecom, except that compensation to Telecom is equal to all revenues generated by the systems, after deducting certain expenses, less 10% which is paid to TeleCom One.

    Under the services agreements described above, title to the system assets purchased by Telecom and used to provide services in the respective markets remains with Telecom upon termination of the services agreements.

EMPLOYMENT AND CONSULTING AGREEMENTS

    On May 8, 1995, Telecom and ART jointly entered into consulting agreements with two executive officers of Telecom, effective as of January 1, 1995 and continuing for a term of three years, with minimum payments aggregating approximately $170,000 annually. The aggregate expense incurred by Telecom under these consulting agreements through December 31, 1995 amounted to $166,750.

    On December 16, 1995, one of the executive officers of Telecom, previously a party to one of the consulting agreements described above, entered into a full-time employment agreement. The employment agreement is for a three-year term with an annual salary of $250,000 in the first year, $275,000 in the second year and $300,000 in the third year. In addition, the agreement provides for a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives.

    On July 11, 1995, Telecom entered into an employment agreement, as amended February 2, 1996, with an officer of Telecom. The term of the agreement is for three years at an annual salary of $160,000 in the first year, $200,000 in the second year and $240,000 in the third year. Options to purchase shares of common stock were awarded to this officer equivalent to 2.5% of the outstanding capital stock of Telecom (see Note 10). The agreement also provides for an engagement bonus of $17,000 upon execution of the agreement and a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives.

    Telecom has entered into employment agreements with other executives that provide for annual base salaries and cash bonuses based on achievement of specific performance goals. These contracts may be terminated at any time by management.

FINANCING AGREEMENT


    During 1994, ART entered into an agreement with Southeast Research Partners ("SERP"), a subsidiary of Joesephthal, Lyons & Ross, a Florida broker dealer, to procure additional financing for ART in exchange for cash and options to purchase capital stock of ART. Pursuant to a letter agreement dated July 12, 1995, ART and Telecom paid SERP $245,000 and the shareholders of ART granted SERP options to purchase 114,041 shares of ART Common Stock directly from the shareholders of ART for an aggregate consideration of approximately $210,000.


    As of December 31, 1995, ART and Telecom have accounted for the fee of $245,000 as part of the financing provided by Landover and, accordingly, $70,000 has been recognized as an offset against the proceeds from the issuance of the Serial preferred stock of Telecom (see Note 9) and the balance as part of the deferred financing costs recorded by ART in connection with the issuance of the Advent Notes (See Note 7).

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.  COMMITMENTS, CONTINUED:
LEASES

    Telecom and ART have entered into operating leases for office space and antenna sites which expire between 1997 and 2001. Lease expense amounted to $16,044 for 1995. The costs associated with these leases have been recorded by Telecom and no amounts have been charged to ART. Future annual minimum lease payments as of December 31, 1995 are as follows:

1996...........................................................  $  363,079
1997...........................................................     352,480
1998...........................................................     302,727
1999...........................................................     297,417
2000 and thereafter............................................      25,825
                                                                 ----------
                                                                 $1,341,528
                                                                 ----------
                                                                 ----------


9.  STOCKHOLDERS' DEFICIT:

    At December 31, 1995, the Certificate of Incorporation authorized the issuance of 20,000,000 shares of stock of all classes, divided into (i) 10,000,000 shares of common stock, $0.001 par value per share, of which 7,000,000 shares are designated as Class A common stock and 3,000,000 shares are designated as Class B common stock and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share of which 451,513 shares are designated as Series A preferred stock, 113,663 shares are designated as Series B preferred stock, 7,297 shares are designated as Series C preferred stock and 61,640 shares are designated as Series D preferred stock, before giving effect to the 13 for 1 stock split discussed below. Pursuant to the Reorganization (see Note 2), the Certificate of Incorporation was amended and restated on February 2, 1996 to (i) convert each share of Class A common stock and Class B common stock into one share of common stock, par value $0.001 per share, (ii) change the authorized capital stock of the Corporation to 70,000,000 shares of stock of all classes,
(iii) change the authorized common stock to 60,000,000 shares, (iv) amend the terms of the preferred stock and each series thereof, (v) provide for two new series of preferred stock designated as "Series E preferred stock" and "Series F preferred stock", and (vi) effect a 13 for 1 stock split of each share of common stock issued and outstanding.

    The holders of Class A common stock had anti-dilution protection, but in all other respects such shares were identical to the Class B common stock. Under the anti-dilution provisions, additional shares of Class A common stock were issued, for no consideration, to the holders of the Class A common stock upon the issuance of serial preferred stock, so that the holders of Class A common stock maintained their 36% ownership interest through the $7.0 million Landover Funding Commitment as set forth in the Purchase Agreement.


    Under the Purchase Agreement, the individual shareholders of ART were required to place 1,874,101 shares of Common Stock in ART in escrow (the "Escrow Shares") to be released upon the completion of the pending EMI Asset acquisition (see Note 4), Telecom's attainment of specific operating income levels for the years 1997 through 1999 and the acquisition of interests in a specified number of FCC license authorizations by April 30, 2000. As a result of the consummation of the EMI Asset acquisition, in November 1995, 681,102 shares of the Escrow Shares of ART were released. The related compensation of $802,002, based on the then current fair value of the Escrow Shares, has been recognized as compensation expense in 1995, the offset of which has been accounted for as an investment by ART. Pursuant to the February 2, 1996 Reorganization, the Escrow Shares arrangement was terminated and all of the remaining Escrow Shares were released to the stockholders of ART. The related compensation expense of approximately $6.8 million, based upon the fair value of the remaining Escrow Shares will be recognized in 1996.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

9.  STOCKHOLDERS' DEFICIT, CONTINUED:
    Each issuance of serial preferred stock pursuant to the Landover Funding Commitment is a separate class and, as a class, has a liquidation preference equal to the aggregate price paid for such class and an ownership interest designated by Landover at issuance. The ownership interest of each outstanding class of serial preferred stock was not to be diluted by subsequent issuances of shares of other classes of serial preferred stock through the satisfaction of the Landover Funding Commitment. As a result, additional shares of serial preferred stock were issued to the existing holders upon the issuance of such other shares so that each outstanding class maintained its designated aggregate liquidation preference and aggregate ownership interest.


    Each share of serial preferred stock outstanding at December 31, 1995 is convertible into 4.7273 shares of common stock, subject to certain anti-dilution adjustments. The holders of serial preferred stock have a vote, and receive dividends or distributions, equivalent to the votes and amounts which would be obtainable by them upon conversion of their shares into common stock.


    In partial satisfaction of the Landover Funding Commitment, during 1995, Telecom issued 332,091 shares of Series A preferred stock, 82,318 shares of Series B preferred stock and 5,402 shares of Series C preferred stock to three separate limited partnerships of which an affiliate of Landover is the general partner, for aggregate cash consideration of $2.0 million.


    On November 9, 1995, Telecom issued 61,640 shares of Series D preferred stock for cash of $2.0 million. The Series D preferred stock purchase agreement provided that in the event that Telecom and ART on a combined basis, did not achieve an equity valuation of $225.0 million, as defined, on or before November 1, 1997, the holders of the Series D preferred stock had the option to purchase additional shares of serial preferred stock for $0.001 per share up to a maximum of 1.33% of the then outstanding capital stock of Telecom. The Series D preferred stock purchase agreement was amended February 2, 1996 whereby the option to purchase additional serial preferred stock was replaced with an option to purchase 145,685 shares of Telecom common stock directly from Landover for $0.001 per share in the event Telecom does not attain certain equity valuation objectives.


    On November 13, 1995, the Advent Group executed a securities purchase agreement with ART and Telecom. As a result of the exchange agreement dated February 2, 1996, Advent received 232,826 shares of Series E preferred stock of Telecom (see Note 7).


    The serial preferred stock transactions described above satisfied the Landover Funding Commitment. As a result, the anti-dilution protection for the Class A common stock and serial preferred stock terminated. As the actual cash proceeds received were in excess of Landover's $7.0 million commitment, on November 13, 1995, Telecom used the proceeds from the sale of Series D preferred stock to redeem 293,791 shares of Class B common stock held by Landover.


    The Series E and F preferred stock (see Note 14) are senior in liquidation preference to the Series A, B, C and D preferred stock. The Series D preferred stock is senior in liquidation preference to the Series A, B and C preferred stock. At any time on or after November 13, 2000, the Series E and F preferred stock may be redeemed at the option of the holders of such stock at a price equal to the liquidation amount plus all accrued and unpaid dividends.

10. STOCK OPTION PLANS:

    On July 22, 1995, Telecom adopted the 1995 Stock Option Plan (the "Plan") that provides for option grants to employees, directors and independent consultants of Telecom. Telecom has reserved 909,091 shares of common stock for issuance under the Plan. Options granted to employees may be

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

10. STOCK OPTION PLANS, CONTINUED:
designated as incentive stock options ("ISO's") or non-qualified stock options ("NQSO's"), as defined by the Internal Revenue Service. Options granted to independent consultants and other non-employees may only be designated NQSO's.

    The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock on the grant date. Generally, options will be exercisable for a term that will not exceed ten years from the date of grant.


    Under the Plan, options to purchase an aggregate of 297,175 and 85,455 shares of common stock were granted to employees of Telecom on July 22, 1995 and December 29, 1995, respectively, at an option price of $1.6244 and $4.5430 per share, respectively. The difference between the exercise price of the options issued at $1.6244 and the deemed fair value of common stock of $3.30 per share as determined on the measurement date, is recognized as compensation expense over the respective vesting period. The options vest at various dates during a 5-year period. At December 31, 1995, 131,558 options were vested and Telecom has recognized compensation expense of $287,603 during 1995. At December 31, 1995, unearned stock option compensation expense amounted to $210,339. There were no options exercised or canceled during 1995.



    On February 15, 1996, options to purchase an aggregate of 52,727 shares of common stock were granted to employees of Telecom under the Plan at an option price of $10.8350 per share.



    On April 24, 1996, Telecom adopted the 1996 Non-Employee Directors Automatic Stock Option Plan (the "Directors Plan"), subject to shareholder approval, which provides for the automatic grant of stock options to non-employee directors to purchase up to an aggregate of 72,727 shares. Under the Directors Plan, options to acquire approximately 2,200 shares of common stock are automatically granted to each non-employee director who is a director on January 1 of each year. In addition, each non-employee director serving on the Board of Directors effective on the date of an initial public offering, and in the future each newly elected non-employee director on the date of his or her first appointment or election to the Board of Directors will receive an automatic grant of options to acquire approximately 2,600 shares of common stock.


    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This Statement encourages, but does not require, accounting for stock compensation awards granted to employees based on their fair value at the date the awards are granted. Companies may elect to continue to apply current accounting requirements for employee stock compensation awards, which generally will result in no compensation cost for most fixed stock option plans, such as Telecom's Plan. The expense measurement provisions of the Statement apply to all equity instruments issued for goods and services provided by persons other than employees. All companies are required to comply with the disclosure requirements of the Statement. Telecom expects to continue accounting for employee stock compensation awards using current accounting requirements.

11. INCOME TAXES:
    As of December 31, 1995, Telecom has net operating loss carryforwards of approximately $1.9 million to offset future taxable income for Federal income tax purposes which will expire in 2010. Deferred tax assets of approximately $741,000, principally comprised of such net operating tax loss carry-forwards and temporary differences arising from compensation expense related to the stock option plans have been offset in full by a valuation allowance.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

12. RELATED PARTY TRANSACTIONS:
    On May 8, 1995, Telecom and ART entered into a consulting agreement with Landover as a strategic and financial consultant. Telecom paid Landover $70,000 for services under this agreement during 1995. The consulting agreement was terminated on November 13, 1995.

    On November 13, 1995, Telecom and ART entered into a management consulting agreement with Landover to provide strategic planning, corporate development and general management. Under the agreement, Telecom will pay Landover $35,000 per month for an initial one year term, renewable by Telecom and ART for two additional one year terms. The aggregate expense under this agreement during 1995 amounted to $70,000, which amount is payable as of December 31, 1995. The agreement also provides that in the event Landover arranges financing, acquisitions or certain other transactions for Telecom, it will be paid a fee by Telecom in accordance with industry standards.

    Pursuant to the Purchase Agreement, Telecom and ART paid Landover $391,750 for expenses in connection with the Landover Funding Commitment, of which $141,750 has been charged to paid-in capital by Telecom and $250,000 has been capitalized as deferred financing costs by ART.

    An executive and shareholder of ART is a principal in a law firm that regularly provides legal services to Telecom. During the period from March 28, 1995 through December 31, 1995, Telecom incurred $237,538 for such services.

    Telecom has funded certain expenses and investments of ART, including ART's investment in ART West and payments of financing and other operating costs. The amounts funded by Telecom to date totalling $805,803, offset by accrued interest of $67,123 related to the note payable to ART (see Note 7) have been included in the amount due from ART.

13. FAIR VALUES OF FINANCIAL INSTRUMENTS:
    The carrying amount and fair values of Telecom's financial instruments at December 31, 1995 were as follows:

                                                                              CARRYING         FAIR
                                                                               AMOUNT          VALUE
                                                                            -------------  -------------
Cash and cash equivalents.................................................  $     627,585  $     627,585
Long-term notes payable...................................................      6,500,000      6,500,000

    Cash and cash equivalents: The carrying amount reported in the balance sheet approximates fair value.

    Long-term notes payable: The carrying amount approximates fair value based upon interest rates that are currently available to Telecom for issuance of debt with similar terms and maturity.

14. SUBSEQUENT EVENTS:


AMERITECH FINANCING



    On February 2, 1996, Telecom sold 48,893 shares of Series F preferred stock for an aggregate purchase price of $2.5 million to Ameritech Development Corporation ("Ameritech"). In addition, Telecom entered into a strategic distribution agreement with Ameritech Corp., the parent of Ameritech, and, as partial consideration, granted warrants to Ameritech to purchase up to 318,959 shares of common stock from Telecom at a nominal price per share, exercisable on February 2, 1996 through February 2, 2006. The Series F preferred stock and warrants are collectively referred to as the Ameritech Securities. The strategic distribution agreement provides for Ameritech to be the principal distributor of Telecom's services within five midwestern states. Telecom incurred fees of $150,000 in connection with this transaction.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

14. SUBSEQUENT EVENTS, CONTINUED:
    Under the terms of the securities purchase agreement with Ameritech, Ameritech is entitled to a put option to require Telecom to repurchase the Ameritech Securities if the Department of Justice finds that this investment is in violation of restrictions under the Modification of Final Judgement in the United States vs. AT&T Civil Action 82-0192 ("MFJ"). Telecom would be required to repurchase the Ameritech Securities at a purchase price equal to the fair market value on the date it is determined that the investment is in violation of the MFJ.


BRIDGE FINANCING



    On March 8, 1996, Telecom issued in a private placement of $5.0 million of two year, 10% notes (the "Bridge Notes") and five year warrants to purchase up to an aggregate of 400,000 shares of common stock at a price of $17.1875 per share (the "Bridge Warrants") to certain holders of serial preferred stock. The Bridge Warrants are exercisable on March 8, 1996 through March 8, 2001. In the event of non-payment of interest or default, Telecom is required to issue additional warrants to purchase shares of common stock.



EQUIPMENT FINANCING


    On April 24, 1996, the Board of Directors approved the adoption of resolutions necessary to complete a $2,445,000 equipment financing for the purchase of wireless transmission equipment.


RESEARCH AND DEVELOPMENT ARRANGEMENTS


    On January 26, 1996, Telecom entered into a preliminary agreement to invest from $700,000 to $1.0 million in an entity in which an executive of Telecom is a director and a shareholder. The preliminary agreement provides for the entity to perform research and development of wireless transmission equipment in which Telecom will receive a right of first refusal on production capacity and a license fee in exchange for its investment.

    On March 13, 1996, Telecom issued a letter of intent to a third party to provide Telecom with specific technology consulting in connection with the development of wireless transmission equipment. The aggregate amount to be paid pursuant to the letter of intent totals $90,000. The letter of intent was executed in connection with an agreement currently under negotiations for the development and manufacture of wireless transmission equipment.


SOFTWARE LICENSE AGREEMENT


    On March 29, 1996, Telecom entered into a software license agreement (the "Software License Agreement"). The terms of the Software License Agreement provide for licensed software and hardware for Telecom's network management and maintenance support services. The Software License Agreement provides for an initial software license fee of approximately $2,000,000 and an annual maintenance support fee of approximately $300,000 per year. An initial payment of $250,000 for the software license fee was payable upon execution of the agreement with the balance payable in monthly installments of principal and interest commencing January 1, 1997.


DCT PRELIMINARY AGREEMENT



    On April 25, 1996, Telecom and ART entered into a preliminary agreement with DCT (the "DCT Preliminary Agreement") to acquire DCT's interest in certain FCC authorizations and licenses in exchange for $3.6 million in cash. The DCT Preliminary Agreement is subject to the completion of a definitive purchase agreement and services agreement (see Note 8). The definitive purchase agreement will supersede and replace all other existing agreements between Telecom, ART, ART's shareholders and DCT. The definitive purchase agreement must be signed by June 28, 1996 and the closing of the transaction is subject to FCC approval.

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                   UNAUDITED INTERIM CONDENSED BALANCE SHEETS
                          AS OF JUNE 30, 1996 AND 1995



                                    ASSETS
                                                                      1996          1995
                                                                  ------------  ------------
Current assets:
  Cash and cash equivalents.....................................  $    824,059  $        100
  Due from ART..................................................       498,100       315,000
  Other current assets..........................................       131,940
                                                                  ------------  ------------
    Total current assets........................................     1,454,099       315,100
Restricted Cash.................................................     1,000,000
Property and equipment, net.....................................     7,411,547         2,178
FCC licenses....................................................     4,173,821
Equipment and other deposits....................................       334,393       175,000
Investment in ART...............................................        44,930
Deferred financing costs........................................     1,540,678
                                                                  ------------  ------------
      Total assets..............................................  $ 15,959,468  $    492,278
                                                                  ------------  ------------
                                                                  ------------  ------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities......................  $  6,415,002  $     76,057
  March Bridge Notes............................................     4,112,534
  CommcoCCC Notes...............................................       975,000
                                                                  ------------  ------------
      Total current liabilities.................................    11,502,536        76,057
Note payable to EMI.............................................     1,500,000
Equipment Note..................................................     1,718,207
                                                                  ------------  ------------
      Total liabilities.........................................    14,720,743        76,057
                                                                  ------------  ------------
Commitments and contingencies
Stockholders' equity:
  Serial preferred stock, $.001 par value, 920,951 and 66,639
   shares issued and outstanding, respectively..................           921            66
  Common stock, $.001 par value, 6,586,958 and 4,727,273 shares
   issued and outstanding, respectively.........................         6,587         4,727
  Additional paid-in capital....................................    19,852,492       571,247
  Deficit accumulated during the development stage..............   (18,621,275)     (159,819)
                                                                  ------------  ------------
      Total stockholders' equity................................     1,238,725       416,221
                                                                  ------------  ------------
        Total liabilities and stockholders' equity..............  $ 15,959,468  $    492,278
                                                                  ------------  ------------
                                                                  ------------  ------------


    The accompanying notes are an integral part of the financial statements.

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
              UNAUDITED INTERIM CONDENSED STATEMENTS OF OPERATIONS
           FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND FOR THE PERIOD
            FROM MARCH 28, 1995 (DATE OF INCEPTION) TO JUNE 30, 1995



                                                                                          1996            1995
                                                                                     ---------------  ------------
Operating revenue..................................................................  $        61,520  $
                                                                                     ---------------  ------------
Expenses:
  General and administrative.......................................................       13,276,859       146,951
  Market development...............................................................        1,053,000        12,868
  Research and development.........................................................          521,406
  Depreciation and amortization....................................................          272,323
  Interest expense, net............................................................          578,134
                                                                                     ---------------  ------------
    Total expenses.................................................................       15,701,722       159,819
                                                                                     ---------------  ------------
      Net loss.....................................................................  $   (15,640,202) $   (159,819)
                                                                                     ---------------  ------------
                                                                                     ---------------  ------------


    The accompanying notes are an integral part of the financial statements.

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
    UNAUDITED INTERIM CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996


                                                                           PREFERRED STOCK
                             COMMON    ---------------------------------------------------------------------------------------
SHARES                       STOCK      SERIES A     SERIES B     SERIES C     SERIES D     SERIES E     SERIES F      TOTAL
-------------------------  ----------  -----------  -----------  -----------  -----------  -----------  -----------  ---------
Balance at December 31,
 1995....................   5,560,440     334,943       86,507        5,402       61,640                               488,492
Issuance of Series E
 preferred stock.........                                                                     232,826                  232,826
Shares issued to reflect
 anti-dilution
 adjustments.............   1,026,518     120,607       28,172        1,961                                            150,740
Issuance of Series F
 preferred stock.........                                                                                   48,893      48,893
                           ----------  -----------  -----------       -----   -----------  -----------  -----------  ---------
Balance of June 30,
 1996....................   6,586,958     455,550      114,679        7,363       61,640      232,826       48,893     920,951
                           ----------  -----------  -----------       -----   -----------  -----------  -----------  ---------
                           ----------  -----------  -----------       -----   -----------  -----------  -----------  ---------


                                                                        PAR VALUE
                           ---------------------------------------------------------------------------------------------------
                                                                           PREFERRED STOCK
                             COMMON    ---------------------------------------------------------------------------------------
AMOUNTS                      STOCK      SERIES A     SERIES B     SERIES C     SERIES D     SERIES E     SERIES F      TOTAL
-------------------------  ----------  -----------  -----------  -----------  -----------  -----------  -----------  ---------
Balance at December 31,
 1995....................  $    5,561   $     335    $      86    $       5    $      62                             $     488
Issuance of Series E
 preferred stock.........                                                                   $     233                      233
Shares issued to reflect
 anti-dilution
 adjustments.............       1,026         121           28            2                                                151
Issuance of Series F
 preferred stock and
 warrants in exchange for
 cash and the Strategic
 Distribution Agreement
 net of expenses of
 $150,000................                                                                                $      49          49
Value ascribed to the
 Bridge Warrants.........
Investment by ART as a
 result of the release of
 escrow shares...........
Value ascribed to the
 equipment financing
 warrants................
Value ascribed to the
 CommcoCCC warrants......
Accrued stock option
 compensation............
Net loss.................
                           ----------  -----------  -----------       -----   -----------  -----------  -----------  ---------
Balance at June 30,
 1996....................  $    6,587   $     456    $     114    $       7    $      62    $     233    $      49   $     921
                           ----------  -----------  -----------       -----   -----------  -----------  -----------  ---------
                           ----------  -----------  -----------       -----   -----------  -----------  -----------  ---------


SHARES
-------------------------
Balance at December 31,
 1995....................
Issuance of Series E
 preferred stock.........
Shares issued to reflect
 anti-dilution
 adjustments.............
Issuance of Series F
 preferred stock.........

Balance of June 30,
 1996....................

                           ADDITIONAL
                             PAID-IN     ACCUMULATED
AMOUNTS                      CAPITAL       DEFICIT        TOTAL
-------------------------  -----------  -------------  -----------
Balance at December 31,
 1995....................  $ 2,855,102   $(2,981,073)  $  (119,922)
Issuance of Series E
 preferred stock.........    4,672,953                   4,673,186
Shares issued to reflect
 anti-dilution
 adjustments.............       (1,177)
Issuance of Series F
 preferred stock and
 warrants in exchange for
 cash and the Strategic
 Distribution Agreement
 net of expenses of
 $150,000................    3,402,951                   3,403,000
Value ascribed to the
 Bridge Warrants.........    1,050,000                   1,050,000
Investment by ART as a
 result of the release of
 escrow shares...........    6,795,514                   6,795,514
Value ascribed to the
 equipment financing
 warrants................      484,937                     484,937
Value ascribed to the
 CommcoCCC warrants......       25,000                      25,000
Accrued stock option
 compensation............      567,212                     567,212
Net loss.................                (15,640,202)  (15,640,202)
                           -----------  -------------  -----------
Balance at June 30,
 1996....................  $19,852,492   $(18,621,275) $ 1,238,725
                           -----------  -------------  -----------
                           -----------  -------------  -----------


    The accompanying notes are an integral part of the financial statements

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
              UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS
 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND FOR THE PERIOD FROM MARCH 28, 1995
                      (DATE OF INCEPTION) TO JUNE 30, 1995



                                                                                      1996             1995
                                                                                 ---------------  ---------------
Cash flows from operating activities:
  Net loss.....................................................................  $   (15,640,202) $      (159,819)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..............................................          272,323
    Non-cash interest expense..................................................          543,485
    Non-cash compensation expenses.............................................        7,362,726
    Non-cash market development expense........................................        1,053,000
    Write off of deferred finance cost.........................................        1,248,000
    Changes in operating assets and liabilities:
      Deposits.................................................................          (50,381)
      Accounts payable and accrued liabilities.................................       (1,053,359)          76,057
      Other current assets.....................................................          (79,615)
                                                                                 ---------------  ---------------
        Net cash used in operating activities..................................       (6,344,023)         (83,762)
                                                                                 ---------------  ---------------
Cash flows from investing activities:
  Additions to property and equipment..........................................       (2,700,586)          (2,178)
  Due from ART.................................................................                          (315,000)
  Additions to license.........................................................                          (175,000)
  Additions to restricted cash.................................................       (1,000,000)
                                                                                 ---------------  ---------------
        Net cash used in investing activities..................................       (3,700,586)        (492,178)
                                                                                 ---------------  ---------------
Cash flows from financing activities:
  Proceeds from issuance of serial preferred stock.............................        2,500,000          603,750
  Preferred stock issuance costs...............................................         (150,000)         (28,750)
  Proceeds from issuance of March Bridge Notes.................................        5,000,000
  Proceeds from issuance of CommcoCCC Notes....................................        1,000,000
  Proceeds from Equipment Notes................................................        2,445,000
  Principal payments on Equipment Notes........................................         (272,814)
  Payments of ART deferred finance costs.......................................         (281,103)
  Proceeds from issuance of common stock.......................................                             1,040
                                                                                 ---------------  ---------------
        Net cash provided by financing activities..............................       10,241,083          576,040
                                                                                 ---------------  ---------------
          Net increase in cash and cash equivalents............................  $       196,474              100
          Cash and cash equivalents, beginning of period.......................          627,585
                                                                                 ---------------  ---------------
          Cash and cash equivalents, end of period.............................  $       824,059  $           100
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
Supplemental cash flow information:
  Non-cash financing and investing activities:
    Additions to property and equipment........................................  $     4,040,806
    Value ascribed to the Ameritech Strategic Distribution Agreement reflected
     as paid-in capital........................................................        1,053,000
    Accrued deferred financing costs...........................................          967,491
    Value ascribed to issuance of warrants.....................................          509,937
    Exchange of Advent Notes and ART Notes for Series E preferred stock, net of
     deferred financing costs..................................................        4,673,186
    Interest paid..............................................................           74,538


    The accompanying notes are an integral part of the financial statements.

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS


1.  THE COMPANY AND BASIS OF PRESENTATION:

THE COMPANY

    Advanced Radio Telecom Corp. ("Telecom"), formerly named Advanced Radio Technology Ltd., was incorporated in Delaware as a subsidiary of Advanced Radio Technologies Corporation ("ART") on March 28, 1995, to develop, market and deliver broadband telecommunication and information services throughout the United States.

BASIS OF PRESENTATION


    The condensed financial statements included herein have been prepared by Telecom. The foregoing statements contain all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary to present fairly the financial position of Telecom as of June 30, 1996 and 1995 and the results of its operations and its cash flows for the six months ended June 30, 1996 and for the period from March 28, 1995 (date of inception) to June 30, 1995.


    Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with Telecom's audited financial statements and notes thereto included elsewhere herein.


    The financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Telecom has limited financial resources, has incurred operating losses since inception and does not expect to generate material operating revenues until the commencement of its commercial services, which is anticipated to occur in fiscal 1996. Telecom estimates that revenues in 1996 will not be sufficient to fund its initial operating expenses and other working capital needs, including consulting, service and purchase commitments. Telecom's funding of its initial operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. Telecom and ART have engaged various investment bankers to assist it in raising financing through a public equity and debt offering. There can be no assurance that Telecom will be successful in its effort to raise additional financing or, if available, that Telecom will be able to obtain it on acceptable terms. These conditions raise substantial doubt about Telecom's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


2.  REORGANIZATION AND PENDING MERGER WITH ART:
    On February 2, 1996, Telecom, ART and their respective shareholders agreed to an amendment and restatement of the Stockholders' Agreement providing for (i) termination effective on the closing of a public share offering; (ii) amendment and restatement of the Certificate of Incorporation and reorganization of the capital structure of Telecom; (iii) the exchange of the Advent Notes and one share of ART Series A Redeemable Preferred Stock for Series E preferred stock of Telecom; (iv) revision of provisions for election of directors; (v) amendment and restatement of Telecom's registration rights agreements; (vi) release of shares escrowed in connection with the original Stockholders' Agreement; and
(vii) approval of a definitive agreement to merge ART and Telecom (the "Reorganization").


    The definitive merger agreement, as entered into on February 2, 1996 and subsequently restated and amended on June 26, 1996 and October 11, 1996, (the "Merger Agreement") provides for the merger of a newly-formed wholly owned subsidiary of ART ("Merger Sub") into Telecom (the "Merger") subject to certain conditions, including the receipt of FCC approval. Upon the Merger, each outstanding share of each series of Telecom's serial preferred stock will be converted into a share of a similar series of ART's Preferred Stock. Upon an initial public offering, all shares of all series of ART's Preferred Stock

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED


2.  REORGANIZATION AND PENDING MERGER WITH ART: CONTINUED:

shall automatically convert into shares of ART's Common Stock. Such shares of preferred stock of Telecom outstanding at October 11, 1996 (920,951) shall convert into 4,353,587 shares of ART's Common Stock. In the Merger each outstanding share of common stock of Telecom will be exchanged for the right to receive an equivalent number of shares of Common Stock of ART. As a result, Telecom will become a wholly owned subsidiary of ART. The Merger Agreement provides that if the Merger is not consummated by May 13, 1997, the shares of Telecom's common stock owned by ART will be surrendered to Telecom for nominal consideration, and the Services Agreement is to be revised to, among other revisions, extend the term to 40 years and provide for a proportionate participation by ART's stockholders in any dividends paid by Telecom or the proceeds from any sale of Telecom. The Merger Agreement also provides for the assignment of Telecom's interests in all of its agreements, including the various services agreements, employment agreements, equipment purchase agreements and purchase option agreements, to ART. Further, upon the Merger, the holders of warrants to purchase an aggregate of 1,040,776 shares of Telecom common stock will be entitled to purchase an equivalent number of shares of ART Common Stock. Employee stock options to purchase 813,342 shares of Telecom's common stock will be replaced by similar stock options to purchase an equal number of shares of ART. The terms of the warrants and stock options are similar except that the exercise price of the warrants and stock options and the number of shares subject thereto, have been adjusted on a proportional basis to reflect the 1 for 2.75 reverse stock split.



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



CONSOLIDATION



    The consolidated financial statements include all majority owned subsidiaries in which Telecom exerts control. During 1996, Telecom incorporated two wholly owned subsidiaries, Advanced Radio Telecom AB and Advanced Radio Telecom Ltd. for its European operations. There have been no operations by these two subsidiaries to date. All intercompany transactions have been eliminated in consolidation.



FINANCING COSTS



    Direct costs associated with obtaining debt and equity financings are deferred and charged to interest expense and charged to additional paid-in capital, respectively. Deferred costs associated with unsuccessful financings are charged to expense. Telecom charged approximately $1,248,000 to expense during 1996 that was associated with its unsuccessful public debt offering.



4.  NET LOSS PER SHARE:


    Net loss per share of $2.37 and $.03 is computed based on the loss for the six months ended June 30, 1996 and for the period from March 28, 1995 (date of inception) to June 30, 1995, respectively, divided by the weighted average number of shares of common stock outstanding of 6,586,958 and 4,727,273, respectively.



5.  AMERITECH FINANCING:


    On February 2, 1996, Telecom sold 48,893 shares of Series F preferred stock for an aggregate purchase price of $2.5 million to Ameritech Development Corporation ("Ameritech"). In addition, Telecom entered into a strategic distribution agreement with Ameritech Corp., the parent of Ameritech, and, as partial consideration, granted warrants to Ameritech to purchase up to 318,959 shares of common stock from Telecom at a nominal price per share, exercisable on February 2, 1996 through

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED



5.  AMERITECH FINANCING: CONTINUED:

February 2, 2006. Telecom has recorded the value of $1,053,000 ascribed to the strategic distribution agreement as market development expense in the first quarter of 1996. Telecom incurred fees of $150,000 in connection with this transaction.


6.  NOTE PAYABLE TO ART:

    In connection with the Reorganization on February 2, 1996, ART, Telecom and Advent entered into an exchange agreement under which the Advent Notes, including accrued interest, and the one share of ART's Series A Redeemable Preferred Stock held by Advent were exchanged for 232,826 shares of Series E preferred stock of Telecom, the notes payable by ART to Advent and by Telecom to ART were canceled, the related interest forgiven, and Telecom became the owner of the one share of ART Series A Redeemable Preferred Stock.


7.  COMMITMENTS:


DCT PRELIMINARY AGREEMENT


    On April 26, 1996, Telecom and ART entered into a preliminary agreement with DCT (the "DCT Preliminary Agreement") to acquire DCT's interest in certain FCC authorizations and licenses in exchange for $3.6 million in cash. The DCT Preliminary Agreement is subject to the completion of a definitive purchase agreement and services agreement. The definitive purchase agreement will supersede and replace all other existing agreements between Telecom, ART, ART's shareholders and DCT. The closing of the transaction is subject to FCC approval.



8.  FINANCINGS:



MARCH BRIDGE FINANCING



    On March 8, 1996, Telecom issued in a private placement $5,000,000 of two year, 10% notes and five year warrants to purchase up to an aggregate of 400,000 shares of common stock at a price of $17.1875 per share (the "Bridge Warrants") to certain holders of serial preferred stock. The Bridge Warrants are exercisable on March 8, 1996 through March 8, 2001. In the event of Telecom's default, Telecom is required to issue additional warrants to purchase additional shares of common stock (the "Default Warrants"). As a result of the delay of its September interest payments Telecom obtained waivers from holders of $4,500,000 of the notes to extend the interest payment terms. One holder of the notes was tendered payment of the September interest payment but has reserved the right to claim Default Warrants to purchase 20,000 common stock at a price of $17.1875 per share. The Company believes that such holder will not be able to successfully maintain its claim.


EQUIPMENT FINANCING


    On April 29, 1996, Telecom completed a $2,445,000 equipment financing for the purchase of wireless transmission equipment. Telecom issued a $2,445,000 promissary note, payable in 24 monthly installments of $92,694 with a final payment of $642,305 due April 29, 1998. In connection with the equipment financing, Telecom issued five year warrants to purchase up to an aggregate of 118,182 shares of common stock of Telecom. Telecom paid $225,000 in fees to stockholders of Telecom to partially guarantee the equipment financing. In addition, Telecom was required to invest $1,000,000 in a certificate of deposit assigned to the lender as collateral. The $1,000,000 is reflected as restricted cash.

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED



8.  FINANCINGS: CONTINUED:


SEPTEMBER BRIDGE FINANCING



    Subsequent to June 30, 1996, ART and Telecom issued in a private placement $4,000,000 in notes due March 1998 with interest at 14.75%, payable quarterly, and warrants to purchase 116,364 shares of Common Stock of ART at a price of $17.1875 per share. In the event of non-payment or default, ART would be required to issue additional warrants to purchase shares of ART Common Stock at a price ranging from $8.25 to $17.1875 per share.



CIBC FINANCING



    During October 1996, ART and Telecom entered into a commitment letter which provides that upon consummation of an initial public offering (the "IPO") ART may draw down $50.0 million of 12.5% Senior Secured Notes, due in two years. The interest rate on the Senior Secured Notes increases by 0.50% three months after the closing of the IPO and by an additional 0.50% for each three-month period thereafter.



    The Senior Secured Notes are collateralized by a first priority security interest in substantially all the assets of the Company, including a pledge of the Company's stock in its subsidiaries. The Senior Secured Notes contain covenants that restrict the ability of the Company to pay dividends and make other restricted payments, to incur additional debt, guarantees and liens, to sell its assets, to enter into mergers and consolidations, to conduct sale and lease back transactions and to enter into affiliate transactions, among other restrictions.



    Subject to completion of the IPO, the Company has agreed to deliver warrants to purchase 1.5% of the fully diluted Common Stock of the Company (after giving effect to the IPO and the CommcoCCC Acquisition) at a nominal exercise price and additional warrants to purchase 1.5% of the fully diluted Common Stock upon the first draw down of the Senior Secured Notes. If the Senior Secured Notes are outstanding six months after the IPO, the Company shall issue to the lenders additional warrants to purchase 3% of the fully diluted Common Stock, and if the Senior Secured Notes are outstanding after such initial six month period, the Company will issue to the lenders additional warrants until the repayment date of the Senior Secured Notes on the basis of 3% of the fully diluted Common Stock for every six month period.



    The total number of warrants issued under the CIBC Financing is also subject to adjustment based on the actual price per share in the IPO. For every $2.75 that the price is below $16.50 per share, the warrants will increase by 0.5% and every $2.75 that the price is above $16.50 per share, the warrants will decrease by 0.5%, subject to certain limitations.



    In connection with the CIBC Financing, ART will pay a placement fee and commitment fee equal to 5% and 2%, respectively, of the principal amount of the Senior Secured Notes.



9.  ESCROW SHARES:

    Pursuant to the February 2, 1996 Reorganization, the terms of the Escrow Shares arrangement were terminated and all of the remaining Escrow Shares were released to the stockholders of ART. The related compensation expense of $6,795,514, based upon the then estimated fair value of the Escrow Shares was recognized, the offset of which was accounted for as an investment in Telecom by ART.


10. COMMCOCCC ASSET ACQUISITION


    During July 1996, ART entered into an agreement with CommcoCCC, Inc. ("CommcoCCC") to acquire CommcoCCC's interests in certain 38 GHz FCC authorizations (the "CommcoCCC Assets") in exchange for 6.0 million shares of ART Common Stock. The acquisition of the CommcoCCC Assets is

                 ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
      NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS, CONTINUED



10. COMMCOCCC ASSET ACQUISITION CONTINUED:

subject to various conditions including (i) minimum population coverage of the authorizations of ART and CommcoCCC, (ii) receipt of final FCC and other approvals, (iii) receipt by CommcoCCC of an opinion as to the tax-free nature of the transaction (iv) the accuracy of representations and warranties except for breaches that do not have in the aggregate a material adverse effect, (v) pending or threatened material litigation, (vi) consummation of public equity and debt offerings on terms reasonably satisfactory to CommcoCCC and (vii) other customary closing conditions. Pending the completion of the acquisition, ART has agreed to construct, manage and operate the CommcoCCC Assets.


    ART has given a stockholder ("Commco LLC") of CommcoCCC an option (the "Option") to purchase FCC authorizations in specified market areas in which ART will have more than one authorization. The Option is exercisable only in the event that the CommcoCCC Acquisition is consummated and Commco LLC receives authorizations pursuant to pending applications covering a minimum specified population and expires nine months after the consummation of the Common Stock Offering. The price of authorizations to be purchased under the Option is based upon a formula that considers the market price of ART Common Stock on the date of exercise.



    In connection with the agreement to acquire the CommcoCCC Assets, certain stockholders of CommcoCCC loaned ART and Telecom $3,000,000 in cash in exchange for notes due September 30, 1996 (the "CommcoCCC Notes") with interest at the prime rate and received three year warrants to purchase 18,182 shares of ART Common Stock at a price of $17.1875 per share, as adjusted. The CommcoCCC Notes are collateralized by all of the assets of ART and, if not paid in full when due, the unpaid balance is convertible into ART Common Stock, at the option of each holder, at stipulated per share prices based upon the timing of exercise. As a result of a delay in the September 30, 1996 interest payment ART and Telecom have obtained waivers from the lenders to extend the due date on the CommcoCCC Notes to the effective date of an initial public offering of ART's Common Stock or December 31, 1996. In exchange, ART and Telecom agreed to increase the interest rate to 14.75% and issue warrants to purchase an additional 69,090 shares of ART Common Stock at a price of $17.1875 per share.

                              [INSIDE BACK COVER]

                     [MAP OF U.S. DISPLAYING ADVANCED RADIO
                     TELECOM CORP.'S 38 GHz SERVICE AREAS.]

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------


    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................          11
The Company....................................          24
Use of Proceeds................................          25
Dividend Policy................................          25
Capitalization.................................          26
Dilution.......................................          28
Selected Historical and Pro Forma Financial
 Data..........................................          30
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          33
Business.......................................          40
Management.....................................          67
Principal Stockholders.........................          78
Certain Transactions...........................          81
Description of Capital Stock...................          87
Shares Eligible for Future Sale................          89
Description of Certain Indebtedness............          91
Underwriting...................................          93
Legal Matters..................................          94
Experts........................................          94
Available Information..........................          95
Special Note...................................          95
Glossary.......................................          96
Index to Financial Statements..................         F-1


                              -------------------


    UNTIL             , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                2,750,000 SHARES



                                     [LOGO]

                                 ADVANCED RADIO
                                 TELECOM CORP.


                                  COMMON STOCK

                             ---------------------


                              P R O S P E C T U S


                             ---------------------


                              MERRILL LYNCH & CO.
                            DEUTSCHE MORGAN GRENFELL


                                           , 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, not including the Representative's non-accountable expense allowance. Except for the SEC registration fee, the NASD filing fee and the Nasdaq listing fee, all of the amounts in the table below are estimated.


Securities and Exchange Commission registration fee................  $   19,628
NASD filing fee....................................................       5,718
Nasdaq listing fee.................................................      50,000
Accounting fees and expenses.......................................     568,600
Printing...........................................................     650,000
Blue Sky fees and expenses (including counsel fees)................      20,000
Legal fees and expenses............................................     620,000
Transfer Agent and Registrar fees and expenses.....................       2,500
Miscellaneous expenses.............................................      37,603
                                                                     ----------
TOTAL (estimated)..................................................  $1,974,049
                                                                     ----------
                                                                     ----------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party be reason of such position. If such person shall have acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Reference is made to Article Ninth of the Certificate of Incorporation of the Registrant, Section 6.4 of the By-laws and each of the Indemnification Agreements filed as Exhibits 10-5, 10-6, 10-7 and 10-8, respectively, to this Registration Statement for information regarding indemnification of directors and officers under certain circumstances.

    The Registrant has agreed to indemnify the Underwriters and their controlling persons, and the Underwriters have agreed to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). Reference is made to the Underwriting Agreement filed as part of Exhibit 1-1 hereto.

    For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the Act, see Item 17 hereof.

    The Registrant's Certificate of Incorporation provides that every director, officer or agent of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    TELECOM CLASS A AND B COMMON STOCK PRIVATE PLACEMENT


    In April 1995, the Company and Landover Holdings Corporation ("LHC") subscribed 340,000 shares of Telecom Class A common stock and 640,000 shares of Telecom Class B common stock, respectively, for $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization, currently are equivalent upon conversion prior to the Offering to 3,641,111 shares and 2,650,414 shares, respectively, of Common Stock. In addition, Hedgerow Corporation of Maine ("Hedgerow") and Toro Financial Corp. ("Toro") subscribed 15,000 shares and 5,000 shares, respectively, of Telecom Class A common stock at the price of $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization currently are equivalent upon conversion prior to the Offering to 160,637 shares and 53,546 shares of the Common Stock, respectively. The securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Act. The recipients made certain representations as to the nature of their investments and had adequacy of access to information about the Registrant.


    PREFERRED STOCK PRIVATE PLACEMENTS

    Between May 8, 1995 and November 13, 1995, the LHC Stock was diluted by purchases of series of Telecom preferred stock by E2-2, E2, E1 Holdings L.P. ("E1") and E2-3 Holdings, L.P. ("E2-3" and collectively with E1, E2 and E2-2, the "Landover Partnerships"), each a limited partnership whose general partner is controlled by LHC, in separate private placements. E2-2, which committed to purchase up to $3,500,000 of Telecom preferred stock matching other investors under the LHC Purchase Agreement, purchased 405,880 shares of Telecom Series A preferred stock (which converts into 1,918,705 shares of Common Stock upon completion of this offering) for an aggregate of $946,600, and LHC purchased 35,873 shares of such Telecom Series A preferred stock from E2-2 for $1,050,000 pursuant to an option. E2 purchased an aggregate of 105,823 shares of Telecom Series B preferred stock (which converts into 500,254 shares of Common Stock upon completion of this offering) for an aggregate of $842,400. E1 purchased 13,797 shares of Telecom Series A preferred stock (which converts into 65,222 shares of Common Stock upon completion of this offering) for an aggregate of $60,000 and 8,856 shares of Telecom Series B preferred stock (which converts into 41,865 shares of Common Stock upon completion of this offering) for an aggregate of $38,300. E2-3 purchased an aggregate of 7,363 shares of Telecom Series C preferred stock (which converts into 34,807 shares of Common Stock upon completion of this offering) for an aggregate of $112,700. All of the Landover Partnerships will liquidate upon completion of this offering. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.



    On November 9, 1995, Telecom sold 61,640 shares of Telecom Series D preferred stock (which convert into 291,390 shares of Common Stock upon completion of this offering) for $2,000,000 in a private placement. Telecom simultaneously redeemed 293,791 shares of Telecom common stock from LHC for $2,000,000. In connection with the February 1996 Reorganization described below, LHC granted to the holders of Telecom Series D preferred stock a contingent option to purchase 145,685 shares of Telecom common stock at a nominal price (the "Series D/LHC Option"), which option expires upon completion of this offering.



    On November 13, 1995, Global Private Equity II, L.P., Advent Partners Limited Partnership and Advent International Investors II L.P. each a limited partnership controlled by Advent International Corporation, (collectively, "Advent") purchased for an aggregate of $5,000,000, (i) one share of ART's Series A Redeemable Preferred Stock for a purchase price of $50,000 and (ii) the Company's 10% Secured Convertible Demand Promissory Notes in the aggregate principal amount of $4,950,000. In connection with the February 1996 Reorganization, Advent exchanged such Preferred Stock and Note for 232,826 shares of Telecom Series E preferred stock (which converts into 1,100,632 shares of Common Stock upon completion of this Offering), $0.001 par value per share. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Advent made certain representations as to the nature of its investment and had adequate access to information about the Registrant.



    On February 2, 1996, Ameritech Development Corp. ("Ameritech") purchased for an aggregate of $2,500,000 48,893 shares of Telecom Series F preferred stock, par value $0.001 per share, (the "Ameritech Financing") convertible into 231,131 shares of Common Stock upon completion of this offering. In addition, Telecom entered into the Ameritech Strategic Distribution Agreement and in connection therewith granted to Ameritech a ten-year warrant to purchase 318,959 shares of Telecom common stock exercisable at a nominal price per share (the "Ameritech Warrant"). The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Ameritech made certain representations as to the nature of its investment and had adequate access to information about the Registrant.



    MARCH BRIDGE NOTES



    On March 8, 1996, Telecom issued in a private placement $5,000,000 principal amount of two year, 10% unsecured notes (the "March Bridge Notes") and five-year warrants to purchase up to an aggregate of 400,000 shares of Telecom common stock at a price of $17.1875 per share (the "March Bridge Warrants") to investors including: (i) affiliates of J.C. Demetree, Jr. and Mark Demetree, directors of the Company; (ii) the Advent Partnerships; and (iii) Ameritech, who invested $700,000, $725,000 and $750,000 in the March Bridge Notes and March Bridge Warrants, respectively.

    EQUIPMENT FINANCING

    On April 1, 1996, CRA, Inc. ("CRA") entered into a secured equipment financing with Telecom (the "Equipment Financing") for the purchase from P-Com of 38 GHz radio equipment. To evidence its obligations and the Equipment Financing, Telecom issued in favor of CRA a $2,445,000 promissory note, payable in 24 monthly installments of $92,694 with a final payment equal to $642,305 due April 1, 1998. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    COMMCOCCC ACQUISITION


    On July 3, 1996, the Company entered into the CommcoCCC Agreement to acquire 129 38 GHz wireless broadband authorizations from CommcoCCC, Inc. in exchange for 6,000,000 shares of Common Stock. The stockholders of CommcoCCC simultaneously loaned $3.0 million on a secured, subordinated basis bearing interest at the prime rate and payable on September 30, 1996 and issued three-year warrants to acquire 18,182 shares of Common Stock at $24.75 per share. In connection with an October 1996 amendment to the CommcoCCC Agreement, the Company modified the terms of such warrants, reduced the exercise price of such warrants to $17.1875 per share and increased the number of shares issuable upon exercise to 87,272 shares. The securities to be issued in the foregoing transaction will be offered and sold in reliance on a exemption from registration under Regulation D promulgated under the Act.



    SEPTEMBER BRIDGE FINANCING



    In August 1996, the Company received commitments for $3.0 million of 14.75% unsecured notes due March 1998 (the "September Bridge Notes"). The September Bridge Notes were funded from August 30, 1996 to October 1996. In October 1996, the Company received an additional $1.0 millon of proceeds therefrom. The Company also issued five-year warrants to purchase up to an aggregate of 116,364 shares of Common Stock at a price of $17.1875 per share (the "September Bridge Warrants") to private investors including the Advent Partnerships, Ameritech, LHC and affiliates of J.C. Demetree, Jr. and Mark C. Demetree. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.



    CIBC FINANCING



    The Company has entered into commitment letters (subject to definitive documentation) with certain investors (the "Noteholders") which provide for the issuance of $50,000,000 of the Company's $12.5% Senior Secured Notes due 1998 (the "Senior Secured Notes") at any time, at the Company's option, during the period commencing upon consummation of the Offering until 90 days thereafter (the "CIBC Financing"). The interest rate on the Senior Secured Notes will increase by 0.5% for each three-month period after the consummation of the Offering until such time as the Senior Secured Notes have been repaid. The Company will issue ten-year warrants at a nominal exercise price to the Noteholders upon each of the following events: (i) the consummation of the Offering, (ii) the issuance of the Senior Secured Notes and (iii) if the Senior Secured Notes continue to be outstanding six months after the date of the consummation of the Offering and, at various times thereafter. The Senior Secured Notes must be repaid with the proceeds of any future debt and equity financings. The securities issued in the foregoing transaction were offered and sold in reliance on a exemption from registration under the Act.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following exhibits were delivered with this Registration Statement, or will be delivered by amendment, for filing:


      1-1  Underwriting Agreement.*
      2-1  (a) Amended and Restated Certificate of Incorporation and Bylaws of
            Registrant.**
           (b) Amendment to Amended and Restated Certificate of Incorporation.**

           (c) Second Amended and Restated Certificate of Incorporation (to be effective prior to the consummation of the Offering) and Restated and Amended Bylaws
            (effective on the date of the Prospectus) of Registrant.
      4-1  Specimen of Common Stock Certificate.(3)
      4-2  Omitted
      4-3  Form of Lock-Up Agreement.
      4-4  Omitted
      5-1  Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the Registrant's Common Stock.
      9-1  (a) Voting Trust Agreement.
           (b) Form of Trustee Indemnification Agreement.**
           (c) Voting Agreement.
           (d) Confidentiality Agreement.
     10-1  Employment and Consulting Agreements.
           (a) Vernon L. Fotheringham, dated December 16, 1995.**
           (b) Steven D. Comrie, dated February 2, 1996.**
           (c) W. Theodore Pierson, Jr., dated May 8, 1995 and effective January 1, 1995.**
           (d) I. Don Brown, dated February 16, 1996.**
           (e) Charles Menatti, dated March 8, 1996.**
           (f) James D. Miller, dated February 1, 1996.**
           (g) Thomas A. Grina, dated April 26, 1996.(1)
     10-2  (a) Second Amended and Restated Certificate of Incorporation and By-laws of
            Telecom (filed as Exhibit 2-1 to the Registration Statement on Form S-1 of the
            Company dated May 2, 1996).**
           (b) Certificate of Incorporation of ART Merger Corporation (to become the
            Certificate of Incorporation of Telecom upon the completion of the Merger).**
     10-3  Form of Director Indemnification Agreement.**
     10-4  (a) Registrant's Equity Incentive Plan, as amended.**
           (b) Form of Stock Option Agreement.**
     10-5  (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.**
           (b) Form of Non-Employee Directors Stock Option Agreement.**
     10-6  Stock Option Agreements.
           (a) Comrie Non-Qualified Stock Option Agreement.**
           (b) Comrie Incentive Stock Option Agreement.**
     10-7  Management Consulting Agreement with Landover Holdings Corporation, dated
            November 13, 1995.**
     10-8  (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended
               Communications, Inc.**
           (b) Put/Call Agreement dated October 1, 1994, with Extended Communications,
               Inc.**
           (c) Services Agreement dated October 1, 1994, with Extended Communications,
               Inc.**
           (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1,
            1994, with Extended Communications, Inc.**
           (e) Asset Purchase Agreement dated June 24, 1996 with Extended Communications,
               Inc.**
           (f) Management Agreement dated June 1, 1996 with ART West Partnership.**
     10-9  (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.**
           (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.**
           (c) Term Sheet dated April 26, 1996 with DCT.**
           (d) Purchase Agreement with DCT dated July 1, 1996.
           (e) Amendment to Services Agreement dated June 1996 with DCT.**

    10-10  (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications
               Corporation.**
           (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note.**
           (c) Maintenance Agreement dated November 14, 1995 with EMI Communications
               Corporation.**
           (d) Agreement dated November 14, 1995 with EMI Communications Corporations.**
    10-11  38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.+**
    10-12  (a) Agreement dated May 25, 1995 with Telecom One.++
           (b) Services Agreement dated April 24, 1996 with Telecom One.**
           (c) Asset Purchase Agreement and Management Agreement with Telecom One dated
            June 27, 1996.**
    10-13  Agreement dated April 25, 1996 with GTE.**
    10-14  Software License Agreement dated March 29, 1996 with GTE.**
    10-15  Agreement dated July 12, 1995 with Southeast Research Partners, Inc.**
    10-16  Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II
            Limited Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F.
            Thomas Tuttle.**
    10-17  Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W.
            Theodore Pierson, Jr., High Sky Limited Partnership, High Sky II Limited
            Partnership, and Extended Communications, Inc.**
    10-18  (a) Purchase Agreement dated April 21, 1995 with Landover Holdings
               Corporation.**
           (b) Letter Agreement dated May 8, 1995 with the Demetrees, Telecom and Landover
               Holdings Corporation.**
           (c) Letter Agreement dated November 13, 1995 with Telecom, E2-2 Holdings, L.P.
            and the Demetrees.**
    10-19  Restated and Amended Stockholders' Agreement dated February 2, 1996 with Telecom and the stockholders of each of Telecom and the Company.**
    10-20  Second Restated and Amended Registration Rights Agreement dated July 3, 1996 with Telecom and the stockholders of each of Telecom and the Company.**
    10-21  Services Agreement dated May 8, 1995 with Telecom.**
    10-22  Option Agreement dated February 2, 1996 with Telecom.**
    10-23  (a) Securities Purchase Agreement dated November 13, 1995 with Telecom, Vernon
               Fotheringham, W. Theodore Pierson, Jr., the stockholders of Telecom named therein and the Advent Partnerships.**
           (b) Exchange Agreement dated February 2, 1996 with Telecom and the Advent
               Partnerships.**
    10-24  (a) Securities Purchase Agreement dated February 2, 1996 with Telecom and
               Ameritech Development Corporation ("Ameritech"), including letter of intent.**
           (b) Warrant issued on February 2, 1996 to Ameritech.**
           (c) Put/Call Agreement dated February 2, 1996 with Ameritech.**
    10-25  Strategic Distribution Agreement dated April 29, 1996 with Ameritech.**
    10-26  Second Restated and Amended Merger Agreement and Plan of Reorganization dated
            October 11, 1996 between the Company, Merger Sub and Telecom.
    10-27  (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA").**
           (b) Security Agreement with CRA (including UCC-1 Financing Statement).**
           (c) Indemnity Agreement.**
           (d) Form of Indemnity Warrant.**
    10-28  Omitted.
    10-29  (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon
               Division ("Harris") (confidential treatment requested for certain terms).(1)
           (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms).(1)

    10-30  Form of Subscription Agreement dated March 8, 1996, including Forms of Bridge
            Note and Bridge Warrant.**
    10-31  (a) Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 with CommcoCCC, Inc.**
           (b) Form of Note issued to Commco, L.L.C.**
           (c) Form of Note issued to Columbia Capital Corporation.**
           (d) Form of Warrant issued to Commco, L.L.C.**
           (e) Form of Warrant issued to Columbia Capital Corporation.**
           (f) Option Agreement dated July 3, 1996 with Commco, L.L.C.**
           (g) Security Agreement dated June 27, 1996 with Columbia Capital Corporation.**
           (h) Form of Noncompetition Agreement with CommcoCCC.**
           (i) CommcoCCC Management Agreement dated July 3, 1996.**
           (j) Right of First Offer Agreement dated July 3, 1996.**
           (k) Engagement Letter with Montgomery Securities dated May 23, 1996.**
           (l) Agreement to Lease between COMMCO, L.L.C. and Advanced Radio Technologies
            Corporation.**
           (m) Extension Agreement.
           (n) Amendment No. 1 to Asset Acquisition Agreement and Plan of Reorganization.
    10-32  Letter of Intent dated April 29, 1996 with Helioss Communications Inc.**
    10-33  Letter of Intent dated March 26, 1996 with Advantage Telecom, Inc.**
    10-34  (a) Consulting Agreement dated March 1, 1996 with Trond Johannesen.**
           (b) Shareholders Agreement.
           (c) License and Support Agreement, dated September 30, 1996 (United Kingdom).
           (d) License and Support Agreement, dated September 30, 1996 (Sweden).
    10-35  Form of Subscription Agreement dated September 1996, including Forms of
            September Bridge Note and September Bridge Warrant.
    10-36  Memorandum of Terms with Advantage Telecom, Inc.
    10-37  Installation Services Agreement dated October 2, 1996 with Teleport
            Communications Group, Inc.
    10-38  (a) Commitment Letter.
           (b) Note Purchase Agreement with CIBC.*
           (c) Form of Senior Secured Notes.*
           (d) Form of CIBC Warrants.*
    10-39  Master Service Agreements.
           (a) Microwave Partners, d/b/a Astrolink Communications Inc., dated October 3,
            1996.
           (b) American PCS, L.P., dated July 29, 1996.
           (c) Message Center Management, Inc., dated September 19, 1996.
           (d) NEXTLINK Communications, LLC, dated October 13, 1996.
           (e) GST Telecom, Inc., dated October 11, 1996.
           (f) CAIS, Inc., dated October 1996.
           (g) DIGEX, Inc., dated October 1996.
    10-40  MFS Communications Company, Inc. Agreements.
       11  Computation of Pro Forma Net Loss Per Share of Common Stock.**
       12  Computation of Ratio of Earnings to Fixed Charges.(1)
       21  Subsidiaries of the Registrant.**
    23(a)  Consent of the Registrant's Independent Accountants.
    23(b)  Consent of the Registrant's Counsel (Included in Exhibit 5-1).**
       25  Omitted


------------------------
 * To be filed by amendment.
** Previously filed.

 + Confidential treatment requested for the deleted portions of this document. ++ Withdrawn pursuant to Rule 477 of the Securities Act of 1933, as amended.
(1) Filed with the Registration Statement on Form S-1 of the Company dated May 15, 1996 (SEC Reg. No. 333-03735) ("Unit Registration Statement").
(2) Filed with Amendment No. 1 to Unit Registration Statement dated July 3,
    1996.
(3) Filed with Amendment No. 2 to Unit Registration Statement.
(4) Filed with Amendment No. 4 to Unit Registration Statement.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on October 15, 1996.


                                          Advanced Radio Technologies
                                          Corporation


                                          By:          /s/ THOMAS GRINA


                                             -----------------------------------
                                                       Thomas A. Grina
                                              EXECUTIVE VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER


                      SIGNATURES                                       TITLE                         DATE
------------------------------------------------------  -----------------------------------  --------------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive Officer      October 15, 1996
                Vernon L. Fotheringham                   and Director

                                     *
     -------------------------------------------        President, Chief Operating Officer     October 15, 1996
                   Steven D. Comrie                      and Director

                       /s/ THOMAS A. GRINA
     -------------------------------------------        Executive Vice President and Chief     October 15, 1996
                   Thomas A. Grina                       Financial Officer

                                     *
     -------------------------------------------        Director                               October 15, 1996
                    J.C. Demetree

                                     *
     -------------------------------------------        Director                               October 15, 1996
                   Mark C. Demetree

                                     *
     -------------------------------------------        Director                               October 15, 1996
                   Matthew C. Gove

                                     *
     -------------------------------------------        Director                               October 15, 1996
                   Andrew I. Fillat

                                     *
     -------------------------------------------        Director                               October 15, 1996
                Laurence S. Zimmerman



*By:                             /s/ THOMAS A. GRINA

    ------------------------------------------
                                  Thomas A. Grina
                                  ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Vernon L. Fotheringham and Thomas A. Grina, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, including one or more registration statements that may be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done in virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURES                                         TITLE                         DATE
------------------------------------------------------  ---------------------------------------  ----------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive Officer and       July 26, 1996
                Vernon L. Fotheringham                   Director

                      /s/ STEVEN D. COMRIE
     -------------------------------------------        President, Chief Operating Officer and      July 26, 1996
                   Steven D. Comrie                      Director

                  /s/ LAURENCE S. ZIMMERMAN
     -------------------------------------------        Director                                    July 26, 1996
                Laurence S. Zimmerman

                     /s/ J. C. DEMETREE, JR.
     -------------------------------------------        Director                                    July 26, 1996
                 J. C. Demetree, Jr.

                      /s/ MARK C. DEMETREE
     -------------------------------------------        Director                                    July 26, 1996
                   Mark C. Demetree

                       /s/ MATTHEW C. GOVE
     -------------------------------------------        Director                                    July 26, 1996
                   Matthew C. Gove

                      /s/ ANDREW I. FILLAT
     -------------------------------------------        Director                                    July 26, 1996
                   Andrew I. Fillat

                               INDEX TO EXHIBITS


EXHIBITS                                          DESCRIPTION                                           PAGE
----------  ----------------------------------------------------------------------------------------  ---------
       1-1  Underwriting Agreement.*
       2-1  (a) Amended and Restated Certificate of Incorporation and Bylaws of Registrant.**
            (b) Amendment to Amended and Restated Certificate of Incorporation.**
            (c) Second Amended and Restated Certificate of Incorporation (to be effective prior to the consummation of the Offering) and Restated and Amended Bylaws (effective on the date of the Prospectus) of Registrant.
       4-1  Specimen of Common Stock Certificate.(3)
       4-2  (a) Indenture.(3)
            (b) Specimen of Senior Discount Note. (See Exhibit 4-2(a)).(3)
       4-3  Form of Lock-Up Agreement.
       4-4  Omitted.
       5-1  Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the Registrant's Common Stock.**
       9-1  (a) Voting Trust Agreement.**
            (b) Form of Trustee Indemnification Agreement.**
            (c) Voting Agreement.*
            (d) Confidentiality Agreement.*
      10-1  Employment and Consulting Agreements.
            (a) Vernon L. Fotheringham, dated December 16, 1995.**
            (b) Steven D. Comrie, dated February 2, 1996.**
            (c) W. Theodore Pierson, Jr., dated May 8, 1995 and effective January 1, 1995.**
            (d) I. Don Brown, dated February 16, 1996.**
            (e) Charles Menatti, dated March 8, 1996.**
            (f) James D. Miller, dated February 1, 1996.**
            (g) Thomas A. Grina, dated April 26, 1996.(1)
      10-2  (a) Second Amended and Restated Certificate of Incorporation and By-laws of Telecom
             (filed as Exhibit 2-1 to the Registration Statement on Form S-1 of the Company dated
             May 2, 1996).**
            (b) Certificate of Incorporation of ART Merger Corporation (to become the Certificate of
             Incorporation of Telecom upon the completion of the Merger).**
      10-3  Form of Director Indemnification Agreement.**
      10-4  (a) Registrant's Equity Incentive Plan, as amended.**
            (b) Form of Stock Option Agreement.**
      10-5  (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.**
            (b) Form of Non-Employee Directors Stock Option Agreement.**
      10-6  Stock Option Agreements.
            (a) Comrie Non-Qualified Stock Option Agreement.**
            (b) Comrie Incentive Stock Option Agreement.**
      10-7  Management Consulting Agreement with Landover Holdings Corporation, dated November 13,
             1995.**
      10-8  (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended Communications,
                Inc.**
            (b) Put/Call Agreement dated October 1, 1994, with Extended Communications, Inc.**
            (c) Services Agreement dated October 1, 1994, with Extended Communications, Inc.**
            (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1, 1994, with
                Extended Communications, Inc.**

EXHIBITS                                          DESCRIPTION                                           PAGE
----------  ----------------------------------------------------------------------------------------  ---------
            (e) Asset Purchase Agreement dated June 24, 1996 with Extended Communications, Inc.**
            (f) Management Agreement dated June 1, 1996 with ART West Partnership.**
      10-9  (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.**
            (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.**
            (c) Term Sheet dated April 26, 1996 with DCT.**
            (d) Purchase Agreement with DCT dated July 1, 1996.
            (e) Amendment to Services Agreement dated June 1996 with DCT.**
     10-10  (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications Corporation.**
            (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note.**
            (c) Maintenance Agreement dated November 14, 1995 with EMI Communications Corporation.**
            (d) Agreement dated November 14, 1995 with EMI Communications Corporations.**
     10-11  38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.+
     10-12  (a) Agreement dated May 25, 1995 with Telecom One.++
            (b) Services Agreement dated April 24, 1996 with Telecom One.**
            (c) Asset Purchase Agreement and Management Agreement with Telecom One dated June 27,
             1996.**
     10-13  Agreement dated April 25, 1996 with GTE.**
     10-14  Software License Agreement dated March 29, 1996 with GTE.**
     10-15  Agreement dated July 12, 1995 with Southeast Research Partners, Inc.**
     10-16  Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II Limited
             Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F. Thomas Tuttle.**
     10-17  Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W. Theodore
             Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership, and
             Extended Communications, Inc.**
     10-18  (a) Purchase Agreement dated April 21, 1995 with Landover Holdings Corporation.**
            (b) Letter Agreement dated May 8, 1995 with the Demetrees, Telecom and Landover Holdings
                Corporation.**
            (c) Letter Agreement dated November 13, 1995 with Telecom, E2-2 Holdings, L.P. and the
                Demetrees.**
     10-19  Restated and Amended Stockholders' Agreement dated February 2, 1996 with Telecom and the stockholders of each of Telecom and the Company.**
     10-20  Second Restated and Amended Registration Rights Agreement dated July 3, 1996 with
             Telecom and the stockholders of each of Telecom and the Company.**
     10-21  Services Agreement dated May 8, 1995 with Telecom.**
     10-22  Option Agreement dated February 2, 1996 with Telecom.**
     10-23  (a) Securities Purchase Agreement dated November 13, 1995 with Telecom, Vernon
                Fotheringham, W. Theodore Pierson, Jr., the stockholders of Telecom named therein and the Advent Partnerships.**
            (b) Exchange Agreement dated February 2, 1996 with Telecom and the Advent
                Partnerships.**
     10-24  (a) Securities Purchase Agreement dated February 2, 1996 with Telecom and Ameritech
                Development Corporation ("Ameritech"), including letter of intent.**
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EXHIBITS                                          DESCRIPTION                                           PAGE
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            (b) Warrant issued on February 2, 1996 to Ameritech.**
            (c) Put/Call Agreement dated February 2, 1996 with Ameritech.**
     10-25  Strategic Distribution Agreement dated April 29, 1996 with Ameritech.**
     10-26  Second Restated and Amended Merger Agreement and Plan of Reorganization dated October
             11, 1996 between the Company, Merger Sub and Telecom.
     10-27  (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA").**
            (b) Security Agreement with CRA (including UCC-1 Financing Statement).**
            (c) Indemnity Agreement.**
            (d) Form of Indemnity Warrant.**
     10-28  Memorandum of Terms of Development and Procurement Agreement with American Wireless with
             Extension Agreement dated April 25, 1996.**
     10-29  (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon Division
                ("Harris") (confidential treatment requested for certain terms).(1)
            (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms).(1)
     10-30  Form of Subscription Agreement dated March 8, 1996, including Forms of Bridge Note and
             Bridge Warrant.**
     10-31  (a) Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 with
             CommcoCCC, Inc.**
            (b) Form of Note issued to Commco, L.L.C.**
            (c) Form of Note issued to Columbia Capital Corporation.**
            (d) Form of Warrant issued to Commco, L.L.C.**
            (e) Form of Warrant issued to Columbia Capital Corporation.**
            (f) Option Agreement dated July 3, 1996 with Commco, L.L.C.**
            (g) Security Agreement dated June 27, 1996 with Columbia Capital Corporation.**
            (h) Form of Noncompetition Agreement with CommcoCCC.**
            (i) CommcoCCC Management Agreement dated July 3, 1996.**
            (j) Right of First Offer Agreement dated July 3, 1996.**
            (k) Engagement Letter with Montgomery Securities dated May 23, 1996.**
            (l) Agreement to Lease Between COMMCO, L.L.C. and Advanced Radio Technologies
             Corporation.**
            (m) Extension Agreement.
            (n) Amendment No. 1 to Asset Acquisition Agreement and Plan of Reorganization.
     10-32  Letter of Intent dated April 29, 1996 with Helioss Communications Inc.**
     10-33  Letter of Intent dated March 26, 1996 with Advantage Telecom, Inc.**
     10-34  (a) Consulting Agreement dated March 1, 1996 with Trond Johannesen.**
            (b) Shareholders Agreement.
            (c) License and Support Agreement, dated September 30, 1996.
            (d) License and Support Agreement, dated September 30, 1996 (Sweden).
     10-35  Form of Subscription Agreement dated September 1996, including Forms of Bridge Note and
             Bridge Warrant.
     10-36  Memorandum of Terms with Advantage Telecom, Inc.
     10-37  Installation Services Agreement dated October 2, 1996 with Teleport Communications
             Group, Inc.
     10-38  (a) Commitment Letter.
            (b) Note Purchase Agreement with CIBC.*
            (c) Form of Senior Secured Notes.*
            (d) Form of CIBC Warrants.*
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EXHIBITS                                          DESCRIPTION                                           PAGE
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     10-39  Master Service Agreements
            (a) Microwave Partners, d/b/a Astrolink Communications Inc., dated October 3, 1996.
            (b) American PCS, L.P., dated July 29, 1996.
            (c) Message Center Management, Inc., dated September 19, 1996.
            (d) NEXTLINK Communications, LLC, dated October 13, 1996.
            (e) GST Telecom, Inc., dated October 11, 1996.
            (f) CAIS, Inc., dated October 1996.
            (g) DIGEX, Inc., dated October 1996.
     10-40  MFS Communications Company, Inc. Agreements.
        11  Computation of Pro Forma Net Loss Per Share of Common Stock.**
        12  Computation of Ratio of Earnings to Fixed Charges.(1)
        21  Subsidiaries of the Registrant.**
     23(a)  Consent of the Registrant's Independent Accountants.
     23(b)  Consent of the Registrant's Counsel (Included in Exhibit 5-1).**
        25  Omitted
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 * To be filed by amendment.

** Previously filed.
 + Confidential treatment requested for the deleted portions of this document.
++ Withdrawn pursuant Rule 477 of the Securities Act of 1933, as amended.
(1) Filed with the Registration Statement on Form S-1 of the Company dated May
    15, 1996 (SEC Reg. No. 333-03735) ("Unit Registration Statement").
(2) Filed with Amendment No. 1 to Unit Registration Statement.
(3) Filed with Amendment No. 2 to Unit Registration Statement.
(4) Filed with Amendment No. 4 to Unit Registration Statement.